                                                          Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------

                      ILLINOIS POWER SPECIAL PURPOSE TRUST
                             (Issuer of Securities)

             ILLINOIS POWER SECURITIZATION LIMITED LIABILITY COMPANY
     (Exact name of Registrant as Specified in Its Certificate of Formation)


               DELAWARE                              37-1376566
  (State or other jurisdiction of                (I.R.S. Employer
  incorporation or organization)                Identification No.)

             ILLINOIS POWER SECURITIZATION LIMITED LIABILITY COMPANY

         500 SOUTH 27TH STREET, DECATUR, ILLINOIS 62521, (217) 424-____. (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 --------------

         ROBERT A. SCHULTZ OF ILLINOIS POWER COMPANY, THE SOLE MEMBER OF
            ILLINOIS POWER SECURITIZATION LIMITED LIABILITY COMPANY
         500 SOUTH 27TH STREET, DECATUR, ILLINOIS 62521, (217) 424-8780
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 --------------

                                 With copies to:

           Owen E. MacBride                       Renwick D. Martin
         Schiff Hardin & Waite                     Brown & Wood LLP
           7200 Sears Tower                     One World Trade Center
           Chicago, Illinois                      New York, New York
                 60606                                10048-0557
            (312) 258-5680                          (212) 839-5319

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of this prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
                                                        Proposed Maximum       Proposed Maximum        Amount of
Title of Each Class of               Amount to be        Aggregate Price      Aggregate Offering      Registration
Securities to be Registered           Registered            Per Unit(1)            Price(1)                Fee
-----------------------------------------------------------------------------------------------------------------------
Transitional Funding Trust Notes      $1,000,000               100%               $1,000,000               $295
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee.

                                 --------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             [RED HERRING LEGEND]

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

               SUBJECT TO COMPLETION, DATED SEPTEMBER 16, 1998.

PROSPECTUS SUPPLEMENT
TO PROSPECTUS DATED ____________, 1998.

                      ILLINOIS POWER SPECIAL PURPOSE TRUST

                $864,000,000 ILLINOIS POWER SPECIAL PURPOSE TRUST
                 TRANSITIONAL FUNDING TRUST NOTES, SERIES 1998-1

$_________ Class A-1 ___% Notes            $_________ Class A-5 ___% Notes
$_________ Class A-2 ___% Notes            $_________ Class A-6 ___% Notes
$_________ Class A-3 ___% Notes            $_________ Class A-7 ___% Notes
$_________ Class A-4 ___% Notes            $_________ Class A-8 ___% Notes
----------------------------------------------------------------------------

                            ILLINOIS POWER COMPANY
                                    SERVICER

                                 --------------

     The Illinois Power Special Purpose Trust Transitional Funding Trust Notes, Series 1998-1 (the "Offered Notes"), offered hereby will consist of the [eight] classes listed above. Each Offered Note will be secured primarily by the Intangible Transition Property owned by the Trust, as described under "Description of the Intangible Transition Property" herein and in the Prospectus and by the other Note Collateral described under "Security for the Notes" in the Prospectus.

     THERE CURRENTLY IS NO SECONDARY MARKET FOR THE OFFERED NOTES, AND THERE IS NO ASSURANCE THAT ONE WILL DEVELOP. PROSPECTIVE INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE INFORMATION SET FORTH UNDER THE CAPTION "RISK FACTORS," WHICH BEGINS ON PAGE 29 IN THE PROSPECTUS.

     THE OFFERED NOTES DO NOT CONSTITUTE A DEBT OR LIABILITY OF THE STATE OF ILLINOIS OR ANY POLITICAL SUBDIVISION THEREOF AND DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF ILLINOIS POWER COMPANY ("ILLINOIS POWER") OR ANY OF ITS AFFILIATES. NONE OF THE OFFERED NOTES, OR THE INTANGIBLE TRANSITION PROPERTY, WILL BE GUARANTEED OR INSURED BY ILLINOIS POWER OR ITS AFFILIATES.

                                 --------------

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 --------------

                              Price to      Underwriting Discounts    Proceeds to
                              Public (1)     and Commissions (2)      Trust (1)(3)
                              ----------    ----------------------    ------------
Per Class A-1 Note.......          %                   %                     %
Per Class A-2 Note.......          %                   %                     %
Per Class A-3 Note.......          %                   %                     %
Per Class A-4 Note.......          %                   %                     %
Per Class A-5 Note.......          %                   %                     %
Per Class A-6 Note.......          %                   %                     %
Per Class A-7 Note.......          %                   %                     %
Per Class A-8 Note.......          %                   %                     %
Total....................          %                   %                     %

----------------------
  (1) Plus accrued interest, if any, at the applicable Note Interest Rate from _________________, 1998.

  (2) Illinois Power Securitization Limited Liability Company and Illinois Power have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

  (3) Before deduction of expenses payable by the Trust (as defined herein) estimated to be ______.

     The Offered Notes are offered severally by the Underwriters when, as and if issued by the Trust and subject to receipt and acceptance by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that the Offered Notes will be delivered on or about ____________ __, 1998, in book- entry form through the facilities of The Depository Trust Company, Cedel Bank, societe anonyme, and the Euroclear System.

                              ---------------------

                               MERRILL LYNCH & CO.

       The date of this Prospectus Supplement is __________________, 1998.

     Interest on each Class of Offered Notes at the applicable Note Interest Rate will be payable quarterly on___________, ____________, ___________, and
_____________ or, if any such day is not a Business Day, the next succeeding Business Day (each, a "Payment Date") commencing __________, 1999.

     The Offered Notes are part of a separate Series of Illinois Power Special Purpose Trust Transitional Funding Trust Notes being offered by the Trust from time to time pursuant to a Prospectus dated _____________ (the "Prospectus"), of which this Prospectus Supplement is a part and which accompanies this Prospectus Supplement.

     THE INTANGIBLE TRANSITION PROPERTY ASSIGNED TO THE TRUST BY ILLINOIS POWER SECURITIZATION LIMITED LIABILITY COMPANY AND CERTAIN OTHER ASSETS OF THE TRUST ARE THE SOLE SOURCE OF PAYMENTS ON THE OFFERED NOTES. NONE OF ILLINOIS POWER OR ITS AFFILIATES WILL HAVE ANY OBLIGATIONS IN RESPECT OF THE OFFERED NOTES, OR THE INTANGIBLE TRANSITION PROPERTY, EXCEPT AS EXPRESSLY SET FORTH HEREIN AND IN THE PROSPECTUS.

     TRANSITIONAL FUNDING ORDERS AUTHORIZING THE ISSUANCE OF THE OFFERED NOTES DO NOT CONSTITUTE A PLEDGE OF THE FULL FAITH AND CREDIT OF THE STATE OF ILLINOIS OR OF ANY OF ITS POLITICAL SUBDIVISIONS. THE ISSUANCE OF THE OFFERED NOTES UNDER THE ILLINOIS ELECTRIC UTILITY TRANSITIONAL FUNDING OF 1997 LAW SHALL NOT DIRECTLY, INDIRECTLY OR CONTINGENTLY OBLIGATE THE STATE OF ILLINOIS OR ANY POLITICAL SUBDIVISION THEREOF TO LEVY OR TO PLEDGE ANY FORM OF TAXATION THEREFOR OR TO MAKE ANY APPROPRIATION FOR THE PAYMENT.

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICES OF THE OFFERED NOTES, INCLUDING OVERALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS IN THE OFFERED NOTES AND THE IMPOSITION OF A PENALTY BID, IN CONNECTION WITH THE OFFERING. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING".

     Prospective investors should refer to the "Index of Principal Definitions" which begins on page S-31 herein and which begins on page 145 in the Prospectus for the location of the definitions of capitalized terms that appear in the Prospectus and this Prospectus Supplement.

                                 REPORTS TO HOLDERS

     Unless and until the Offered Notes are no longer issued in book-entry form, the Servicer indirectly will provide to Cede & Co., as nominee of The Depository Trust Company ("DTC") and registered holder of the Offered Notes and, upon request, to Participants of DTC, periodic reports concerning the Offered Notes. See "Servicing --Statements by Servicer" in the Prospectus. Such reports may be made available to the holders of interests in the Offered Notes (the "Noteholders") upon request to their Participants. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The financial information provided to Noteholders will not be examined and reported upon, nor will an opinion thereon be provided, by any independent public accountant.

     Illinois Power Securitization Limited Liability Company (the "Grantee"), on behalf of the Trust, will file with the Securities and Exchange Commission (the "Commission") such periodic reports as are required by the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules, regulations or orders of the Commission thereunder. Copies of the Registration Statement and exhibits thereto may be obtained at the locations specified in the Prospectus under "Available Information" at prescribed rates. Information filed with the Commission can also be inspected at the Commission's site on the World Wide Web at http://www.sec.gov. The Grantee may discontinue filing periodic reports under the Exchange Act at the beginning of the fiscal year following the issuance of the Offered Notes if there are fewer than 300 holders of such Offered Notes.

                               TABLE OF CONTENTS
                             PROSPECTUS SUPPLEMENT


                                                                                                      PAGE
                                                                                                      ----
REPORTS TO HOLDERS.....................................................................................S-4

PROSPECTUS SUPPLEMENT SUMMARY..........................................................................S-6

DESCRIPTION OF THE OFFERED NOTES......................................................................S-20
         General......................................................................................S-20
         Security.....................................................................................S-20
         Payments of Interest.........................................................................S-21
         Payments of Principal........................................................................S-21
         Optional Redemption..........................................................................S-22
         Overcollateralization Amount.................................................................S-23
         Other Credit Enhancement.....................................................................S-23
         Reserve Subaccount...........................................................................S-23
         Capital Subaccount...........................................................................S-24
         Allocations; Payments........................................................................S-24

DESCRIPTION OF THE INTANGIBLE TRANSITION PROPERTY.....................................................S-25
         1998 TFO.....................................................................................S-25
         Adjustments to Instrument Funding Charges....................................................S-26

THE SERVICER..........................................................................................S-28

SERVICING.............................................................................................S-28
         General......................................................................................S-28
         No Servicer Advances.........................................................................S-28
         Servicing Compensation.......................................................................S-28
         Statements by Servicer.......................................................................S-29

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS...............................................S-29

UNDERWRITING..........................................................................................S-29

RATINGS...............................................................................................S-31

LEGAL MATTERS.........................................................................................S-31

INDEX OF PRINCIPAL DEFINITIONS........................................................................S-32


                          PROSPECTUS SUPPLEMENT SUMMARY

     THE FOLLOWING PROSPECTUS SUPPLEMENT SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DETAILED INFORMATION APPEARING ELSEWHERE HEREIN AND IN THE PROSPECTUS. CERTAIN CAPITALIZED TERMS USED BUT NOT DEFINED IN THIS PROSPECTUS SUPPLEMENT SUMMARY HAVE THE MEANINGS ASCRIBED TO SUCH TERMS ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT OR, TO THE EXTENT NOT DEFINED HEREIN, HAVE THE MEANINGS ASCRIBED TO SUCH TERMS IN THE PROSPECTUS. THE INDEX OF PRINCIPAL DEFINITIONS INCLUDED IN THIS PROSPECTUS SUPPLEMENT WHICH BEGINS ON PAGE S-32 SETS FORTH THE PAGES ON WHICH THE DEFINITIONS OF CERTAIN PRINCIPAL TERMS APPEAR.


Summary of Offered Notes............   The Illinois Power Special Purpose Trust
                                       Transitional Funding Trust Notes, Series 1998-1
                                       (the "Offered Notes"). On the date of initial
                                       issuance of the Offered Notes (the "Series
                                       Issuance Date"), the Offered Notes will be
                                       issued as described below.


                                   Initial               Expected                                           Note
                                  Principal              Maturity              Final Maturity              Interest
          Class                    Amount                  Date                     Date                     Rate
         -------                  ---------              --------             ---------------              --------
A-1...................                                                                                                 %
A-2...................                                                                                                 %
A-3...................                                                                                                 %
A-4...................                                                                                                 %
A-5...................                                                                                                 %
A-6...................                                                                                                 %
A-7...................                                                                                                 %
A-8...................                                                                                                 %


Transaction Overview................   For a brief summary of the statutes and
                                       proceedings which form the basis for the
                                       issuance and sale of the Offered Notes by the
                                       Trust, and a diagram of the parties to the
                                       transaction, their roles and their various
                                       relationships to the other parties, investors
                                       are directed to the discussion under the heading
                                       "Prospectus Summary -- Transaction Overview" in
                                       the Prospectus.

                                       The Trust, whose primary asset will be
                                       Intangible Transition Property transferred to
                                       the Trust pursuant to the Sale Agreements, as
                                       well as any interest rate exchange agreement
                                       executed solely to permit the issuance of
                                       Floating Rate Notes (a "Swap Agreement"), will
                                       issue the Offered Notes, which will be sold to
                                       the Underwriters. The Offered Notes will be
                                       secured primarily by all of the Intangible
                                       Transition Property (whether created by the
                                       Transitional Funding Order issued by the ICC on
                                       September 10, 1998 (the "1998 TFO") or any other
                                       Transitional Funding Order) which has been
                                       transferred to the Trust pursuant to a

                                      S-6

                                       Sale Agreement. The Offered Notes also will be
                                       secured by the Grant Agreements, the Sale
                                       Agreements and the Servicing Agreement; the
                                       Collection Account and all amounts of cash or
                                       investment property on deposit therein or
                                       credited thereto from time to time; all rights
                                       to compel Illinois Power, as Servicer (or any
                                       successor), to file for and obtain adjustments
                                       to the IFC Charges in accordance with Section
                                       18-104(d) of the Funding Law, the Transitional
                                       Funding Orders, including the 1998 TFO and all
                                       IFC Tariffs, including the 1998 IFC Tariff (as
                                       hereinafter defined) filed with the ICC in
                                       connection therewith; all present and future
                                       claims, demands, causes and choses in action in
                                       respect of any or all of the foregoing; and all
                                       payments on or under and all proceeds in respect
                                       of any or all of the foregoing.

                                       The IFC Charges are calculated to be sufficient
                                       over time to (a) pay interest and make Scheduled
                                       Payments on the Offered Notes, (b) pay all
                                       related fees and expenses of the Trust and the
                                       Grantee, including the Servicing Fee and any
                                       Administration Fee, (c) replenish the Capital
                                       Subaccount up to the Required Capital Level, and
                                       (d) fund and maintain the Overcollateralization
                                       Subaccount up to the Required
                                       Overcollateralization Level. The IFC Charges
                                       will be increased in connection with the
                                       issuance of additional Notes pursuant to any
                                       subsequent Transitional Funding Order, to a
                                       level calculated to be sufficient over time to
                                       make the above-described payments in respect of
                                       all outstanding Notes.

                                       The IFC Charges will be subject to the
                                       Adjustments authorized by the Transitional
                                       Funding Order, as described in the Prospectus,
                                       over the life of the Notes (including the
                                       Offered Notes) to enhance the likelihood of
                                       timely recovery of such amounts. See
                                       "Description of the Intangible Transition
                                       Property -- Adjustments to Instrument Funding
                                       Charges" in the Prospectus.

Risk Factors........................   Investors should consider the risks associated
                                       with an investment in the Offered Notes. For a
                                       discussion of certain material risks associated
                                       therewith, investors should review the
                                       discussion under "Risk Factors" which begins on
                                       page 29 of the Prospectus.

                                     S-7

The Offered Notes...................   The Offered Notes hereunder are the Illinois
                                       Power Special Purpose Trust Transitional Funding
                                       Trust Notes, Series 1998-1. The Offered Notes
                                       are comprised of the [eight] classes listed on
                                       the cover page hereof (each, a "Class"). As of
                                       the Series Issuance Date, the aggregate
                                       principal balance of the Offered Notes (the
                                       "Original Note Principal Balance") will be
                                       $864,000,000. Each Class of Offered Notes will
                                       have a principal balance (the "Class Principal
                                       Balance") equal to the initial principal amount
                                       of such Class, reduced by principal paid to such
                                       Class in accordance with the terms of the
                                       Indenture. See "Description of the Notes" herein
                                       and in the Prospectus.

                                       [Each Series of Notes may include one or more
                                       Classes of Notes that accrue interest at a
                                       variable rate based on the index described in
                                       the related Prospectus Supplement (the "Floating
                                       Rate Notes"). See "Description of the Notes
                                       -- Floating Rate Notes."]

                                       None of the Offered Notes or the underlying
                                       Intangible Transition Property will be
                                       guaranteed or insured by Illinois Power or any
                                       of its affiliates. The 1998 TFO authorizing the
                                       issuance of the Offered Notes does not
                                       constitute a pledge of the full faith and credit
                                       of the State of Illinois or of any of its
                                       political subdivisions. The issuance of the
                                       Offered Notes under the Funding Law shall not
                                       directly, indirectly or contingently obligate
                                       the State of Illinois or any political
                                       subdivision thereof to levy or to pledge any
                                       form of taxation therefor or to make any
                                       appropriation for their payment. The Offered
                                       Notes will be payable solely by application of
                                       the proceeds of the Intangible Transition
                                       Property and the other Note Collateral held by
                                       the Indenture Trustee under the Indenture. If
                                       additional Notes (other than the Offered Notes)
                                       are subsequently issued under the Indenture, the
                                       Offered Notes will be at least PARI PASSU with
                                       such other Notes as to all of the Intangible
                                       Transition Property and the other Note
                                       Collateral. Any and all funds or property
                                       released by the Indenture Trustee pursuant to
                                       the Indenture will cease to be Note Collateral
                                       and will no longer be available for payment of
                                       the Offered Notes.

                                      S-8

Servicer/Administrator..............   Illinois Power Company, an Illinois corporation
                                       ("Illinois Power") and a subsidiary of Illinova
                                       Corporation, an Illinois corporation, will act
                                       as the initial servicer (in such capacity, and
                                       together with any successor servicer, the
                                       "Servicer") of the Intangible Transition
                                       Property pursuant to the terms of the Servicing
                                       Agreement, and as the initial administrator (in
                                       such capacity, and together with any successor
                                       administrator, the "Administrator") of the
                                       Grantee pursuant to the terms of an
                                       Administration Agreement between the Grantee and
                                       the Administrator (the "Administration
                                       Agreement"). For a more complete discussion of
                                       Illinois Power and its role as Servicer, see
                                       "The Servicer" herein and in the Prospectus.

Grantee.............................   The grantee of the Intangible Transition
                                       Property will be Illinois Power Securitization
                                       Limited Liability Company, a special purpose
                                       Delaware limited liability company (the
                                       "Grantee"), whose sole member is Illinois Power.
                                       Pursuant to the Sale Agreement entered into with
                                       respect to the issuance by the Trust of the
                                       Offered Notes, the Grantee will assign all of
                                       its right, title and interest in the Intangible
                                       Transition Property created by the 1998 TFO (the
                                       "1998 ITP"), the Servicing Agreement and certain
                                       other related assets to the Trust. For a more
                                       complete discussion of the Grantee, see "The
                                       Grantee" in the Prospectus.

Trust...............................   The issuer of the Offered Notes will be the
                                       Illinois Power Special Purpose Trust (the
                                       "Trust"), a Delaware business trust created
                                       under a Declaration of Trust (the "Trust
                                       Agreement") by and among the Delaware Trustee
                                       and the Beneficiary Trustees. For a more
                                       complete discussion of the Trust, see "The
                                       Trust" in the Prospectus.

Delaware Trustee....................   First Union Trust Company, National Association,
                                       acting not in its individual or corporate
                                       capacity, but solely as trustee under the Trust
                                       Agreement (the "Delaware Trustee").

Beneficiary Trustees................   _____________________, and ____________________.

                                       S-9


Indenture...........................   The Offered Notes will be issued pursuant to the
                                       terms of the Indenture through the execution and
                                       delivery of a Trust issuance certificate or a
                                       supplement to the Indenture. The 1998 ITP, any
                                       other subsequent Intangible Transition Property
                                       created by subsequent Transitional Funding
                                       Orders and the other Note Collateral will be
                                       pledged under the Indenture for the benefit of
                                       the Noteholders.

Indenture Trustee...................   Harris Trust and Savings Bank, an Illinois
                                       banking corporation (the "Indenture Trustee").

Intangible Transition Property......   As more fully described under "Description of
                                       the Intangible Transition Property" herein and
                                       in the Prospectus, the Intangible Transition
                                       Property, including the 1998 ITP, is the
                                       separate property right as set forth in the
                                       Funding Law and created under the Transitional
                                       Funding Orders, including the 1998 TFO,
                                       including, without limitation, the right, title
                                       and interest to impose and receive the IFC
                                       Charges authorized thereby and all related
                                       revenues, collections, claims, payment, money,
                                       or proceeds thereof, including all right, title,
                                       and interest under and pursuant to such
                                       Transitional Funding Orders.

IFC Charges.........................   As more fully described under "Description of
                                       the Intangible Transition Property" and
                                       "Electric Industry Restructuring in
                                       Illinois -- Instrument Funding Charges" in the
                                       Prospectus, IFC Charges are non-bypassable,
                                       usage-based, per kilowatt hour charges to be
                                       imposed on each existing and future retail
                                       customer or class of retail customers in
                                       Illinois Power's service area in Illinois, or
                                       other person or group of persons obligated from
                                       time to time to pay to Illinois Power or any
                                       successor Applicable Rates, and on any customers
                                       who enter into contracts with Illinois Power to
                                       take non-tariffed services but would otherwise
                                       have been obligated to pay Applicable Rates
                                       (collectively, the "Customers").

                                       The IFC Charges authorized in the 1998 TFO (the
                                       "1998 Authorized IFC Charges"), which Illinois
                                       Power believes are higher than will actually be
                                       required, based on certain assumptions contained
                                       in its application for the 1998 TFO, are set
                                       forth in

                                      S-10


                                       "Description of the Intangible Transition
                                       Property" herein.

                                       As required by the Funding Law, any increase in
                                       the amount of the IFC Charges for any of the IFC
                                       Customer Classes beyond the level of the 1998
                                       Authorized IFC Charges for such IFC Customer
                                       Classes shall require Illinois Power or any
                                       successor Utility thereto to file an amendatory
                                       tariff adjusting the amounts otherwise billed by
                                       Illinois Power or such successor Utility for
                                       Applicable Rates to offset the amount of such
                                       excess (or, if Illinois Power or such successor
                                       Utility shall have previously filed any such
                                       amendatory tariffs, the incremental amount of
                                       such excess). However, the failure of such
                                       amendatory tariff to become effective for any
                                       reason shall not delay or impair the
                                       effectiveness of the increase in the IFC Charges.

                                       In connection with the issuance and pricing of
                                       the Offered Notes, Illinois Power filed an IFC
                                       Tariff with the ICC (the "1998 IFC Tariff")
                                       which provides for, among other things, certain
                                       revisions to the IFC Charges. The actual initial
                                       cents per kilowatt-hour IFC Charge payable by
                                       each of the seven (7) IFC Customer Classes
                                       beginning on the Series Issuance Date is as
                                       follows:

                                                                               IFC CHARGE
                                                        IFC CUSTOMER CLASS   CENTS PER kWH
                                                  Residential

                                                  Small Commercial

                                                  Large Commercial

                                                  Municipal

                                                  Industrial Firm

                                                  Industrial High
                                                  Load Factor Firm

                                                  Industrial Non-Firm

Adjustments to the IFC Charges......   The Servicing Agreement and the 1998 TFO require
                                       the Servicer to calculate [annual][semiannual]
                                       Adjustments to the IFC Charges. The
                                       Reconciliation Period[s] for the

                                     S-11


                                       Offered Notes will be January 1 through
                                       [June 30 and July 1 through] December 31 and the
                                       Adjustment Date[s] will be February 1
                                       [and August 1], commencing
                                       [February 1, 2000/August 1, 1999.] The
                                       Adjustments to the IFC Charges will continue
                                       until all interest and principal on all the
                                       Offered Notes have been paid in full subject
                                       only to limitation of the maximum amount of IFC
                                       Collections authorized by the Commission in the
                                       1998 TFO or any subsequent Transitional Funding
                                       Orders. In addition, the IFC Charges will be
                                       increased in connection with the issuance of
                                       additional Notes pursuant to any subsequent
                                       Transitional Funding Order, to a level
                                       calculated to be sufficient over time to
                                       provide for, among other things, payment of all
                                       interest and principal in respect of all
                                       outstanding Notes. For a detailed discussion of
                                       Adjustments to IFC Charges, see "Description of
                                       the Intangible Transition Property -- Adjustments
                                       to Instrument Funding Charges" herein and in the
                                       Prospectus.

Payment Dates.......................   Payments will be made to holders of the Offered
                                       Notes on each [_______ ____________ ________
                                       and ____________] (or, if any such date is not
                                       a Business Day, the next succeeding Business Day),
                                       commencing ___________, 1999 (each, a "Payment
                                       Date").

Record Dates........................   With respect to any Payment Date or date of any
                                       redemption, the Business Day preceding such
                                       Payment Date or other date if the Offered Notes
                                       are Book-Entry Notes or, if Definitive Notes are
                                       issued, the last day of the preceding calendar
                                       month (each, a "Record Date").

Expected Maturity and Final
Maturity Dates......................   The "Expected Maturity Date" for any Class will
                                       be the date when all principal and interest on
                                       such Class of Offered Notes is expected to be
                                       paid in full by the Trust. The "Final Maturity
                                       Date" for any Class corresponds to the date on
                                       which such Class of Offered Notes may be
                                       accelerated for failure to pay outstanding
                                       principal thereon, which may be up to [TWO (2)]
                                       years after the Expected Maturity Date for such
                                       Class. The Expected Maturity Date and the Final
                                       Maturity Date for each Class of Offered Notes
                                       are specified above under "-- Summary of Offered
                                       Notes."

                                      S-12




                                       Failure to pay principal on any Class of Offered
                                       Notes in full by the Final Maturity Date shall
                                       constitute an Event of Default, and the Indenture
                                       Trustee may and, upon the written direction of the
                                       holders of not less than a majority in principal
                                       amount of all Notes of all Series then outstanding,
                                       shall declare the unpaid principal amount of all
                                       the Notes of all Series then outstanding to be due
                                       and payable. See "Security for the Notes -- Events
                                       of Default; Rights Upon Event of Default" and
                                       "Ratings" in the Prospectus.

Issuance of Additional Series.......   The Trust may issue additional Series of Notes
                                       from time to time. An additional Series may be
                                       issued only upon satisfaction of the conditions
                                       described under "Description of the Notes--
                                       Conditions of Issuance of Additional Series" in
                                       the Prospectus.

Interest.............................  On each Payment Date, the Indenture Trustee shall pay pro rata to the Noteholders of each
                                       Class as of the related Record Date any unpaid
                                       interest payable on any prior Payment Dates,
                                       together with interest thereon at the applicable
                                       Note Interest Rate, and interest in an amount
                                       equal to one-fourth of the product of (a) the
                                       applicable Note Interest Rate and (b) the
                                       applicable Class Principal Balance as of the
                                       close of business on the preceding Payment Date
                                       after giving effect to all payments of principal
                                       made to the Noteholders on such preceding
                                       Payment Date; provided, however, that with
                                       respect to the initial Payment Date, interest on
                                       each outstanding Class Principal Balance will
                                       accrue from and including the Series Issuance
                                       Date to, but excluding, such initial Payment
                                       Date. Interest will be calculated on the basis
                                       of a 360-day year of twelve 30-day months.
                                       Interest on the Offered Notes will be
                                       distributed prior to any distribution of
                                       principal on the Offered Notes. See "Description
                                       of the Notes -- Payments of Interest" herein and
                                       "Description of the Notes -- Interest and
                                       Principal" in the Prospectus.

Principal...........................   Unless an Event of Default has occurred and is
                                       continuing and the Offered Notes have been
                                       declared due and payable, on each Payment Date,
                                       the Indenture Trustee shall, as of the related
                                       Record Date and subject to availability of funds
                                       in the Collection Account, make Scheduled
                                       Payments on the Offered Notes in the following
                                       order and priority, in each case until the Class

                                     S-13


                                       Principal Balance for such Class has been
                                       reduced to zero: [(1) to the holders of the
                                       Class A-1 Notes; (2) to the holders of the
                                       Class A-2 Notes; (3) to the holders of the
                                       Class A-3 Notes; (4) to the holders of the
                                       Class A-4 Notes; (5) to the holders of the Class
                                       A-5 Notes; (6) to the holders of the Class A-6
                                       Notes; (7) to the holders of the Class A-7
                                       Notes; and (8) to the holders of the Class A-8
                                       Notes; provided, however, that, unless an Event
                                       of Default has occurred and is continuing and
                                       the Offered Notes have been declared due and
                                       payable, in no event shall the principal payment
                                       on any Class on a Payment Date be greater than
                                       the Scheduled Payment for such Class and Payment
                                       Date.] See "Description of the Notes -- Payments
                                       of Principal" herein and "Description of the
                                       Notes -- Interest and Principal" in the
                                       Prospectus.

Optional Redemption.................   Pursuant to the terms of the Indenture, the
                                       Offered Notes may be redeemed on any Payment
                                       Date if, after giving effect to payments that
                                       would otherwise be made on such date, the
                                       outstanding principal balance of the Offered
                                       Notes has been reduced to less than five percent
                                       (5%) of the initial principal balance thereof.
                                       See "Description of the Notes -- Optional
                                       Redemption" herein.

Collection Account
and Subaccounts.....................   Upon issuance of the Offered Notes, a Collection
                                       Account will be established and held by the
                                       Indenture Trustee for the benefit of the
                                       Noteholders of all Series of Notes. The
                                       Collection Account will consist of four
                                       subaccounts: a general subaccount (the "General
                                       Subaccount"), a reserve subaccount (the "Reserve
                                       Subaccount"), a subaccount for the
                                       Overcollateralization Amount (the
                                       "Overcollateralization Subaccount"), and a
                                       capital subaccount (the "Capital Subaccount").
                                       Unless the context indicates otherwise,
                                       references herein to the Collection Account
                                       include each of the subaccounts contained
                                       therein. Withdrawals from and deposits to these
                                       subaccounts will be made as described under
                                       "Security for the Notes -- Allocations; Payments"
                                       in the Prospectus.

Credit Enhancement..................   The Offered Notes will benefit from the
                                       following forms of credit enhancement:

                                      S-14


                                       OVERCOLLATERALIZATION. The Overcollateralization
                                       Amount established in connection with the
                                       issuance of the Offered Notes will be
                                       [$_________], which is 0.50 percent of the
                                       initial aggregate Class Principal Balance for
                                       all of the Offered Notes. The IFC Charges will
                                       be set and adjusted at a rate that is intended
                                       to recover, among other things, the
                                       Overcollateralization Amount over the life of
                                       the Offered Notes according to the schedule set
                                       forth under "Description of the Offered Notes
                                       -- Overcollateralization Amount" herein.
                                       Collections allocated to the
                                       Overcollateralization Amount for all Series of
                                       Notes, including the Offered Notes, will be held
                                       in the Overcollateralization Subaccount, as
                                       described further under "Security for the Notes
                                       -- Description of Indenture Accounts
                                       -- Overcollateralization Subaccount" in the
                                       Prospectus and any such amounts will be
                                       available to pay interest and make Scheduled
                                       Payments on all Series of Notes, including the
                                       Offered Notes, to the extent of any shortfalls
                                       in current IFC Collections available for such
                                       payment. The amount required to be on deposit in
                                       the Overcollateralization Subaccount with
                                       respect to the Offered Notes as of any Payment
                                       Date, as specified in the schedule set forth
                                       under "Description of the Offered Notes --
                                       Overcollateralization Amount" herein, is
                                       referred to herein as the "Required
                                       Overcollateralization Level."

                                       RESERVE SUBACCOUNT. IFC Collections available
                                       with respect to any Payment Date in excess of
                                       amounts necessary to (a) pay interest and make
                                       Scheduled Payments on all Series of Notes,
                                       including the Offered Notes (or, if the Notes
                                       have been declared due and payable, to pay the
                                       Notes in full), (b) pay all related fees and
                                       expenses of the Trust and the Grantee, including
                                       the Servicing Fee and any Administration Fee,
                                       (c) replenish the Capital Subaccount up to the
                                       Required Capital Level, and (d) fund and
                                       maintain the Overcollateralization Subaccount up
                                       to the Required Overcollateralization Level (all
                                       as described under "Security for the Notes
                                       -- Allocations; Payments" in the Prospectus),
                                       will be allocated to the Reserve Subaccount. On
                                       each Payment Date, the Indenture Trustee will
                                       draw on amounts in the Reserve Subaccount, to
                                       the extent amounts available in the General
                                       Subaccount are insufficient to pay expenses of
                                       the Trust and the Grantee and to pay interest
                                       and make Scheduled Payments on the Notes and to
                                       make

                                     S-15


                                       other payments and transfers in accordance with the terms of the Indenture.

                                       CAPITAL SUBACCOUNT. Upon the issuance of the
                                       Offered Notes, the Trust will retain proceeds in
                                       the amount of [$_________], which is 0.50
                                       percent of the initial aggregate Class Principal
                                       Balance for all of the Offered Notes less
                                       $100,000 in the aggregate for all Series of
                                       Notes, which will be transferred to the Grantee.
                                       Such amount is the Required Capital Level with
                                       respect to the Offered Notes and, together with
                                       the Required Capital Level with respect to any
                                       other Series of Notes, will be deposited into
                                       the Capital Subaccount. Withdrawals from and
                                       deposits to the Capital Subaccount will be made
                                       as described under "Security for the Notes
                                       -- Allocations; Payments" in the Prospectus.

Allocations and Payment.............   On each Payment Date, amounts on deposit in the
                                       Collection Account will be applied in the manner
                                       described under "Security for the
                                       Notes -- Allocations; Payments" in the Prospectus.

Servicing Compensation..............   The Servicer will be entitled to receive a
                                       servicing fee on each Payment Date (the
                                       "Servicing Fee"), in an amount equal to (a)
                                       $_________, for so long as IFC Charges are
                                       billed concurrently with charges otherwise
                                       billed by the Servicer to Customers and (b) not
                                       to exceed $____________, if IFC Charges are not
                                       billed concurrently with charges otherwise
                                       billed by the Servicer to Customers. (Under the
                                       Servicing Agreement, Illinois Power or any
                                       successor thereto is required to bill IFC
                                       Charges concurrently with charges for electric
                                       service or Applicable Rates so long as Illinois
                                       Power or such successor is billing Customers for
                                       such electric service or Applicable Rates.) The
                                       Servicing Fee will be paid prior to the payment
                                       of any amounts in respect of interest on and
                                       principal of the Offered Notes. The Servicer
                                       will be entitled to retain as additional
                                       compensation net investment income on IFC
                                       Payments received by the Servicer prior to
                                       remittance thereof to the Collection Account and
                                       the portion of late fees, if any, paid by
                                       Customers relating to the IFC Payments. See
                                       "Servicing -- Servicing Compensation" herein and
                                       in the Prospectus.

                                      S-16



No Servicer Advances................   The Servicer will not be obligated to make any
                                       advances of interest or principal on the Offered
                                       Notes.

Maturity, Weighted Average Life and
Yield Considerations................   The actual Payment Dates on which principal is
                                       paid each Class of Offered Notes and, therefore,
                                       the weighted average life and yield to maturity
                                       on the Offered Notes may be affected by various
                                       factors, including principally the rate and
                                       timing of receipt of IFC Collections and amounts
                                       available in the Overcollateralization
                                       Subaccount, Capital Subaccount and Reserve
                                       Subaccount. In addition, because principal will
                                       be paid at a rate not faster than that
                                       contemplated in the Expected Amortization
                                       Schedule, except in the event of an optional
                                       redemption or the acceleration of maturity of
                                       the Offered Notes after an Event of Default, the
                                       Offered Notes are not expected to mature earlier
                                       than scheduled. See "Risk Factors -- Potential
                                       Servicing Issues -- Inaccurate Usage and Credit
                                       Projections" and "--Reliance on Alternative
                                       Retail Electric Suppliers," "Uncertainties
                                       Related to the Electric Utility Industry
                                       Generally," and "Reliance on Broad Base of
                                       Customers;" "Certain Payment, Weighted Average
                                       Life and Yield Considerations," and "Description
                                       of the Intangible Transition Property
                                       -- Adjustments to Instrument Funding Charges" in
                                       the Prospectus.

Denominations.......................   Each Class of Offered Notes will be issued in
                                       minimum initial denominations of [$1,000] and in
                                       integral multiples thereof.

Book-Entry Notes....................   The Offered Notes will initially be represented
                                       by one or more notes registered in the name of
                                       Cede & Co. ("Cede") (each, a "Book-Entry Note"),
                                       the nominee of The Depository Trust Company
                                       ("DTC"), and available only in the form of
                                       book-entries on the records of DTC, its
                                       Participants and its Indirect Participants.
                                       Holders may also hold Book-Entry Notes of a
                                       Series through CEDEL or Euroclear (in Europe),
                                       if they are participants in such systems or
                                       indirectly through organizations that are
                                       participants in such systems. For a more
                                       complete discussion of the Book-Entry Notes, see
                                       "Risk Factors -- Nature of the Notes" and
                                       "Description of the Notes -- Book-Entry
                                       Registration" in the Prospectus.

                                     S-17



Ratings.............................   It is a condition of issuance of the Offered
                                       Notes that the Offered Notes be rated [____] by
                                       Duff & Phelps Credit Rating Company, [____] by
                                       Fitch IBCA, Inc., [____] by Moody's Investors
                                       Service, Inc. and [____] by Standard & Poor's, a
                                       division of The McGraw-Hill Companies, Inc.
                                       (each of such rating agencies, a "Rating Agency").

                                       A security rating is not a recommendation to
                                       buy, sell or hold securities and may be subject
                                       to revision or withdrawal at any time. No person
                                       is obligated to maintain any rating on any
                                       Offered Note and, accordingly, there can be no
                                       assurance that the ratings assigned to any Class
                                       of Offered Notes upon initial issuance thereof
                                       will not be revised or withdrawn by a Rating
                                       Agency at any time thereafter. If a rating of
                                       any Series or Class of Offered Notes is revised
                                       or withdrawn, the liquidity of such Series or
                                       Class of Offered Notes may be adversely
                                       affected. In general, the ratings address credit
                                       risk and do not represent any assessment of the
                                       rate of principal payments on the Offered Notes.
                                       See "Risk Factors -- Nature of the Notes --
                                       Limited Nature of Ratings" and "Certain Payment,
                                       Weighted Average Life and Yield Considerations"
                                       in the Prospectus and "Ratings" herein and in
                                       the Prospectus.

Taxation of the Notes...............   Interest paid on the Offered Notes generally
                                       will be taxable to a United States Noteholder as
                                       ordinary interest income at the time it accrues
                                       or is received in accordance with such United
                                       States Noteholder's method of accounting for
                                       United States federal income tax purposes. See
                                       "Certain United States Federal Income Tax
                                       Considerations" herein and in the Prospectus.

ERISA Considerations................   Subject to the considerations described in
                                       "ERISA Considerations" in the Prospectus, a
                                       fiduciary or other person contemplating
                                       purchasing the Offered Notes on behalf of or
                                       with assets of any employee benefit plan or
                                       other plan or arrangement (including but not
                                       limited to an insurance company general account)
                                       that is subject to Title I of the Employee
                                       Retirement Income Security Act 1974, as amended
                                       ("ERISA"), or Section 4975 of the Internal
                                       Revenue Code of 1986, as amended (the "Code")
                                       (collectively, "Plans"), should carefully review
                                       with its legal advisors whether the purchase or
                                       holding of the Offered Notes could give rise to
                                       a transaction prohibited


                                       S-18


                                       or not otherwise permissible under ERISA or
                                       Section 4975 of the Code.


                        DESCRIPTION OF THE OFFERED NOTES

GENERAL

     The Offered Notes, together with any Notes of any other Series which may hereafter be issued by the Trust (collectively, the "Notes"), will be issued by the Trust pursuant to the Indenture and a Trust issuance certificate or a series supplement, if any, thereto. Pursuant to the Indenture, further Trust issuance certificates or series supplements may be executed in order for the Trust to issue additional Series of Notes. In connection with the issuance of any additional Series of Notes pursuant to a subsequent Transitional Funding Order, the IFC Charges will be increased to a level calculated to be sufficient over time to provide for, among other things, payment of all interest and principal in respect of all outstanding Notes. This summary should be read together with the material under the heading "Description of the Notes" in the Prospectus.

     The Offered Notes will be comprised of the following [eight] Classes:

                                   Initial               Expected                                            Note
                                  Principal              Maturity              Final Maturity              Interest
          Class                    Amount                  Date                     Date                     Rate
          -----                   ---------              --------              --------------              --------
A-1...................                                                                                                 %
A-2...................                                                                                                 %
A-3...................                                                                                                 %
A-4...................                                                                                                 %
A-5...................                                                                                                 %
A-6...................                                                                                                 %
A-7...................                                                                                                 %
A-8...................                                                                                                 %

[INSERT DESCRIPTION OF ANY FLOATING RATE NOTES AND SWAP AGREEMENT]

SECURITY

     To secure the payment of principal of and interest on the Offered Notes, the Trust has granted to the Indenture Trustee, for the benefit of the holders of the Notes (the "Noteholders"), a security interest in all of the Trust's right, title and interest in and to the 1998 ITP, any subsequent Intangible Transition Property created under any subsequent Transitional Funding Order, and the other Note Collateral. If additional Notes (other than the Offered Notes) are subsequently issued, the Offered Notes will be at least PARI PASSU with such other notes as to all of the Intangible Transition Property and the other Note Collateral. The Note Collateral is described more specifically under "Security for the Notes -- Pledge of Note Collateral" in the Prospectus.

PAYMENTS OF INTEREST

     Interest on each Class of the Offered Notes will accrue from the Series Issuance Date at the rates set forth on the cover page and above (each, a "Note Interest Rate"), in each case payable quarterly on each Payment Date of each year, commencing _____________, 1999.

     On each Payment Date, Noteholders of each Class of Offered Notes will be entitled to receive pro rata any unpaid interest payable on any prior Payment Dates, together with interest thereon at the applicable Note Interest Rate and interest in an amount equal to one-fourth of the product of (a) the applicable
Note Interest Rate and (b) the applicable Class Principal Balance as of the close of business on the preceding Payment Date after giving effect to all payments of principal made to the Noteholders on such preceding Payment Date; provided, however, that with respect to the initial Payment Date, interest on each outstanding Class Principal Balance will accrue from and including the Series Issuance Date to but excluding such first Payment Date. Interest will be calculated on the basis of a 360-day year of twelve 30-day months. See "Description of the Notes -- Interest and Principal" in the Prospectus.

PAYMENTS OF PRINCIPAL

     Unless an Event of Default has occurred and is continuing and the Offered Notes have been declared due and payable, on each Payment Date, each Class of the Offered Notes will be entitled to receive Scheduled Payments of principal as follows, in each case until the Class Principal Balance for such class has been reduced to zero:

                  [(1)     to the holders of the Class A-1 Notes;

                  (2)      to the holders of the Class A-2 Notes;

                  (3)      to the holders of the Class A-3 Notes;

                  (4)      to the holders of the Class A-4 Notes;

                  (5)      to the holders of the Class A-5 Notes;

                  (6)      to the holders of the Class A-6 Notes;

                  (7)      to the holders of the Class A-7 Notes; and

                  (8)      to the holders of the Class A-8 Notes;]

provided, however, that, unless an Event of Default has occurred and is continuing and the Offered Notes have been declared due and payable, in no event shall the principal payment on any Class on a Payment Date be greater than the Scheduled Payment for such Class and Payment Date.

     Principal will be payable at the Corporate Trust Office of the Indenture Trustee in the City of Chicago, Illinois or at the office or agency of the Indenture Trustee maintained for such purposes in the Borough of Manhattan, the City of New York.

     The following Expected Amortization Schedule sets forth the scheduled outstanding Class Principal Balance for each Class of the Offered Notes at each Payment Date from the Series Issuance Date to the Expected Maturity Date for such Class. In preparing the following table, it has been assumed, among other things, that (a) the Offered Notes are issued on __________, 1998, (b) payments on the Offered Notes are made on each Payment Date, commencing ________, 1999,
(c) the Servicing Fee equals [__________], (d) there are no net earnings on amounts on deposit in the Collection Account, (e) Operating Expenses, Administration Fees, and amounts owed to the Delaware Trustee and the Indenture Trustee are in the aggregate [$_______I per quarter, and all such amounts are payable in arrears, and (f) all IFC Collections are deposited in the Collection Account in accordance with Illinois Power's forecasts.

                         Expected Amortization Schedule
                          Outstanding Principal Balance
-----------------------------------------------------------------------------

                                                                                                             OFFERED NOTES
DATE          CLASS A-1  CLASS A-2   CLASS A-3  CLASS A-4   CLASS A-5  CLASS A-6   CLASS A-7     CLASS A-8        TOTAL
              ---------  ---------   ---------  ---------   ---------  ---------   ---------     ---------   -------------
Series
Issuance
Date                                                                                                             $____

                          [INFORMATION TO BE PROVIDED]

     There can be no assurance that the Class Principal Balances of the Offered Notes will be reduced as indicated in the foregoing table, and the actual reductions in such Class Principal Balances may be slower (or, if an Event of Default occurs and is continuing and the Offered Notes have been declared due and payable, faster) than those indicated in the chart. See "Risk Factors" in the Prospectus for a discussion of various factors which may, individually or in the aggregate, affect the rate of reductions of the Class Principal Balances of the Offered Notes.

     Each Class becomes due on its Final Maturity Date. The entire unpaid principal amount of the Offered Notes will be due and payable on the date on which an Event of Default has occurred and is continuing, if the Indenture Trustee or holders of not less than a majority in principal amount of the Notes of all Series then outstanding have declared the Offered Notes to be immediately due and payable. See "Security for the Notes -- Events of Default; Rights Upon Event of Default" in the Prospectus.

OPTIONAL REDEMPTION

     The Offered Notes may be redeemed on any Payment Date commencing with the Payment Date on which the outstanding principal balance of the Offered Notes (after giving effect to payments that would otherwise be made on such date) has been reduced to less than five percent of the initial principal balance of the Offered Notes. Notice of such redemption will be given by the Indenture Trustee to each holder of Offered Notes to be redeemed by first-class mail, postage prepaid, mailed not less than 25 days nor more than 50 days prior to the date of redemption.

OVERCOLLATERALIZATION AMOUNT

     The 1998 TFO provides that the Trust, as the assignee of the Intangible Transition Property, is entitled to collect an additional amount (for the Offered Notes, the "Overcollateralization Amount"), which is intended to enhance the likelihood that payments on the Offered Notes will be made in accordance with their respective Expected Amortization Schedules. The Overcollateralization Amount established in connection with the issuance of the Offered Notes will be [$_________], which is 0.50 percent of the initial aggregate principal amount of the Offered Notes. The Overcollateralization Amount is scheduled to be collected over the life of the Offered Notes in accordance with the Schedule set forth hereinbelow. The Required Overcollateralization Level for the Offered Notes on each Payment Date is as follows:

                 REQUIRED OVERCOLLATERALIZATION LEVEL SCHEDULE

                                        Required                                                    Required
                                  Overcollateralization                                       Overcollateralization
        Payment Date                     Level                      Payment Date                     Level
        ------------              ---------------------             ------------              ---------------------


                                     [INFORMATION TO BE PROVIDED]

OTHER CREDIT ENHANCEMENT

     RESERVE SUBACCOUNT. IFC Collections available with respect to any Payment Date in excess of amounts necessary to (a) pay interest and make Scheduled Payments on the Notes (or if the Notes have been declared due and payable, to pay the Notes in full), (b) pay all related fees and expenses of the Trust and the Grantee, including the Servicing Fee and any Administration Fee, (c) replenish the Capital Subaccount up to the Required Capital Level, and (d) fund and maintain the Overcollateralization Subaccount up to the Required Overcollateralization Level (all as described under "Security for the Notes -- Allocations; Payments" in the Prospectus), will be allocated to the Reserve Subaccount. On each Payment Date, the Indenture Trustee will draw on amounts in the Reserve Subaccount, to the extent amounts available in the General Subaccount are insufficient to pay expenses of the Trust and pay interest and make Scheduled Payments on the Notes and to make other payments and transfers in accordance with the terms of the Indenture.

     CAPITAL SUBACCOUNT. Upon the issuance of the Offered Notes, the Trust will retain proceeds in the amount of [$_________], which is 0.50 percent of the initial aggregate Class Principal Balance for all of the Offered Notes less $100,000 in the aggregate for all series of Notes. Such amount is the Required Capital Level with respect to the Offered Notes and, together with the Required Capital Level with respect to any other Series of Notes, will be deposited into the Capital Subaccount. Withdrawals from and deposits to the Capital Subaccount will be made as described under "Security for the Notes -- Allocations; Payments" in the Prospectus.

ALLOCATIONS; PAYMENTS

     On each Payment Date, the Indenture Trustee will, at the direction of the Servicer, apply all amounts on deposit in the Collection Account in the manner described under "Security for the Notes -- Allocations; Payments" in the Prospectus.

             DESCRIPTION OF THE INTANGIBLE TRANSITION PROPERTY

1998 TFO

     The Funding Law authorizes the ICC to issue the 1998 TFO in favor of the Grantee at the request of Illinois Power to create and establish the 1998 ITP and to permit the Trust to issue the Offered Notes secured by the 1998 ITP. The total dollar amount of 1998 ITP authorized by the 1998 TFO is $1.634 billion, which represents the maximum dollar amount of IFC Charges which may be applied and invoiced over time by the Servicer on behalf of the Trust without further action by the ICC. In its application for the 1998 TFO, Illinois Power estimated $1.277 billion as the amount of IFC Charges which would be necessary to be billed through the Expected Maturity Date of all Classes of Offered Notes in order to pay interest and principal on the Offered Notes, based on certain assumptions set forth therein. The 1998 TFO also permits the sale of the Offered Notes in an aggregate principal amount not to exceed $864 million.

     The 1998 TFO creates and establishes, among other things, the 1998 ITP and authorizes the imposition and collection of the IFC Charges, which constitute separate non-bypassable usage-based charges expressed in cents per kilowatt-hour payable by Customers in an aggregate amount sufficient to repay in full the Offered Notes, fund the Overcollateralization Subaccount and pay all related fees and expenses. The 1998 TFO entitles the Trust, as the assignee of the 1998 ITP from the Grantee, to receive the payments made pursuant to the IFC Charges from all Customers through December 31, 2008 or, if later, until the Trust has received IFC Collections sufficient to retire all the outstanding Offered Notes and cover related fees and expenses. Subsequent Transitional Funding Orders may authorize and create additional Intangible Transition Property and additions to the IFC Charges in order to pay interest and principal on other Series of Notes to be issued in connection therewith, together with related fees, expenses and the Required Overcollateralization Level and Required Capital Level established with respect to such Series of Notes.

     The 1998 Authorized IFC Charges set forth in the 1998 TFO (which may be increased by the ICC in connection with the issuance of a subsequent Transitional Funding Order), which Illinois Power believes are higher than will actually be required, based on certain conservative assumptions contained in its application for the 1998 TFO, are as follows:

                                                          IFC CHARGE
                 IFC CUSTOMER CLASS                    (CENTS PER KWH)
                 ------------------                    ---------------
Residential                                                  1.74
Small Commercial                                             1.64
Large Commercial                                             1.32
Municipal                                                    1.54

Industrial Firm                                              1.00
Industrial High Load Factor Firm                             0.45
Industrial Non-Firm                                          0.26

     As required by the Funding Law, any increase in the amount of the IFC Charges for any of the IFC Customer Classes beyond the level of the 1998 Authorized IFC Charges for such IFC Customer Class set forth in the immediately preceding table shall require Illinois Power or any successor Utility thereto to file an amendatory tariff adjusting the amounts otherwise billed by Illinois Power or such successor Utility for Applicable Rates to offset the amount of such excess (or, if Illinois Power or such successor Utility shall have previously filed any such amendatory tariffs, the incremental amount of such excess).

     In connection with the issuance and pricing of the Offered Notes, Illinois Power filed the 1998 IFC Tariff with the ICC which provides for, among other things, certain revisions to the IFC Charges. The actual initial cents per kilowatt-hour IFC Charge payable by each of the seven (7) IFC Customer Classes beginning on the Series Issuance Date is as follows:

                                                          IFC CHARGE
                 IFC CUSTOMER CLASS                    (CENTS PER KWH)
                 ------------------                    ---------------

Residential
Small Commercial
Large Commercial                                      [TO BE PROVIDED]
Municipal
Industrial Firm
Industrial High Load Factor Firm
Industrial Non-Firm

ADJUSTMENTS TO INSTRUMENT FUNDING CHARGES

     The Servicing Agreement and the 1998 TFO require the Servicer to calculate and implement Adjustments to the IFC Charges which are designed to enhance the likelihood that the IFC Collections which are remitted to the Collection Account will be sufficient to (a) pay interest and make Scheduled Payments on the Notes, (b) pay all related fees and expenses of the Trust and the Grantee, including the Servicing Fee and any Administration Fee, (c) replenish the Capital Subaccount up to the Required Capital Level, and (d) fund and maintain the Overcollateralization Subaccount up to the Required Overcollateralization Level. In addition, the IFC Charges will be increased in connection with the issuance of additional Notes pursuant to any subsequent Transitional Funding Order, to a level calculated to be sufficient over time to provide for, among other things, payment of all interest and principal in respect of all outstanding Notes.

     Each Adjustment will be calculated by the Servicer within the one-month period following the end of each Reconciliation Period. The [annual] [semiannual] Reconciliation Period for the Offered Notes will be January 1 through [June 30 and July through] December 31. The changes in IFC Charges, if any, resulting from an Adjustment will take effect on the first day of the second month following the Reconciliation Period (each, an "Adjustment Date"). The initial Adjustment Date for the Offered Notes will be [FEBRUARY 1, 2000/AUGUST 1, 1999].

     See "Description of the Intangible Transition Property --Adjustments to Instrument Funding Charges" in the Prospectus.

                                 THE SERVICER

     The following information supplements that provided under the heading "The Servicer" in the Prospectus. For a more complete discussion of the Servicer, see "The Servicer" in the Prospectus.

                 [SUPPLEMENTAL FINANCIAL INFORMATION, IF ANY]

                                  SERVICING

GENERAL

     The Servicer will manage, service and administer, and make collections in respect of, the Intangible Transition Property pursuant to the Servicing Agreement between the Servicer and the Grantee. The Servicer may not resign from its obligations and duties under the Servicing Agreement unless certain requirements are met. The 1998 TFO does not require approval by the ICC of such resignation. For a detailed discussion of the Servicer's procedures, the manner in which payments from Customers are remitted to the Collection Account, and related matters, see "Servicing" in the Prospectus.

     The Servicer will be required by law to allow an Alternative
Retail Electric Supplier ("ARES") who chooses to do so to bill customers for the services provided by the ARES and the services provided by the Servicer, including the IFC Charges, and thus will be required to allow such ARES to collect and remit IFC Charges. The Servicer will have certain rights and remedies with respect to such ARES as provided by the Amendatory Act and the 1998 TFO. See "Risk Factors -- Potential Servicing Issues --Reliance on Alternative Retail Electric Suppliers" and "Servicing -- Alternative Retail Electric Suppliers and Other Third-Party Collectors" in the Prospectus.

NO SERVICER ADVANCES

     The Servicer will not make any advances of interest or principal on the Offered Notes.

SERVICING COMPENSATION

     The Servicer will be entitled to receive a servicing fee on each Payment Date, in an amount equal to (a) $________, for so long as IFC Charges are billed concurrently with charges otherwise billed by the Servicer to Customers and (b) not to exceed $_______ if IFC Charges are not billed concurrently with charges otherwise billed by the Servicer to Customers. (Under the Servicing Agreement, Illinois Power or any successor thereto is required to bill IFC Charges concurrently with charges for electric service or Applicable Rates, so long as Illinois Power or such successor is billing Customers for such electric service or Applicable Rates.) The Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Payment Dates) will be paid solely to the extent funds are available therefor as described under "Security for the Notes --Allocations; Payments" in the Prospectus. The Servicing Fee will be paid prior to the payment of any amounts in respect of interest on and principal of the Offered Notes. The Servicer will be entitled to retain as additional compensation net investment income on IFC Payments received by the Servicer prior to remittance thereof to the Collection Account and the portion of late fees, if any, paid by Customers relating to the IFC Payments.

STATEMENTS BY SERVICER

     For each Remittance Date and each Payment Date, the Servicer will provide the statements and reports described under "Servicing -- Statements by Servicer" in the Prospectus.

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     Illinois Power has received a ruling from the Internal Revenue Service holding that, among other things, (a) the Trust's issuance and sale of the Offered Notes and the transfer of the proceeds of such issuance to Illinois Power will not result in gross income to the Grantee, the Trust or Illinois Power and (b) the Offered Notes will constitute obligations of Illinois Power for federal income tax purposes. See "Certain United States Federal Income Tax Considerations" in the Prospectus.

     The Indenture provides that a Noteholder and any persons holding a beneficial interest in the Offered Notes, by acquiring any Offered Note or interest therein, agrees to treat the Offered Note as indebtedness of Illinois Power secured by the Note Collateral for purposes of federal, state and local income and franchise taxes, and any other taxes imposed upon, measured by, or based upon gross or net income, unless otherwise required by appropriate taxing authorities.

     For a discussion of certain United States federal income and estate tax considerations relevant to the purchase, ownership and disposition of the Notes by the initial beneficial owners thereof, see "Certain United States Federal Income Tax Considerations" in the Prospectus.

                                 UNDERWRITING

     Subject to the terms and conditions set forth in the Underwriting Agreement, the Trust has agreed to sell to each of the Underwriters named below (the "Underwriters"), and each of the Underwriters, for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated, ____________and ________________ are acting as representatives, has severally agreed to purchase, the respective principal amounts of the Offered Notes set forth opposite its name below.


                         Class        Class         Class        Class         Class        Class          Class         Class
                          A-1          A-2           A-3          A-4           A-5          A-6            A-7           A-8
        Name             Notes        Notes         Notes        Notes         Notes        Notes          Notes         Notes
        ----             -----        -----         -----        -----         -----        -----          -----         -----
Merrill Lynch,
Pierce, Fenner &
Smith
Incorporated

Total...............  $            $             $            $             $            $             $              $
                       -----------  -----------   -----------  -----------   -----------  -----------   ------------  ---------
                       -----------  -----------   -----------  -----------   -----------  -----------   ------------  ---------


         Under the terms and conditions of the Underwriting Agreement, the Underwriters are committed to take and to pay for all of the Offered Notes offered hereby, if any are taken.

         The Underwriters propose to offer the Offered Notes in part directly to the public at the initial public offering price set forth on the cover page of this Prospectus Supplement, and in part to certain securities dealers at such price less a concession not in excess of _______ percent of the principal amount of the Class A-1 Notes, ______ percent of the principal amount of the Class A-2 Notes, ______ percent of the principal amount of the Class A-3 Notes, ______ percent of the principal amount of the Class A-4 Notes, ______ percent of the principal amount of the Class A-5 Notes, ______ percent of the principal amount of the Class A-6 Notes,______ percent of the principal amount of the Class A-7 Notes, and _____ percent of the principal amount of the Class A-8 Notes. The Underwriters may allow and such dealers may reallow a concession, not in excess of _______ percent of the principal amount of the Class A-1 Notes, ______ percent of the principal amount of the Class A-2 Notes, ______ percent of the principal amount of the Class A-3 Notes, ______ percent of the principal amount of the Class A-4 Notes, ______ percent of the principal amount of the Class A-5 Notes, ______ percent of the principal amount of the Class A-6 Notes, ______ percent of the principal amount of the Class A-7 Notes and _______ percent of the principal amount of the Class A-8 Notes. After the Offered Notes are released for sale to the public, the offering price and other selling terms may from time to time be varied by the Underwriters.

         The Offered Notes are a new issue of securities with no established trading market. The Offered Notes will not be listed on any securities exchange. The Trust has been advised by the Underwriters that they intend to make a market in the Offered Notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Offered Notes.

         In connection with the offering, the Underwriters may purchase and sell the Offered Notes in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the Offered Notes; and syndicate short positions involve the sale by the Underwriters of a greater number of Offered Notes than they are required to purchase from the Trust in the offering. The Underwriters also may impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers in respect of the Offered Notes sold in the offering for their account may be reclaimed by the syndicate if such Offered Notes are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Offered Notes, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued at any time.

         Under the terms of the Underwriting Agreement, the Trust has agreed to reimburse the Underwriters for certain expenses.

         The Grantee and Illinois Power have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act.

                                       RATINGS

         It is a condition of issuance of the Offered Notes that the Offered Notes be rated [___] by Duff & Phelps Credit Rating Company, [____] by Fitch IBCA, Inc., [____] by Moody's Investors Service, Inc. and [____] by Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. No person is obligated to maintain the rating on any Offered Note, and, accordingly, there can be no assurance that the ratings assigned to any Class of Offered Notes upon initial issuance will not be revised or withdrawn by a Rating Agency at any time thereafter. If a rating of any Class of Offered Notes is revised or withdrawn, the liquidity of such Class of Offered Notes may be adversely affected. In general, ratings address credit risk and do not represent any assessment of the rate of principal payments.

                                     LEGAL MATTERS

         Certain legal matters relating to the Offered Notes will be passed upon by Schiff Hardin & Waite, Chicago, Illinois, counsel to Illinois Power, the Grantee and the Trust. Certain federal income tax consequences of the issuance of the Offered Notes will be passed upon by Mayer Brown & Platt, Chicago, Illinois, tax counsel to Illinois Power. Certain legal matters relating to the Offered Notes will be passed upon by Richards, Layton & Finger, P.A., special Delaware counsel to the Trust and the Delaware Trustee, and by Brown & Wood LLP, New York, New York, counsel to the Underwriters.

                          INDEX OF PRINCIPAL DEFINITIONS

         Set forth below is a list of the defined terms used in this Prospectus Supplement and defined herein and the pages on which the definitions of such terms may be found herein. Certain defined terms used in this Prospectus Supplement are defined in the Prospectus. See "Index of Principal Definitions" in the Prospectus.


                                                                                                               DEFINED
DEFINED TERM                                                                                                   ON PAGE
------------                                                                                                   -------
1998 Authorized IFC Charges...................................................................................  S-10
1998 IFC Tariff...............................................................................................  S-11
1998 ITP......................................................................................................  S-9
1998 TF0......................................................................................................  S-6,24

Adjustments...................................................................................................  S-11
Adjustment Date...............................................................................................  S-26
Administration Agreement......................................................................................  S-9
Administrator.................................................................................................  S-9
ARES..........................................................................................................  S-27

Book-Entry Note...............................................................................................  S-17

Capital Subaccount............................................................................................  S-14
Cede..........................................................................................................  S-17
Class.........................................................................................................  S-8
Class Principal Balance.......................................................................................  S-8
Code..........................................................................................................  S-18
Commission....................................................................................................  S-4
Customers...................................................................................................... S-10

Delaware Trustee..............................................................................................  S-9
DTC...........................................................................................................  S-4,17

ERISA.........................................................................................................  S-18
Exchange Act..................................................................................................  S-4
Expected Maturity Date........................................................................................  S-12

Final Maturity Date...........................................................................................  S-12
Floating Rate Notes...........................................................................................  S-8

General Subaccount............................................................................................  S-14
Grantee.......................................................................................................  S-4,9

IFC Charges...................................................................................................  S-10

                                       S-32





Illinois Power................................................................................................  S-9
Indenture Trustee.............................................................................................  S-10

Note Interest Rate............................................................................................  S-20
Noteholders...................................................................................................  S-4,19
Notes.........................................................................................................  S-19

Offered Notes.................................................................................................  S-1,6
Original Note Principal Balance...............................................................................  S-8
Overcollateralization Amount..................................................................................  S-22
Overcollateralization Subaccount..............................................................................  S-14

Payment Date..................................................................................................  S-3
Plans.........................................................................................................  S-18
Prospectus....................................................................................................  S-3

Rating Agency.................................................................................................  S-18
Reconciliation Period.........................................................................................  S-26
Record Date...................................................................................................  S-12
Required Capital Level........................................................................................  S-16
Required Overcollateralization Level..........................................................................  S-22
Reserve Subaccount............................................................................................  S-14

Series Issuance Date..........................................................................................  S-6
Servicer......................................................................................................  S-9
Servicing Fee.................................................................................................  S-16
Swap Agreement................................................................................................  S-6

Trust.........................................................................................................  S-9
Trust Agreement...............................................................................................  S-9

Underwriters..................................................................................................  S-28

                         (THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK)

                 SUBJECT TO COMPLETION, DATED SEPTEMBER 16, 1998.

PROSPECTUS

                     ILLINOIS POWER SPECIAL PURPOSE TRUST
                       TRANSITIONAL FUNDING TRUST NOTES

                              ISSUABLE IN SERIES

                                  ----------

                            ILLINOIS POWER COMPANY,

                                   SERVICER

                                  ----------


                  The Illinois Power Special Purpose Trust Transitional Funding Trust Notes (the "Notes") offered hereby in an aggregate principal amount of up to $864,000,000 may be sold from time to time in series (each, a "Series"), each of which may be comprised of one or more classes (each, a "Class"), as described in the related Prospectus Supplement. Each Series of Notes will be issued by the Illinois Power Special Purpose Trust (the "Trust"), a Delaware business trust to be created under a Declaration of Trust (the "Trust Agreement"), by and among a Delaware trustee (the "Delaware Trustee") and Beneficiary Trustees to be named in the related Prospectus Supplement.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 ----------

PROSPECTIVE INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE INFORMATION SET FORTH UNDER THE CAPTION "RISK FACTORS," WHICH BEGINS ON PAGE 29 HEREIN.

THE NOTES OFFERED HEREBY DO NOT CONSTITUTE A DEBT OR LIABILITY OF THE STATE OF ILLINOIS OR ANY POLITICAL SUBDIVISION THEREOF AND DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF ILLINOIS POWER COMPANY OR ANY OF ITS AFFILIATES. NONE OF THE NOTES OR THE UNDERLYING INTANGIBLE TRANSITION PROPERTY WILL BE GUARANTEED OR INSURED BY ILLINOIS POWER OR ITS AFFILIATES.


                                       (i)

                               ----------

THE INTANGIBLE TRANSITION PROPERTY ASSIGNED TO THE TRUST BY ILLINOIS POWER SECURITIZATION LIMITED LIABILITY COMPANY, CERTAIN OTHER ASSETS OF THE TRUST AND PAYMENTS ON ANY RELATED SWAP AGREEMENT (SOLELY WITH RESPECT TO CLASSES OF NOTES BEARING INTEREST AT FLOATING RATES), WILL BE THE SOLE SOURCE OF PAYMENTS ON THE NOTES. NEITHER ILLINOIS POWER COMPANY NOR ANY OF ITS AFFILIATES WILL HAVE ANY OBLIGATIONS IN RESPECT OF THE NOTES OR THE INTANGIBLE TRANSITION PROPERTY, EXCEPT AS EXPRESSLY SET FORTH HEREIN OR IN THE RELATED PROSPECTUS SUPPLEMENT.

                               ----------

TRANSITIONAL FUNDING ORDERS AUTHORIZING THE ISSUANCE OF THE NOTES DO NOT CONSTITUTE A PLEDGE OF THE FULL FAITH AND CREDIT OF THE STATE OF ILLINOIS OR OF ANY OF ITS POLITICAL SUBDIVISIONS. THE ISSUANCE OF THE NOTES UNDER THE ILLINOIS ELECTRIC UTILITY TRANSITIONAL FUNDING LAW OF 1997 SHALL NOT DIRECTLY, INDIRECTLY OR CONTINGENTLY OBLIGATE THE STATE OF ILLINOIS OR ANY POLITICAL SUBDIVISION THEREOF TO LEVY OR TO PLEDGE ANY FORM OF TAXATION THEREFOR OR TO MAKE ANY APPROPRIATION FOR THEIR PAYMENT.

                  THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF SECURITIES OFFERED HEREBY UNLESS ACCOMPANIED BY THE RELATED PROSPECTUS SUPPLEMENT.

                  Prospective investors should refer to the "Index of Principal Definitions" which begins on page 144 herein for the location of the definitions of capitalized terms that appear in this Prospectus.

_______________, 1998.

                  By one or more orders of the Illinois Commerce Commission (the "ICC"), in accordance with the Illinois Electric Utility Transitional Funding Law of 1997, Article XVIII of the Illinois Public Utilities Act (the "Funding Law"), the Intangible Transition Property will be created and will be granted by the ICC to Illinois Power Securitization Limited Liability Company, a special purpose Delaware limited liability company (the "Grantee"), whose sole member is Illinois Power Company ("Illinois Power"). The Intangible Transition Property, among other things, will represent a current right to receive IFC Charges. The IFC Charges are non-bypassable usage-based per kilowatt-hour charges to be imposed against, with certain limited exceptions described herein, customers of Illinois Power, and collections thereof will be the primary source of payment of principal and interest on the Notes. Pursuant to one or more Intangible Transition Property Sale Agreements between the Grantee and the Trust (each, a "Sale Agreement"), the Grantee will assign its rights in, to and under the related Intangible Transition Property, the Servicing Agreement and other

                                   ----------
                                       (ii)
related assets to the Trust. Illinois Power will also enter into one or more Agreements Relating to Grant of Intangible Transition Property (each, a "Grant Agreement") for the benefit of the Grantee, the rights under which will be assigned to the Trust pursuant to the related Sale Agreement. See "Description of the Intangible Transition Property -- Sale and Assignment of Intangible Transition Property." Illinois Power will act as initial servicer of the Intangible Transition Property (in its capacity as servicer, and together with any successor servicer, the "Servicer") pursuant to the Intangible Transition Property Servicing Agreement (the "Servicing Agreement") between Illinois Power and the Grantee. See "Servicing."

                  The Notes will be secured primarily by the Intangible Transition Property, as described under "Prospectus Summary -- Intangible Transition Property" and "Description of the Intangible Transition Property." The Notes will also be secured by the Grant Agreement, the Sale Agreement and the Servicing Agreement, the Collection Account and all amounts of cash or investment property on deposit therein or credited thereto from time to time; with respect to Floating Rate Notes only, any interest rate exchange agreement (a "Swap Agreement") executed solely to permit the issuance of Notes that accrue interest at a variable rate based on the index described in the related Prospectus Supplement (the "Floating Rate Notes"); all rights to compel Illinois Power, as Servicer (or any successor) to file for and obtain adjustments to the IFC Charges; and all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds in respect of any or all of the foregoing. See "Security for the Notes -- Pledge of Note Collateral."

                  The Trust will issue to investors separate Series of Notes from time to time upon terms determined at the time of sale and described in the related Prospectus Supplement. Each Series may be issuable in one or more Classes. A Series may include Classes which differ as to the interest rate, timing, sequential order and amount of distributions of principal or interest or both or otherwise. As more specifically described under "Security for the Notes -- Allocations; Payments," the Trust will use all payments made with respect to Intangible Transition Property (including net investment earnings thereon) to pay certain expenses described in this Prospectus, interest due on the Notes and principal payable on the Notes, allocated among the Series and Classes of Notes based on the priorities described in this Prospectus and in the related Prospectus Supplement except that investment earnings on amounts on deposit in the Collection Account shall, to the extent such amounts are not otherwise required to make other payments described herein, or in the related Prospectus Supplement, be paid to the Trust or as it directs. All principal not previously paid, if any, on any Note will be due and payable on the Final Maturity Date of such Note. The Intangible Transition Property, certain other assets of the Trust and, solely with respect to any Floating Rate Notes, payments pursuant to any Swap Agreement entered into with respect to the issuance of any such Floating Rate Notes (or any Class thereof) will be the only source of payments on the Notes of such Series (or any Class thereof). While the specific terms of any Series of Notes (and the Classes, if any, thereof) will be described in the related Prospectus Supplement, the terms of such Series and any Classes thereof will not be subject to prior review by, or consent of, the holders of the Notes of any previously issued Series.

                                      (iii)

                  Offers of the Notes of a Series may be made through one or more different methods, including offerings through underwriters, as described under "Plan of Distribution" herein and "Underwriting" in the related Prospectus Supplement. There will have been no secondary market for the Notes of any Series prior to the offering thereof. There can be no assurance that a secondary market for any Series of Notes will develop or, if one does develop, that it will continue. It is not anticipated that any of the Notes will be listed on any securities exchange.

                  No dealer, salesperson, or any other person has been authorized to give any information, or to make any representations, other than those contained in this Prospectus or the related Prospectus Supplement and, if given or made, such information or representations must not be relied upon as having been authorized by Illinois Power, the Trust or any dealer, salesperson, or any other person. Neither the delivery of this Prospectus or the related Prospectus Supplement nor any sale made hereunder or thereunder shall under any circumstances create an implication that there has been no change in the information herein or therein since the date hereof. This Prospectus and the related Prospectus Supplement do not constitute an offer to sell or a solicitation of an offer to buy any security in any jurisdiction in which it is unlawful to make such offer or solicitation.

                  UNTIL 90 DAYS AFTER THE DATE OF EACH PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE RELATED SERIES OF NOTES, WHETHER OR NOT PARTICIPATING IN THE DISTRIBUTION THEREOF, MAY BE REQUIRED TO DELIVER THIS PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                         AVAILABLE INFORMATION

                  The Grantee has filed with the Securities and Exchange Commission (the "Commission") a registration statement (as amended, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Notes. This Prospectus, which forms a part of the Registration Statement, and any Prospectus Supplement describe the material terms of each document filed as an exhibit to the Registration Statement; however, this Prospectus and any Prospectus Supplement do not contain all of the information contained in the Registration Statement and the exhibits thereto. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission are not necessarily complete, and in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference. For further information, reference is made to the Registration Statement and the exhibits thereto, which are available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices located as follows:
Chicago Regional Office, Citicorp Center, 500 West Madison

                                       (iv)

Street, Suite 1400, Chicago, Illinois 60661-2511; and New York
Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of the Registration Statement and exhibits thereto may be obtained at the above locations at prescribed rates. Information filed with the Commission can also be inspected at the Commission's site on the World Wide Web at http://www.sec.gov.

                  The Grantee will file with the SEC such periodic reports with respect to each Series of Notes as are required by the Securities Exchange Act of 1934, as amended (the "Exchange Act "), and the rules, regulations or orders of the SEC thereunder. The Grantee may discontinue filing periodic reports under the Exchange Act at the beginning of the fiscal year following the issuance of the Notes of any Series if there are fewer than 300 holders of such Notes.

                           REPORTS TO HOLDERS

                  Unless and until the Notes are no longer issued in book-entry form, the Servicer will provide to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Notes, and, upon request, to Participants of DTC, periodic reports concerning the Notes. See "Security for the Notes -- Reports to Noteholders." Such reports may be made available to the holders of interests in the Notes (the "Noteholders") upon request to their Participants. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The financial information provided to Noteholders will not be examined and reported upon, nor will an opinion thereon be provided, by any independent public accountant.

              INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

                  All reports and other documents filed by the Grantee pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference in this Prospectus and to be part hereof. Any statement contained herein or in a Prospectus Supplement, or in a document incorporated or deemed to be incorporated by reference herein or therein shall be deemed to be modified or superseded for purposes of this Prospectus and any Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or any Prospectus Supplement.

                  The Grantee will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any of or all the documents incorporated herein by reference (other than exhibits to such documents). Requests for such copies should be directed to the Grantee at Illinois Power

                                       (v)

Securitization Limited Liability Company at 500 South 27th Street, Decatur, Illinois 62521, or by telephone at (217) 424 - ____, Attention: __________.

                             PROSPECTUS SUPPLEMENT

                  The Prospectus Supplement for a Series of Notes will describe, among other things, the following terms of such Series and, if applicable, the Classes thereof: (a) the designation of the Series and, if applicable, the Classes thereof, (b) the principal amount, (c) the annual rate at which interest accrues, or if the Trust has entered into a Swap Agreement with respect to such Series, the index on which a variable rate of interest will be based, (d) the dates on which payments of interest and principal are scheduled to occur, (e) the Expected Maturity Date and the Final Maturity Date of such Series, (f) the initial Adjustment Date of, and the Reconciliation Period for such Series, (g) the issuance date of the Series, (h) the place or places for the payment of principal and interest,
(i) the authorized denominations, (j) the provisions for optional redemption of such Series or Class by the Trust, (k) the Expected Amortization Schedule for principal of such Series and, if applicable, the Classes thereof, (l) the initial IFC Charges authorized in connection with the issuance of such Series by the related Transitional Funding Order, and the IFC Charges imposed as of the date of issuance of such Series, (m) the total dollar amount of Intangible Transition Property authorized by the related Transitional Funding Order, (n) any other terms of such Series and any Class thereof that are not inconsistent with the provisions of the Notes and that will not result in any Rating Agency reducing or withdrawing its then current rating of any outstanding Series or Class of Notes, (o) the identity of the Indenture Trustee, the Delaware Trustee and the Beneficiary Trustees, and (p) the terms of any Swap Agreement executed solely to permit the issuance of any Floating Rate Notes.

                                       (vi)

                                                   TABLE OF CONTENTS
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AVAILABLE INFORMATION...............................................................................................iv

REPORTS TO HOLDERS...................................................................................................v

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE......................................................................v

PROSPECTUS SUPPLEMENT...............................................................................................vi

TABLE OF CONTENTS..................................................................................................vii

PROSPECTUS SUMMARY...................................................................................................1

RISK FACTORS........................................................................................................29
         Unusual Nature of Intangible Transition Property...........................................................29
         Legal Challenges...........................................................................................29
         Possible Amendment or Repeal of Amendatory Act: Breach of State Pledge; Limited Rights and Remedies........30
         Limit on Amount of Intangible Transition Property..........................................................31
         Potential Servicing Issues.................................................................................31
                  Reliance on Servicer..............................................................................31
                  Inaccurate Usage and Credit Projections...........................................................32
                  Delays Caused by Changes in Payment Terms.........................................................32
                  Limited Credit Policy and Procedures..............................................................33
                  Reliance on Alternative Retail Electric Suppliers.................................................33
                  Commingling of IFC Payments With Servicer's Other Funds; Investment of IFC
                    Payments for Servicer's Account.................................................................34
                  Year 2000 Issues..................................................................................35
         Uncertainties Related to the Electric Industry Generally...................................................35
                  Untried New Illinois Market Structure.............................................................35
                  Technological Change..............................................................................36
                  Municipalization..................................................................................37
                  Changes in General Economic Conditions and Electricity Usage......................................37
         Changing Regulatory and Legislative Environment............................................................38
         Reliance on Broad Base of Customers........................................................................38
         Reduction in Amount of Revenue From Applicable Rates.......................................................39
         Bankruptcy and Creditors' Rights Issues....................................................................43
                  Potential Bankruptcy of Illinois Power or the Grantee.............................................43
                  Potential Bankruptcy of the Servicer..............................................................45
         Nature of the Notes........................................................................................46
                  Limited Liquidity.................................................................................46
                  Restrictions on Book-Entry Registration...........................................................46

                                       (vii)

                  Limited Recourse Obligations......................................................................46
                  Expected Issuance of Additional Series of Notes; Other Transitional Funding Orders................47
                  Limited Nature of Ratings.........................................................................47
                  Uncertain Payment Amounts and Weighted Average Life...............................................48
                  Effect of Optional Redemption on Weighted Average Life and Yield..................................48
                  Additional Risks of Floating Rate Notes...........................................................49

ELECTRIC INDUSTRY RESTRUCTURING IN ILLINOIS.........................................................................50
         General  ..................................................................................................50
         Amendatory Act Overview....................................................................................50
         Transition Charges.........................................................................................51
         Transition Period..........................................................................................53
         Alternative Retail Electric Suppliers......................................................................54
         Competitive Services.......................................................................................55
         Federal Initiatives; Increased Competition.................................................................55

DESCRIPTION OF THE INTANGIBLE TRANSITION PROPERTY...................................................................56
         Creation of Intangible Transition Property Under the Funding Law...........................................56
         Limitations on the Amounts of Transitional Funding Instruments, Intangible Transition Property
                  and Instrument Funding Charges Which Can Be Authorized; Permitted Use of Proceeds.................58
         Imposition and Collection of Instrument Funding Charges; Adjustment Mechanism..............................60
         The Transitional Funding Order Issued at the Request of Illinois Power.....................................62
         Transactions Pursuant to the Transitional Funding Order....................................................64
         Non-bypassable Instrument Funding Charges..................................................................65
         Adjustments to Instrument Funding Charges..................................................................65
         Sale and Assignment of Intangible Transition Property......................................................67
         Grant Agreement............................................................................................69
         Representations and Warranties of Illinois Power...........................................................69
         Covenants of Illinois Power................................................................................71
         Amendment of Grant Agreement...............................................................................73
         Indemnification Obligations of Illinois Power..............................................................74
         Sale Agreement.............................................................................................74
         Representations And Warranties of Grantee..................................................................75
         Covenants of the Grantee...................................................................................77
         Amendment of Sale Agreement................................................................................79
         Indemnification Obligations of the Grantee.................................................................79

CERTAIN PAYMENT, WEIGHTED AVERAGE LIFE AND YIELD CONSIDERATIONS.....................................................81

THE TRUST...........................................................................................................82

                                       (viii)

THE GRANTEE.........................................................................................................83
         Managers and Officers......................................................................................83

THE SERVICER........................................................................................................84
         General  ..................................................................................................84
         Illinois Power Customer Base, Electric Energy Consumption and Base Rates...................................84
         Forecasting Electricity Consumption........................................................................88
         Forecast Variances.........................................................................................88
         Credit Policy; Billing; Collections; Restoration of Service ...............................................89
                  Credit Policy.....................................................................................90
                  Billing Process...................................................................................90
                  Collection Process................................................................................91
                  Restoration of Service............................................................................92
         Loss and Delinquency Experience............................................................................92
         Delinquencies..............................................................................................93
         Year 2000 Issues...........................................................................................95

SERVICING...........................................................................................................96
         Servicing Procedures.......................................................................................96
         Servicing Standards and Covenants..........................................................................97
         Remittances to Collection Account..........................................................................98
         No Servicer Advances.......................................................................................99
         Servicing Compensation.....................................................................................99
         Alternative Retail Electric Suppliers and Other Third-Party Collectors....................................100
         Servicer Representations and Warranties...................................................................101
         Statements by Servicer....................................................................................102
         Evidence as to Compliance.................................................................................102
         Certain Matters Regarding the Servicer....................................................................102
         Servicer Defaults.........................................................................................103
         Rights Upon Servicer Default..............................................................................104
         Waiver of Past Defaults...................................................................................104
         Successor Servicer........................................................................................105
         Amendment.................................................................................................105
         Termination...............................................................................................105

DESCRIPTION OF THE NOTES...........................................................................................106
         General  .................................................................................................106
         Interest and Principal....................................................................................107
         Payments on the Notes.....................................................................................108
         Floating Rate Notes.......................................................................................109
         Registration and Transfer of the Notes....................................................................109
         Book-Entry Registration...................................................................................110
         Definitive Notes..........................................................................................114
         Optional Redemption.......................................................................................115
         Conditions of Issuance of Additional Series...............................................................115

                                       (ix)

         List of Noteholders.......................................................................................116

SECURITY FOR THE NOTES.............................................................................................117
         General  .................................................................................................117
         Pledge of Note Collateral.................................................................................117
         Security Interest in Note Collateral......................................................................118
                  Creation and Perfection of Security Interest Under the Funding Law...............................118
                  Right of Foreclosure.............................................................................119
                  Filings Made With Respect to the Intangible Transition Property .................................119
         Description of Indenture Accounts.........................................................................119
                  Collection Account...............................................................................119
                  General Subaccount...............................................................................120
                  Reserve Subaccount...............................................................................120
                  Overcollateralization Subaccount.................................................................120
                  Capital Subaccount...............................................................................121
         Allocations; Payments.....................................................................................121
         State Pledge..............................................................................................123
         Reports to Noteholders....................................................................................124
         Supplemental Indentures...................................................................................125
         Certain Covenants of the Delaware Trustee and the Trust...................................................125
         Events of Default; Rights Upon Event of Default...........................................................128
         Actions by Noteholders....................................................................................130
         Annual Compliance Statement...............................................................................130

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS............................................................131
         Tax Consequences to United States Noteholders.............................................................132
                  United States Noteholder.........................................................................132
                  Payments of Interest.............................................................................132
                  Original Issue Discount..........................................................................132
                  Market Discount and Premium......................................................................132
                  Sale, Exchanges, Redemption or Retirement of the Notes...........................................132
         Tax Consequences to Non-United States Noteholders.........................................................133
         Backup Withholding and Information Reporting..............................................................136

ERISA CONSIDERATIONS...............................................................................................139

USE OF PROCEEDS....................................................................................................141

PLAN OF DISTRIBUTION...............................................................................................141

RATINGS  ..........................................................................................................142

LEGAL MATTERS......................................................................................................142

EXPERTS  ..........................................................................................................143

                                                        (x)





INDEX OF PRINCIPAL DEFINITIONS..................................................................................144

INDEX OF FINANCIAL STATEMENTS...................................................................................F-1

                                                       (xi)

                               PROSPECTUS SUMMARY

     The following Prospectus Summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each Series of Notes contained in the related Prospectus Supplement. Capitalized terms used but not defined in this Prospectus Summary have the meanings ascribed to such terms elsewhere in this Prospectus. The Index of Principal Definitions which begins on page 144 sets forth the pages on which the definitions of certain principal terms appear.

Transaction Overview................   The Illinois Electric Utility Transitional
                                       Funding Law of 1997 (the "Funding Law") permits
                                       Illinois electric utilities (each, a "Utility",
                                       and collectively, the "Utilities"), including
                                       Illinois Power Company, an Illinois corporation
                                       ("Illinois Power"), and other permitted issuers,
                                       including the Trust, to issue transitional
                                       funding instruments, such as the Notes, in an
                                       aggregate amount for each Utility not to exceed,
                                       among certain other restrictions, 50% of such
                                       Utility's total capitalization as of December 31,
                                       1996; provided, however, that prior to August 1,
                                       1999, the maximum amount of transitional funding
                                       instruments may not exceed 25% of such Utility's
                                       total capitalization as of December 31, 1996.

                                       Pursuant to the Funding Law, the Illinois
                                       Commerce Commission (the "ICC") has issued and
                                       may hereafter issue one or more transitional
                                       funding orders in favor of the Grantee at the
                                       request of Illinois Power (each, a "Transitional
                                       Funding Order") each of which provides, among
                                       other things, for the creation of Intangible
                                       Transition Property and the vesting thereof in
                                       the Grantee. The Intangible Transition Property
                                       created by each Transitional Funding Order, among
                                       other things, represents the right to impose and
                                       receive certain non-bypassable usage-based
                                       charges (expressed in cents per kilowatt-hour and
                                       included in the regular utility bills of existing
                                       and future electric service customers in Illinois
                                       Power's existing service area in Illinois,
                                       together with certain other "retail customers" as
                                       defined in the Illinois Public Utilities Act (the
                                       "Act")), and all related revenues, collections,
                                       claims, payments, money or proceeds thereof.
                                       These charges are non-bypassable in that
                                       Customers cannot avoid paying them regardless of
                                       from whom their electricity is purchased;
                                       provided, however, that such charges must be
                                       deducted from

                                       1

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
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                                       amounts which could otherwise be billed by
                                       Illinois Power (or its successor) or other
                                       provider of electric service to such Customers on
                                       account of its tariffed rates (or, in the case of
                                       Customers not taking tariffed services on account
                                       of private contracts, from the charges and rates
                                       for the equivalent services provided by Illinois
                                       Power). Illinois Power will enter into one or
                                       more Agreements Relating to Grant of Intangible
                                       Transition Property (each, a "Grant Agreement"
                                       and collectively, the "Grant Agreements"),
                                       relating to the grant by the ICC to the Grantee
                                       of all of the rights in and to the Intangible
                                       Transition Property created by the related
                                       Transitional Funding Order and containing certain
                                       representations, warranties and covenants with
                                       respect to such Intangible Transition Property.

                                       Pursuant to one or more Intangible Transition
                                       Property Sale Agreements between the Grantee and
                                       the Trust (each, a "Sale Agreement" and
                                       collectively, the "Sale Agreements"), the Grantee
                                       has assigned and may further assign its rights
                                       in, to and under the Intangible Transition
                                       Property created by the related Transitional
                                       Funding Order, the Servicing Agreement and
                                       certain other related assets to the Trust. The
                                       Trust, whose primary asset will be all of the
                                       Intangible Transition Property transferred to the
                                       Trust pursuant to the Sale Agreements, will issue
                                       the Notes, which will be sold to the underwriters
                                       named in each Prospectus Supplement. The Notes
                                       will be secured primarily by all of the
                                       Intangible Transition Property. The Notes also
                                       will be secured by the Grant Agreements, the Sale
                                       Agreements and the Intangible Transition Property
                                       Servicing Agreement between the Servicer and the
                                       Grantee (the "Servicing Agreement"); the
                                       Collection Account and all amounts of cash or
                                       investment property on deposit therein or
                                       credited thereto from time to time; with respect
                                       to Floating Rate Notes only, any interest rate
                                       exchange agreements (each, a "Swap Agreement")
                                       entered into with respect to the issuance of such
                                       Floating Rate Notes; all rights to compel
                                       Illinois Power, as Servicer (or any successor) to
                                       file for and obtain adjustments to the IFC
                                       Charges in accordance with Section 18-104(d) of
                                       the Funding Law, the Transitional Funding Orders
                                       and all tariffs filed with the ICC in connection
                                       therewith (each, an "IFC Tariff"); all present

                                       2

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
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                                       and future claims, demands, causes and choses in
                                       action in respect of any or all of the foregoing;
                                       and all payments on or under and all proceeds in
                                       respect of any or all of the foregoing. See
                                       "Security for the Notes."

                                       The IFC Charges will be calculated and adjusted
                                       from time to time to generate projected revenues
                                       expected to be sufficient over time to (a) pay
                                       interest and make Scheduled Payments on the
                                       Notes, (b) pay all related fees and expenses of
                                       the Trust and the Grantee, including the
                                       Servicing Fee and any Administration Fee, (c)
                                       replenish the Capital Subaccount up to the
                                       Required Capital Level, and (d) fund and maintain
                                       the Overcollateralization Subaccount up to the
                                       Required Overcollateralization Level. The IFC
                                       Charges will be subject to Adjustments, as
                                       described under "Description of the Intangible
                                       Transition Property -- Adjustments to the
                                       Instrument Funding Charges" over the term of each
                                       Series of Notes to enhance the likelihood of
                                       timely recovery of such amounts.

                                       3

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                                       The following diagram represents a general
                                       summary of the parties to the transactions
                                       contemplated hereby, their roles and their
                                       various relationship to the other parties.

                                 [GRAPHIC]

Risk Factors........................   Investors should consider the risks associated
                                       with an investment in the Notes. For a discussion
                                       of certain material risks associated therewith,
                                       investors should review the discussion under
                                       "Risk Factors" which begins on page 29.

Servicer/Administrator..............   Illinois Power, a subsidiary of Illinova
                                       Corporation, an Illinois corporation
                                       ("Illinova"), will act as the initial servicer
                                       (in such capacity, and together with any
                                       successor servicer, the "Servicer") of the
                                       Intangible Transition Property pursuant to the
                                       terms of the

                                       4

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

                                       Servicing Agreement, and as the initial
                                       administrator (in such capacity, and together
                                       with any successor administrator, the
                                       "Administrator") of the Grantee pursuant to the
                                       terms of an Administration Agreement between the
                                       Grantee and the Administrator (the
                                       "Administration Agreement").

                                       Illinois Power is a public utility primarily
                                       engaged in the business of generating,
                                       transmitting and distributing electric energy to
                                       customers in areas of central and southwestern
                                       Illinois, including the cities of Bloomington,
                                       Normal, Galesburg, Decatur, Champaign, Urbana,
                                       Danville, Centralia, Belleville, Edwardsville and
                                       Granite City. See "The Servicer."

Grantee.............................   The grantee of the Intangible Transition Property
                                       will be Illinois Power Securitization Limited
                                       Liability Company, a special purpose Delaware
                                       limited liability company (the "Grantee"), whose
                                       sole member is Illinois Power. In accordance with
                                       the Funding Law and each Transitional Funding
                                       Order, the Grantee shall be a grantee of the
                                       Intangible Transition Property, authorized to
                                       assign such Intangible Transition Property to the
                                       Trust as an assignee. Pursuant to a Sale
                                       Agreement, the Grantee will sell and assign all
                                       of its right, title and interest in the
                                       Intangible Transition Property, the Servicing
                                       Agreement and certain other related assets to the
                                       Trust.

Trust ..............................   The issuer of the Notes will be the Illinois
                                       Power Special Purpose Trust (the "Trust"), a
                                       Delaware business trust. In accordance with the
                                       Funding Law and the related Transitional Funding
                                       Order, the Trust shall be entitled to receive the
                                       Intangible Transition Property created by such
                                       Transitional Funding Order as assignee of the
                                       Grantee, and shall be authorized to issue Notes
                                       as transitional funding instruments. The assets
                                       of the Trust will consist of the Intangible
                                       Transition Property and the other Note Collateral.

Delaware Trustee....................   A Delaware entity (the "Delaware Trustee") shall
                                       be named as trustee under the Declaration of
                                       Trust (the "Trust Agreement"), as set forth in
                                       each Prospectus Supplement.

                                       5

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Beneficiary Trustees................   The individuals named in the related Prospectus
                                       Supplement as Beneficiary Trustees shall serve as
                                       Beneficiary Trustees (each, a "Beneficiary
                                       Trustee") of the Trust.

The Notes...........................   The Notes will be issued in series (each, a
                                       "Series"), and each Series of Notes may be issued
                                       in one or more classes (each, a "Class"). Each
                                       Series and Class of Notes will be in an initial
                                       aggregate principal amount, and will bear
                                       interest at a rate described in the related
                                       Prospectus Supplement and will be at least PARI
                                       PASSU to any subsequent Series and Class of
                                       Notes. The Notes will be issued under the
                                       Indenture.

                                       The Indenture provides that collections received
                                       with respect to the Intangible Transition
                                       Property ("IFC Collections") will be used, among
                                       other things, to pay (a) fees payable to the
                                       Delaware Trustee, the Indenture Trustee, the
                                       Servicer and the Administrator and other
                                       Operating Expenses; and (b) interest (including
                                       amounts, if any, payable with respect to any Swap
                                       Agreement entered into with respect to the
                                       issuance of any Floating Rate Notes) due on the
                                       Notes and principal payable on the Notes,
                                       allocated among the Series and Classes of Notes
                                       based on the priorities described herein and in
                                       the related Prospectus Supplement, until each
                                       outstanding Series and Class of Notes is retired.
                                       However, as described under "Description of the
                                       Notes -- Interest and Principal," unless an Event
                                       of Default has occurred and is continuing and the
                                       Notes have been declared due and payable,
                                       principal on the Notes on any Payment Date will
                                       only be paid until the outstanding principal
                                       balance of the Notes has been reduced to the
                                       principal balance specified in the Expected
                                       Amortization Schedule for such Payment Date. To
                                       the extent that, with respect to any Payment
                                       Date, amounts on deposit in certain subaccounts
                                       of the Collection Account are insufficient to
                                       reduce the principal balance of the Notes to the
                                       amount required pursuant to the Expected
                                       Amortization Schedule on such Payment Date, the
                                       amount of such deficiency will be deferred to a
                                       subsequent Payment Date without a default
                                       occurring under the Indenture. All principal not
                                       previously paid, if any, on a Note is due and
                                       payable on the Final Maturity Date of such Note.

                                       6

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                                       Each Series of Notes is non-recourse and will be
                                       secured only by and payable solely out of the
                                       proceeds of Intangible Transition Property owned
                                       by the Trust, together with the other Note
                                       Collateral. See "Description of the Notes" and
                                       "Security for the Notes."

                                       A Series of Notes may include two or more Classes
                                       of Notes that differ as to the interest rate,
                                       timing, sequential order and amount of
                                       distributions of principal or interest or both or
                                       otherwise.

                                       In addition, a Series of Notes may include one or
                                       more Classes of Notes that accrue interest at a
                                       variable rate based on the index described in the
                                       related Prospectus Supplement (the "Floating Rate
                                       Notes"). See "Description of the Notes --
                                       Floating Rate Notes."

                                       While the specific terms of any Series of Notes
                                       (and the Classes thereof, if any) will be
                                       described in the related Prospectus Supplement,
                                       the terms of such Series and any Classes thereof
                                       will not be subject to prior review by, or
                                       consent of, the Noteholders of any previously
                                       issued Series of Notes.

                                       All Notes of the same Series will be identical in
                                       all respects except for the denominations
                                       thereof, unless such Series is comprised of two
                                       or more Classes, in which case all Notes of the
                                       same Class will be identical in all respects
                                       except for the denominations thereof.

                                       No additional Notes will be issued or shall be
                                       secured, directly or indirectly, by the
                                       Intangible Transition Property and the other Note
                                       Collateral unless, among other things, each
                                       Rating Agency with respect to any outstanding
                                       Notes shall have affirmed the then current rating
                                       of all such outstanding Notes in connection with
                                       the issuance of such additional Notes.

                                       So long as any Notes are outstanding, the
                                       Noteholders will direct the Indenture Trustee as
                                       to matters in which the Noteholders are permitted
                                       or required to take action; provided, however,
                                       that the Indenture Trustee will be permitted to
                                       take certain actions specified in the Indenture
                                       without the direction of all of the Noteholders.
                                       See "Security for the Notes -- Actions by
                                       Noteholders."

                                       7

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                                       None of the Notes or the underlying Intangible
                                       Transition Property will be guaranteed or insured
                                       by Illinois Power or any of its affiliates.
                                       Transitional Funding Orders authorizing the
                                       issuance of the Notes do not constitute a pledge
                                       of the full faith and credit of the State of
                                       Illinois or any of its political subdivisions.
                                       The issuance of the Notes under the Funding Law
                                       shall not directly, indirectly or contingently
                                       obligate the State of Illinois or any political
                                       subdivision thereof to levy or to pledge any form
                                       of taxation therefor or to make any appropriation
                                       for their payment. Notes will be payable solely
                                       by application of the proceeds of the Intangible
                                       Transition Property and the other Note Collateral
                                       held by the Indenture Trustee under the
                                       Indenture. If additional Notes are subsequently
                                       issued, the previously issued and outstanding
                                       Notes will be at least PARI PASSU with such
                                       subsequently issued Notes as to all of the
                                       Intangible Transition Property and the other Note
                                       Collateral. Any and all funds or property
                                       released by the Indenture Trustee pursuant to the
                                       Indenture will cease to be Note Collateral and
                                       will no longer be available for payment of the
                                       Notes.

                                       See "Description of the Notes."

Indenture...........................   The Notes will be issued pursuant to the terms of
                                       the Indenture, and Intangible Transition Property
                                       and the other Note Collateral will be pledged
                                       under the Indenture for the benefit of the
                                       Noteholders.

Indenture Trustee...................   The entity named as trustee under the Indenture,
                                       as set forth in each Prospectus Supplement (the
                                       "Indenture Trustee").

Rating Agency.......................   Each nationally-recognized securities rating
                                       organization which rates any Series of Notes upon
                                       request of the Trust (each, a "Rating Agency") as
                                       set forth in the Prospectus Supplement related
                                       thereto.

IFC Charges.........................   Each Transitional Funding Order obtained by
                                       Illinois Power from the ICC will create and
                                       establish a certain dollar amount of Intangible
                                       Transition Property and the rights of the Grantee
                                       therein and authorize the assignment of such
                                       Intangible Transition Property from the Grantee
                                       to the Trust and the issuance of the Notes

                                       8


                                       by the Trust and the pledge of the Intangible
                                       Transition Property and the other Note Collateral
                                       as security therefor. The Prospectus Supplement
                                       related to an issuance of Notes will identify the
                                       Transitional Funding Order and the total dollar
                                       amount of Intangible Transition Property
                                       authorized thereby, which will represent the
                                       maximum dollar amount of IFC Charges which may be
                                       applied and invoiced under such Transitional
                                       Funding Order over time by the Servicer on behalf
                                       of the Trust without further action by the ICC.

                                       Unlike legislation enacted in certain other
                                       states, the Amendatory Act does not provide that
                                       the IFC Charges constitute recoveries of Illinois
                                       Power's "stranded costs."

                                       Each Transitional Funding Order will provide for
                                       the establishment, imposition and collection of
                                       non-bypassable, usage-based, per kilowatt-hour
                                       charges on designated consumers of electricity
                                       (the "IFC Charges"). Each such order will provide
                                       that IFC Charges will be imposed on each existing
                                       and future retail customer or class of retail
                                       customers in Illinois Power's service area in
                                       Illinois, or other person or group of persons
                                       obligated, from time to time, to pay to Illinois
                                       Power or any successor Applicable Rates, and any
                                       customers who, after the Notes are issued, enter
                                       into contracts with Illinois Power to take
                                       non-tariffed services but would otherwise have
                                       been obligated to pay Applicable Rates
                                       (collectively, the "Customers"). However,
                                       Customers will not include retail customers of
                                       Illinois Power not paying Applicable Rates as a
                                       result of entering into a contract with Illinois
                                       Power before the date the Notes are issued,
                                       unless the customer has agreed in such contract
                                       to pay the Grantee or its assigns, or Illinois
                                       Power as Servicer, as applicable, an amount equal
                                       to the amount of IFC Charges that would have been
                                       billed if the services provided under such
                                       contract were subject to Applicable Rates. Of
                                       amounts collected from the Customers, only the
                                       portion of amounts collected that comprise the
                                       IFC Charges, as adjusted from time to time, will
                                       be available to make payments on the Notes. IFC
                                       Charges will be deducted and stated separately
                                       from Applicable Rates.
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                                       "Applicable Rates" means any tariffed charges
                                       owed to Illinois Power, including, without
                                       limitation, charges for "base rates", "delivery
                                       services" or "transition charges" (including
                                       lump-sum payments for such charges) as each such
                                       term is defined in the Act. Applicable Rates do
                                       not include late charges or charges set forth in
                                       those tariffs which are filed specifically and
                                       primarily to collect amounts related to
                                       decommissioning expense, taxes, municipal
                                       infrastructure maintenance fees, franchise fees
                                       or other franchise cost additions, costs imposed
                                       by local governmental units which are allocated
                                       and charged to customers within the boundaries of
                                       such governmental units' jurisdictions, renewable
                                       energy resources and coal technology development
                                       assistance charges, energy assistance charges for
                                       the Supplemental Low-Income Energy Assistance
                                       Fund, reimbursement for the costs of optional or
                                       non-standard facilities and reimbursement for the
                                       costs of optional or non-standard meters, or
                                       monies that will be paid to third parties (after
                                       deduction of allowable administrative, servicing
                                       or similar fees) (collectively, "Excluded
                                       Amounts"). Payments owed to the Grantee or the
                                       Trust in respect of IFC Charges do not constitute
                                       Excluded Amounts. To the extent any Applicable
                                       Rates reflect compensation owed by Illinois Power
                                       for power or energy supplied to customers by a
                                       person or entity other than Illinois Power, the
                                       IFC Charges will be deducted and stated
                                       separately from such Applicable Rates without
                                       giving effect to such compensation.
                                       Administrative, servicing and similar fees
                                       referred to in the parenthetical above means fees
                                       which Illinois Power is expressly authorized
                                       under its current agreements with third parties
                                       or by statute, tariff or otherwise to deduct from
                                       monies owed to such parties to cover its cost of
                                       processing such third-party payments. Charges
                                       associated with Excluded Amounts are generally
                                       the subject of separate riders to Illinois
                                       Power's rates, such that increases in such
                                       charges are collected through an increase in the
                                       amount permitted to be collected under such
                                       rider, rather than through an increased share of
                                       the Applicable Rates. As a result, any increase
                                       in Excluded Amounts should not result in a
                                       material decrease in the amount of Applicable
                                       Rates available to cover the amount of IFC
                                       Charges.
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                                       Unless otherwise provided in the related
                                       Prospectus Supplement, each Transitional Funding
                                       Order will further provide that neither Illinois
                                       Power nor any successor Utility may enter into
                                       any contract with any Customer obligated (or who
                                       would, but for such contract, be obligated) to
                                       pay IFC Charges if, as a result thereof, the
                                       Customer would not receive services subject to
                                       Applicable Rates, unless the contract provides
                                       that the Customer will pay an amount each billing
                                       period to the Grantee or its assigns, or to
                                       Illinois Power as Servicer, as applicable, equal
                                       to the amount of IFC Charges that would have been
                                       billed if the services provided under such
                                       contract were subject to Applicable Rates. Unless
                                       otherwise provided in the related Prospectus
                                       Supplement, each Transitional Funding Order will
                                       further provide that any revenues received by
                                       Illinois Power or a successor Utility from any
                                       such contracts shall, to the extent the IFC
                                       Charges would be imposed on the customer if the
                                       services taken by the customer pursuant to such
                                       contract were subject to Applicable Rates, be
                                       deemed to be proceeds of, and included in, the
                                       Intangible Transition Property created by the
                                       related Transitional Funding Order. Customers do
                                       not include retail customers of Illinois Power
                                       not paying Applicable Rates as a result of
                                       entering into a contract with Illinois Power
                                       before the date of issuance of a Series of Notes,
                                       unless the customer has agreed in such contract
                                       to pay to the Grantee or its assigns or to
                                       Illinois Power, as Servicer, an amount equal to
                                       the amount of IFC Charges that would have been
                                       billed if the services provided under such
                                       contract were subject to Applicable Rates. See
                                       "Description of the Intangible Transition
                                       Property -- The Transitional Funding Order Issued
                                       at the Request of Illinois Power."

                                       If a Customer chooses to take service from an
                                       Alternative Retail Electric Supplier ("ARES")
                                       that provides consolidated billing, such
                                       Customer's IFC Charges are required to be
                                       remitted to the Servicer by such ARES. See "Risk
                                       Factors -- Potential Servicing Issues -- Reliance
                                       on Alternative Retail Electric Suppliers" and
                                       "Servicing -- Alternative Retail Electric
                                       Suppliers and Other Third-Party Collectors."
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                                       The IFC Charges will be calculated, and adjusted
                                       from time to time, to generate projected revenues
                                       expected to be sufficient to (a) pay interest and
                                       make Scheduled Payments on the Notes, (b) pay all
                                       related fees and expenses of the Trust and the
                                       Grantee, including the Servicing Fee and any
                                       Administration Fee, (c) replenish the Capital
                                       Subaccount up to the Required Capital Level, and
                                       (d) fund and maintain the Overcollateralization
                                       Subaccount up to the Required
                                       Overcollateralization Level. The IFC Charges are
                                       specific, separately-identified charges
                                       (expressed in cents per kilowatt-hour) that will
                                       be assessed on all Customers based on the
                                       applicable Customer's consumption of electricity.
                                       In each case, the IFC Charges will be assessed
                                       for the benefit of the Trust as assignee of all
                                       of the Grantee's right, title and interest in the
                                       Intangible Transition Property. Such IFC Charges
                                       will be collected by the Servicer, either
                                       directly from Customers or from an ARES or other
                                       third-party collection agent that collects such
                                       amounts from Customers, as part of its normal
                                       collection activities and will be deposited into
                                       the Collection Account under the terms of the
                                       Indenture and the Servicing Agreement on each
                                       Remittance Date or Daily Remittance Date, as the
                                       case may be.

                                       The Funding Law provides that, notwithstanding
                                       any other provision of law, once a Transitional
                                       Funding Order has become final and nonappealable,
                                       none of such Transitional Funding Order, the
                                       Intangible Transition Property created and
                                       established thereby or the IFC Charges authorized
                                       to be imposed and collected thereunder shall be
                                       subject to any reduction, postponement,
                                       impairment or termination by any subsequent
                                       action of the ICC.

Intangible Transition Property......   The right to impose, and collect payments of, the
                                       IFC Charges from the Customers (such payments,
                                       whether collected directly from Customers or
                                       through third-party collection agents, including
                                       ARES, being the "IFC Payments") gives rise to a
                                       separate property right as set forth in the
                                       Funding Law. This property is created, and vested
                                       in the Grantee, by a Transitional Funding Order
                                       and, together with the related items described in
                                       this paragraph, is referred to herein generally
                                       as the
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                                       "Intangible Transition Property." The Intangible
                                       Transition Property includes the right, title and
                                       interest to impose and receive IFC Charges, and
                                       all related revenues, collections, claims,
                                       payments, money, or proceeds thereof, including
                                       all right, title, and interest under and pursuant
                                       to the Transitional Funding Order which created
                                       such Intangible Transition Property.

Adjustments to IFC Charges..........   The Servicing Agreement and each Transitional
                                       Funding Order will require the Servicer to
                                       calculate and implement adjustments to the IFC
                                       Charges which are designed to enhance the
                                       likelihood that the IFC Collections which are
                                       remitted to the Collection Account will be
                                       sufficient to (a) pay interest and make Scheduled
                                       Payments on the Notes, (b) pay all related fees
                                       and expenses of the Trust and the Grantee,
                                       including the Servicing Fee and any
                                       Administration Fee, (c) replenish the Capital
                                       Subaccount up to the Required Capital Level, and
                                       (d) fund and maintain the Overcollateralization
                                       Subaccount up to the Required
                                       Overcollateralization Level.

                                       Unless otherwise provided in the related
                                       Prospectus Supplement, each Transitional Funding
                                       Order will provide that the changes in IFC
                                       Charges, if any, resulting from an Adjustment
                                       ("Adjustments") will take effect on the first day
                                       of the second month following the end of each
                                       [ANNUAL/SEMI-ANNUAL] Reconciliation Period (each
                                       such date, an "Adjustment Date," and each such
                                       period, a "Reconciliation Period").

                                       The IFC Charges will, subject to Adjustments as
                                       provided herein, continue to be imposed and
                                       collected until all interest on and principal of
                                       all Series of the Notes have been paid in full,
                                       subject only to the limitation of the maximum
                                       amount of IFC Collections authorized by the
                                       Commission in the Transitional Funding Order
                                       or Orders.

                                       All Adjustments shall be implemented pursuant to
                                       the IFC Tariff filed by Illinois Power in
                                       connection with the related Transitional Funding
                                       Order. As required by the Funding Law, if, as a
                                       result of any Adjustment, the IFC Charge as so
                                       adjusted will exceed the amount per kilowatt-hour
                                       of the IFC Charge authorized by the ICC in
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                                       any Transitional Funding Order, then Illinois
                                       Power shall be obligated to file amendatory
                                       tariffs or revisions to existing tariffs (each,
                                       an "Amendatory Tariff") adjusting the amounts
                                       otherwise billed by Illinois Power for Applicable
                                       Rates, to offset the amount of such excess (or,
                                       if Illinois Power shall have previously filed any
                                       such Amendatory Tariffs, the incremental amount
                                       of such excess). However, the failure of such
                                       Amendatory Tariff to become effective for any
                                       reason shall not delay or impair the
                                       effectiveness of any such Adjustments.

                                       See "Description of the Intangible Transition
                                       Property -- Adjustments to the Instrument Funding
                                       Charges."

State Pledge........................   Pursuant to the Funding Law, the State of
                                       Illinois pledges to and agrees with the holders
                                       of the Notes that the State of Illinois will not
                                       in any way limit, alter or reduce the value of
                                       the Intangible Transition Property created by, or
                                       the IFC Charges approved by, the Transitional
                                       Funding Order so as to impair the terms of any
                                       contract made by Illinois Power, Grantee or Trust
                                       with such holders or in any way impair the rights
                                       and remedies of such holders until the Notes,
                                       together with the interest thereon, and other
                                       fees, costs and charges related thereto, are
                                       fully paid and discharged (the "State Pledge").
                                       The Funding Law authorizes issuers, such as the
                                       Trust, to include these pledges and agreements of
                                       the State in any contract with the holders of the
                                       transitional funding instruments, and the pledges
                                       and agreements shall be so included in the
                                       Indenture for the benefit of the Noteholders. See
                                       "Security for the Notes -- State Pledge."

Payment Dates.......................   The payment dates on Notes of each Series will be
                                       the quarterly dates specified in the related
                                       Prospectus Supplement (each, a "Payment Date").
                                       If such specified date is not a Business Day,
                                       then the Payment Date shall be the next
                                       succeeding Business Day.

Record Dates........................   With respect to any Payment Date or date of any
                                       redemption, the Business Day preceding such
                                       Payment Date or other date if the Notes are
                                       Book-Entry Notes or, if Definitive Notes are
                                       issued, the last day of the preceding calendar
                                       month (each, a "Record Date").
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Expected Final Distribution
and Final Maturity Dates............   For each Series or Class of Notes, the related
                                       Prospectus Supplement will specify an Expected
                                       Maturity Date and a Final Maturity Date. The
                                       Expected Maturity Date will be the date when all
                                       principal and interest on such Series or Class of
                                       Notes is expected to be paid in full by the
                                       Trust, based on various assumptions described
                                       herein. The "Final Maturity Date" corresponds to
                                       the date on which such Series or Class of Notes
                                       may be accelerated for failure to pay outstanding
                                       principal thereon, which may be up to two (2)
                                       years after the Expected Maturity Date for such
                                       Series or Class. The Funding Law provides that
                                       the authority of the Trust to impose and collect
                                       IFC Charges shall continue until such time as all
                                       Notes have been paid in full.

Issuance of Additional Series.......   The Trust may issue additional Series of Notes
                                       from time to time; provided, however, the Trust
                                       may not currently issue in excess of $864 million
                                       in aggregate principal amount of Notes prior to
                                       August 1, 1999, and thereafter may not issue in
                                       excess of $1.728 billion of Notes (less the
                                       initial amount of any previously issued Notes). A
                                       subsequent Transitional Funding Order would
                                       authorize additional Intangible Transition
                                       Property and an increase in the authorized amount
                                       of IFC Charges in connection with such issuance.
                                       See "Description of the Intangible Transition
                                       Property -- The Transitional Funding Order Issued
                                       at the Request of Illinois Power." An additional
                                       Series may be issued only upon satisfaction of
                                       the conditions described under "Description of
                                       the Notes -- Conditions of Issuance of Additional
                                       Series." Each Series of Notes will be solely
                                       secured by the Intangible Transition Property and
                                       the other Note Collateral. An Event of Default
                                       with respect to one Series of Notes (or one or
                                       more Classes thereof) may adversely affect other
                                       outstanding Classes and Series of Notes since
                                       such event will be considered an Event of Default
                                       with respect to all Series of Notes and each such
                                       Class or Series will be entitled only to its
                                       ratable portion of the Intangible Transition
                                       Property and the other Note Collateral as
                                       determined under the Indenture. In addition, all
                                       Intangible Transition Property owned by the Trust
                                       will secure all Series of Notes and
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                                       any remedial actions taken by Noteholders of one
                                       Series will affect the other Series.

Interest............................   Unless otherwise specified in the related
                                       Prospectus Supplement, interest on each Series of
                                       Notes (and, if applicable, each Class thereof)
                                       will accrue and be payable in arrears at the
                                       interest rate for such Series (or Class), or
                                       calculated in the manner, specified in the
                                       related Prospectus Supplement.

Principal...........................   Principal of each Series of Notes (and, if
                                       applicable, each Class thereof) will be paid to
                                       the Noteholders of such Series (or Class) in the
                                       amounts and on the Payment Dates specified in the
                                       related Prospectus Supplement, but only to the
                                       extent that amounts in the Collection Account are
                                       available therefor, and subject to the other
                                       limitations described below. See "Security for
                                       the Notes -- Allocations; Payments." The related
                                       Prospectus Supplement will set forth a schedule
                                       of the expected amortization of principal of the
                                       related Series of Notes and, if applicable, the
                                       Classes thereof (for any Series or Class, the
                                       "Expected Amortization Schedule"). Unless an
                                       Event of Default has occurred and is continuing
                                       and the Notes have been declared due and payable,
                                       on any Payment Date, subject to availability of
                                       funds in the Collection Account, the Trust will
                                       make principal payments on the Notes only until
                                       the outstanding principal balances thereof have
                                       been reduced to the principal balances specified
                                       in the applicable Expected Amortization Schedules
                                       for such Payment Date (each, a "Scheduled
                                       Payment"). However, if insufficient IFC
                                       Collections are received with respect to any
                                       Payment Date, and amounts in the Collection
                                       Account are not sufficient to make up the
                                       shortfall, principal of any Series or Class of
                                       Notes may be paid later than reflected in the
                                       related Expected Amortization Schedule, as
                                       described in this Prospectus and in the related
                                       Prospectus Supplement. See "Risk Factors --
                                       Nature of the Notes -- Uncertain Payment Amounts
                                       and Weighted Average Life" and "Certain Payment,
                                       Weighted Average Life and Yield Considerations."

Events of Default...................   The Indenture provides that any of the following
                                       events will constitute an "Event of Default" with
                                       respect to any
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                                       Series of Notes: (a) a default for five days in
                                       the payment of any interest on any Note; (b) a
                                       default in the payment of the then unpaid
                                       principal of any Note on the Final Maturity Date
                                       for such Note; (c) a default in the payment of
                                       the optional redemption price for any Note on the
                                       optional redemption date therefor; (d) a default
                                       in the observance or performance in any material
                                       respect of any covenant or agreement of the Trust
                                       made in the Indenture and the continuation of any
                                       such default for a period of 30 days after notice
                                       thereof is given to the Trust by the Indenture
                                       Trustee or to the Trust and the Indenture Trustee
                                       by the holders of at least 25 percent in
                                       principal amount of the Notes of such Series then
                                       outstanding; (e) any representation or warranty
                                       made by the Trust in the Indenture or in any
                                       certificate delivered pursuant thereto or in
                                       connection therewith having been incorrect in a
                                       material respect as of the time made, and such
                                       breach not having been cured within 30 days after
                                       notice thereof is given to the Trust by the
                                       Indenture Trustee or to the Trust and the
                                       Indenture Trustee by the holders of at least 25
                                       percent in principal amount of the Notes of such
                                       Series then outstanding; (f) certain events of
                                       bankruptcy, insolvency, receivership or
                                       liquidation of the Trust; (g) a breach by the
                                       State of Illinois or any of its agencies
                                       (including the ICC), officers or employees of the
                                       State Pledge; and (h) any other event designated
                                       as such in the Trust issuance certificate or
                                       series supplement relating to such Series.

                                       If an Event of Default (other than as specified
                                       in clause (g) above) has occurred and is
                                       continuing with respect to the Notes, the
                                       Indenture Trustee may and, upon the written
                                       direction of the holders of not less than a
                                       majority in principal amount of the Notes then
                                       outstanding shall, declare the unpaid principal
                                       amount of all the Notes of all Series then
                                       outstanding to be immediately due and payable. If
                                       an Event of Default as specified in clause (g)
                                       above has occurred, then, as the sole and
                                       exclusive remedy for such breach, the Servicer
                                       shall be obligated to institute (and the
                                       Indenture Trustee, for the benefit of the
                                       Noteholders, shall be entitled and empowered to
                                       institute) any suits, actions or proceedings at
                                       law, in equity or otherwise, to enforce the State
                                       Pledge and to collect any monetary damages as a
                                       result of a breach thereof, and each of the
                                       Servicer and
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                                       the Indenture Trustee may prosecute any such
                                       suit, action or proceeding to final judgment or
                                       decree.

                                       See "Security for the Notes -- Events of Default;
                                       Rights Upon Event of Default" and "Ratings."

Optional Redemption.................   Pursuant to the terms of the Indenture, any
                                       Series of Notes may be redeemed on any Payment
                                       Date if, after giving effect to distributions
                                       that would otherwise be made on such date, the
                                       outstanding principal balance of such Series of
                                       Notes has been reduced to less than five percent
                                       (5%) of the initial principal balance thereof.

                                       If specified in the Prospectus Supplement related
                                       to any Series or Class of Notes, the Indenture
                                       may also permit the redemption of any such Series
                                       or Class of Notes in full on any Payment Date on
                                       or prior to December 31, 2004 using proceeds
                                       received from the refinancing of any other Series
                                       or Class of Notes, through the issuance of an
                                       additional Series of Notes (the "New Notes"). The
                                       New Notes will be payable solely out of the
                                       Intangible Transition Property and the other Note
                                       Collateral and will have no more than a PARI
                                       PASSU lien thereon vis-a-vis all existing Series
                                       of Notes.

                                       No redemption shall be permitted under the
                                       Indenture unless each Rating Agency with respect
                                       to any Notes that will remain outstanding after
                                       such redemption shall have affirmed the then
                                       current rating of all such outstanding Notes.
                                       Upon any redemption of any Series or Class of
                                       Notes, the Trust will have no further obligations
                                       under the Indenture with respect thereto.

                                       See "Description of the Notes -- Optional
                                       Redemption."

Establishment of Collection
Accounts and Subaccounts............   Pursuant to the Indenture, a Collection Account

                                       will be established and held by the Indenture
                                       Trustee for the benefit of the Noteholders. The
                                       Collection Account will consist of four
                                       subaccounts: a general subaccount (the "General
                                       Subaccount"), a reserve subaccount (the "Reserve
                                       Subaccount"), a subaccount for the
                                       Overcollateralization Amount (the
                                       "Overcollateralization Subaccount"), and a
                                       capital subaccount (the "Capital Subaccount").
                                       Unless the context indicates otherwise,
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                                       references herein to the Collection Account
                                       include each of the subaccounts contained
                                       therein. Withdrawals from and deposits to these
                                       subaccounts will be made as described under
                                       "Security for the Notes -- Allocations; Payments."

General Subaccount..................   The General Subaccount will hold all funds held
                                       in the Collection Account that are not held in
                                       the other three subaccounts. The Servicer will
                                       remit all IFC Collections to the General
                                       Subaccount on each Remittance Date or Daily
                                       Remittance Date, as required under the Servicing
                                       Agreement. On each Payment Date, the Indenture
                                       Trustee will draw on amounts in the General
                                       Subaccount to pay expenses of the Trust and the
                                       Grantee and to pay interest and make Scheduled
                                       Payments on the Notes and to make other payments
                                       and transfers in accordance with the terms of the
                                       Indenture.

Reserve Subaccount..................   IFC Collections available with respect to any
                                       Payment Date in excess of amounts necessary to
                                       (a) pay interest and make Scheduled Payments on
                                       the Notes (or, if the Notes have been declared
                                       due and payable, to pay the Notes in full), (b)
                                       pay all related fees and expenses of the Trust
                                       and the Grantee, including the Servicing Fee and
                                       any Administration Fee, (c) replenish the Capital
                                       Subaccount up to the Required Capital Level, and
                                       (d) fund and maintain the Overcollateralization
                                       Subaccount up to the Required
                                       Overcollateralization Level (all as described
                                       under "Security for the Notes -- Allocations;
                                       Payments"), will be allocated to the Reserve
                                       Subaccount. On each Payment Date, the Indenture
                                       Trustee will draw on amounts in the Reserve
                                       Subaccount, to the extent amounts available in
                                       the General Subaccount are insufficient to pay
                                       expenses of the Trust and the Grantee and to pay
                                       interest and make Scheduled Payments on the Notes
                                       and to make other payments and transfers in
                                       accordance with the terms of the Indenture.

Overcollateralization
Subaccount..........................   Each Transitional Funding Order will provide that
                                       the Trust, as the assignee of all of Grantee's
                                       right, title and interest in the Intangible
                                       Transition Property created thereby, is entitled
                                       to collect an additional amount (for
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                                       any Series, the "Overcollateralization Amount")
                                       specified in the related Prospectus Supplement
                                       which is intended to enhance the likelihood that
                                       payments on the Notes will be made in accordance
                                       with their Expected Amortization Schedules. Each
                                       Transitional Funding Order will permit the
                                       Servicer to set the IFC Charges at levels that
                                       are expected to produce IFC Collections in
                                       amounts that exceed the amounts expected to be
                                       required to pay interest and make Scheduled
                                       Payments on the Notes and to pay all related fees
                                       and expenses of the Trust and the Grantee,
                                       including the Servicing Fee and any
                                       Administration Fee, in order to collect the
                                       Overcollateralization Amount. The
                                       Overcollateralization Amount established in
                                       connection with each Series of Notes will be
                                       specified in the related Prospectus Supplement,
                                       but will not be less than 0.50 percent of the
                                       initial principal balance of such Series of
                                       Notes, collected over the expected life of the
                                       Notes of such Series according to a schedule set
                                       forth in the related Prospectus Supplement. The
                                       Overcollateralization Amount for all Series of
                                       Notes will be held in the Over collateralization
                                       Subaccount, as described further under "Security
                                       for the Notes -- Description of Indenture Accounts
                                       -- Overcollateralization Subaccount." The amount
                                       required to be on deposit in the Over
                                       collateralization Subaccount as of any Payment
                                       Date with respect to each Series, as specified in
                                       the schedule set forth in the related Prospectus
                                       Supplement, is referred to as the "Required
                                       Overcollateralization Level." On each Payment
                                       Date, the Indenture Trustee will draw on amounts
                                       in the Overcollateralization Subaccount, if any,
                                       to the extent amounts available in the General
                                       Subaccount and the Reserve Subaccount are
                                       insufficient to pay expenses of the Trust and the
                                       Grantee and to pay interest and make Scheduled
                                       Payments on the Notes. If amounts on deposit in
                                       the Overcollateralization Subaccount are used to
                                       pay such expenses and make such payments,
                                       subsequent Adjustments shall take into account,
                                       among other things, such amounts and on
                                       subsequent Payment Dates the
                                       Overcollateralization Subaccount will be
                                       replenished to the extent IFC Collections exceed
                                       amounts required to make payments or transfers
                                       having a higher priority of payment, as more
                                       fully described under "Security for the Notes
                                       -- Allocations; Payments."
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Capital Subaccount..................   Upon the issuance of each Series of Notes, the
                                       Trust will retain proceeds equal to 0.50% of the
                                       initial principal amount of such Series of Notes
                                       less $100,000 in the aggregate for all Series of
                                       Notes. Such amount (with respect to each Series,
                                       the "Required Capital Level"), will be deposited
                                       into the Capital Subaccount. On each Payment
                                       Date, the Indenture Trustee will draw on amounts
                                       in the Capital Subaccount, if any, to the extent
                                       amounts available in the General Subaccount, the
                                       Reserve Subaccount and the Overcollateralization
                                       Subaccount are insufficient to pay expenses of
                                       the Trust and the Grantee and to pay interest and
                                       make Scheduled Payments on the Notes and to make
                                       other payments and transfers in accordance with
                                       the terms of the Indenture. If amounts on deposit
                                       in the Capital Subaccount are used to make such
                                       payments and transfers, subsequent Adjustments
                                       shall take into account, among other things, such
                                       amounts and on subsequent Payment Dates the
                                       Capital Subaccount will be replenished to the
                                       extent IFC Collections exceed amounts required to
                                       pay amounts having a higher priority of payment,
                                       as more fully described under "Security for the
                                       Notes -- Allocations; Payments."

Collections.........................   The IFC Tariff allows the Trust to begin to
                                       impose and collect the IFC Charges concurrently
                                       with the issuance of the Notes of any Series
                                       (each, a "Series Issuance Date"). The IFC Charges
                                       will be imposed and collected based upon the
                                       entire electricity consumption of Customers
                                       included in bills issued to Customers on and
                                       after such Series Issuance Date, including that
                                       portion of the applicable Billing Period during
                                       which electric service was provided prior to such
                                       Series Issuance Date.

                                       The Servicing Agreement provides, among other
                                       things, that the Servicer will collect the IFC
                                       Payments on behalf of the Trust, as assignee of
                                       the Grantee. The Servicer will remit to the
                                       Collection Account on the tenth day of each month
                                       (or, if such day is not a Business Day, on the
                                       next Business Day), (each such monthly date, a
                                       "Remittance Date"), all IFC Payments received by
                                       the Servicer during the immediately preceding
                                       Billing Period (the "Monthly IFC Amount") unless
                                       the Servicer fails to
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

                                       meet the Remittance Conditions, in which case
                                       the Servicer will, within two Servicer Business
                                       Days of receipt (each, a "Daily Remittance
                                       Date"), remit all IFC Payments to the Collection
                                       Account. See "Servicing -- Remittances to
                                       Collection Account.

                                       A "Billing Period" is a period created by
                                       dividing the calendar year into twelve
                                       consecutive periods of approximately twenty-one
                                       (21) Servicer Business Days each, and represents
                                       the period during which the Servicer typically
                                       renders a bill for electric service to each of
                                       its customers. A "Servicer Business Day" is
                                       generally any day other than a Saturday, Sunday
                                       or holiday on which the Servicer maintains normal
                                       office hours and conducts business.

                                       The "Servicing Standard" will be set forth in the
                                       Servicing Agreement and shall require the
                                       Servicer to calculate, collect, apply, remit and
                                       reconcile proceeds of the Intangible Transition
                                       Property, including IFC Payments, and other Note
                                       Collateral for the benefit of the Trust and the
                                       Noteholders (a) with the same degree of care and
                                       diligence as the Servicer applies with respect to
                                       payments owed to it for its own account, (b) in
                                       accordance with procedures and requirements
                                       established by the ICC for collection of electric
                                       utility tariffs, and (c) in accordance with the
                                       other terms of the Servicing Agreement.

Allocations;  Payments..............   On each Payment Date, amounts in the Collection
                                       Account, including net earnings thereon, will be
                                       allocated to the following (in the priority
                                       indicated, (a) all amounts owed by the Trust to
                                       the Delaware Trustee and the Indenture Trustee
                                       will be paid to such persons; (b) the Servicing
                                       Fee and all unpaid Servicing Fees from prior
                                       Payment Dates will be paid to the Servicer; (c)
                                       the Administration Fee and all unpaid
                                       Administration Fees (or portions thereof), if
                                       any, from prior Payment Dates will be paid to the
                                       Administrator; (d) so long as no Default or Event
                                       of Default has occurred or would be caused by
                                       such payment, all other accrued and unpaid fees
                                       and expenses of the Trust ("Operating Expenses")
                                       will be paid to the persons entitled thereto,
                                       provided that the amount paid on each Payment
                                       Date pursuant to this clause (d) may not exceed
                                       $100,000; (e) any overdue
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                                     22

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
                                       Quarterly Interest, and then Quarterly Interest
                                       with respect to each Series of Notes will be paid
                                       to the Noteholders together with any net payments
                                       due to a Swap Counterparty; (f) principal on any
                                       Series of Notes payable as a result of an Event
                                       of Default or on the Final Maturity Date for such
                                       Series of Notes will be paid to the Noteholders
                                       of the applicable Series; (g) the Scheduled
                                       Payment for any Series of Notes based on
                                       priorities described in each Prospectus
                                       Supplement will be paid to the Noteholders of the
                                       applicable Series; (h) unpaid Operating Expenses
                                       will be paid to the persons entitled thereto; (i)
                                       the amount, if any, by which the Required Capital
                                       Level with respect to all outstanding Series of
                                       Notes exceeds the amount in the Capital
                                       Subaccount as of such Payment Date will be
                                       allocated to the Capital Subaccount; (j) the
                                       amount, if any, by which the Required
                                       Overcollateralization Level exceeds the amount in
                                       the Overcollateralization Subaccount as of such
                                       Payment Date will be allocated to the
                                       Overcollateralization Subaccount; (k) funds up to
                                       the net earnings on amounts in the Collection
                                       Account for the prior quarter without cumulation
                                       will be released to the Trust; (l) if any Series
                                       of Notes has been retired as of such Payment
                                       Date, the excess of the amount in the
                                       Overcollateralization Subaccount over the
                                       aggregate Required Overcollateralization Level
                                       with respect to all Series of Notes remaining
                                       outstanding will be released to the Grantee; (m)
                                       if any Series of Notes has been retired as of
                                       such Payment Date, the excess of the amount in
                                       the Capital Subaccount over the aggregate
                                       Required Capital Level with respect to all Series
                                       of Notes remaining outstanding will be released
                                       to the Grantee; (n) the balance, if any, will be
                                       allocated to the Reserve Subaccount for payment
                                       on subsequent Payment Dates; and (o) following
                                       the repayment of all outstanding Series of Notes,
                                       the balance, if any, will be released to the
                                       Grantee.

                                       See "Security for the Notes -- Allocation;
                                       Payments."

                                       The following diagram provides a general summary
                                       of the flow of funds from the Customers through
                                       the Servicer to the Collection Account and the
                                       various allocations therefrom.

                                      23

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
                                       [GRAPHIC]

Servicing...........................   The Servicer is responsible for servicing,
                                       managing and receiving IFC Payments in accordance
                                       with the Servicing Standard. The Funding Law
                                       provides that pending deposit into the Collection
                                       Account, all IFC Payments received by the
                                       Servicer may be invested by the Servicer at its
                                       own risk and for its own benefit, and need not be
                                       segregated from other funds of the Servicer. See
                                       "Servicing--Servicing Procedures."

                                       It is possible that certain third-party
                                       collection agents may collect payments (including
                                       IFC Charges) from Customers, and that certain
                                       ARES may also bill charges for such payments. In
                                       the latter case, the Servicer will bill each such
                                       ARES for the full amount of IFC Charges and other
                                       charges owed to the Servicer in its individual
                                       capacity. Unless otherwise provided in the
                                       related Prospectus Supplement, the ICC will
                                       approve in each

                                      24

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

                                       Transitional Funding Order procedures that would
                                       (a) require any third party (including an ARES
                                       that is required to collect IFC Charges) who
                                       bills or collects IFC Charges to or from
                                       Customers to either (i) remit IFC Collections to
                                       the Servicer within seven business days of
                                       receipt or (ii) pay such IFC Charges to the
                                       Servicer within fifteen days of billing by
                                       Illinois Power irrespective of whether payments
                                       have been received from the Customer, (b) allow
                                       the Servicer, within ten days after a default by
                                       any such third-party in remitting IFC
                                       Collections, to give notice thereof to the
                                       defaulting entity and, if the Servicer does not
                                       receive payment or a response initiating dispute
                                       resolution within five days thereafter, to assume
                                       or transfer to another third party that
                                       defaulting entity's billing and collection
                                       responsibilities, (c) grant the Servicer access
                                       to information on total monthly kilowatt-hour
                                       usage by the applicable Customers not otherwise
                                       available to the Servicer to the extent
                                       reasonably required for the Servicer to calculate
                                       and, if applicable, bill the related IFC Charges
                                       owed by such Customers, and (d) allow the
                                       Servicer, pursuant to a tariff subject to
                                       applicable regulatory approval, to impose such
                                       other terms with respect to credit and collection
                                       policies as may be reasonably necessary to
                                       prevent the then current rating of the Notes from
                                       being withdrawn or downgraded. Unless otherwise
                                       provided in the related Prospectus Supplement,
                                       each IFC Tariff filed in connection with a
                                       Transitional Funding Order will require a
                                       third-party collector which assumes payment
                                       responsibilities under clause (a)(ii) above and
                                       which does not have investment-grade credit
                                       ratings (at least BBB-or the equivalent) to post
                                       a deposit or comparable security equal to one
                                       month's estimated IFC Collections collected by
                                       such third-party collector.

                                       In addition, unless otherwise provided in the
                                       related Prospectus Supplement, each Transitional
                                       Funding Order will provide that (a) a third-party
                                       collector who is or otherwise becomes obligated
                                       to remit payments to Illinois Power on a more
                                       frequent basis than as set forth above, shall
                                       remit the IFC Charges at the same time as such
                                       other payments and (b) a third-party collector
                                       disputing payments shall pay the disputed amount
                                       under

                                      25

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
                                       protest (or make other suitable financial arrangements) pending a hearing.

                                       To the extent that there is a shortfall in the
                                       amounts received by the Servicer from (a)
                                       Customers it bills directly or (b) a third-party
                                       collection agent, including an ARES, such
                                       shortfall will be allocated by the Servicer to
                                       the Trust and Illinois Power PRO RATA, based on
                                       the amount of Customers' bills constituting IFC
                                       Charges and the amount constituting other fees
                                       and charges owed to Illinois Power or any
                                       successor (including charges for services other
                                       than electric service, such as gas service,
                                       provided by Illinois Power) or to a third party.
                                       In the event that an ARES or another Utility
                                       provides consolidated billing to Customers for
                                       both the services provided by such ARES or other
                                       Utility and services provided by Illinois Power,
                                       partial payments made to an ARES by such
                                       Customers are required by the Act to be credited
                                       first to amounts due to Illinois Power's tariffed
                                       services (including IFC Charges collected on
                                       behalf of Noteholders), and the Servicer will
                                       allocate such payments as otherwise described
                                       above.

Servicing Compensation..............   The Servicer will be entitled to receive a
                                       Servicing Fee on each Payment Date in an amount
                                       equal to (a) $____________, for so long as IFC
                                       Charges are billed concurrently with charges
                                       otherwise billed by the Servicer to Customers and
                                       (b) not to exceed $____________, if IFC Charges
                                       are not billed concurrently with charges
                                       otherwise billed by the Servicer to Customers
                                       (the "Servicing Fee"). (Under the Servicing
                                       Agreement, Illinois Power or any successor
                                       thereto is required to bill IFC Charges
                                       concurrently with charges for electric service or
                                       Applicable Rates, so long as Illinois Power or
                                       such successor is billing customers for such
                                       electric service or Applicable Rates.) The
                                       Servicing Fee will be paid prior to the
                                       distribution of any amounts in respect of
                                       interest on and principal of the Notes. The
                                       Servicer will be entitled to retain as additional
                                       compensation net investment income on IFC
                                       Payments received by the Servicer prior to
                                       remittance thereof to the Collection Account and
                                       the portion of late fees, if any, paid by
                                       Customers relating to the IFC Payments. See
                                       "Servicing -- Servicing Compensation."
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                                      26

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

No Servicer Advances................   The Servicer will not make any advances of
                                       interest or principal on the Notes.

Denominations.......................   Each Series of Notes (and, if applicable, each
                                       Class thereof) will be issued in the minimum
                                       initial denominations set forth in the related
                                       Prospectus Supplement and in integral multiples
                                       thereof.

Book-Entry Notes....................   Each Series of Notes (and, if applicable, each
                                       Class thereof) may be issued in definitive form
                                       or initially may be represented by one or more
                                       notes registered in the name of Cede (each, a
                                       "Book Entry Note" and collectively, the
                                       "Book-Entry Notes"), the nominee of DTC, and
                                       available only in the form of book-entries on the
                                       records of DTC, participating members thereof
                                       ("Participants") and other entities, such as
                                       banks, brokers, dealers and trust companies, that
                                       clear through or maintain a custodial
                                       relationship with a Participant, either directly
                                       or indirectly ("Indirect Participants"). If so
                                       indicated in the applicable Prospectus
                                       Supplement, Noteholders may also hold Book-Entry
                                       Notes of a Series through CEDEL or Euroclear (in
                                       Europe), if they are participants in such systems
                                       or indirectly through organizations that are
                                       participants in such systems. Notes representing
                                       Book-Entry Notes will be issued in definitive
                                       form only under the limited circumstances
                                       described herein and in the related Prospectus
                                       Supplement. With respect to the Book-Entry Notes,
                                       all references herein to "holders" reflect the
                                       rights of owners of the Book-Entry Notes as they
                                       may indirectly exercise such rights through DTC
                                       and Participants, except as otherwise specified
                                       herein. See "Risk Factors" and "Description of
                                       the Notes -- Book-Entry Registration."

Ratings.............................   It is a condition of issuance of each Series of
                                       Notes (and, if applicable, each Class thereof)
                                       that at the time of issuance such Series (or
                                       Class) receive the rating indicated in the
                                       related Prospectus Supplement, which will be in
                                       one of the four highest categories, from one or
                                       more of the Rating Agencies specified therein.
                                       See "Ratings" in the related Prospectus
                                       Supplement.

                                       A security rating is not a recommendation to buy,
                                       sell or hold securities and may be subject to
                                       revision or
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                                      27

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

                                       withdrawal at any time. No person is obligated to
                                       maintain any rating on any Note and, accordingly,
                                       there can be no assurance that the ratings
                                       assigned to any Series (or Class) of Notes upon
                                       initial issuance thereof will not be revised or
                                       withdrawn by a Rating Agency at any time
                                       thereafter. If a rating of any Series (or Class)
                                       of Notes is revised or withdrawn, the liquidity
                                       of such Series (or Class) of Notes may be
                                       adversely affected. In general, the ratings
                                       address credit risk and do not represent any
                                       assessment of the rate of principal payments on
                                       the Notes. See "Risk Factors -- Nature of the
                                       Notes -- Uncertain Payment Amounts and Weighted
                                       Average Life," "Certain Payment, Weighted Average
                                       Life and Yield Considerations" and "Ratings."

Taxation of the Notes...............   Interest paid on the Notes generally will be
                                       taxable to a United States Noteholder (as
                                       hereinafter defined) as ordinary interest income
                                       at the time it accrues or is received in
                                       accordance with such United States Noteholder's
                                       method of accounting for United States federal
                                       income tax purposes. Interest paid on the Notes
                                       generally will not be taxable to a Non-United
                                       States Noteholder.

                                       See "Certain United States Federal Income Tax
                                       Considerations" herein and in the related
                                       Prospectus Supplement.

ERISA Considerations................   A fiduciary of any employee benefit plan or other
                                       plan or arrangement that is subject to the
                                       Employee Retirement Income Security Act of 1974,
                                       as amended ("ERISA"), or Section 4975 of the
                                       Internal Revenue Code of 1986, as amended (the
                                       "Code"), should carefully review with its legal
                                       advisors whether the purchase or holding of the
                                       Notes of any Class or Series could give rise to a
                                       transaction prohibited or not otherwise
                                       permissible under ERISA or the Code. See "ERISA
                                       Considerations" herein and in the related
                                       Prospectus Supplement.

                                      28

                                  RISK FACTORS

     Investors should consider, among other things, the following factors in connection with the purchase of the Notes.

UNUSUAL NATURE OF INTANGIBLE TRANSITION PROPERTY

     The Funding Law establishes the right, title and interest of a Utility or a grantee, including the Grantee, pursuant to a transitional funding order, to impose and receive instrument funding charges, and all related revenues, collections, claims, payments, money or proceeds thereof. The Funding Law also allows a Utility or grantee, such as the Grantee, to assign that right to an assignee, such as Trust. The Funding Law defines "instrument funding charge" as a non-bypassable charge expressed in cents per kilowatt-hour authorized in a transitional funding order to be applied and invoiced to each retail customer, class of retail customers of a Utility or other person or group of persons obligated to pay any base rates, transition charges or other rates for tariffed services from which such instrument funding charges have been deducted and stated separately pursuant to Section 18-104(j) of the Funding Law.

     There is no historical performance data for an asset type such as the Intangible Transition Property in the State of Illinois and the Servicer does not have any historical experience administering this specific type of asset. Although energy usage records are available, such records have limited predictive value with respect to the cash flows expected to be available for payment of the Notes because of the significant changes to electricity markets in Illinois that are likely to result from the Amendatory Act. In addition, although the Funding Law provides that the Noteholders or the Indenture Trustee may foreclose or otherwise enforce the lien on the Intangible Transition Property securing the Notes, in the event of a foreclosure, there is likely to be a limited market, if any, for Intangible Transition Property and, therefore, foreclosure upon the Intangible Transition Property may not be a realistic or practical remedy for the Noteholders.

LEGAL CHALLENGES

[TO BE PROVIDED]

POSSIBLE AMENDMENT OR REPEAL OF AMENDATORY ACT: BREACH OF STATE PLEDGE; LIMITED RIGHTS AND REMEDIES

     The Illinois Legislature could amend or repeal the Funding Law or other provisions of the Act or take actions in contravention of the State Pledge which could impair the rights of the Noteholders and affect the collection of IFC Charges and payments on the Notes. Schiff Hardin & Waite will render an opinion to the effect that, absent a demonstration by the State of Illinois that an impairment is necessary to further a significant and legitimate public purpose, the Noteholders could challenge successfully under the Contract Clause of the United States and Illinois Constitutions the constitutionality of any law subsequently enacted by the Illinois Legislature that purports to limit, alter, impair or reduce materially the value of the rights of the Noteholders or the IFC Charges so as to impair substantially the Indenture or the Notes or the rights and remedies of the Noteholders until such time as the Notes are fully paid and discharged.

     Unlike other states, Illinois law does not permit citizens to initiate substantive legislation through referendums. The Illinois Constitution does permit citizen-initiative amendments; however, those amendments are constitutionally limited to addressing "structural and procedural subjects" governing the structure, composition and operation of the Illinois Legislature. The Illinois Supreme Court has held attempts to use those provisions to enact substantive legislation to be outside the scope of the provisions. Schiff Hardin & Waite will render an opinion to the effect that based on the court decisions interpreting the scope of the permitted citizen initiative under the Illinois Constitution, an attempt by citizens of Illinois to use the initiative power to enact legislation which would impair the rights of Noteholders would be held invalid.

     If the IFC Charges become uncollectible as a result of a repeal or amendment of the Funding Law or other provisions of the Act or an action of the Illinois Legislature in violation of the State Pledge, the sole remedy of the Noteholders is that the Servicer shall be obligated to institute (and the Indenture Trustee, for the benefit of the Noteholders, shall be entitled and empowered to institute) any suits, actions or proceedings at law, in equity or otherwise, seeking to overturn any such change in law or to enforce the State Pledge and to collect any monetary damages which may result therefrom, and each of the Servicer and the Indenture Trustee may prosecute any such suit, action or proceeding to final judgment or decree. The Servicer would be required to advance its own funds in order to bring any such suits, actions or proceedings and for so long as such legal action were pending, the Servicer would, unless otherwise prohibited by applicable law or judicial or regulatory order in effect at such time, be required to bill and collect the IFC Charges, perform Adjustments and discharge its obligations under the Servicing Agreement. The Servicer would be entitled to reimbursement of its expenses advanced by it in connection with such legal or administrative action as an Operating Expense of the Trust under the Indenture. Any such litigation might adversely affect the price and liquidity of the Notes and the dates of maturity thereof, and, accordingly, the weighted average lives thereof. Moreover, given the lack of judicial precedent directly on point, and the novelty of the security for the Notes, the outcome of any such litigation cannot be predicted with certainty and, accordingly, Noteholders may suffer a loss of their investment in the Notes.

LIMIT ON AMOUNT OF INTANGIBLE TRANSITION PROPERTY

                  The Funding Law requires that each Transitional Funding Order authorize a specific dollar amount of Intangible Transition Property, which represents the maximum dollar amount of IFC Charges which may be imposed and collected over time without further action by the ICC. The Prospectus Supplement related to each Series of Notes will set forth the maximum aggregate dollar amount of IFC Charges which may be imposed. In its application for the Initial TFO, Illinois Power estimated the amount of IFC Charges which would be necessary to be billed through the Expected Maturity Date of all Classes of Notes described in the related Prospectus Supplement in order to pay interest and principal on the Notes. Such estimate was based on various assumptions believed by Illinois Power to be conservative as to pricing and the level of required fees to be paid. Illinois Power would include similar conservative assumptions in any future applications for Transitional Funding Orders. Accordingly, Illinois Power believes that the limit in any such Transitional Funding Order on the maximum aggregate dollar amount of IFC Charges should not impair or otherwise adversely affect the rights of the Noteholders. If for any reason (e.g., because of increased servicing costs, operating expenses, changes in technology, defaults by third-party collectors or any other factors), the amount of IFC Charges necessary to amortize the Notes in full were to exceed the maximum authorized dollar amount of IFC Charges which may be imposed and collected by more than the amount in the Capital Subaccount, then Illinois Power, as Servicer, would be obligated, in good faith, to request the ICC to increase the previously authorized dollar amount of Intangible Transition Property. The ICC is not required under the Funding Law to approve any such increase, however, except in connection with an issuance of additional Notes, and the Noteholders could, accordingly, suffer a loss in such event.

POTENTIAL SERVICING ISSUES

                  RELIANCE ON SERVICER. The Trust will rely on the Servicer for the determination of any Adjustments to the IFC Charges and for the Customer billing and collection that are necessary to recover the IFC Payments and, ultimately, to make payments on the Notes. If, as a result of its insolvency or liquidation or otherwise, Illinois Power were to cease servicing the Intangible Transition Property, determining Adjustments to the IFC Charges or collecting IFC Payments, it may be difficult to find a substitute servicer, and there can be no assurance that a substitute servicer will be engaged. In such an event, the timing of recovery of payment on the Intangible Transition Property could be delayed. Any Successor Servicer may have less experience than Illinois Power and less capable systems than those employed by Illinois Power, and, given the complexity of the tasks to be performed by the servicer and the expertise required, a Successor Servicer may experience difficulties in collecting IFC Payments and determining appropriate adjustments to IFC Charges. Further, any Successor Servicer who is not a provider of electric service may not be able to invoke a remedy of shutting off service to a Customer for nonpayment of the IFC Charge. In addition, the Servicing Agreement and, unless otherwise provided in the related Prospectus Supplement, each Transitional Funding Order, permit a higher Servicing Fee to be paid to the Servicer if IFC Charges are not imposed and collected by the Servicer in conjunction with billing to, and collecting charges from, the Customers for electric service. (Under the Servicing Agreement, Illinois Power or any successor thereto is required to bill IFC Charges concurrently with charges for electric service or Applicable Rates, so long as Illinois Power or such successor is billing customers for such electric service or Applicable Rates.) See "Servicing."

                  INACCURATE USAGE AND CREDIT PROJECTIONS. The ability of the Servicer to forecast accurately the electricity usage of Customers, the related revenues from Applicable Rates, and the delinquency and write-off experience relating to IFC Payments may affect significantly IFC Collections and therefore whether Noteholders will receive timely payments of interest on the Notes or payments of principal in accordance with the Expected Amortization Schedule. Actual energy usage may differ from projections as a result of weather during the relevant period that is warmer or cooler than expected. In addition, actual energy usage, delinquencies and write-offs may differ from projections as a result of general economic conditions, trends in demographics that are not precisely as predicted, changes in technology that result in decreased purchases of electricity, unexpected catastrophes, and other causes. During the past five years (1993-1997), Illinois Power had an average of a 1.44% inaccuracy in its forecasts of overall kilowatt-hour usage. See "The Servicer -- Forecast Variances." Past accuracy of the Servicer's historical forecasts is not necessarily indicative of the accuracy of the Servicer's future forecasts and there can be no assurances that actual usage, delinquencies and write-offs will not be significantly different from future forecasts thereof.

                  DELAYS CAUSED BY CHANGES IN PAYMENT TERMS. The Servicer is permitted to alter the terms of billing and collection arrangements and modify amounts due from Customers all in accordance with the Servicing Standard. Although the Servicer does not have the right to change the amount of a Customer's individual IFC Charge, it does have the right to take actions that in its judgment will maximize actual collections from Customers with respect to any utility bill. In addition, the Servicer has the right to write off outstanding bills that it deems uncollectible in accordance with its customary practices. Such actions might include, for example, agreeing to an extended payment schedule or agreeing to write off a portion of an outstanding bill in order to recover a portion thereof. In certain circumstances, Illinois Power is required by provisions of the Public Utilities Act or regulations of the ICC to take such actions, or to refrain from normal collection actions. While Illinois Power has no current intention of taking actions that would change the billing and collection arrangements in a manner which would affect adversely the collection of IFC Payments, there can be no assurance that changes in Illinois Power's customary and usual practices for comparable assets it services for itself might not result in a determination to do so or that a Successor Servicer may not make such a determination. Illinois Power could also be required to modify its billing and collection arrangements due to changes in ICC regulations governing such arrangements. See "The Servicer -- Credit Policy; Billing; Collections; Restoration of Service." Any such changes could delay collections from

Customers or result in lower collections, and accordingly could adversely affect the timely payment of interest on the Notes or the payment of the principal of the Notes pursuant to the Expected Amortization Schedules or in full by the applicable Expected Maturity or Final Maturity Dates. See "Certain Payment, Weighted Average Life and Yield Considerations."

                  LIMITED CREDIT POLICY AND PROCEDURES. The ability of the Servicer to collect amounts billed to Customers, including the IFC Charges, will depend in part on the creditworthiness of the Customers. As a general matter, Illinois Power is obligated to provide service to new Customers under Illinois law and performs no outside credit investigations on new Customers. Illinois Power's information regarding the credit status of new Customers is limited to information regarding prior service, if any, by Illinois Power to such Customers. Illinois Power relies on the information provided by Customers and its customer information system audits to indicate whether a new Customer has had previous service from Illinois Power. If Illinois Power evaluates the creditworthiness of a significant number of its Customers incorrectly, resulting in significant increases in delinquencies and write-offs, delays in distributions to Noteholders may occur.

                  An important element of Illinois Power's policies and procedures relating to credit and collections is its right to disconnect service on account of non-payment. Unless otherwise provided in the related Prospectus Supplement, each Transitional Funding Order will expressly provide that Illinois Power may disconnect service for non-payment of IFC Charges to the same extent as Illinois Power would be entitled to take such action because of non-payment of any other charge for tariffed services.
Nonetheless, Illinois Power's rights to disconnect service are subject to and, to a material extent, controlled by Illinois statutory requirements and the rules and regulations of the ICC which may change from time to time. See "The Servicer -- Credit Policy; Billing; Collections; Restoration of Service."

                  RELIANCE ON ALTERNATIVE RETAIL ELECTRIC SUPPLIERS. As part of the restructuring of the Illinois electric industry, certain Customers will be allowed, beginning October 1, 1999, and all Customers will be allowed as of May 1, 2002, to purchase electricity and related services from ARES and from other Utilities rather than from Illinois Power. See "Electric Industry Restructuring in Illinois -- Alternative Retail Electric Suppliers." The Amendatory Act requires Illinois Power to allow such ARES and other Utilities, pursuant to a tariff filed by Illinois Power with, and approved by the ICC, to issue a single bill to any retail customer purchasing electricity or related services from the ARES or other Utility and delivery services from Illinois Power for both the services provided by the ARES or other Utility and the delivery services provided by Illinois Power. The Amendatory Act provides that the tariff to be filed by Illinois Power shall (a) require partial payments made by retail customers to be credited first to Illinois Power's tariffed services (which would include IFC Charges), (b) impose commercially reasonable terms with respect to credit and collection, including requests for deposits, (c) retain Illinois Power's right to disconnect retail customers, if it does not receive payment for its tariffed services, in the same manner that it would be permitted to if it had billed for the services itself, and (d) require an ARES or other Utility that elects this billing option to include on each bill to retail customers an identification

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

of the Utility (I.E., Illinois Power) providing the delivery services and a listing of the charges applicable to those services. As of the date hereof, the ICC has not promulgated any rules or regulations or issued any orders relating to the form or content of such tariffs, and neither Illinois Power nor any other Utility has filed such a tariff with the ICC. Accordingly, there is currently no basis to predict what the ICC will find to be "commercially reasonable terms with respect to credit and collection, including requests for deposit"; or to predict what other terms and conditions of such tariffs, such as the frequency with which ARES must remit collections to Illinois Power, the ICC will find to be reasonable. Unless otherwise provided in the related Prospectus Supplement, each Transitional Funding Order will contain provisions which would allow IFC Charges to be collected by ARES concurrently with their collection of bills for tariffed services subject, however, to specific conditions designed to mitigate against these risks. No assurance can be provided, however, that such mitigants will be effective to prevent losses resulting from defaults by any ARES or failure of any such ARES to apply credit and collection policies which are as favorable to the Noteholders as those applied by Illinois Power. There can also be no assurance that changes in billing and payment practices caused by ARES billing will not result in misdirected or delayed payments due to customer confusion. In addition, the Servicer will have no meaningful ability to control the payment procedure of other third-party collection agents who forward payments on behalf of Customers and not pursuant to contractual arrangements with Illinois Power. See "Servicing--Alternative Retail Electric Suppliers and Other Third-Party Collectors."

                  The Servicer, on behalf of the Trust, will be obligated, in accordance with the standards set forth in the Servicing Agreement, to pursue any ARES that fails to remit applicable IFC Charges in accordance with the terms of the applicable IFC Tariff. However, if an ARES were to default in its obligations to bill, collect and remit IFC Charges, or were unable despite its best efforts to collect amounts billed in respect of IFC Charges from Customers, there is no assurance that the Servicer would ultimately be able to collect such IFC Charges. If a substantial number of Customers elect to purchase their electricity from ARES that elect to provide a single bill, the Servicer may be relying on a small number of ARES, each of whom is responsible for a substantial portion of the Servicer's total billings, to collect IFC Charges, rather than the Servicer collecting IFC Charges directly from all Customers. In this circumstance, a default in the collection and remittance of IFC Charges to the Servicer by a single ARES that provides electricity to a large number of Customers may adversely affect the Servicer's ability to make timely remittance of IFC Charges to the Collection Account, and thus may adversely affect the timing of payment on the Notes.

                  COMMINGLING OF IFC PAYMENTS WITH SERVICER'S OTHER FUNDS; INVESTMENT OF IFC PAYMENTS FOR SERVICER'S ACCOUNT. Except as described under "Servicing -- Remittances to Collection Account," on each Remittance Date the Servicer will remit to the Collection Account IFC Payments received during the last preceding Billing Period. Accordingly, IFC Payments received by the Servicer will not be segregated from the Servicer's general funds until they are remitted to the Collection Account. The Servicer will invest IFC Payments received but not yet remitted for its own account. A failure or inability of the Servicer to implement Adjustments, or to remit the full amount of the IFC Payments on any Remittance Date, whether voluntary or involuntary, might result in delays in payments to Noteholders. In the event of a Servicer default, the Funding Law authorizes the ICC, upon petition from the Indenture Trustee, to order the sequestration and payment of IFC Collections for the benefit of the Noteholders. However, delays in payments to Noteholders may occur as a result of delays by the Servicer in implementing any Adjustments or delays by the ICC in ordering any such relief.

                  The Servicer shall be responsible for monitoring the IFC Collections received by it and holding such IFC Collections in trust for the benefit of the Trust. The Funding Law provides that neither the property interest of the Trust nor the lien of the Indenture Trustee shall be defeated or adversely affected by the commingling of IFC Collections with other funds of Illinois Power. In addition, unless otherwise provided in the related Prospectus Supplement, each Transitional Funding Order will provide that the portion of commingled funds held by Illinois Power and allocable to IFC Collections may be determined by such reasonable means of estimation as are set forth in the Servicing Agreement. Nonetheless, if Illinois Power were unable to trace or otherwise identify the IFC Collections held by it and were subsequently to become a debtor in a bankruptcy case, a creditor or bankruptcy trustee of Illinois Power or Illinois Power itself as debtor-in-possession could take the position that the Noteholders' property interest in such commingled and no longer identifiable IFC Collections had been lost and that the Noteholders' sole claim in respect of such unidentifiable property would be an unsecured claim against Illinois Power.

                  YEAR 2000 ISSUES. Illinois Power, like all other companies using computers and automated devices containing microprocessors, is faced with the task of addressing the ability of computer hardware and software to handle the date change on January 1, 2000. See "The Servicer -- Year 2000 Issues." Illinois Power recently implemented a new computerized billing system which it believes is Year 2000 ready. Nonetheless, the inability to handle the date change issue could affect, among other things, the ability of Illinois Power, as Servicer, and any ARES to bill and collect the IFC Charges, both because of problems with their own systems and problems that Customers may have in processing bills, and the ability of the Servicer and ARES to meter usage. The date change issue could also affect usage if there are problems with the generation or distribution of electricity. There is no way to fully predict the impact of the date change issue, but if there are significant interruptions of service to Customers or significant business interruptions in general caused by date change issues, there could be significant delays in IFC Collections and, therefore, in payments to Noteholders.

UNCERTAINTIES RELATED TO THE ELECTRIC INDUSTRY GENERALLY

                  UNTRIED NEW ILLINOIS MARKET STRUCTURE. The Illinois electric industry is expected to change dramatically in the near future, as a result of enactment of the Amendatory Act. See "Electric Industry Restructuring in Illinois." Beginning October 1, 1999, under the new market structure, certain retail customers will be eligible to purchase electricity from suppliers other than the certificated local Utility, and by May, 2002, all retail customers of investor-owned Utilities in Illinois will be entitled to purchase electricity from other suppliers. Each local electric Utility, such as Illinois Power, will be required to deliver the electricity sold by other suppliers to retail customers in the Utility's service area. In addition, as a result of both the Amendatory Act and federal initiatives, Utilities may be required to turn over control and/or operation of their transmission systems to an independent operating entity. Further, under the Amendatory Act, Utilities, such as Illinois Power, will be entitled to enter into contracts for service with customers which will not be subject to regulation by the ICC as to prices, terms and conditions. The new electric market structure has neither been tested or implemented on a scale represented by the State of Illinois. Attempts to initiate operations under a similar market structure in California, as mandated by statute, commencing January 1, 1998, resulted in a series of delays in implementation due to difficulties in bringing the necessary new systems and procedures to an acceptable state of readiness and reliability. In addition, the impacts of the implementation of the new market structure on the pricing of electricity services, Customer usage of electricity, and the tariffed and other revenues received by Illinois Power, cannot be predicted with certainty. If difficulties are experienced in implementing the various aspects of the new market structure in Illinois, electricity generation, transmission and distribution may be adversely affected, IFC Collections may be lower than predicted, IFC Payments may not be made as expected, Illinois Power's business may be adversely affected, and Noteholders may fail to receive payments of principal and interest.

                  TECHNOLOGICAL CHANGE. The continuous processes of technological development may result in introduction of economically-attractive alternatives to the purchase of electricity from Utilities, such as Illinois Power, for increasing numbers of Customers. Previously, only the largest industrial and institutional users with large process steam requirements in Illinois Power's service area were considered candidates for cost-effective co-generation or self-generation installations. However, manufacturers of self-generation facilities continue to develop smaller-scale, more fuel-efficient generating units which can be cost-effective options for customers with smaller electric energy requirements. For example, Unicom Energy Services, Inc., an affiliate of Commonwealth Edison, the largest Utility in Illinois, is engaged in a joint venture with a major electrical equipment manufacturer to market smaller electric generating units that may be suitable and cost-effective for installation in smaller commercial establishments. Eventually, such units may be produced in sizes, costs, and with operating efficiencies that make them cost-effective for installation in residences. Other types of distributed generation which could be purchased by customers in order to bypass the local Utility include fuel cells. In addition, continuing advances in the operating efficiencies of electricity-consuming devices are a factor reducing the amount of electricity purchased by consumers from Utilities. A customer who obtains electricity from its own cogeneration or self-generation facility and who takes no tariffed services from Illinois Power will not be obligated to pay IFC Charges.

                  Within the time period between issuance and maturity of the Notes, there can be no assurances that the technological developments described herein, and others, will not result in material reductions in the amount of electricity sold or delivered by Illinois Power to its Customers. Reductions in the amount of electricity sold or delivered by Illinois Power to its Customers will result in higher IFC Charges than would otherwise exist and could negatively impact the timing of IFC Payments.

                  MUNICIPALIZATION. The Amendatory Act expressly preserves the right of a municipality under certain circumstances to form a municipal utility which can purchase electric power and energy on a wholesale basis for resale to customers within the geographic areas it is lawfully entitled to serve. A municipality within Illinois Power's service area which wanted to operate a municipal utility would have to form its own distribution system, either by building one or acquiring (through negotiated purchase or appropriate condemnation proceedings) the portion of Illinois Power's distribution system related to such municipality's service area. Under Order 888 of the Federal Energy Regulatory Commission ("FERC"), Illinois Power would have the right to seek to recover its legitimate, prudent and verifiable stranded costs resulting from a municipalization, with the amount of such recovery to be determined through appropriate proceedings before FERC. If a municipalization were to occur, a portion of any such condemnation award or other recovery that was made in respect of lost tariffed revenues would be allocable, in accordance with the Servicing Agreement, to the IFC Charges and, if it were, Illinois Power would be required to pay such portion to the Trust as proceeds of the Intangible Transition Property. Nonetheless, in the event of a municipalization, the Customers within such municipal utility's service area would thereafter cease to be Customers of Illinois Power obligated to pay IFC Charges and the loss of such Customers could result in a material reduction in the amount of electricity sold or delivered by Illinois Power. Moreover, unless the municipality, in its capacity as a retail customer, elected to take tariffed or contract services from Illinois Power, the municipality itself would not be a Customer and would also not be obligated to pay IFC Charges. Reductions in the amount of electricity sold or delivered by Illinois Power will result, through Reconciliation Adjustments, in increased IFC Charges and could negatively impact the timing of the IFC Payments.

                  As of September 1, 1998, there were only twelve municipal utilities operating within Illinois Power's service area, the last of which was created several decades ago. Although there can be no assurance that other municipalities in Illinois Power's service area might not seek, prior to the time the Notes are paid in full, to form a municipal utility, Illinois Power does not believe there is any material risk of future municipalizations having an adverse impact on the Noteholders. The Amendatory Act also allows municipalities, subject to certain conditions, to become ARES. In such an event, the Customers receiving power and energy from such municipality (or the municipality on their behalf) would remain obligated to pay IFC Charges in connection with Illinois Power's provisions of delivery services to such Customers and in connection with any payments of transition charges owed by such Customers. The loss of such Customers could nonetheless result in a material reduction in the amount of electricity generated by Illinois Power and, therefore, in the amount of revenues supporting payment of the IFC Charges. See "-- Reliance on Broad Base of Customers."

                  CHANGES IN GENERAL ECONOMIC CONDITIONS AND ELECTRICITY USAGE. General economic conditions and technological changes that would significantly alter power consumption or reduce the Customer base in Illinois Power's service area may affect payments on the Notes. Changes in business cycles, departures of Customers from Illinois Power's service area, other demographic changes, weather, occurrence of natural disasters such as ice storms, tornados, windstorms, earthquakes and floods, implementation of energy conservation efforts and increased efficiency of equipment all affect energy usage. If a sufficient number of Customers reduce significantly their electricity consumption or cease consuming electricity altogether, revenues supporting payment of the IFC Changes could decrease, and such decreases could negatively impact the timing of the IFC Payments.

CHANGING REGULATORY AND LEGISLATIVE ENVIRONMENT

                  Although the Amendatory Act provides for comprehensive changes in the legal and regulatory framework governing electric utilities, such as Illinois Power, in Illinois, there can be no assurances that, during the term to maturity of the Notes, the Illinois Legislature will not pass additional laws materially changing the legal and regulatory framework to which Illinois Power is subject. In addition to actions taken by the Illinois Legislature and regulation by the ICC, the electric industry is also subject to federal law and to regulation by the FERC. The National Energy Policy Act of 1992 was designed to increase competition in the wholesale electric generation market by easing regulatory restrictions on producers of wholesale power and by authorizing the FERC to mandate access to electric transmission systems by wholesale power generators. In addition, at least eight bills (none of which has passed in Committee) have been introduced in the 105th Congress, First Session, mandating the deregulation of the electric utility industry on the state level. In their current forms, most but not all of the bills contain provisions recognizing the validity of prior state actions relating to deregulation. At least one of the bills, H.R. 1230, however, would prohibit the recovery of stranded costs through charges such as the transition charges provided for in the Amendatory Act. Although the IFC Charges do not constitute recoveries for stranded costs, any prohibition on the imposition of transition charges under the Amendatory Act could have a material adverse impact on the amount of Applicable Rates from which the IFC Charges are deducted and on the timing of IFC Charges. In any event, no prediction can be made as to whether these bills, or any future proposed bills to deregulate the electric industry, will become law or, if they become law, what their final form or effect would be. Any changes in the existing legal structure regulating the electric industry might have an impact on the manner in which electricity is distributed and payments therefor are collected, or on Illinois Power and its business, and thus the likelihood that Noteholders will receive payments in the amounts and at the times scheduled.

RELIANCE ON BROAD BASE OF CUSTOMERS

                  If one or more of the risks described under the heading "Potential Servicing Issues -- Reliance on Alternative Retail Electric Suppliers" or "Uncertainties Related to the Electric Industry Generally," or an unforeseen catastrophe, were to occur, the number of Customers or kilowatt-hours on which the IFC Charges would be levied might be reduced

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

significantly. Such a reduction could, through the Adjustments, increase the amount of the applicable IFC Charges for each remaining Customer and could negatively impact the timing of IFC Payments.

REDUCTION IN AMOUNT OF REVENUE FROM APPLICABLE RATES

                  Under the Funding Law, the ICC is required to authorize in each Transitional Funding Order and in each IFC Tariff, and Illinois Power is entitled to implement, a procedure for periodic prospective adjustments to the IFC Charges in respect of any over-collection or shortfall in collections of IFC Charges during prior periods. See "Description of the Intangible Transition Property -- Adjustments to the Instrument Funding Charges." The Funding Law provides that if, as a result of any such adjustment, the IFC Charge, as so adjusted, will exceed the amount per kilowatt-hour of the IFC Charge authorized by the ICC in any Transitional Funding Order, then Illinois Power shall be obligated to file Amendatory Tariffs adjusting the amounts otherwise billed by Illinois Power for Applicable Rates, to offset the amount of such excess (or, if Illinois Power shall have previously filed any such Amendatory Tariffs, the incremental amount of such excess). However, the failure of such Amendatory Tariff to become effective for any reason shall not delay or impair the effectiveness of any such adjustments and the obligation of Customers to pay the IFC Charges, as adjusted, shall not be subject to any defense, counterclaim or right of set-off arising as a result of either (a) the failure of Illinois Power to file such Amendatory Tariff or
(b) Illinois Power's failure to perform or provide past, future or present services.

                  The Funding Law provides that instrument funding charges are payable by customers of a Utility notwithstanding any failure on the part of such Utility to file an amendatory tariff, but specifically preserves the rights of such customers to bring actions against the Utility for failure to file such amendatory tariff. The Funding Law also provides (a) that the imposition of instrument funding charges on any customer will not cause a Utility's rates for tariffed services, including transition charges, to increase above the levels which the Utility would have been allowed to charge such customer had the Utility not been authorized to collect instrument funding charges and (b) that such instrument funding charges are to be deducted, collected and stated separately from amounts otherwise billed by such Utility for rates for tariffed services, including transition charges, as set forth in the related transitional funding order.

                  Each Transitional Funding Order will include determinations, with which Illinois Power will concur, to the effect that (a) the imposition of IFC Charges will not increase the total charges to Illinois Power's Customers over those that the Customers would pay absent the imposition of IFC Charges and (b) the IFC Charges will be deducted from and stated separately from the Applicable Rates charged on each Customer's bill. If the amount of Illinois Power's Applicable Rates has been reduced to such a low level that Illinois Power cannot offset adjusted IFC Charges against such Applicable Rates and fails to file an Amendatory Tariff, Illinois Power may become subject to actions by Customers, as described above.

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

                  There are several provisions of the Amendatory Act (including the provision requiring the filing of Amendatory Tariffs) which will result in reductions to the amount of Applicable Rates which Illinois Power will be allowed to bill and collect from Customers and from which Illinois Power is required to deduct IFC Charges.

                  The Amendatory Act required Illinois Power to provide a 15% reduction in base rates to its residential customers on August 1, 1998, and requires an additional 5% reduction in base rates to its residential customers on May 1, 2002. The Amendatory Act also provides that, with one limited exception, Illinois Power may not request an increase in the base rates that it charges its retail customers until January 1, 2005. Commencing January 1, 2005, the ICC may, pursuant to appropriate proceedings, modify Illinois Power's base rates in accordance with cost of service, and may set the components of any such rates that are intended to recover power supply costs at the lower of cost of service or 110% of market price (which modifications could reduce such base rates). In addition, under the Amendatory Act, the ICC, at Illinois Power's request and subject to satisfaction of statutory criteria, may declare tariffed services offered by Illinois Power to be "competitive." If a tariffed service is declared competitive, Illinois Power is obligated to continue to offer the service as a tariffed service for three years to those customers who were served on the tariff on the date the service is declared competitive, but is relieved of the obligation to offer or provide the service as a tariffed service to any new customers who otherwise would have been eligible for it. In addition, the Amendatory Act allows Illinois Power to self-declare a tariffed service, other than delivery service or the provision of electric power and energy, "competitive," but only with respect to those customers not then taking the tariffed service, subject to the authority of the ICC to thereafter review and revoke such declaration. Charges for a competitive service are not included in Applicable Rates, thereby reducing the amount of Applicable Rates from which the IFC Charges must be deducted and available to Illinois Power to offset against any increase in the IFC Charges as a result of any Amendatory Tariff.

                  The Amendatory Act allows certain non-residential customers of Illinois Power to purchase their electricity from other suppliers commencing October 1, 1999, allows all other non-residential customers to purchase their electricity from other suppliers commencing December 31, 2000, and allows all of Illinois Power's residential customers to purchase their electricity from other suppliers commencing May 1, 2002. It is anticipated that most Customers electing to purchase electricity from other suppliers will find it necessary to purchase delivery services, which will be a tariffed service, from Illinois Power, and may be required to pay a transition charge to Illinois Power until December 31, 2006. The transition charge is calculated according to a formula which is designed to allow Illinois Power to recover a portion, but not all, of the revenue requirement associated with its generation and power supply costs that are above market prices. The market prices used in the calculation of the transition charge are redetermined from year-to-year and it is possible that the transition charge for some Customers may be zero, in which event the amount of Applicable Rates from which IFC charges must be deducted and which are available to Illinois Power to offset against any increase in the IFC Charges would be limited by the remaining tariffed charges imposed on such Customers. Moreover, under the

Amendatory Act, the transition charges are designed to decrease over time, and such reductions may further reduce the amount of such Applicable Rates. See "Electric Industry Restructuring in Illinois -- Transition Charges."

                  The ICC, on petition by Illinois Power and based on application of statutory criteria set forth in the Amendatory Act, is authorized to extend the period during which transition charges may be collected until no later than December 31, 2008. There can be no assurances that the ICC will grant any such request for extension of the right to collect transition charges. Based on the manner in which transition charges must be established, as provided in the Amendatory Act, Illinois Power, until at least December 31, 2004, expects to receive less revenue from a retail customer who elects to purchase electricity from another supplier than Illinois Power would receive if the customer continued to purchase electricity from Illinois Power at base rates. Prior to December 31, 2006, some customers who have elected to purchase electricity from other suppliers, and after December 31, 2006, all such customers (unless the ICC grants an Illinois Power request for an extension of the authority to collect transition charges) will no longer pay Illinois Power transition charges, and may pay Illinois Power only delivery service charges as a rate for tariffed services. On a per-kilowatt hour basis, the delivery service charges are expected to be materially lower than the current rates for tariffed services.

                  In addition, under the Amendatory Act, Utilities (including Illinois Power) will be required to offer, as a tariffed service, (a) to their non-residential delivery service customers, certain power purchase options pursuant to which such customers may purchase electric power and energy from the Utility at the market-based prices used in the calculation of transition charges and (b) to all customers, real-time pricing whereby charges for delivered electric power and energy may vary on an hour-to-hour basis for non-residential retail customers and that vary on a periodic basis during the day for residential retail customers. See "Electric Industry Restructuring in Illinois -- Amendatory Act Overview." Such pricing options have generally not existed in the past and, accordingly, there can be no assurance as to how the offering of such options might affect the amount of Applicable Rates from which the IFC Charges must be deducted and which are available for Illinois Power to offset against any increase in the IFC Charges as a result of an Amendatory Tariff.

                  A customer which obtains its electricity from its own cogeneration or self-generation facilities and does not purchase any electricity, or take delivery services or any other tariffed services, from Illinois Power, will not pay transition charges or other tariffed charges on the electricity it obtains from such facilities and thus will not be obligated to pay IFC Charges with respect to that electricity. Even if such a customer were to continue purchasing some but not all of its electricity from Illinois Power, the amount of electricity which the customer purchases from Illinois Power, and therefore the amount of IFC Charges the customer is obligated to pay, would be less than if the customer were purchasing all of its electricity from Illinois Power. Certain electricity consumers in the State of Illinois and certain entities involved in the sale, installation, operation and sale of fuel for cogeneration and self-generation facilities, have taken the position that the phrase

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

"customer's own cogeneration or self-generation facilities" for purposes of the Amendatory Act should be interpreted to include, among other things (i) facilities which are not located on the customer's premises, (ii) facilities which are owned by a third party and leased to the customer, (iii) facilities which are operated for the customer by a third party, (iv) a customer's ownership or leasehold interest in a portion of a facility which, in its entirety, is larger than required to serve the electrical needs of the customer, and the remaining portion of which is used to serve other customers or to make wholesale or retail sales of electricity to other customers or third parties, and (v) facilities from which sales of electricity not needed to serve the electricity requirements of the particular customer are made to other customers or third parties. Illinois Power and certain other entities have disagreed with this interpretation. Nonetheless, if the Illinois Legislature, a court, or the ICC were to agree with such an interpretation, in whole or in part, and adopt a conforming amendment to the Act or enter a binding decision to such effect, then the number and extent of installation of cogeneration or self-generation facilities (as so defined) may increase, and the amount of electricity usage by customers installing such facilities and in total in Illinois Power's service area that is subject to transition charges and to IFC Charges and the amount of Applicable Rates from which IFC Charges must be deducted and which are available for Illinois Power to offset against an increase in IFC Charges as a result of an Amendatory Tariff, may be reduced. However, any electricity delivered to a retail customer by Illinois Power from a privately-owned generation facility, using Illinois Power's transmission or distribution system, would be subject to delivery charges and therefore to IFC Charges.

                  As a result of the statutory provisions and the events described in the preceding six paragraphs, the total amount of Applicable Rates which Illinois Power will be entitled, and can expect, to collect from its Customers may decline materially over the period between issuance and maturity of the Notes. To the extent any decline in Applicable Rates is supplanted by revenues from contracts between Illinois Power and Customers who would otherwise have been obligated to pay tariffed revenues and, therefore, would have been obligated to pay IFC Charges, however, Illinois Power will continue to impose and collect IFC Charges from such Customers pursuant to the terms of the related Transitional Funding Order to the same extent as if the services taken by such Customers under such contracts had continued to be taken under tariff, and such Customers would agree to pay such amounts to the Trust, the Grantee, or Illinois Power as Servicer, as applicable. There can nonetheless be no assurance that any decline in revenues would not have a negative impact on the amount and timing of IFC Payments, and on the ability of Illinois Power to offset against any increase in the IFC Charges as a result of an Amendatory Tariff, nor can there be any assurance that any decline in overall revenues would not have a material adverse affect on Illinois Power's financial condition, and thereby adversely affect its ability to provide utility services or to perform its obligations as Servicer.

                  Illinois Power does not expect, taking into consideration the current authorized levels of IFC Charges and anticipated future issuances of Notes, that any decline in revenues would result in a limitation on the timing and amount of the IFC Charges payable by Customers. See "The Servicer --Illinois Power Customer Base, Electric Energy Consumption and Base Rates."

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


BANKRUPTCY AND CREDITORS' RIGHTS ISSUES

                  POTENTIAL BANKRUPTCY OF ILLINOIS POWER OR THE GRANTEE. The Grantee will represent and warrant in each Sale Agreement that the transfer of the Intangible Transition Property by the Grantee to the Trust pursuant to such Sale Agreement constitutes a sale and absolute transfer of such Intangible Transition Property, including amounts deemed to be Intangible Transition Property pursuant to the related Transitional Funding Order, from the Grantee to the Trust. Illinois Power will also represent and warrant in each Grant Agreement that the vesting of the Intangible Transition Property in the Grantee shall be irrevocable and enforceable against Illinois Power and that it has no right, title and/or interest in the Intangible Transition Property. Illinois Power and the Grantee will also represent and warrant in the Basic Documents that they will each take all appropriate actions to perfect the Indenture Trustee's security interest in the Intangible Transition Property and the other Note Collateral. The Funding Law provides that a sale, assignment or other transfer of intangible transition property in a transaction approved by a transitional funding order which is expressly stated in the documents governing the transaction to be a sale or other absolute transfer, shall be treated as an absolute transfer of all the transferor's right, title and interest in, to and under such intangible transition property which places such transferred property beyond the reach of the transferor or its creditors. Illinois Power and the Grantee will, therefore, treat the transactions as an absolute transfer under applicable law, although for financial reporting and federal income tax purposes the transactions will be treated as debt of Illinois Power. If Illinois Power were to become a debtor in a bankruptcy case, and a creditor or bankruptcy trustee of Illinois Power or Illinois Power itself as debtor in possession were to take the position that the Intangible Transition Property nonetheless constituted property of Illinois Power's bankruptcy estate and a court were to adopt such position, then delays or reductions in payments on the Notes could result. Regardless of any specific adverse determinations in an Illinois Power or Grantee bankruptcy proceeding, the mere fact of an Illinois Power or Grantee bankruptcy proceeding could have an adverse effect on the secondary market of the Notes, including an adverse effect on the liquidity and market value of the Notes. See "-- Potential Servicing Issues --Commingling of IFC Payments with Servicer's Other Funds; Investment of IFC Payments for Servicer's Account."

                  Illinois Power and the Grantee have taken steps to minimize the risk that in the event Illinois Power were to become the debtor in a bankruptcy case, a court would order that the assets and liabilities of Illinois Power be substantively consolidated with those of the Grantee or the Trust. The major step is that, instead of the Intangible Transition Property being transferred directly from Illinois Power to the Grantee, the Funding Law permits, and unless otherwise provided in the related Prospectus Supplement, each Transitional Funding Order will provide, that the Intangible Transition Property created by such Transitional Funding Order is vested directly in the Grantee and is not subject to defense, counterclaim or right of setoff as a result of Illinois Power's failure to perform or provide past, present or future services. Additional steps include the fact that the Grantee is a separate, special purpose limited liability company, subject to the direction of a management committee, at least one of whose members must be independent from Illinois

Power, and the organizational documents of which provide that it shall not commence a voluntary bankruptcy case without the unanimous affirmative vote of all of its managers. Nonetheless, those steps may not be completely effective, and thus no assurance can be given that if Illinois Power or the Grantee were to become a debtor in a bankruptcy case, a court would not order that the assets and liabilities of the Trust be consolidated with those of Illinois Power or the Grantee, thus resulting in delays or reductions in payments on the Notes.

                  Should the transfer of the Intangible Transition Property to the Trust be recharacterized in a bankruptcy proceeding as a borrowing by Illinois Power or the Grantee, the Funding Law provides that, subject to certain required filings with the ICC which Illinois Power must make at the time the Notes are issued, there is a perfected first priority statutory lien on the Intangible Transition Property that secures all obligations to the holders of the Notes.

                  Pursuant to the Funding Law, and, unless otherwise provided in the related Prospectus Supplement, each Transitional Funding Order, upon any issuance of Notes, the Intangible Transition Property identified in such Transitional Funding Order constitutes a current property right and it thereafter continuously exists as property for all purposes. Nonetheless, no assurances can be given that if Illinois Power or the Grantee were to become the debtor in a bankruptcy case, a creditor of, or a bankruptcy trustee for, Illinois Power or the Grantee, or Illinois Power or the Grantee itself as debtor in possession would not attempt to take the position that, because the payments based on the IFC Charges are usage-based charges, Intangible Transition Property comes into existence only as Customers use electricity or, in the case of customers agreeing to pay IFC charges under private contracts, as customers enter into such contracts. If a court were to adopt this position, no assurances can be given that the statutory lien created by the Funding Law would attach to IFC Collections in respect of electricity consumed after the commencement of a bankruptcy case by or against Illinois Power or the Grantee. If it were determined that the Intangible Transition Property has not been sold to the Trust, and that the statutory lien created by the Funding Law does not attach to collections of IFC Payments in respect of electricity consumed after the commencement of a bankruptcy case for Illinois Power or the Grantee, then the Indenture Trustee, as Trustee for the Noteholders, would be an unsecured creditor of Illinois Power or the Grantee, as the case may be, and delays or reductions in payments on the Notes could result. Whether or not the court determined that the Intangible Transition Property had been sold to the Trust, no assurances can be given that the court would not rule that any IFC Payments relating to electricity consumed after the commencement of Illinois Power's or the Grantee's bankruptcy cannot be transferred to the Indenture Trustee, thus resulting in delays or reductions in payments on the Notes.

                  Because the IFC Charges are usage-based charges, if Illinois Power or the Grantee were to become the debtor in a bankruptcy case, a creditor of, or a bankruptcy trustee for, Illinois Power or the Grantee, or Illinois Power or the Grantee itself as debtor in possession could take the position that the Trust should pay a portion of the costs of Illinois Power associated with the generation, transmission, or distribution by Illinois Power of the
                                       44
electricity whose consumption gave rise to the IFC Collections that are used to make distributions on the Notes. If a court were to adopt this position, the result could initially be a reduction in the amounts paid to the Trust, and thus to the holders of the Notes. Although the IFC Charges may be adjusted by the Servicer, delays in implementation thereof may cause a delay in receipt of IFC Collections sufficient to pay interest and make Scheduled Payments on the Notes.

                  In addition, if Illinois Power were to become the debtor in a bankruptcy case, a bankruptcy trustee for Illinois Power, or Illinois Power itself as debtor in possession, could take the position that it is not bound prospectively by the provisions of a Transitional Funding Order that Illinois Power will not enter into any contracts with any Customer obligated (or who would but for such contract, be obligated) to pay IFC Charges if, as a result thereof, the customer would not receive services subject to Applicable Rates, unless such contract provides that the Customer will pay an amount to the Grantee or its assigns, or to Illinois Power, as Servicer, as applicable, equal to the amount of IFC Charges that would have been billed if the Services provided under such contract were subject to Applicable Rates. If a court were to adopt this position, the result could be a reduction in the amounts paid to the Trust, and thus to the holders of the Notes.

                  Regardless of whether Illinois Power or the Grantee is the debtor in a bankruptcy case, if a court were to accept the arguments of a creditor of Illinois Power or Grantee that Intangible Transition Property comes into existence only as Customers use electricity, a tax or government lien or other nonconsensual lien on property of Illinois Power arising before the Intangible Transition Property came into existence may have priority over the Trust's interest in such Intangible Transition Property, thereby possibly initially resulting in a reduction of amounts paid to the holders of the Notes. Although the IFC Charges may be adjusted by the Servicer, delays in implementation thereof may cause a delay in receipt of IFC collections sufficient to pay interest and make Scheduled Payments on the Notes.

                  POTENTIAL BANKRUPTCY OF SERVICER. For so long as the Servicer either (a) maintains a short-term debt rating of at least "_____" by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"), and "_____" by Moody's Investors Service, Inc. ("Moody's"), or (b) meets certain other financial conditions (collectively, the "Remittance Conditions"), the Servicer is entitled to commingle IFC Payments with its own funds until the relevant Remittance Date. In the event of a bankruptcy of the Servicer, under normal principles of the Uniform Commercial Code in effect in the State of Illinois (the "UCC"), the Indenture Trustee likely would not have a perfected interest in such commingled funds and the inclusion thereof in the bankruptcy estate of the Servicer may result in delays or reductions in payments due on the Notes. The Funding Law provides that both the property interest of the Trust in the Intangible Transition Property and the security interest of the Indenture Trustee in such Intangible Transition Property shall not be defeated by the commingling of revenues arising from such Intangible Transition Property with funds of Illinois Power or the Grantee. Each Transitional Funding Order will provide that, in the case of any such commingled revenues, collections, claims, payments, money or proceeds, the portion allocable to the IFC Charges may be determined by such reasonable methods of estimation as are set forth in the Servicing Agreement. Nonetheless, there can be no assurance that in the event that Illinois Power or the Grantee were to become a debtor in a bankruptcy case, a bankruptcy court would not take positions inconsistent with the Funding Law so as to result in delays or reductions in payments on the Notes. Furthermore, if the Servicer is in bankruptcy, it may stop performing its functions as Servicer and it may be difficult to find a third party to act as Successor Servicer. See " -- Potential Servicing Issues -- Reliance on Servicer," " -- Potential Servicing Issues -- Commingling of IFC Payments with Servicer's Other Funds; Investment of IFC Payments for Servicer's Account."

NATURE OF THE NOTES

                  LIMITED LIQUIDITY. There is no assurance that a secondary market for any of the Notes will develop or, if one does develop, that it will provide the Noteholders with liquidity of investment or that it will continue for the life of such Notes. It is not anticipated that any Notes will be listed on any securities exchange.

                  RESTRICTIONS ON BOOK-ENTRY REGISTRATION. The Notes will be initially represented by one or more Notes registered in Cede's name, as nominee for DTC, and will not be registered in the names of the Noteholders or their nominees. Therefore, unless and until Definitive Notes are issued, Noteholders will not be recognized by the Indenture Trustee as Noteholders. Hence, until such time, Noteholders will only be able to receive distributions from, and exercise the rights of Noteholders indirectly through, DTC and participating organizations, and, unless a Noteholder requests a copy of any such report from the Indenture Trustee or the Servicer, will receive reports and other information provided for under the Servicing Agreement only if, when and to the extent provided to Noteholders by DTC and its participating organizations. In addition, the ability of Noteholders to pledge Notes to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Notes, may be limited due to the lack of physical notes for such Notes. See "Description of the Notes -- Book-Entry Registration."

                  LIMITED RECOURSE OBLIGATIONS. The Notes will not constitute debt or liability of the State of Illinois or of any political subdivision thereof, and will not represent an interest in or obligation of Illinois Power or its affiliates. The Intangible Transition Property owned by the Trust, and the other Note Collateral, which is expected to be relatively small, are the sole source of payments on the Notes. It is anticipated that the Note Collateral, which is described under "Security for the Notes -- Security Interest in Note Collateral" herein, will, with the limited exceptions specified therein, constitute the Trust's only assets. The Trust's organizational documents will restrict its right to acquire other assets unrelated to the transactions described herein. The Notes are limited obligations of the Trust, and the sole source of payments thereon is the payments made with respect to the Intangible Transition Property and the other Note Collateral and, for any Floating Rate Notes, the proceeds of any Swap Agreement. None of the Notes or the underlying Intangible Transition Property will be guaranteed or insured by Illinois Power or its affiliates. Transitional Funding Orders authorizing issuance of the Notes do not constitute a pledge of the full faith and credit of the
                                       46

State of Illinois or of any of its political subdivisions. The issuance of the Notes under the Funding Law shall not directly, indirectly or contingently obligate the State of Illinois or any political subdivision thereof to levy or to pledge any form of taxation therefor or to make any appropriation for their payment.

                  EXPECTED ISSUANCE OF ADDITIONAL SERIES OF NOTES; OTHER TRANSITIONAL FUNDING ORDERS. Under the Basic Documents, the Trust will have the right, subject to Illinois Power's seeking and obtaining one or more subsequent Transitional Funding Orders from the ICC, to issue one or more subsequent Series of Notes on or after August 1, 1999 in an additional amount of up to approximately $864 million in aggregate principal amount. Any such subsequent Series of Notes would be issued in connection with the creation of additional Intangible Transitional Property under such subsequent Transitional Funding Order and such subsequent Notes will have no more than a PARI PASSU lien on the Note Collateral, including all additional Intangible Transition Property, vis-a-vis all previously issued and outstanding Series of Notes. The terms of any such Series of Notes will be specified in a supplement to the Indenture or a Trust issuance certificate, and described in the related Prospectus Supplement. The provisions of the supplement to the Indenture or Trust issuance certificate and the terms of any additional Series of Notes will not be subject to the prior review or consent of holders of the Notes or Notes of any previously issued Series, including the Notes expected to be issued in 1998. The terms of an additional Series of Notes may include, without limitation, the matters described under "Description of the Notes -- General." The ability of the Trust to issue any additional Series of Notes is subject to the condition, among others, that such issuance will not result in any Rating Agency reducing or withdrawing its then existing rating of the Notes of any outstanding Class (the "Rating Agency Condition"). There can be no assurance, however, that the issuance of any other Series of Notes, including any Series issued from time to time hereafter, might not have an impact on the timing or amount of payments received by a Noteholder. See "Description of the Notes -- Conditions of Issuance of Additional Series." In addition, various matters relating to the Notes are subject to a vote of all Noteholders for all Series and Classes of Notes, even though there may be differences in the interests or positions among such Series or Classes which could result in voting outcomes adverse to the interests of one or more Series or Classes of Notes. Moreover, the Basic Documents do not prohibit Illinois Power from seeking Transitional Funding Orders under the Funding Law which would create intangible transition property in favor of a party other than the Grantee.

                  Issuance of an additional Series of Notes and/or creation of additional intangible transition property will require imposition and collection of additional Instrument Funding Charges from Customers. This may increase the risks to Noteholders as described above, in particular those risks described under "-- Reduction in Amount of Revenue From Applicable Rates;" "-- Limit on Amount of Intangible Transition Property," "-- Potential Servicing Issues," "-- Uncertainties Related to the Electric Industry Generally," "-- Reliance on Broad Base of Customers" and "-- Bankruptcy and Creditors' Rights Issues."

                  LIMITED NATURE OF RATINGS. It is a condition of issuance of each Class of Notes that they receive from the Rating Agencies the respective ratings set forth in the applicable Prospectus Supplement. The ratings of the Notes address the likelihood of the ultimate payment of principal and the timely distribution of interest on the Notes. The ratings do not represent an assessment of the likelihood that the rate of IFC Collections might differ from that originally anticipated; as a result of such differences, any Series or Class of Notes might mature later than scheduled, resulting in a weighted average life of such Notes which is more than expected. A security rating is not a recommendation to buy, sell or hold securities. There can be no assurance that a rating will remain in effect for any given period of time or that a rating will not be revised or withdrawn entirely by a Rating Agency if, in its judgment, circumstances so warrant.

                  UNCERTAIN PAYMENT AMOUNTS AND WEIGHTED AVERAGE LIFE. The actual dates on which principal is paid on each Class of Notes might be affected by, among other things, the amount and timing of receipt of IFC Collections. Since each IFC Charge will consist of a charge per kilowatt hour allocated to the applicable class of Customers, the aggregate amount and timing of receipt of IFC Collections (and the resulting amount and timing of principal amortization on the Notes) will depend, in part, on actual usage of electricity by Customers and the rate of delinquencies and write-offs. See " -- Potential Servicing Issues -- Inaccurate Usage and Credit Projections" and " -- Reliance on Alternative Retail Electric Suppliers." Although the amount of the IFC Charges will be adjusted from time to time based in part on the actual rate of IFC Collections, no assurances can be given that the Servicer will be able to forecast accurately actual Customer energy usage and the rate of delinquencies and write-offs and implement adjustments to the IFC Charges that will cause IFC Payments to be made at any particular rate. If IFC Collections are received at a slower rate than expected, payments on a Note may be made later than expected. Because principal will only be paid at a rate not to exceed that set forth in the Expected Amortization Schedules, except if an Event of Default occurs and the Notes are declared due and payable or in the event of an early optional redemption, the Notes are not expected to be retired earlier than scheduled. A payment on a date that is earlier than forecasted will result in a shorter weighted average life, and a payment on a date that is later than forecasted will result in a longer weighted average life. See "Certain Payment, Weighted Average Life and Yield Considerations" and "Description of the Intangible Transition Property -- Adjustments to Instrument Funding Charges."

                  EFFECT OF OPTIONAL REDEMPTION ON WEIGHTED AVERAGE LIFE AND YIELD. As described more fully under "Description of the Notes -- Optional Redemption," any Series of Notes may be redeemed on any Payment Date if, after giving effect to payments that would otherwise be made on such date, the outstanding principal balance of such Series of Notes has been reduced to less than five percent of the initial outstanding principal balance thereof. In addition, if specified in the Prospectus Supplement related to any Series or Class of Notes, such Series or Class of Notes may be redeemed in full on any Payment Date on or prior to December 31, 2004 using proceeds received from the refinancing of any other Series or Class of Notes through the issuance of an additional Series of Notes. Redemption will cause such Notes to be retired earlier than would otherwise be expected, and if the payment schedule otherwise does not differ from that originally anticipated, will result in a shorter than expected weighted average life for such Notes. Such a redemption may also adversely affect the yield to maturity of the Notes. There can be no assurance as to whether the Trust will optionally redeem any Series of Notes, or as to whether Noteholders will be able to receive an equally attractive rate of return upon reinvestment of the proceeds resulting from any such redemption.

                  ADDITIONAL RISKS OF FLOATING RATE NOTES. As described herein under "Description of the Notes -- Floating Rate Notes," in the event that any Floating Rate Notes are issued, upon the occurrence of an Event of Default or termination event under the Swap Agreement, the Swap Agreement pursuant to which interest will be paid on any Floating Rate Notes will terminate or may be terminated. In particular, the Swap Agreement will be terminated if the Swap Counterparty's rating by either of Moody's or S&P falls below "AAA" (or the equivalent rating) (a "Downgrade Event") and the Swap Agreement is not assigned to a replacement Swap Counterparty satisfying such ratings criteria or such lower ratings criteria as may be permitted by the Swap Agreement within the time period specified in the related Prospectus Supplement. In no event will any successor Swap Counterparty be rated below "A" (or the equivalent rating) by either of the above-referenced Rating Agencies. Upon the occurrence of a Downgrade Event and the failure to assign the Swap Agreement, a termination event will have occurred under the Swap Agreement and, in such event or upon any other swap termination, the interest rate payable with respect to the Floating Rate Notes will convert permanently to the fixed swap rate payable to the Swap Counterparty, which may be substantially less than the rate otherwise payable on the Floating Rate Notes. In the event of such conversion to a fixed interest rate, both the liquidity and the market value of the Floating Rate Notes may be adversely affected.

                  ELECTRIC INDUSTRY RESTRUCTURING IN ILLINOIS

GENERAL

                  The electric utility industry is experiencing intensifying competitive pressures, in both the wholesale generation market and, in many states, including Illinois, in the retail market. Historically, electric utilities operated as regulated monopolies in their service territories and were the primary suppliers of electricity. In Illinois, Utilities' rates were set by the ICC based on the Utilities' costs of providing services and a reasonable return on their prudent capital investments. Changes to this traditional legal and regulatory framework and market structure are occurring at both the federal and State levels.

AMENDATORY ACT OVERVIEW

                  In Illinois, dramatic changes in the retail electricity market will be occurring over the next ten years as a result of enactment of Public Act 90-561 (the "Amendatory Act"), which became law on December 16, 1997 after being approved by a vote of 108-7 in the Illinois House of Representatives and 57-2 in the Illinois Senate. Utilities, such as Illinois Power, will be required to provide to customers in their service areas, on a regulated basis, delivery services through which a customer can purchase electricity from other suppliers and have it delivered by the local Utility to the customer's premises. Beginning October 1, 1999, Utilities will be required to offer delivery services to (a) all customers in a Utility's service area with electric loads at a single site of 4 megawatts or greater,
(b) commercial customers in the Utility's service area with at least 10 sites under common ownership whose electric loads total at least 9.5 megawatts, constituting up to 3.5% of the Utility's peak load and (c) customers in non-residential service classes whose usage constitutes one-third of the Utility's remaining (I.E., excluding customers in groups (a) and (b)) kilowatt-hour sales in each such class, with the customers in groups (b) (if necessary) and (c) to be selected by lottery or other random non-discriminatory process. As of December 31, 2000, all non-residential customers in a Utility's service area will be entitled to delivery services. All residential customers in a Utility's service area will be entitled to delivery services beginning May 1, 2002. The local Utility will be required to provide delivery services to eligible customers on a non-discriminatory basis regardless of the customer's choice of electricity provider. The Utility will be compensated for providing delivery services through rates set by the ICC to recover the costs of owning, operating and maintaining the Utility's transmission and distribution facilities. Under the Amendatory Act, Utilities also will be required to offer as a tariffed service to their non-residential delivery service customers, certain power purchase options pursuant to which such customers may purchase electric power and energy from the Utility at market-based rates determined by formulas set forth in the Amendatory Act. In addition, the Amendatory Act requires Utilities, including Illinois Power, to offer, as a tariffed service, real-time pricing to non-residential customers beginning October 1, 1998, and to residential customers beginning October 1, 2000, pursuant to which tariff kilowatt-hour charges for delivered electric power and energy may vary on an hour-to-hour basis for non-residential retail customers and on a periodic basis during the day for residential retail customers.

TRANSITION CHARGES

                  Another change involves the ability of a Utility to collect "transition charges" from those customers in its service area who obtain electricity from an alternate provider. Until December 31, 2006, the Utility will be entitled, pursuant to tariff, to collect transition charges from delivery services customers and include such transition charges in its bills to such customers. These periodic transition charges are only applicable to customers obtaining electricity from an ARES or from another Utility, and are not applicable to customers taking traditional tariffed service from the Utility, or to a customer to the extent it obtains its electricity from its own co-generation or self-generation facility. Transition charges are to be calculated annually for each customer class and, for larger customers, on an individual customer basis. The per kilowatt-hour transition charge applicable to a customer class or an individual customer is calculated as follows using the class' or customer's usage during a three-year period prior to the date the customer became eligible for delivery service: (1) the revenues the Utility would receive based on the applicable tariffed base rate (adjusted for specific changes set forth in the Amendatory Act including, in the case of residential customers, for the mandated rate reductions described below) or contract rate, less (2) the revenues the Utility would receive for delivering the same amount of usage, based on its currently applicable delivery service rates, less (3) the market value of the capacity and energy of the Utility that it would have used to supply the class or customer's electric power and energy requirements, with the "market value" determined through an ICC-approved tariff using market-based data as determined through a market index or by a neutral fact-finder retained annually by the ICC, less
(4) a further specific deduction, referred to as the "mitigation factor," which is set forth in the Amendatory Act for each year in the relevant period and which increases over that period. If the foregoing calculation results in a negative number, the transition charge will be zero. The product of the foregoing calculation is divided by the class' or customer's kilowatt-hour usage during the three-year base period to yield a transition charge expressed in cents per kilowatt-hour, which is charged on every kilowatt-hour delivered by the electric utility for the delivery services customer until December 31, 2006. However, depending on the levels of "market prices" which are determined from year-to-year and the relationship between a class' or customer's existing base rates or contract rate and the "market prices," and given the increases in the "mitigation factors" over the relevant period as specified in the Amendatory Act, it is likely that for some customers, and possible that for all customers, the transition charge will be zero prior to December 31, 2006. A Utility may petition the ICC to allow it to collect transition charges for an additional period not to extend beyond December 31, 2008. The ICC must apply criteria specified in the Amendatory Act to the Utility's request, and may deny the request, may authorize the Utility to collect transition charges for some or all of the additional two year period, in which case the mitigation factor deductions are increased over those applicable for the year 2006, or in granting such authority, may impose additional reductions on the allowable transition charges. The reduction in transition charge revenues which the Utility is likely to experience over the period from 1999 to 2006 or 2008 will reduce the total revenues of the Utility from which IFC Charges may be deducted. See "Risk Factors -- Reduction in Amount of Revenue From Applicable Rates."

                  In addition to the periodic transition charge from delivery services customers who obtain electricity from an alternate provider described above, a Utility shall also be entitled, pursuant to tariff, to collect transition charges from customers in such Utility's service area who obtain electricity from an alternate provider and do not take delivery services from such Utility. As with the periodic transition charges described above, these transition charges are only applicable to customers in its service area obtaining electricity from an alternate provider and not to customers who obtain their electricity from their own co-generation or self-generation facility. These transition charges shall be calculated in the same manner set forth above for the entire period of time that the customer would be obligated to pay transition charges if it were taking delivery services, except that no deduction for delivery services shall be made in such calculation, and usage data from such customers' class shall be used where historical usage data is not available for such customer. These customers are obligated to pay such transition charges on a lump-sum basis on or before the date such customer begins to take electricity from an alternate provider; provided, however, that the Utility is to offer such customer the option of paying such transition charges to such Utility ratably over the period in which the transition charges would otherwise have applied pursuant to a contract between such customer and such Utility, in which case the IFC Charges would be deducted and stated separately from the transition charges.

                  The transition charge formula is designed to allow the Utility to recover a portion, but not all, of the revenue requirement associated with its generation and power supply costs that are above market prices. Transition charges will be recalculated annually. There will be no review to determine if the amount of transition charge revenues received in a year, from a customer or from all customers, equaled the amount of such revenues expected to be received, and no adjustment to transition charges in subsequent years on account of any such difference. In order to realize the same overall revenue stream from a customer who switches to another electricity supplier as it would have realized if the customer had not switched, the Utility must successfully remarket the electrical capacity and energy that is no longer needed to serve the customer, at a price at least as high as the "market price" used to calculate the customer's transition charges; and must otherwise reduce its costs by, or develop other revenue sources equal to, an amount at least as high as the amount of the "mitigation factor" used in calculating the customer's transition charge. Otherwise, the revenue received by the Utility from delivery charges and transition charges, both of which are tariffed revenues from which IFC Charges can be deducted, will be less than the revenue the Utility would have received from the customer at existing tariffed rates for traditional tariffed services. On and after the date that the Utility is no longer able to collect transition charges from delivery services customers, and may only collect delivery service charges, the Utility's tariffed revenues from customers previously paying such transition charges will decline. In addition, beginning in 1999, the ICC is authorized under the Amendatory Act to require a Utility to unbundle components of its delivery service, such as metering services or billing services and offer the unbundled components to customers separately, thereby enabling the customer to purchase the unbundled service from an alternative provider. If alternative providers enter the service area to compete for the provision of unbundled delivery service components, it is likely that the Utility will be able to obtain an ICC declaration that the unbundled service is "competitive" through the process described below. Unbundling of delivery service components and the declaration of such components as "competitive" may result in further declines in the Utility's tariffed revenues. See "Risk Factors -- Reduction in Amount of Revenue From Applicable Rates."

TRANSITION PERIOD

                  While Utilities are required under the Amendatory Act to offer delivery services in accordance with the schedule and requirements described above, they are also required to continue to offer each of their existing, tariffed bundled services to customers in the Utility's service area until the service is declared competitive by the ICC. A Utility may petition the ICC to declare a service "competitive," but may not do so with respect to the provision of power and energy service for residential and small commercial (defined as a nonresidential using less than 15,000 kilowatt-hours per year) customers until such customers are no longer paying transition charges, and may not do so for any other customer class or segment until after such customers are eligible for delivery services. The ICC is to evaluate the Utility's request based on criteria, specified in the Amendatory Act, which are tied to the existence of other providers of the service. If the ICC declares the provision of power and energy to residential or small commercial customers "competitive," the Utility must continue to offer tariffed, fully-bundled service to such customers, but may provide the power and energy component of the fully bundled service on the basis of market prices determined in a manner specified in the Amendatory Act. If the ICC declares the provision of a tariffed service provided to any other customer class or segment "competitive," the Utility (a) is no longer required to offer the service on a tariffed basis to new customers, (b) must continue to provide the service on a tariffed basis for three more years to those customers who were taking the tariffed service on the date it was declared competitive, and (c) after the three-year period, is no longer required to offer the service on a tariffed basis to any customers. Accordingly, any such declaration may diminish the amount of the Utility's tariffed revenues. See "Risk Factors -- Reduction in Amount of Revenue From Applicable Rates."

                  During the period that non-residential delivery service customers are paying transition charges, a Utility is required to offer, by tariff, to sell electricity to those customers at the same market prices that were used in determining the customers' transition charges. This service must also be offered, with some modifications, after payment of transition charges has stopped, until the sale of electricity to these customers is declared competitive. This service is a tariffed service, therefore, instrument funding charges may be deducted from the charges for this service.

                  During the "mandatory transition period" provided by the Amendatory Act (which lasts until December 31, 2004), Utilities are precluded, with one limited exception, from requesting authority from the ICC to increase their base rates; and the ICC is precluded from ordering on its own motion a Utility to reduce its base rates. These prohibitions do not apply to delivery service rates. However, Utilities are required to reduce their base rates to residential customers by specified amounts on specified dates. For

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Illinois Power, the required reduction in residential base rates is 15%
effective August 1, 1998, and an additional 5% effective May 1, 2002. The residential rate reductions are based on Illinois Power's base rates that were in effect immediately prior to January 1, 1998, even though those base rates were reduced on March 6, 1998, in connection with Illinois Power's elimination of its fuel adjustment clause. Further, during the mandatory transition period, a Utility is allowed to reduce any rate for tariffed service by giving seven days notice to the ICC. In addition, during the mandatory transition period, if a Utility's two-year average rate of return on common equity exceeds the two-year average of the yields on 30-year U.S. Treasury bonds plus, for the years 1998-1999, 550 basis points and for the years 2000-2004, 650 basis points, the Utility must refund 50% of the dollar amount of such excess earnings during the ensuing year through cents-per-kilowatt hour credits on the bills of both its bundled tariff service customers and its delivery services customers. Implementation of the residential rate reductions required by the Amendatory Act, and of any other reductions in tariffed rates voluntarily implemented by an electric utility, will reduce the Utility's tariffed revenues. See "Risk Factors -- Reduction in Amount of Revenue From Applicable Rates."

                  After December 31, 2004, a Utility may again request increases in its base rates for bundled tariffed services, and the ICC is again authorized to investigate and order reductions in the Utility's base rates, in each case based on cost of service principles. However, if the ICC finds that the rates for the generation component of a bundled tariffed service of a Utility exceed market price by more than 10%, the ICC may order such rates reduced to no less than 110% of market price, even if the Utility's cost of service exceeds that level.

ALTERNATIVE RETAIL ELECTRIC SUPPLIERS

                  The Amendatory Act allows alternative retail electric suppliers, referred to as ARES, to provide electricity to customers eligible for delivery services, and other services to customers, in the Utility's service area, thereby terminating the Utility's historical status as the sole utility service provider. An ARES may be an electric utility from another state, an affiliate of an out-of-state utility, an affiliate of a Utility, a non-utility generator, or a power marketer, broker, reseller or aggregator unaffiliated with any electric utility. An ARES must obtain a certificate of service authority from the ICC based on satisfaction of statutory criteria. The prices which an ARES charges to customers for electricity and other services are not regulated by the ICC, but various other aspects of the ARES' relationship with incumbent Utilities and with customers, including certain marketing and billing practices, are regulated. In addition, the Amendatory Act allows other Utilities to sell electricity to customers eligible for delivery services, and to sell other services to customers, in each other's service areas. For these purposes, Utilities are not required to obtain certificates of service authority as are ARES, but are subject to many of the same requirements as are ARES with respect to marketing and billing practices and other aspects of their relationship with customers.

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

COMPETITIVE SERVICES

                  The Amendatory Act allows a Utility to provide on a competitive basis services that were formerly regulated, in three respects. First, with one exception, a Utility and a customer in its service area may at any time enter into a contract for the provision of services, at prices, terms and conditions agreed to between the Utility and the customer. The exception is that a Utility may not enter into such a contract to provide delivery services until such services have been declared competitive by the ICC. Second, a Utility may provide to customers in its service area, as a competitive service (and may cease to offer as a tariffed service) a service which has been declared competitive by the ICC through the procedure described under "-- Transition Period", and may self-declare a tariffed service (other than delivery services or the provision of electric power and energy) to be competitive for new customers only (subject to the authority of the ICC to revoke such declaration). Third, the provision of electric power and energy by a Utility to customers in the service area of another Utility is a competitive service.

                  In addition, the Amendatory Act classifies as competitive services those services, other than tariffed services, which are related to, but not necessary for, the provision of electric power and energy or delivery services. Under the Amendatory Act, competitive services are not tariffed services, and are provided at the rates, terms and conditions agreed to between the Utility and the customer. The contracts or terms agreed to between the Utility and the customer do not have to be filed with or approved by the ICC; and the ICC is precluded from altering the rates, terms or conditions in such contracts.

                  As a result of the changes imposed on the Illinois retail electric markets by the Amendatory Act, it is highly possible that by 2007, if not earlier, a significant portion of electricity purchased by customers in Illinois Power's service area, whether obtained from Illinois Power, another Utility or an ARES, will be purchased on a competitive basis and not pursuant to a tariff. It is also likely that by 2008, Illinois Power will still be the primary provider of delivery services in its service area.

FEDERAL INITIATIVES; INCREASED COMPETITION

                  In addition to the changes which are occurring at the Illinois level discussed throughout this section, federal legislative efforts may also significantly alter the national market for electricity. See "Risk Factors -- Changing Regulatory and Legislative Environment." The changes at both the federal and Illinois levels will have a significant impact on Illinois Power as well as on other entities in the industry. Illinois Power faces increased competition for resources and for customers. Competitors include other electric utilities; privately-owned independent power producers; exempt wholesale generators; power marketers, brokers, resellers and aggregators; customers with their own sources of generation and developers, equipment manufacturers, lenders and investment bankers in the business of promoting such generation sources; suppliers of natural gas and other fuels; electric cooperatives; and municipally-owned utility systems.

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              DESCRIPTION OF THE INTANGIBLE TRANSITION PROPERTY

CREATION OF INTANGIBLE TRANSITION PROPERTY UNDER THE FUNDING LAW

                  The Funding Law provides the basis and authority for the creation of the Intangible Transition Property and the issuance of the Notes issued hereunder. Under the Funding Law, "intangible transition property" is defined as the right, title and interest of a Utility, grantee, or assignee, arising pursuant to a "transitional funding order", to impose and receive instrument funding charges and all related revenues, collections, claims, payments, money or proceeds thereof, including all right, title and interest of a Utility, grantee or assignee in, to, under and pursuant to such transitional funding order. A "grantee" is defined as any party, other than a Utility or an assignee which acquires its interest from a Utility, to whom or for whose benefit the ICC creates, establishes and grants rights in, to and under intangible transition property. The Funding Law defines "instrument funding charge" as a non-bypassable charge expressed in cents per kilowatt-hour authorized in a transitional funding order to be applied and invoiced to each retail customer, class of retail customers of a Utility or other person or group of persons obligated to pay any base rates, transition charges or other rates for tariffed services from which the instrument funding charges have been deducted and separately stated. Upon the effectiveness of tariffs filed with the ICC to provide for the deduction and separate statement and collection of instrument funding charges, instrument funding charges become intangible transition property as specified in the transitional funding order.

                  The Funding Law authorizes the ICC, pursuant to an application filed by a Utility and in accordance with specific limitations and restrictions which are described in this section, to issue a transitional funding order or orders establishing, creating, and granting rights in and to a specific amount of intangible transition property to or for the benefit of the Utility, a grantee, or an assignee. The Funding Law also empowers the ICC, in the transitional funding order, to authorize the sale, pledge, assignment or other transfer of the Utility's, grantee's or assignee's rights in and to the intangible transition property, the issuance of a specific dollar amount of grantee instruments and/or transitional funding instruments by or on behalf of the grantee, an assignee or an issuer; and the imposition and collection of a specific dollar amount of instrument funding changes. The total amount of intangible transition property which may be created by, and instrument funding charges which may be imposed pursuant to, the related transitional funding order is projected to be sufficient to pay when due principal and interest on the transitional funding instruments, and to provide for servicing costs and related fees and expenses and the funding or maintenance of debt service and other reserves as security to the holders of the transitional funding instruments. The amount of transitional funding instruments which may be authorized for issuance is subject to certain limitations and restrictions, and the total amount of intangible transitional property which may be created may not exceed specified limits, as described below. See " -- Limitations on the Amounts of Transitional Funding Instruments, Intangible Transition Property and Instrument Funding Charges Which Can Be Authorized; Permitted Use of Proceeds."

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

                  The Funding Law provides that the creation, establishment and granting of rights in, to and under intangible transition property in and to any grantee, Utility, issuer or assignee shall include a grant of the power to levy general tariffs on retail customers of a Utility or other persons required to pay instrument funding charges in order to collect the instrument funding charges relating to the intangible transition property in which such party has been granted rights and in order to facilitate the issuance of transitional funding instruments by or on behalf of the Utility, grantee, issuer or assignee. The Funding Law empowers the ICC to authorize the Utility to contract with the grantee, issuer, assignee or holders to collect the applicable instrument funding charges for the benefit and account of the grantee, issuer, assignee or holder, and provides that the Utility will, except as otherwise specified in the related transitional funding order, account for and remit the applicable instrument funding charges, without the obligation to remit any investment earnings thereon, to or for the account of the grantee, issuer, assignee or holder. The Funding Law further provides that the obligation of the Utility to collect and remit the applicable instrument funding charges shall continue irrespective of whether such Utility is providing electric power and/or other services to the retail customers and other persons obligated to pay the instrument funding charges. In addition, the Funding Law states that if the documents creating the transitional funding instruments so provide, the Utility's obligations, in the event of a default by the Utility in performing them, shall be undertaken and performed by any other entity selected by the assignee or any holder, group of holders or trustee or agent on behalf of such holder or holders, (i) which provides electric power or services to a person who was a retail customer of the Utility, and (ii) from whom such Utility is entitled to recover transition charges under the Amendatory Act.

                  The Funding Law provides that the interest of a Utility, assignee, issuer or grantee in intangible transition property may be assigned, sold or otherwise transferred, in whole or in part, and may, in whole or in part, be pledged or assigned as security to or for the benefit of a holder or holders. A "holder" is defined in the Funding Law as any holder of a transitional funding instrument, including a trustee, collateral agent, nominee or other such party acting for the benefit of such a holder. The Funding Law specifies that neither intangible transition property nor any right, title or interest therein shall constitute property in which a security interest may be created under the UCC, that such rights shall not be deemed proceeds of any property which is not intangible transition property, and that the terms "account" and "general intangible" as defined under
Section 9-106 of the UCC and the term "instrument" as defined under Section 9-105 of the UCC shall, as used in the UCC, be deemed to exclude any intangible transition property or any right, title or interest therein. The Funding Law provides that the granting, perfection and enforcement of security interests in intangible transition property are governed by the provisions of the Funding Law rather than by Article 9 of the UCC. The Funding Law further provides that a sale, assignment or other transfer of intangible transition property which is expressly stated in the documents governing the transaction to be a sale or other absolute transfer, in a transaction approved in a transitional funding order, shall be treated as an absolute transfer of all of the transferor's right, title and interest in, to and under such intangible transition property which places the transferred property beyond the reach of the transferor or its creditors, as in a true sale, and not as a pledge or other financing of such intangible transition property. The

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

Funding Law states that the characterization of any such transfer as an absolute transfer and the corresponding characterization of the transferee's property interest shall not be defeated or adversely affected by, among other things: (a) the commingling of revenues arising with respect to intangible transition property with funds of the Utility or other funds of the assignee, issuer or grantee; (b) granting to holders of transitional funding instruments a preferred right to the intangible transition property, whether direct or indirect; (c) the provision by the Utility, grantee, assignee or issuer of any recourse, collateral or credit enhancement with respect to transitional funding instruments; (d) the retention by the assigning party of a partial interest in any intangible transition property, whether direct or indirect, or whether subordinate or otherwise; or (e) the Utility's responsibilities for collecting instrument funding charges and any retention of bare legal title for the purpose of such collection activities. The Funding Law further states that a sale, assignment or other transfer of intangible transition property shall be deemed perfected as against third persons, including any judicial lien creditors, when (a) the ICC has issued the transitional funding order creating the intangible transition property, and (b) a sale, assignment, or transfer of the intangible transition property has been executed and delivered in writing. See "Security for the Notes -- Security Interest in Note Collateral."

LIMITATIONS ON THE AMOUNTS OF TRANSITIONAL FUNDING INSTRUMENTS, INTANGIBLE TRANSITION PROPERTY AND INSTRUMENT FUNDING CHARGES WHICH CAN BE AUTHORIZED; PERMITTED USE OF PROCEEDS

                  The Funding Law imposes several limitations and restrictions on the power of the ICC to create intangible transition property and to authorize the issuance of transitional funding instruments and the imposition and collection of instrument funding charges.

                  Under the Funding Law, the ICC, in a transitional funding order, can only create and establish intangible transition property in an amount (which is the total dollar amount of instrument funding charges which may be applied and invoiced over time) not to exceed the sum of: (a) the rate base established by the ICC in the Utility's last rate case prior to December 16, 1997, plus (b) any expenditures required to be undertaken by the Utility by the provisions of Section 16-128 of the Act, including labor severance costs and employee retraining costs, plus (c) amounts necessary to fund debt service and other reserves, commercially reasonable costs and fees necessary in connection with the marketing of the transitional funding instruments, plus (d) commercially reasonable costs incurred from and after December 16, 1997 or to be incurred which are associated with the issuance and collateralization of the transitional funding instruments, plus (e) commercially reasonable costs incurred from and after December 16, 1997 or to be incurred which are associated with the issuance of the transitional funding instruments, including costs incurred on and after such date, or to be incurred in connection with transactions to recapitalize, refinance or retire stock and/or debt, any associated taxes and the costs incurred to obtain, collateralize, issue, service and/or administer transitional funding instruments, including interest and other related fees, costs and charges, minus (f) the amount of any intangible transition property previously created and established at the request of and for the benefit of the Utility in a prior transitional funding order.

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

                  The Funding Law provides that transitional funding instruments may not be issued prior to August 1, 1998, or after December 31, 2004. The aggregate dollar amount of transitional funding instruments which may be authorized, in a transitional funding order, for issuance, together with the amounts authorized for issuance in any prior transitional funding order, may not exceed (a) between August 1, 1998 and July 31, 1999, the Utility's total capitalization at December 31, 1996, times a percentage equal to 25% multiplied by the ratio of the Utility's revenues from Illinois retail electric customers during the year ended December 31, 1996 to its total retail electric revenues for such year; and (b) subsequent to August 1, 1999, the Utility's total capitalization at December 31, 1996, times a percentage equal to 50% multiplied by the ratio of the Utility's revenues from Illinois retail electric customers during the year ended December 31, 1996 to its total retail electric revenues for such year.

                  The Funding Law requires as a condition to issuance of any transitional funding order that the final date on which the Utility, grantee or assignee shall be entitled to charge and collect instrument funding charges related to the intangible transition property shall be set to occur no later than December 31, 2008 (or December 31, 2010, if requested and approved by the ICC as being in the public interest); provided, that the authority to impose and collect instrument funding charges shall continue beyond such date until such time as the related transitional funding instruments have been paid in full.

                  Transitional funding instruments may only be authorized if the ICC finds, in the related transitional funding order, that the Utility seeking the transitional funding order will use the proceeds from the sale and issuance of the transitional funding instruments for one or more of the following purposes: (a) to refinance debt or equity, or both, in a manner which the Utility reasonably demonstrates will result in an overall reduction in its cost of capital, taking into account the costs of financing, and provided that any proceeds transferred to a parent company through a common stock repurchase transaction shall be used to retire publicly-traded common stock of the parent company or to pay commercially reasonable transaction costs associated with such retirement; (b) to fund debt service and other reserves, commercially reasonable costs and fees necessary or desirable in connection with the marketing of the transitional funding instruments; (c) to pay for commercially reasonable costs associated with issuance and collateralization of the transitional funding instruments; (d) to pay for the commercially reasonable costs associated with the issuance of the transitional funding instruments, including the costs incurred since December 16, 1997, or to be incurred, in connection with transactions to recapitalize, refinance or retire stock and/or debt, any associated taxes, and the costs incurred or to be incurred to obtain, collateralize, issue, service and administer the transitional funding instruments including interest and other related fees, costs and charges; and (e) to repay or retire fuel contracts or obligations related to nuclear spent fuel incurred by the Utility in providing electric power or energy services prior to December 16, 1997 and to pay any expenditures required to be undertaken by the Utility by the provisions of Section 16-28 of the Funding Law, including labor severance costs and employee retraining costs. Moreover, the transitional funding order must require the Utility to use at least 80% of the proceeds from issuance of the transitional funding order for the purposes specified in

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

(a) and (e) above, and to use no more than 20% of the maximum amount of proceeds permitted for purposes other than those specified in (a) above. The Funding Law prohibits a Utility from using the proceeds from issuance of transitional funding instruments for the purpose of refinancing debt or equity to such an extent that as of the date of application of such proceeds, the common equity component of the Utility's capital structure, exclusive of the portion that consists of obligations representing transitional funding instruments, is reduced below the lesser of (1) 40% or (2) the common equity percentage as of December 31, 1996, adjusted to reflect any write-off of assets or common equity implemented or required to be implemented as a result of the Amendatory Act. The Funding Law also prohibits the Utility from using the proceeds from issuance of transitional funding instruments to repay or retire obligations incurred by an affiliate of the Utility, other than in connection with any refinancing of transitional funding instruments issued by such affiliate, without consent of the ICC. Finally, the Funding Law provides that any use of the proceeds from issuance of transitional funding instruments, other than in accordance with the purposes specified in the related transitional funding order, shall be void.

                  The Funding Law provides that the instrument funding charges imposed on a customer or class of customers may not cause the rates for tariffed services, including delivery charges, or its transition charges to exceed the amounts which the customer otherwise would have paid; and that the Utility may not, as the result of issuance of transitional funding instruments, increase any of its rates for tariffed services, including delivery charges, or its transition charges, above the levels which the Utility would have been authorized to charge if the Utility were not authorized to impose and collect instrument funding charges. See "Risk Factors -- Reduction in Amount of Revenue From Applicable Rates."

IMPOSITION AND COLLECTION OF INSTRUMENT FUNDING CHARGES; ADJUSTMENT MECHANISM

                  The Funding Law empowers the ICC, in a transitional funding order, to authorize the imposition and collection of a specific amount of instrument funding charges projected to be sufficient to pay when due the principal of and interest on the corresponding transitional funding instruments, together with premium, servicing fees and other fees, costs and charges related thereto, and to maintain any required reserves.

                  The Funding Law provides that concurrently with the issuance of a transitional funding order and with the sale, pledge, assignment or other transfer of, or the establishment, creation, and granting of a Utility's, assignee's or grantee's rights in and to intangible transition property and the issuance of transitional funding instruments, the Utility shall begin to impose and collect the specified instrument funding charges from retail customers, classes of retail customers, and any other person or group of persons as set forth in the transitional funding order. However, as a precondition to the imposition of any instrument funding charges authorized in such transitional funding order, the Utility shall file tariffs directing that the amount of the instrument funding charges be deducted, stated, and collected separately from the amounts otherwise billed by the Utility for base rates, transition charges and other rates for tariffed services as set forth in the transitional funding

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

order. The total amount of instrument funding charges authorized by the transitional funding order are to be allocated among the customer classes of the Utility on the basis of the ratio of each class' base rate revenues for the year ended December 31, 1996 to the Utility's total base rate revenues for that year, and are then to be expressed in a cents per kilowatt-hour charge which is to be deducted and stated separately from the base rates, transition charges and other rates for tariffed services paid by the customers in each class. The Funding Law specifies that upon the effectiveness of such tariffs, the amounts of instrument funding charges thereby deducted and to be deducted shall become intangible transition property as specified in the related transitional funding order. The Funding Law expressly provides that the ICC has no authority to review the tariffs filed by the Utility, except to confirm that the instrument funding charges authorized in the transitional funding order have been deducted, stated, and collected separately from base rates, transition charges and other rates for tariffed services otherwise in effect at that time; and that the ICC may not suspend such tariffs for any other reason.

                  The Funding Law requires the ICC to provide in any transitional funding order for a procedure for periodic adjustments to the instrument funding charges authorized in the transitional funding order in order to ensure the repayment in accordance with projections set forth in such transitional funding order of all transitional funding instruments authorized therein and to reconcile the revenues received from instrument funding charges during the applicable adjustment period with the revenues projected to be received from such charges as set forth in the transitional funding order. Unless the transitional funding order provides otherwise, the Funding Law requires such adjustments whenever the instrument funding charges actually collected during an adjustment period are greater or less that the instrument funding charges projected in the related transitional funding order to be collected during that period. The Funding Law states that the Utility is to determine, within 90 days (or such shorter period as may be specified in the documents relating to the transitional funding instruments) of the end of each adjustment period, whether any such adjustments are required. If adjustments are required, they are to be implemented by the Utility, grantee, issuer or assignee, as applicable, with written notice to the ICC, within such 90-day (or shorter) period after the end of the adjustment period. The Funding Law provides that any adjustment is to be calculated to include amounts necessary for recovery of any additional costs incurred by the grantee, Utility, assignee or issuer as a result of the delay in collections of instrument funding charges. If, as a result of an adjustment, the amount of the instrument funding charges per kilowatt-hour will exceed the amount per kilowatt-hour initially authorized by the ICC in the related transitional funding order, the Utility shall file amendatory tariffs with the ICC correspondingly reducing, by the amount of such excess, the amounts otherwise billed by the electric utility for base rates, transition charges and other rates for tariffed services. The Funding Law provides that the ICC has no authority to review any such amendatory tariffs except to confirm that the instrument funding charges have been deducted, stated, and collected separately from base rates, transition charges and other rates for tariffed services otherwise in effect at that time; and that the ICC may not suspend such amendatory tariffs for any other reason. The Funding Law further specifies that the failure of such amendatory tariff to become effective for any reason shall

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

not delay or impair the effectiveness of the adjustments otherwise required as described above.

THE TRANSITIONAL FUNDING ORDER ISSUED AT THE REQUEST OF ILLINOIS POWER

                  The Funding Law authorizes the ICC to issue one or more transitional funding orders in favor of the Grantee at the request of Illinois Power (each, a "Transitional Funding Order"), in order to create and establish the Intangible Transition Property which may be financed through the issuance of transitional funding instruments, such as the Notes. The ICC issued a Transitional Funding Order (the "Initial TFO") on September 10, 1998. The Initial TFO permits the sale of Notes in an aggregate principal amount not to exceed $864 million.

                  The Funding Law authorizes the ICC, in a transitional funding order, to authorize imposition of instrument funding charges on retail customers, groups of retail customers and certain other persons obligated to pay base rates, transition charges and other rates for tariffed services from which such instrument funding charges have been deducted and separately stated. The ICC is further authorized to specify the manner in which the instrument funding charges shall be collected, and to authorize the levying of general tariffs on retail customers of a Utility for the collection of instrument funding charges. Pursuant to this authority, each Transitional Funding Order will authorize and require Illinois Power, as Servicer, to impose and collect IFC Charges on any retail customer, class of retail customers or other person or group of persons obligated to pay any Applicable Rates, from which IFC Charges have been deducted. Each Transitional Funding Order will create and establish, among other things, the related Intangible Transition Property and authorize the imposition and collection of the related IFC Charges, which constitute separate non-bypassable usage-based charges expressed in cents per kilowatt-hour payable by Customers in an aggregate amount calculated to be sufficient to
(a) pay interest and make Scheduled Payments on the Notes, (b) pay all related fees and expenses of the Trust and the Grantee, including the Servicing Fee and any Administration Fee, (c) replenish the Capital Subaccount up to the Required Capital Level, and (d) fund and maintain the Overcollateralization Subaccount up to the Required Overcollateralization Level. The Funding Law provides that the right to collect payments based on the IFC Charges is a property right which may be pledged, assigned or sold.

                  Unless otherwise provided in the related Prospectus Supplement, each Transitional Funding Order will provide that neither Illinois Power nor any successor Utility may enter into any contracts with any Customer obligated (or who would, but for such contract, be obligated) to pay IFC Charges if, as a result thereof, such Customer would not receive tariffed services (I.E., services subject to Applicable Rates), unless the contract provides that the Customer will pay an amount each billing period to the Grantee or its assigns, or to Illinois Power as Servicer, as applicable, equal to the amount of IFC Charges that would have been billed if the services provided under such contract were tariffed services. Unless otherwise provided in the related Prospectus Supplement, each Transitional Funding Order will further provide that any revenues received by Illinois Power

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or a successor Utility from any such contracts shall, to the extent the IFC
Charges would be imposed on the customer if the services provided pursuant to such contract were subject to Applicable Rates, be deemed to be proceeds of, and included in, the Intangible Transition Property created by the related Transitional Funding Order. However, Customers do not include retail customers of Illinois Power not paying Applicable Rates as a result of entering into a contract with Illinois Power before the Series Issue Date, unless the customer has agreed in such contract to pay to the Grantee or its assigns an amount equal to the amount of IFC Charges that would have been billed if the services provided under such contract were subject to Applicable Rates.

                  Unless otherwise provided in the related Prospectus Supplement, each Transitional Funding Order will entitle the Trust, as the assignee of the Intangible Transition Property from the Grantee, to receive the payments made pursuant to the IFC Charges from all Customers through December 31, 2008 or, if later, until the Trust has received IFC Collections sufficient to retire all outstanding Series of Notes and cover related fees and expenses. Such payments from the Customers are referred to herein as the "IFC Payments." The Funding Law requires Illinois Power to submit a statement of the final terms of any Series of Notes to the ICC within 90 days of the receipt of proceeds from such issuance, and authorizes the ICC to require Illinois Power to file periodic reports on its use of proceeds at intervals of not less than one year. Each Transitional Funding Order will permit the Servicer to calculate and implement adjustments of the IFC Charges from time to time, in order to enhance the likelihood of retirement of each Series and Class of Notes on a timely basis. See "-- Adjustments to Instrument Funding Charges."

                  The IFC Charges authorized in any Transitional Funding Order (which may be increased by the ICC in connection with the issuance of any subsequent Transitional Funding Order) will be set forth in the related Prospectus Supplement. In connection with the issuance and pricing of any Series of Notes, Illinois Power will file revisions to its IFC Tariff with the ICC to provide for, among other things, revisions to the IFC Charges authorized in the related Transitional Funding Order, based on the specific terms of such Series. The revised IFC Charges will also be set forth in the related Prospectus Supplement. Each Transitional Funding Order will provide that as each Series of Notes is issued, Illinois Power shall file revisions to its IFC Tariff deducting and separately stating from other rates for tariffed services the sum of the cents per kilowatt-hour charges relating to that Series (plus, in connection with any subsequent Transitional Funding Order increasing the IFC Charges, the cents per kilowatt-hour charges relating to previously-issued Series), which shall be calculated using projected kilowatt-hour sales and deliveries for the succeeding calendar year, from Illinois Power's Applicable Rates.

                  "Applicable Rates" means any tariffed charges owed to Illinois Power, including, without limitation, charges for "base rates", "delivery services" or "transition charges" (including lump-sum payments of such charges) as each such term is defined in the Act. Applicable Rates do not include late charges or charges set forth in those tariffs specifically and primarily to collect amounts related to decommissioning expense, taxes, municipal infrastructure maintenance fees, franchise fees or other franchise cost additions,

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costs imposed by local governmental units which are allocated and charged to customers within the boundaries of such governmental units' jurisdictions, renewable energy resources and coal technology development assistance charges, energy assistance charges for the Supplemental Low-Income Energy Assistance Fund, reimbursement for the costs of optional or non-standard facilities and reimbursement for the costs of optional or non-standard meters, or monies that will be paid to third parties (after deduction of allowable administrative, servicing or similar fees) (collectively, "Excluded Amounts"). Payments owed to the Grantee or the Trust in respect of IFC Charges do not constitute Excluded Amounts. To the extent any Applicable Rate reflects compensation owed by Illinois Power for power or energy supplied to customers by a person or entity other than Illinois Power, the IFC Charge will be deducted and stated separately from such Applicable Rates without giving effect to such compensation. Administrative, servicing and similar fees referred to in the parenthetical above means fees which Illinois Power is expressly authorized under its current agreements with third parties by statute, tariff or otherwise to deduct from monies owed to such parties to cover its cost of processing such third-party payments. Charges associated with Excluded Amounts are generally the subject of separate riders to Illinois Power's rates, such that increases in such charges are collected through an increase in the amount permitted to be collected under such rider, rather than through an increased share of the Applicable Rates. As a result, any increase in Excluded Amounts should not result in a material decrease in the amount of Applicable Rates available to cover the amount of IFC Charges.

TRANSACTIONS PURSUANT TO THE TRANSITIONAL FUNDING ORDER

                  Pursuant to the authority granted by the Transitional Funding Order, the Grantee will assign its rights in the Intangible Transition Property to the Trust. The Trust will thereafter, at the times and in the amounts permitted by the Funding Law and authorized by each Transitional Funding Order, issue the Notes, which shall be secured by the Intangible Transition Property and the other Note Collateral, to the public. The Trust will remit the proceeds from the issuance of the Notes, less the expenses of issuance, and such amounts of the proceeds necessary to fund the Capital Subaccount, to the Grantee as consideration for the assignment to the Trust of the Grantee's rights in the Intangible Transition Property. The Grantee will distribute the amount of the proceeds received from the Trust to the Grantee's sole member, Illinois Power, in consideration for Illinois Power's actions requesting that the Intangible Transition Property be created and vested in the Grantee.

                  The Grantee will also enter into the Servicing Agreement with Illinois Power as Servicer, pursuant to which the Servicer, in connection with and upon the issuance of each series of Notes, will impose IFC Charges on Customers and will thereafter collect and remit the IFC Charges to the Trust, as assignee of the Grantee's ownership interest in the Intangible Transition Property. See "Servicing." The Servicing Agreement provides that the Servicer will file revisions to the IFC Tariff with the ICC in connection with each Series of Notes providing for the deduction of the related IFC Charges.


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NON-BYPASSABLE INSTRUMENT FUNDING CHARGES

                  Each Transitional Funding Order will provide that the IFC Charges are non-bypassable, meaning that Customers will still be required to make payments with respect to the applicable IFC Charges even if a Customer elects to purchase electricity from another supplier or another entity takes over a portion of Illinois Power's existing service; provided, however, that the IFC Charges must be deducted from Applicable Rates which could otherwise be charged by Illinois Power to such Customers. If a Customer ceases to take any tariffed services from Illinois Power or any successor Utility within Illinois Power's service area, for example, by generating its own electricity or by moving outside of Illinois Power's service area, then such Customer will not owe any IFC Charges, except that if such Customer takes electric power or energy from an ARES or another Utility, then such Customer may be obligated under the Act to pay transition charges from which the IFC Charges would continue to be deducted and stated separately. See "Electric Industry Restructuring in Illinois -- Transition Charges."

ADJUSTMENTS TO INSTRUMENT FUNDING CHARGES

                  The Servicing Agreement and each Transitional Funding Order will require the Servicer to calculate and implement adjustments to the IFC Charges which are designed to enhance the likelihood that the IFC Collections which are remitted to the Collection Account will be sufficient to (a) pay interest and make Scheduled Payments on the Notes, (b) pay all related fees and expenses of the Trust and the Grantee, including the Servicing Fee and any Administration Fee, (c) replenish the Capital Subaccount up to the Required Capital Level, and (d) fund and maintain the Overcollateralization Subaccount up to the Required Overcollateralization Level.

                  The Servicing Agreement and unless otherwise provided in the related Prospectus Supplement, each Transitional Funding Order, will require the Servicer to calculate the "Debt Service Requirement" and the "Debt Service Billing Requirement" for each Applicable Period. The "Debt Service Requirement" for any period means the total dollar amount of IFC Payments which the Servicer calculates to be needed to be collected in such period to: (a) pay all interest and Scheduled Payments on the Notes as of the Payment Date immediately following such period; (b) pay all fees and expenses payable as set forth in the Indenture; (c) replenish the Capital Subaccount for any prior withdrawals of funds therefrom; and (d) fund the Overcollateralization Subaccount to its required level. The "Debt Service Billing Requirement" for any period means the total dollar amount of IFC Charges, taking into account write-offs and delays in collections, which the Servicer calculates will need to be billed during such period in order to generate IFC Collections in the full amount of the Debt Service Requirement for such period. The calculation of the Debt Service Requirement and the Debt Service Billing Requirement and the revised IFC Charges take into account, to the extent available, among other things, (a) a comparison of the IFC Charges calculated during the preceding Reconciliation Period and the amount projected to be collected, and the resulting overcollection or shortfall, and any interest costs resulting from any such shortfall, (b) updated assumptions by the Servicer as to projected
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

future usage of electricity by Customers, (c) future fees and expenses relating to the Intangible Transition Property and the Notes, (d) amounts available in the General Subaccount and Reserve Subaccount, (e) amounts necessary to fund and replenish the Overcollateralization Subaccount and Capital Subaccount to required levels, (f) amounts payable on the Notes, and
(g) expected delinquencies and write-offs, including amounts necessary for recovery of any additional costs incurred by the Trust as a result of the relevant delay in collections of IFC Charges, all assuming that there will be no net earnings on any amounts in the Collection Account. The Debt Service Requirement and the Debt Service Billing Requirement will be calculated by the Servicer within the month following the end of each Reconciliation Period and will be calculated for the next Applicable Period commencing on the succeeding Adjustment Date, as described below.

                  The resulting revised Debt Service Billing Requirement for the succeeding Applicable Period. In addition, any interest cost incurred or to be incurred by the Trust as a result of having to delay scheduled repayment of principal on the Notes, due to a shortfall in IFC Collections, will be added to the Debt Service Billing Requirement the succeeding Applicable Period. The resulting revised Debt Service Billing Requirement the succeeding Applicable Period will be allocated among the IFC Customer Classes of the Servicer subject to IFC Charges on the basis of their 1996 base rate revenues, as set forth in "The Servicer -- Illinois Power Customer Base, Electric Energy Consumption and Base Rates." The amount so allocated to each class will be divided by the number of kilowatt-hours projected to be sold and delivered to customers in the class by the Servicer in the succeeding Applicable Period to determine the IFC Charges to be billed during such Applicable Period. If, in connection with the foregoing allocations, the forecasted revenues from Applicable Rates for any IFC Customer Class during an Applicable Period is projected to be less than the IFC Charges allocated to that class for the same period, the deficiency shall be ratably allocated among the remaining IFC Customer Classes based on their percentages of the 1996 base rate revenues, recalculated to exclude such IFC Customer Class.

                  The Servicer will file corresponding revisions, if any, to the IFC Tariff with the ICC by the third business day preceding the first day of the second calendar month following the end of the Reconciliation Period, to be effective on the first day of such second calendar month (the "Adjustment Date"). The IFC Tariff will provide for the revised IFC Charges to be deducted and separately stated from the Servicer's base rates, transition charges and other rates for tariffed services, and for corresponding reductions in such base rates, transition charges and other rates for tariffed services; however, the IFC Tariff will not result in any increases in the amounts of any of such base rates, transition charges and other rates for tariffed services.

                  All Adjustments shall be implemented pursuant to the IFC Tariff filed by Illinois Power in connection with the related Transitional Funding Order. As required by the Funding Law, if, as a result of any Adjustment, the IFC Charge, as so adjusted, will exceed the amount per kilowatt-hour of the IFC Charge initially authorized by the ICC in such Transitional Funding Order, then Illinois Power shall be obligated to file Amendatory Tariffs adjusting the amounts otherwise billed by Illinois Power for Applicable Rates, to offset the amount of such excess (or, if Illinois Power shall have previously filed any such Amendatory Tariffs, the incremental amount of such excess). However, the failure of such Amendatory Tariff to become effective for any reason shall not delay or impair the effectiveness of any such Adjustments.

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                  The Servicing Agreement will require the Servicer to
deliver promptly a written copy of all filings made with the ICC in connection with any Adjustment, together with a copy of all material supporting documents, to the Trust and the Indenture Trustee.

SALE AND ASSIGNMENT OF INTANGIBLE TRANSITION PROPERTY

                  On the initial Series Issuance Date, in accordance with the requirements of the Funding Law and the terms of the Initial TFO and pursuant to the initial Sale Agreement, the Grantee will sell, transfer and assign to the Trust, without recourse, its entire right in, to and under the Intangible Transition Property that is created by the Initial TFO (the "Initial Intangible Transition Property") and in, to and under the related Basic Documents (such sale, transfer and assignment to include all revenues, collections, claims, rights, payments, money or proceeds, including, without limitation, any revenues derived from lump-sum payments of transition charges, condemnation proceedings or FERC stranded cost recoveries which are allocable to the IFC Charges under the Servicing Agreement). The net proceeds received by the Trust from the sale of the Notes, less the amount retained by the Trust to fund the Capital Subaccount will be applied to the purchase of the Initial Intangible Transition Property. Thereafter, the Grantee may agree with the Trust to sell additional Intangible Transition Property ("Subsequent Intangible Transition Property") to the Trust, subject to the satisfaction of certain conditions, including the establishment and creation of such Subsequent Intangible Transition Property (and the vesting thereof in the Grantee) pursuant to a subsequent Transitional Funding Order. Such Subsequent Intangible Transition Property will be sold to the Trust effective on a date (a "Subsequent Transfer Date") specified in a subsequent Sale Agreement between the Grantee and the Trust. The Trust will issue and sell additional Notes in connection therewith.

                  The Grantee's entire right in, to and under the Initial Intangible Transition Property was granted to the Grantee by the ICC in accordance with the Initial TFO. The Grantee's rights in, to and under any Subsequent Intangible Transition Property will, subject to the satisfaction of certain conditions, be granted to the Grantee by the ICC in accordance with a subsequent Transitional Funding Order related thereto.

                  The Trust will appoint the Servicer as custodian of the documentation relating to the Intangible Transition Property. Illinois Power's data systems will reflect the sale and assignment of the Intangible Transition Property from the Grantee to the Trust. Illinois Power's financial statements will indicate that the Intangible Transition Property has been sold by the Grantee to the Trust and will not be available to creditors of Illinois Power, although, unless otherwise specified in the related Prospectus Supplement, for financial reporting and Federal income tax purposes Illinois Power intends to treat the Notes as representing debt of Illinois Power.

                  Subsequent Intangible Transition Property may be sold by the Grantee to the Trust from time to time, solely in connection with the issuance and sale of additional Notes by the Trust. Any such conveyance of Subsequent Intangible Transition Property is subject to the following conditions, among others:

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                  (a) the Grantee shall have entered into a written sale
         agreement with the Trust;

                  (b) Illinois Power shall have received a subsequent Transitional Funding Order issued by the ICC relating to such Subsequent Intangible Transition Property;

                  (c) as of the applicable Subsequent Transfer Date, the Grantee shall not be insolvent and shall not be made insolvent by such conveyance;

                  (d) the Rating Agency Condition shall have been satisfied with respect to such conveyance;

                  (e) Illinois Power shall have delivered to the Grantee, the Trust, the Delaware Trustee and the Indenture Trustee an opinion of independent tax counsel and/or a ruling from the IRS (as selected by, and in form and substance reasonably satisfactory to, Illinois Power) to the effect that, for federal income tax purposes, (i) the ICC's issuance of the Transitional Funding Order creating and establishing the Subsequent Intangible Transition Property in the Grantee, and the assignment pursuant to such conveyance of such Subsequent Intangible Transition Property will not result in gross income to the Grantee, the Trust or Illinois Power, and the future revenues relating to the Subsequent Intangible Transition Property and the assessment of the IFC Charges (except for revenue related to certain lump-sum payments) will be included in Illinois Power's gross income in the year in which the related electrical service is provided to consumers, and (ii) such conveyance will not adversely affect the characterization of the then outstanding Notes as obligations of Illinois Power;

                  (f) as of the applicable Subsequent Transfer Date, no breach by the Grantee of its representations, warranties or covenants in the applicable Sale Agreement and no Servicer Default shall exist;

                  (g) as of the applicable Subsequent Transfer Date, the Trust shall have sufficient funds available to pay the purchase price for the Subsequent Intangible Transition Property to be transferred on such date and all conditions to the issuance of new series of Notes shall have been satisfied; and

                  (h) the Grantee and the Trust shall have taken any action required to perfect the ownership interest or security interest (as the case may be) of the Trust in the Subsequent Intangible Transition Property and the proceeds thereof, free and clear of any liens.

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


GRANT AGREEMENT

                  Under each Grant Agreement, the Grantee will agree, in consideration of Illinois Power filing an application with the ICC requesting a Transitional Funding Order creating and vesting in the Grantee the related Intangible Transition Property, to remit to Illinois Power the net proceeds remitted to it by the Trust from the sale of the Notes. To the extent that, notwithstanding the Funding Law and the related Transitional Funding Order, applicable law provides that Illinois Power has any interest in the Intangible Transition Property or any part thereof, Illinois Power will agree to sell, transfer, assign, set over and otherwise convey to the Grantee without recourse all of Illinois Power's right, title and interest, if any, in, to and under the Intangible Transition Property (such sale, transfer and assignment to include all revenues, collections, claims, rights, payments, money or proceeds, including, without limitation, any revenues derived from lump-sum payments of transition charges, condemnation proceedings or FERC stranded cost recoveries which are allocable to the IFC Charges under the Servicing Agreement). Such sale, transfer, assignment, set over and conveyance by Illinois Power contemplated under each Grant Agreement will be expressly stated to be an absolute transfer pursuant to Section 18-108 of the Funding Law.

                  In each Grant Agreement, Illinois Power will also acknowledge and consent to any transfer, pledge, assignment or grant of a security interest by the Grantee to the Trust pursuant to the related Sale Agreement, and by the Trust to the Indenture Trustee for the benefit of the Noteholders pursuant to the Indenture, of all right, title and interest of the Grantee in, to and under the Intangible Transition Property and the proceeds thereof, and the assignment of any or all of the Grantee's rights and obligations under such Grant Agreement to the Trust and the Indenture Trustee.

REPRESENTATIONS AND WARRANTIES OF ILLINOIS POWER

                  In each Grant Agreement, Illinois Power will make representations and warranties to the Grantee to the effect, among other things and with respect to the related Transitional Funding Order and Intangible Transition Property, that: (a) the information provided by Illinois Power to the Grantee with respect to the applicable Intangible Transition Property (including the related Transitional Funding Order and the related IFC Tariff) is correct in all material respects; (b) immediately prior to the sale, transfer, assignment, set over and conveyance contemplated under such Grant Agreement, Illinois Power's right, title and interest in and to the related Intangible Transition Property, if any, is free and clear of all security interests, liens, charges and encumbrances, no offsets, defenses or counterclaims exist or have been asserted with respect thereto and Illinois Power, in its capacity as Servicer or otherwise, will not at any time assert any lien against or with respect to any of such Intangible Transition Property; (c) at the related Series Issuance Date, the applicable Intangible Transition Property has been validly granted to and vested in the Grantee pursuant to the related Transitional Funding Order and, to the extent applicable, such Grant Agreement, the Grantee owns all right, title and interest to such Intangible Transition Property, free and clear of all liens and rights of any other person (other than liens created

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

pursuant to the related Sale Agreement and the Indenture) and all filings to be made by Illinois Power (including filings with the ICC under the Funding
Law) necessary in any jurisdiction to give the Grantee a perfected ownership interest in such Intangible Transition Property shall have been made, and no further action is required under Illinois law to maintain such ownership interest in such Intangible Transition Property; (d) under the laws of the State of Illinois and the United States in effect on the related Series Issuance Date: (i) Illinois Power was authorized to file the application for the related Transitional Funding Order; (ii) Illinois Power filed such application in proper form with the ICC requesting the issuance of a Transitional Funding Order; (iii) the related Transitional Funding Order and related IFC Tariff established, created and granted rights in and to the related Intangible Transition Property and such Intangible Transition Property and the right to impose and collect the related IFC Charges constitute current and original property rights vested in the Grantee to the fullest extent permitted by law; (iv) the Transitional Funding Order pursuant to which any applicable Intangible Transition Property has been created has been duly entered by the ICC and is in full force and effect; (v) the related IFC Tariff is in full force and effect and is not subject to modification by the ICC except as provided under the Funding Law; (vi) as of the issuance of the related Notes, such Notes are entitled to certain protections provided in the Funding Law and, accordingly, the related Transitional Funding Order is not revocable by the ICC; (vii) the State of Illinois may not limit, alter, impair or reduce the related Intangible Transition Property so as to substantially impair the terms of any contract made by Illinois Power, the Grantee or the Trust with the holders of the related Notes or impair the rights and remedies of such holders unless the State of Illinois could demonstrate that such impairment was necessary to advance a significant and legitimate public purpose, and neither the Transitional Funding Order nor the related Intangible Transition Property or IFC Charges are subject to reduction, postponement, impairment or termination by subsequent action of the ICC; (viii) the process by which the related Transitional Funding Order was adopted and approved and the related IFC Tariff was filed, and such Transitional Funding Order and IFC Tariff themselves, comply with all applicable laws, rules and regulations; and (ix) no other approval or filing with any other governmental body is required in connection with the grant of the related Intangible Transition Property, except those that have been obtained or made; (e) the assumptions used in calculating the IFC Charges related to the applicable Intangible Transition Property are reasonable and made in good faith; (f) upon the effectiveness of the applicable IFC Tariff:
(i) all of the related Intangible Transition Property constitutes a current property right vested in the Grantee; (ii) the related Intangible Transition Property includes, without limitation, (A) the right, title and interest in and to the related IFC Charges authorized under the related Transitional Funding Order, as adjusted from time to time, (B) the right, title and interest in and to all revenues, collections, claims, payments, money, or proceeds of or arising from the related IFC Charges set forth in such IFC Tariff and (c) all rights to obtain adjustments to the related IFC Charges pursuant to the related Transitional Funding Order; and (iii) the Grantee is entitled to impose and collect the related IFC Charges described in the related Transitional Funding Order and such IFC Tariff in an aggregate amount equal to the principal amount of the Notes, all interest thereon, all amounts required to be deposited in the Overcollateralization Subaccount and the Capital Subaccount, and all related fees, costs and expenses in respect of the Notes until they have been paid in full subject only to the

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applicable limitation set forth in the related Transitional Funding Order as the maximum dollar amount of Intangible Transition Property created thereunder; (g) Illinois Power is duly organized and validly existing as a corporation in good standing under the laws of the State of Illinois, with power and authority to own its properties and conduct its business as currently owned or conducted and to execute, deliver and perform the terms of such Grant Agreement, and had at all relevant times, and has the requisite power, authority and legal right to request that the ICC issue the related Transitional Funding Order; (h) the execution, delivery and performance of such Grant Agreement have been duly authorized by Illinois Power by all necessary corporate action; (i) such Grant Agreement constitutes a legal, valid and binding obligation of Illinois Power, enforceable against Illinois Power in accordance with its terms, subject to applicable insolvency, reorganization, moratorium, fraudulent transfer and other similar laws relating to or affecting creditors' rights generally from time to time in effect and to general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law; (j) the consummation of the transactions contemplated by such Grant Agreement does not conflict with Illinois Power's Articles of Incorporation, by-laws or any agreement to which Illinois Power is a party or bound, result in the creation or imposition of any lien upon Illinois Power's properties pursuant to any agreement or violate any law or any order, rule or regulation applicable to Illinois Power; (k) no governmental approvals, authorizations or filings are required for Illinois Power to execute, deliver and perform its obligations under such Grant Agreement except those which have previously been obtained or made and future filings to be made pursuant to the related Transitional Funding Order and the Funding Law relating to Illinois Power's use of proceeds from the transactions contemplated thereby and to reflect the final terms of the related Series of Notes; and (l) except as disclosed in such Grant Agreement, no court or administrative proceeding or investigation is pending or, to Illinois Power's knowledge, threatened (i) asserting the invalidity of the Funding Law, such Grant Agreement, any of the other related Basic Documents or the related Notes, (ii) seeking to prevent the grant of the related Intangible Transition Property to the Grantee or the consummation of any of the transactions contemplated by such Grant Agreement or any of the other related Basic Documents, (iii) seeking any determination or ruling that could reasonably be expected to materially and adversely affect the performance by Illinois Power of its obligations under, or the validity or enforceability of, such Grant Agreement, any of the other related Basic Documents or the related Notes, or (iv) which could reasonably be expected to adversely affect the federal or state income tax attributes of the related Notes.

COVENANTS OF ILLINOIS POWER

                  Illinois Power will covenant in each Grant Agreement, among other things and with respect to the related Transitional Funding Order and Intangible Transition Property, that so long as any of the Notes are outstanding: (a) it will keep in full force and effect its existence, rights and franchises as a corporation under the laws of the State of Illinois (or any other State, the District of Columbia or the United States of America);
(b) it will preserve its qualification to do business to the extent that such existence or qualification is or shall be necessary to protect the validity and enforceability of the Grant Agreement and any of the

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

other Basic Documents to which Illinois Power is a party; (c) except for the conveyances under the Grant Agreement, it will not sell, pledge, assign or transfer to any other person, or grant, create, incur, assume or suffer to exist any lien on, any of the Intangible Transition Property or any interest therein; (d) it will not at any time assert any lien against or with respect to any of the Intangible Transition Property in its capacity as Servicer or otherwise; (e) it will not seek to limit, alter, impair, reduce or otherwise terminate the property rights of the Grantee or any assignee of the Grantee;
(f) it shall defend the right, title and interest of the Grantee in, to and under the Intangible Transition Property against all claims of third parties claiming through or under Illinois Power; (g) if it receives collections in respect of the IFC Charges or the proceeds thereof in replacement therefor, it will hold such payments in trust for the Servicer and to pay the Servicer all payments received by it in respect thereof as soon as practicable after receipt thereof by Illinois Power, but in no event later than two Business Days after such receipt; (h) it shall notify the Grantee, the Trust and the Indenture Trustee promptly after becoming aware of any lien on any of the Intangible Transition Property other than the conveyances under the Grant Agreement, the Sale Agreement and the Indenture; (i) it shall comply with its organizational or governing documents and all laws, treaties, rules, regulations and determinations of any governmental instrumentality applicable to it, except to the extent that failure to so comply would not materially adversely affect the Grantee's, the Trust's or the Indenture Trustee's interests in the Intangible Transition Property; (j) it shall indicate in its financial statements that it is not the owner of the Intangible Transition Property and it shall not own or purchase any Notes; (k) upon the creation and grant of the Intangible Transition Property to the Grantee pursuant to a Transitional Funding Order, to the fullest extent permitted by law, including applicable regulations of the ICC, the Grantee shall have all of the rights of the owner of the Intangible Transition Property (including all of the rights originally held by Illinois Power, if any, with respect to the related Intangible Transition Property), including the right (subject to the terms of the Servicing Agreement) to exercise any and all rights and remedies to collect any amounts payable by any Customer or third party collection agent, including any ARES, in respect of the Intangible Transition Property, notwithstanding any objection or direction to the contrary by Illinois Power;
(l) except with respect to Federal and other applicable taxes, it shall not make any statement or reference in respect of the Intangible Transition Property that is inconsistent with the ownership interest of the Grantee; (m) it shall execute and file such filings, and cause to be executed and filed such filings as may be required by law to fully preserve, maintain, and protect the interests of the Grantee in the Intangible Transition Property, including all filings required under the Funding Law relating to the grant of the Intangible Transition Property to the Grantee; (n) it shall institute any action or proceeding necessary to compel performance by the ICC or the State of Illinois of any of their obligations or duties under the Funding Law, the related Transitional Funding Order and related Tariff, and will take such legal or administrative actions as may be reasonably necessary to protect the Grantee from claims, state actions or other actions or proceedings of third parties which, if successfully pursued, would result in a breach of any representation set forth in the Grant Agreement; (o) it shall not, prior to the date which is one year and one day after the termination of the Indenture, acquiesce, petition or otherwise invoke or cause any other Person to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Grantee or the Trust under any

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Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of or for the Grantee or the Trust or any substantial part of the property of the Grantee or the Trust, or ordering the winding up or liquidation of the affairs of the Grantee or the Trust; (p) it shall, and shall cause each of its subsidiaries to, pay all material taxes, assessments and governmental charges imposed upon it or any of its properties or assets or with respect to any of its franchises, business, income or property before any penalty accrues thereon if the failure to pay any such taxes, assessments and governmental charges would, after any applicable grace periods, notices or other similar requirements, result in a lien on the Intangible Transition Property; (q) neither Illinois Power nor any successor will cause or permit the Grantee or the Trust to elect to be classified as an association taxable as a corporation for federal income tax purposes; (r) neither Illinois Power nor any successor thereto will enter into any contract with any Customer obligated (or who would, but for such contract, be obligated) to pay IFC Charges if, as a result thereof, such Customer would not receive tariffed services, unless the contract provides that the Customer will pay an amount to the Grantee or its assigns, or to Illinois Power as Servicer, as applicable, equal to the amount such Customer would pay in IFC Charges; (s) Illinois Power shall not initiate any material changes with respect to its policies and procedures pertaining to credit (including requirements for deposits from Customers), billing, collections (including procedures for disconnection of service for non-payment) and restoration of service after disconnection and shall not initiate any changes in any ICC tariffs relating to the foregoing matters, which are likely to adversely affect Illinois Power's ability to make timely recovery of amounts billed to customers except for such changes required by applicable law; and (t) if Illinois Power determines that the aggregate dollar amount of IFC Charges to be imposed and collected is reasonably likely to exceed the maximum dollar amount of Intangible Transition Property authorized by the Transitional Funding Orders and any Notes remain outstanding, Illinois Power shall make a good faith effort to take any and all subsequent regulatory action with the ICC to obtain an order permitting the creation of additional Intangible Transition Property in an amount sufficient to pay such Notes in full.

AMENDMENT OF GRANT AGREEMENTS

                  Each Grant Agreement may be amended from time to time by Illinois Power and the Grantee, with prior written notice given to the Rating Agencies and the prior written consent of the Trust, but without the consent of any of the Noteholders, to cure any ambiguity, to correct or supplement any provisions in such Grant Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in such Grant Agreement or of modifying in any manner the rights of the Noteholders; PROVIDED, HOWEVER, that such action shall not, as evidenced by an officer's certificate delivered to the Trust, adversely affect in any material respect the interests of any Noteholder.

                  Each Grant Agreement may also be amended from time to time by Illinois Power and the Grantee, with prior written notice given to the Rating Agencies and the prior written consent of the Trust, the Indenture Trustee and Noteholders holding not less than a

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

majority in principal amount of the then outstanding Notes of all Series affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Grant Agreement or of modifying in any manner the rights of the Noteholders; PROVIDED, HOWEVER, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, IFC Collections relating to the IFC Charges, or (b) reduce the percentage of the outstanding principal amount of the Notes, the Noteholders of which are required to consent to any such amendment, without the consent of the Noteholders of all the outstanding Notes.

INDEMNIFICATION OBLIGATIONS OF ILLINOIS POWER

                  Each Grant Agreement will provide that Illinois Power will indemnify the Grantee, the Trust, the Indenture Trustee, the Delaware Trustee and the Noteholders, and each of their respective officers, directors, employees and agents for, and defend and hold harmless each such person from and against, (a) any and all taxes (other than any taxes imposed on the Noteholders) that may at any time be imposed on or asserted against any such person as a result of the grant of the Intangible Transition Property to the Grantee, or that may be imposed on or asserted against any such person under existing law as of the closing date as a result of the Grantee's ownership and assignment of the Intangible Transition Property, the Trust's issuance and sale of the Notes, or the other transactions contemplated herein, including, in each case, any sales, gross receipt, general corporation, tangible personal property, privilege or license taxes (but excluding any taxes imposed as a result of a failure of such person to properly withhold or remit taxes imposed with respect to payments on any Note); (b) any and all liabilities, obligations, losses, claims, actions, suits, damages, payments, and reasonable costs or expenses, of any kind whatsoever that may be imposed on, incurred by or asserted against any such person as a result of Illinois Power's willful misconduct, bad faith or gross negligence in the performance of (or reckless disregard of) its duties or observance of its covenants under each Grant Agreement, or (c) Illinois Power' s breach of any of its representations or warranties contained in each Grant Agreement.

                  Notwithstanding the foregoing, but subject to Illinois Power's covenant to fully preserve, maintain and protect the interests of the Grantee in the Intangible Transition Property, Illinois Power shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under each Grant Agreement.

SALE AGREEMENT

                  Under each Sale Agreement, the Grantee will agree, in consideration of the Trust remitting to it the net proceeds received from the issuance and sale of the Notes, to sell, transfer, assign set over or otherwise convey to the Trust without recourse all of its right, title and interest in and to the Intangible Transition Property created in connection with such issuance (such sale, transfer and assignment to include all revenues, collections, claims, rights, payments, money or proceeds, including, without limitation, any revenues derived from lump-sum payments of transition charges, condemnation proceedings or

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FERC stranded cost recoveries which are allocable to the IFC Charges under the Servicing Agreement). Such sale, transfer, assignment, set over and conveyance by the Grantee contemplated under each Sale Agreement will be expressly stated to be an absolute transfer pursuant to Section 18-108 of the Funding Law.

                  In the Sale Agreement, the Grantee will also acknowledge and consent to any transfer, pledge, assignment or grant of a security interest by the Trust to the Indenture Trustee for the benefit of the Noteholders pursuant to the Indenture, of all right, title and interest of the Trust in, to and under the related Intangible Transition Property and the related assets, and the assignment of any or all of the Trust's rights and obligations under each Sale Agreement to the Indenture Trustee.

REPRESENTATIONS AND WARRANTIES OF GRANTEE

                  In each Sale Agreement, the Grantee will make representations and warranties to the Trust to the effect, among other things, and with respect to the related Transitional Funding Order and Intangible Transition Property, that: (a) the information provided by the Grantee to the Trust with respect to the applicable Intangible Transition Property and Related Assets (as defined in the Basic Documents) is correct in all material respects; (b) at the related Series Issuance Date, the applicable Intangible Transition Property is owned by the Grantee and is free and clear of all security interests, liens, charges and encumbrances, and no offsets, defenses or counterclaims exist or have been asserted with respect thereto; (c) at the related Series Issuance Date, the applicable Intangible Transition Property has been validly transferred and sold to the Trust and all filings to be made by the Grantee (including filings with the ICC under the Funding Law) necessary in any jurisdiction to give the Trust a first perfected ownership interest in the applicable Intangible Transition Property shall have been made, and no further action is required under Illinois law to maintain such first priority perfected ownership interest in the applicable Intangible Transition Property; (d) under the laws of the State of Illinois and the United States in effect on the related Series Issuance Date: (i) the Transitional Funding Order pursuant to which any applicable Intangible Transition Property has been created has been duly entered by the ICC and is in full force and effect; (ii) the related IFC Tariff is in full force and effect and is not subject to modification by the ICC except as provided under the Funding Law, (iii) as of the issuance of the related Notes, such Notes are entitled to certain protections provided in the Funding Law and, accordingly, the related Transitional Funding Order is not revocable by the ICC; (iv) the State of Illinois may not limit, alter, impair or reduce the related Intangible Transition Property so as to impair the terms of any contract made by Illinois Power, the Grantee or the Trust with the holders of the related Notes or impair the rights and remedies of such holders, unless the State of Illinois could demonstrate that such impairment was necessary to advance a significant and legitimate public purpose, and neither the Transitional Funding Order nor the related Intangible Transition Property or IFC Charges are subject to reduction, postponement, impairment or termination by a subsequent action of the ICC; (v) the process by which the related Transitional Funding Order was adopted and approved and the related IFC Tariff was filed, and such Transitional Funding Order and IFC Tariff themselves, comply with all applicable


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laws, rules and regulations; and (vi) no other approval or filing with any other governmental body is required in connection with the grant of the related Intangible Transition Property, except those that have been obtained or made and those described in the related Grant Agreement; (e) the assumptions used in calculating the IFC Charges related to the applicable Intangible Transition Property are reasonable and made in good faith; (f) upon the effectiveness of the applicable IFC Tariff: (i) all of the related Intangible Transition Property constitutes a current property right vested in the Grantee; (ii) the related Intangible Transition Property includes, without limitation, (A) the right, title and interest in and to the related IFC Charges authorized under the related Transitional Funding Order, as adjusted from time to time, (B) the right, title and interest in and to all revenues, collections, claims, payments, money, or proceeds of or arising from the related IFC Charges set forth in such IFC Tariff, and (C) all rights to obtain adjustments to the related IFC Charges pursuant to the related Transitional Funding Order; and (iii) the Grantee is entitled to impose and collect the related IFC Charges described in the related Transitional Funding Order and such IFC Tariff in an aggregate amount equal to the principal amount of the Notes, all interest thereon, all amounts required to be deposited in the Overcollateralization Subaccount and the Capital Subaccount, and all related fees, costs and expenses in respect of the Notes until they have been paid in full subject only to the applicable limitation set forth in the related Transitional Funding Order as to the maximum dollar amount of Intangible Transition Property created thereunder; (g) the Grantee is duly organized and validly existing as a limited liability company in good standing under the laws of the State of Delaware, with power and authority to own its properties and conduct its business as currently owned or conducted and to execute, deliver and perform the terms of such Sale Agreement; (h) the execution, delivery and performance of such Sale Agreement have been duly authorized by the Grantee by all necessary company action; (i) such Sale Agreement constitutes a legal, valid and binding obligation of the Grantee, enforceable against the Grantee in accordance with its terms, subject to applicable insolvency, reorganization, moratorium, fraudulent transfer and other similar laws relating to or affecting creditors' rights generally from time to time in effect and to general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding in equity or at law; (j) the consummation of the transactions contemplated by such Sale Agreement does not conflict with the Grantee's operating agreement or certificate of formation or any agreement to which the Grantee is a party or bound, result in the creation or imposition of any lien upon the Grantee's properties pursuant to any agreement or violate any law or any order, rule or regulation applicable to the Grantee; (k) no governmental approvals, authorizations or filings are required for the Grantee to execute, deliver and perform its obligations under such Sale Agreement except those which have previously been obtained or made and future filings to be made pursuant to the related Transitional Funding Order and the Funding Law relating to Illinois Power's use of proceeds from the transactions contemplated thereby and to reflect the final terms of the related Series of Notes; and (l) except as disclosed in such Sale Agreement, no court or administrative proceeding or investigation is pending or, to the Grantee's knowledge, threatened (i) asserting the invalidity of the Funding Law, such Sale Agreement, any of the other related Basic Documents or the related Notes, (ii) seeking to prevent the issuance of the related Notes or the consummation of any of the transactions contemplated by such

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

Sale Agreement or any of the other related Basic Documents, (iii) seeking any determination or ruling that could reasonably be expected to materially and adversely affect the performance by the Grantee of its obligations under, or the validity or enforceability of, such Sale Agreement, any of the other related Basic Documents or the related Notes, or (iv) which could reasonably be expected to adversely affect the federal or state income tax attributes of the related Notes.

COVENANTS OF THE GRANTEE

                  The Grantee will covenant in each Sale Agreement, among other things and with respect to the related Transitional Funding Order and Intangible Transition Property, that so long as any of the Notes are outstanding: (a) it will keep in full force and effect its existence, rights and franchises as a limited liability company under the laws of the State of Delaware (or any other State, the District of Columbia or the United States of America); (b) it will preserve its qualification to do business to the extent that such existence or qualification is or shall be necessary to protect the validity and enforceability of the Sale Agreement and any of the other Basic Documents to which it is a party; (c) except for the conveyances under the Sale Agreement, it will not sell, pledge, assign or transfer to any other person, or grant, create, incur, assume or suffer to exist any lien on, any of the Intangible Transition Property or related assets and it shall defend the right, title and interest of the Trust and Indenture Trustee in, to and under the Intangible Transition Property and related assets against all claims of third parties claiming through or under the Grantee; (d) if it receives collections in respect of the IFC Charges or the proceeds thereof or in replacement therefor, it will hold such payments in trust for the Servicer and to pay the Servicer all payments received by it in respect thereof as soon as practicable after receipt thereof by the Grantee, but in no event later than two Business Days after such receipt; (e) it shall notify the Trust and the Indenture Trustee promptly after becoming aware of any lien on any of the Intangible Transition Property and related assets other than the conveyances under the Sale Agreement and the Indenture; (f) it shall comply with its organizational or governing documents and all laws, treaties, rules, regulations and determinations of any governmental instrumentality applicable to it, except to the extent that failure to so comply would not materially adversely affect the Trust's or the Indenture Trustee's interests in the Intangible Transition Property or related assets or under any Basic Document to which it is party, or the Grantee's performance of its obligations under the Sale Agreement or under any Basic Document to which it is party; (g) it shall indicate in its financial statements that it is not the owner of the Intangible Transition Property and it shall not own or purchase any Notes;
(h) upon the sale of the Intangible Transition Property and related assets to the Trust pursuant to a Sale Agreement, to the fullest extent permitted by law, including applicable regulations of the ICC, the Trust shall have all of the rights of the owner of the Intangible Transition Property and related assets (including all of the rights originally held by the Grantee with respect to the related Intangible Transition Property and related assets), including the right (subject to the terms of the Servicing Agreement) to exercise any and all rights and remedies to collect any amounts payable by any Customer or third party collection agent, including any ARES, in respect of the Intangible Transition Property, notwithstanding any objection or direction to the contrary by the Grantee; (i) except with

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

respect to Federal and other applicable taxes, it shall not make any statement or reference in respect of the Intangible Transition Property and related assets that is inconsistent with the ownership interest of the Trust;
(j) it shall execute and file such filings, and cause to be executed and filed such filings as may be required by law to fully preserve, maintain, and protect the interests of the Trust in the Intangible Transition Property and related assets, including all filings required under the Funding Law relating to the grant of the Intangible Transition Property to the Grantee; (k) it shall institute any action or proceeding necessary to compel performance by the ICC or the State of Illinois of any of their obligations or duties under the Funding Law, the related Transitional Funding Order and related Tariff, and will take such legal or administrative actions as may be reasonably necessary to protect the Trust and Noteholders from claims, state actions or other actions or proceedings of third parties which, if successfully pursued, would result in a breach of any representation set forth in the Sale Agreement; (l) it shall not, prior to the date which is one year and one day after the termination of the Indenture, acquiesce, petition or otherwise invoke or cause any other person to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Trust under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of or for the Trust or any substantial part of the property of the Trust, or ordering the winding up or liquidation of the affairs of the Trust; (m) it shall, and shall cause each of its subsidiaries to, pay all material taxes, assessments and governmental charges imposed upon it or any of its properties or assets or with respect to any of its franchises, business, income or property before any penalty accrues thereon if the failure to pay any such taxes, assessments and governmental charges would, after any applicable grace periods, notices or other similar requirements, result in a lien on the Intangible Transition Property or related assets; (n) except as otherwise expressly permitted, the Grantee shall not waive, amend, modify, supplement or terminate any Basic Document or any provision thereof without the written consent of the Trust;
(o) without derogating from the absolute nature of the assignment granted to the Trust under the Sale Agreement or the rights of the Trust, the Grantee will not, without the prior written consent of the Trust, amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the terms of any collateral securing the Notes or the Basic Documents, or waive timely performance or observance by Illinois Power or the Servicer under the Grant Agreement or the Servicing Agreement, respectively; (p) it will promptly notify the Trust, in writing, of each default hereunder and each default on the part of Illinois Power or the Servicer of their respective obligations under the Grant Agreement or the Servicing Agreement; (q) the Grantee will not elect, nor cause or permit the Trust to elect, to be classified as an association taxable as a corporation for federal income tax purposes; and (r) it will conduct its affairs separate from those of its members or affiliates.

                  In addition, so long as any of the Notes are outstanding, the Grantee will covenant in each Sale Agreement that it shall not, except as otherwise permitted thereunder: (a) sell, transfer, exchange or otherwise dispose of any of its properties or assets; (b) assert any claim against the Trust by reason of the payment of the taxes levied or assessed upon any part of the Intangible Transition Property or the related assets; (c)

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

terminate its existence or dissolve or liquidate in whole or in part; (d) permit the sale and transfer hereunder not to constitute a valid first priority ownership interest in the Intangible Transition Property and related assets; (d) engage in any business other than acquiring, owning, financing, transferring, assigning and otherwise managing the Intangible Transition Property and related assets; (e) incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness; (f) make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other person; or (g) make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty) in an aggregate amount not to exceed $25,000.

AMENDMENT OF SALE AGREEMENTS

                  Each Sale Agreement may be amended from time to time by the Grantee and the Trust, with prior written notice given to the Rating Agencies and the prior written consent of the Indenture Trustee, but without the consent of any of the Noteholders, to cure any ambiguity, to correct or supplement any provisions in such Sale Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in such Sale Agreement or of modifying in any manner the rights of the Noteholders; PROVIDED, HOWEVER, that such action shall not, as evidenced by an officer's certificate delivered to the Indenture Trustee, adversely affect in any material respect the interests of any Noteholder.

                  Each Sale Agreement may also be amended from time to time by the Grantee and the Trust, with prior written notice given to the Rating Agencies and the prior written consent of the Indenture Trustee and Noteholders holding not less than a majority in principal amount of the then outstanding Notes of all Series affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Sale Agreement or of modifying in any manner the rights of the Noteholders; PROVIDED, HOWEVER, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, IFC Collections relating to the IFC Charges, or (b) reduce the percentage of the outstanding principal amount of the Notes, the Noteholders of which are required to consent to any such amendment, without the consent of the Noteholders of all the outstanding Notes.

INDEMNIFICATION OBLIGATIONS OF THE GRANTEE

                  Each Sale Agreement will provide that the Grantee will indemnify the Trust, the Indenture Trustee, the Delaware Trustee and the Noteholders, and each of their respective officers, directors, employees and agents for, and defend and hold harmless each such person from and against,
(a) any and all taxes (other than any taxes imposed on

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

the Noteholders) that may at any time be imposed on or asserted against any such person as a result of the grant of the Intangible Transition Property to the Grantee, or that may be imposed on or asserted against any such person under existing law as of the closing date as a result of the Grantee's ownership and assignment of the Intangible Transition Property, the Trust's issuance and sale of the Notes, or the other transactions contemplated herein, including, in each case, any sales, gross receipt, general corporation, tangible personal property, privilege or license taxes (but excluding any taxes imposed as a result of a failure of such person to properly withhold or remit taxes imposed with respect to payments on any
Note); (b) any and all liabilities, obligations, losses, claims, actions, suits, damages, payments, and reasonable costs or expenses, of any kind whatsoever that may be imposed on, incurred by or asserted against any such person as a result of the Grantee's willful misconduct, bad faith or gross negligence in the performance of (or reckless disregard of) its duties or observance of its covenants under each Sale Agreement, or (c) the Grantee's breach of any of its representations or warranties contained in each Sale Agreement.

                  Notwithstanding the foregoing, but subject to the Grantee's covenant to fully preserve, maintain and protect the interests of the Trust in the Intangible Transition Property, the Grantee shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under each Sale Agreement.

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                  CERTAIN PAYMENT, WEIGHTED AVERAGE LIFE
                        AND YIELD CONSIDERATIONS

                  The rate of principal payments on each Class of Notes, the aggregate amount of each interest payment on each Class of Notes and the actual maturity date of each Class of Notes might be related, in part, to the rate and timing of receipt of IFC Collections. Accelerated receipts of IFC Collections will not result in principal payments on the Notes earlier than the dates in the Expected Amortization Schedule since receipts in excess of the amounts necessary to make any Scheduled Payment on the Notes will be deposited in the Reserve Subaccount for distribution in accordance with such schedule, except in the event of an early redemption or the acceleration of the maturity of the Notes after an Event of Default, in which event such amounts will be released to pay such accelerated amounts. However, delayed receipts of IFC Collections may result in principal payments on the Notes that occur later than the related Expected Maturity Dates.

                  The actual payments on each date for each Class of Notes and the weighted average life thereof will be affected primarily by the rate of IFC Collections and the timing of receipt of such IFC Collections, as well as amounts available in the Reserve Subaccount, the Overcollateralization Subaccount and the Capital Subaccount. Since each IFC Charge will consist of a charge per kilowatt hour of usage by the applicable class of Customers, the IFC Collections and the rate of principal amortization on the Notes might depend, in part, on actual electricity usage by Customers and the rate of delinquencies and write-offs, including any defaults or delays in remitting by ARES who are allowed to collect IFC Charges from Customers on behalf of the Servicer. Although the amounts of the IFC Charges will be adjusted from time to time based in part on the actual rate of IFC Collections, no assurances are given that the Servicer will be able to forecast accurately actual energy usage and the rate of delinquencies and write-offs or implement adjustments to the IFC Charges that will cause IFC Collections to be received at any particular rate. See "Risk Factors -- Unusual Nature of Intangible Transition Property," "-- Potential Servicing Issues," "-- Uncertainties Related to the Electric Industry Generally,"and "-- Reliance on Broad Base of Customers," and "Description of the Intangible Transition Property
-- Adjustments to Instrument Funding Charges." If IFC Collections are received at a slower rate than expected, a Note may be retired later than expected. Because principal will only be paid at a rate not faster than that contemplated in the Expected Amortization Schedules, except in the event of an early redemption or the acceleration of the maturity of the Notes after an Event of Default, the Notes are not expected to mature earlier than scheduled. A payment on a date that is earlier than forecasted will result in a shorter weighted average life, and a payment on a date that is later than forecasted will result in a longer weighted average life.

                  No assurances are given that the representations made herein and in the Prospectus Supplement as to the particular factors that will affect the rate of IFC Collections, the relative importance of such factors, the percentage of the principal balance of the Notes that will be paid as of any date or the overall rate of IFC Collections will be realized.

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

                  In addition, pursuant to the terms of the Indenture, any Series of Notes may be redeemed on any Payment Date if, after giving effect to payments that would otherwise be made on such date, the outstanding principal balance of such Series of Notes has been reduced to less than five percent of the initial principal balance thereof. If specified in the Prospectus Supplement related to any Series or Class of Notes, the Indenture may also permit the redemption of any such Series or Class of Notes in full on any Payment Date on or prior to December 31, 2004 using proceeds received from the refinancing of any other Series or Class of Notes, through the issuance of New Notes. The New Notes will be payable solely out of the Intangible Transition Property and other Note Collateral. Redemption will cause such Notes to be retired earlier than would otherwise be expected and may adversely affect the yield to maturity of the Notes. There can be no assurance as to whether any Series of Notes will be redeemed, or as to whether Noteholders will be able to receive an equally attractive rate of return upon reinvestment of the proceeds resulting from any such redemption.

                                   THE TRUST

                  The Trust will be created for the specific purpose of issuing the Notes. The Trust will be formed under the laws of the State of Delaware pursuant to the Trust Agreement to be executed by the Delaware Trustee and the Beneficiary Trustees (the Delaware Trustee and the Beneficiary Trustees herein collectively referred to as the "Trustees"). The Trust will not be an agency or instrumentality of the State of Illinois. The Trust will have no significant assets other than the Intangible Transition Property and the other Note Collateral. The Trust Agreement will not permit the Trustees to engage in any activities not directly related to the Note financing.

                  For a description of the Notes to be issued by the Trust, see "Description of the Notes."

                  The fiscal year of the Trust will be the calendar year.

                  The Trust will be formed prior to the first offering of Notes as a special purpose Delaware business trust and, as of the date of this Prospectus, has not carried on any business activities and has no operating history. Because the Trust does not have any operating history, this Prospectus does not include any financial statements or related information for the Trust.

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

                                   THE GRANTEE

                  The Grantee, Illinois Power Securitization Limited Liability Company, a special purpose Delaware limited liability company, the sole member of which is Illinois Power, was organized on ___________, 1998 for the exclusive purposes of (a) initially owning the Intangible Transition Property established by the Transitional Funding Orders, (b) entering into a Servicing Agreement with the Servicer in respect of the Intangible Transition Property, (c) assigning all of its right, title and interest in the Intangible Transition Property and the Servicing Agreement to the Trust, and
(d) engaging in only those other activities incidental thereto and necessary, suitable or convenient thereto. In addition, the Grantee's limited liability company agreement require it to operate in a manner such that it should not be consolidated in the bankruptcy estate of Illinois Power in the event Illinois Power becomes subject to such a proceeding.

                  The executive offices of Grantee are located at 500 South 27th Street, Decatur, Illinois 62521, and its telephone number is (217) 424-______.

                  The Grantee is a recently formed special purpose limited liability company and, as of the date of this Prospectus, the Grantee has not carried on any business activities and has no operating history. Audited financial statement of the Grantee are included as an exhibit to this Prospectus.

MANAGERS AND OFFICERS

                  The Grantee will be managed by its sole member, Illinois Power, until the acquisition by the Grantee of any Intangible Transition Property, whereupon management of the Grantee shall be vested entirely in its management committee. In addition, the Grantee has entered into an Administration Agreement with Illinois Power pursuant to which Illinois Power will perform administrative functions of and provide facilities to the Grantee, and the Grantee will compensate Illinois Power therefor.

                  The following is a list of the principal officers and managers of the Grantee. All such persons have served in the capacities set forth below since _____________, 1998, unless otherwise indicated, and all managers have served in such capacity since _____________, 1998. The officers and managers will devote such time as is necessary to the affairs of the Grantee. The Grantee will have sufficient officers, managers and employees to carry on its business.


              NAME                           AGE                                TITLE



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

                  No compensation has been paid by the Grantee to any officer or manager of the Grantee since the Grantee was formed. The officers and managers of the Grantee, other than the Independent Manager, will not be compensated by the Grantee for their services on behalf of the Grantee; however, pursuant to the Administration Agreement, the Grantee will reimburse Illinois Power for the services of those officers and managers who are also employees of Illinois Power. The initial compensation for the Independent Manager will be [$5,000]. Each officer serves in such capacity at the discretion of the Grantee's Management Committee. Illinois Power is an affiliate of the Grantee. The Grantee's organizational documents limit, to the extent permitted by Delaware law, the personal liability of each officer and manager of the Grantee to the Grantee for monetary damages resulting from breaches of such officer's or manager's duty of care. The Grantee's organizational documents provide that officers and managers of the Grantee shall be indemnified against liabilities incurred in connection with their services on behalf of the Grantee.

                               THE SERVICER

GENERAL

                  Illinois Power is engaged principally in the production, purchase, transmission, distribution and sale of electricity and the distribution, transportation and sale of natural gas, in the State of Illinois. Its service area comprises approximately 15,000 square miles in northern, central and southern Illinois. Illinois Power provides electric service at retail in 310 incorporated municipalities, adjacent suburban areas and numerous unincorporated areas having an estimated aggregate population of 1,265,000. Illinois Power provides gas service at retail in 257 incorporated municipalities, adjacent suburban areas and numerous unincorporated areas having an estimated aggregate population of 920,000. The larger cities which Illinois Power serves are Decatur, East St. Louis (gas service only), Champaign, Danville, Belleville, Granite City, Bloomington (electric service only), Galesburg, Urbana and Normal (electric service only).

                  Illinois Power is regulated by the ICC and by the FERC.

ILLINOIS POWER CUSTOMER BASE, ELECTRIC ENERGY CONSUMPTION AND BASE RATES

                  Illinois Power's retail customer base is comprised of four revenue reporting classes (each, a "Reporting Customer Class"): residential, commercial, industrial and municipal customers. Residential customers (including farms) are served on Illinois Power's Service Classifications ("SC") 2 and 3. Small commercial customers are served on SC 10, 12 (grain drying usage), 13 (unmetered service), 14 (schools) and 15 (religious facilities). Larger commercial and small industrial customers are generally served on SC 11, 19 and 21. Large industrial customers are generally served on SC 24 and 26 (firm service) and SC 30 and 35 and Rider S (non-firm service). Optional day-ahead Real-Time Pricing Service is available to non-residential customers under Riders DA-RTP and DA-RTP-II.

Outdoor lighting service is provided under SC 39. Municipal customers are served on SC 41, 42 and 45. Standby service for customer-owned generating facilities is provided under SC 22. In addition, a number of commercial and industrial customers take service under individually negotiated contracts, including contracts entered into pursuant to SC 29 (Economic Development Service) and Riders ECS and ECS Plus. Under Illinois law (and in contrast to "contract service" and other competitive services as defined in Section 16-102 which was added to the Act by the Amendatory Act), these contracts are considered tariffs.

                  The Reporting Customer Classes are broad groups that include accounts with a wide range of load characteristics served under a variety of rate designs. In order to align the per-kilowatt-hour IFC charges with the electricity rate currently paid by a Customer more closely than would occur using the Reporting Customer Classes or the current service classifications, unless otherwise provided in the related Prospectus Supplement, each Transitional Funding Order will provide that for purposes of billing IFC Charges, Illinois Power's customer base will be divided into the following seven (7) customer classes (each, an "IFC Customer Class") set forth below, and that the total IFC charges billed for each Applicable Period shall be allocated among the IFC Customer Classes on the basis of their respective percentages of the 1996 base rate revenues of Illinois Power also set forth below. See "Description of the Intangible Transition Property -- Adjustments to Instrument Funding Charges."

------------------------------------------------------------------------------------------
                                                                            Percentage of
                                                                            1996 Base Rule
          IFC Customer Class                Description                       Revenues
------------------------------------------------------------------------------------------
Residential                             SC 2 and 3                              43.7%
------------------------------------------------------------------------------------------
Small Commercial                        SC 10, 11, 12, 13,
                                        14 and 15                                4.6%
------------------------------------------------------------------------------------------
Large Commercial                        SC 11 and 19                            24.0%
------------------------------------------------------------------------------------------
Municipal                               SC 41, 42 and 45                         3.0%
------------------------------------------------------------------------------------------
Industrial Firm                         SC 21, 22 and 29                         8.0%
------------------------------------------------------------------------------------------
Industrial High Load                    SC 24 and 26                            15.2%
Factor Firm
------------------------------------------------------------------------------------------
Industrial Non-Firm                     SC 30, 35 and 37                         1.5%
------------------------------------------------------------------------------------------

However, the IFC Tariff authorized by the Transitional Funding Order will provide that if the IFC Charges for any Customer Class increase to an amount such that the forecasted revenues from Applicable Rates for such IFC Customer Class during an Applicable Period are projected to be less than the IFC Charges allocated to such IFC Customer Class for the same period, the deficiency shall be ratably allocated among the remaining IFC Customer

Classes based on their percentages of the 1996 base rate revenues, recalculated to exclude such IFC Customer Class.

     The table below shows the billed electricity sales in megawatt hours, billed revenues, average number of customers and average billed revenues per kilowatt-hour, for each of the four (4) Reporting Customer Classes for the first six months of 1998 and each of the five (5) preceding years:

            BILLED ELECTRICITY SALES, BILLED REVENUES AND CUSTOMERS

                                                  1993         1994           1995         1996          1997         1998
                                               ----------   -----------   ----------   -----------   ----------   ----------
                                                                                                                 (1ST 6 MONTHS)
BILLED ELECTRICITY SALES (MW HOURS):
    Residential............................     4,600,145     4,534,601    4,744,598     4,771,417    4,704,198    2,248,752
    Commercial.............................     3,264,855     3,583,456    3,785,633     3,876,383    3,919,311    1,936,192
    Industrial.............................     8,153,278     8,621,879    8,655,006     8,398,830    8,442,601    4,218,773
    Municipal..............................       316,626       345,734      366,990       367,033      367,893      188,812
                                             ------------ ------------- ------------ ------------- ------------ ------------
         Total.............................    16,334,904    17,085,670   17,552,227    17,413,663   17,434,003    8,592,529

BILLED REVENUES ($000S):

    Residential............................       442,611       467,777      497,669       483,708      490,035      222,162
    Commercial.............................       255,764       296,795      318,731       316,341      327,466      151,359
    Industrial.............................       340,957       370,824      387,966       356,985      381,339      175,690
    Municipal..............................        23,954        25,014       25,553        25,151       25,863       12,079
                                             ------------ ------------- ------------ ------------- ------------ ------------
         Total.............................     1,063,286     1,160,410    1,229,919     1,182,185    1,224,703      561,290

AVERAGE NUMBER OF CUSTOMERS:

    Residential............................       499,366       494,156      490,727       495,855      497,085      505,440
    Commercial.............................        56,801        56,378       56,180        56,792       57,041       57,923
    Industrial (1).........................           409           340          249           254          251          254
    Municipal..............................          7617         2,978        4,655         4,735        4,786        4,912
                                             ------------ ------------- ------------ ------------- ------------ ------------
         Total.............................       557,293       553,852      551,811       557,636      559,163      568,529

AVERAGE BILLED REVENUE (CENTS PER
KILOWATT-HOUR):

    Residential............................          9.62         10.32        10.49         10.14        10.42         9.88
    Commercial.............................          7.83          8.28         8.42          8.16         8.36         7.82
    Industrial.............................          4.18          4.30         4.48          4.25         4.52         4.16
    Municipal..............................          7.57          7.24         6.96          6.85         7.03         6.40
                                             ------------ ------------- ------------ ------------- ------------ ------------

(1) The decline in number of Industrial customers from 1993 to 1995 reflects a change in Illinois Power's procedures for reporting number of customers. Previously, each metered account was reported as a separate customer. Beginning in 1994, separate metered accounts at the same premises are reported as a single customer.

     Principal factors influencing the number and electricity usage of residential customers include population growth, weather (I.E., air conditioning usage and, to a lesser extent, electric space heat usage), price, increased saturation of electric appliances, the availability of more energy-efficient appliances, changes in technology, and customer income. Principal factors influencing the number and electricity usage of commercial customers (which consist primarily of wholesale and retail trade establishments) include population growth, service area economic growth, commercial floor space and commercial employment. Principal factors influencing industrial electricity usage include overall economic activity, developments in processes and technologies using electricity, and increases in the efficiency with which industrial processes use electric energy. The principal factors influencing municipal electricity usage are similar to those which influence commercial usage.

     For the year ended December 31, 1997, the 10 largest Customers represented approximately 11.6% of Illinois Power's billed revenues. There can be no assurance that current Customers will remain Customers or that the levels of Customer concentration in the future will be similar to those set forth above.

     The table below shows the average revenue in cents per kilowatt-hour for the twelve months ended December 31, 1997 for fully bundled services provided by Illinois Power to customers in each of the seven (7) IFC Customer Classes, based on tariffs then in effect but taking into account the fifteen percent (15%) reduction in base rates for services charged to residential retail customers, effective as of August 1, 1998:

                                                                               AVERAGE REVENUE IN CENTS
                                                                                 PER KILOWATT-HOUR FOR
                       IFC CUSTOMER CLASS                                      FULLY-BUNDLED SERVICES(1)
---------------------------------------------------------------------------------------------------------
Residential                                                                              8.15 CENTS
Small Commercial                                                                         9.84 CENTS
Large Commercial                                                                         7.43 CENTS
Municipal                                                                                8.77 CENTS
Industrial Firm                                                                          5.78 CENTS
Industrial High Load Factor Firm                                                         4.59 CENTS
Industrial Non-Firm                                                                      1.40 CENTS
-----------------------------------------------------------------  -------------------------------------------------

------------------------

(1) Based on 1997 revenues excluding late charges, decommissioning charges, add-on revenue taxes, charges for manufactured gas plant remediation costs, and fuel adjustment charges and credits. In addition, the 1997 Residential revenue per kilowatt-hour of 10.09 cents was reduced by 15% to represent the rate reduction effective August 1, 1998. The resulting 1997 average revenue per kilowatt-hour figures were further reduced by 0.31 cents per kilowatt-hour to reflect the March 1998 base rate reduction associated with elimination of Illinois Power's fuel adjustment clause.

     Beginning October 1, 1999, Illinois Power will be required to offer to certain non-residential customers in its service area delivery services through which the customer can purchase electricity from other suppliers. By
May 1, 2002, Illinois Power will be
required to offer delivery services to all retail customers in its service area. Customers electing to take delivery services and purchasing their electricity from other suppliers will be required to pay Illinois Power delivery services charges and, until no later than December 31, 2006 (unless extended by the ICC on petition by Illinois Power), transition charges. The average charge per kilowatt-hour to a customer taking only delivery services from Illinois Power is expected to be significantly lower than the average revenue per kilowatt-hour shown in the immediately preceding table. See "Electric Restructuring in Illinois -- Amendatory Act Overview" and "Risk Factors -- Reduction in Amount of Revenues from Applicable Rates."

FORECASTING ELECTRICITY CONSUMPTION

     Illinois Power historically has prepared annual forecasts of electric energy (kilowatt-hour) sales for the following year and several years thereafter. The principal uses of the electric energy forecasts have been for shorter-term budgeting and rate-setting purposes. Illinois Power has also prepared longer-term forecasts of customer peak demand and energy consumption, primarily for use in facilities planning. Illinois Power most recently updated its electric energy forecasting models in 1997. Econometric models were developed for use in forecasting electric energy sales to the residential, commercial and industrial customer classes. These econometric models forecast electric energy sales as a function of electricity price, income, employment, weather and other economic factors that influence electricity sales. Known and measurable industrial plant additions, expansions and closures are incorporated into the electricity sales projections, based on information obtained by account managers assigned to the larger customer accounts. Illinois Power uses economic and demographic forecasts prepared by the Wharton Econometric Forecasting Association Group as inputs to its forecasting models. Weather inputs to the forecasting models are based on "normal" weather conditions which are based on twenty-year averages for heating and cooling degree days.

FORECAST VARIANCES

     Illinois Power conducts sales forecast variance analyses on a regular basis to monitor how well forecasts track recorded consumption. This is important for short-term resource procurement functions as well as for budgeting and financial reporting.

     Since Illinois Power updates its forecast on an annual basis, the table below shows annual variances for forecasts prepared for one year in the future. For example, the 1993 annual variance is based on a forecast prepared in 1992. The annual variances for the aggregate combined Reporting Classes referred to in the table below, which consist of all Reporting Customer Classes, range from a low of 0.81% to a high of 2.64% in absolute terms. There can be no assurance that the future variance between actual and expected consumption in the aggregate or by Reporting Customer Class will be similar to the historical experience set forth below.

                                                                        ANNUAL FORECAST VARIANCES
                                      ---------------------------------------------------------------------------------------------
ELECTRICITY SALES
(MILLIONS OF
KILOWATT-HOURS)                           1993            1994            1995            1996           1997            1998(1)
-------------------------------------     -----           -----           -----           -----          -----           ----
RESIDENTIAL
   Forecast..........................      4,541,195       4,603,481       4,691,053       4,725,547      4,787,546    2,255,653
   Actual............................      4,600,145       4,534,601       4,744,598       4,771,417      4,704,198    2,248,752
   Variance..........................          1.30%          -1.50%           1.14%           0.97%         -1.74%       -0.31%

COMMERCIAL
   Forecast..........................      3,170,922       3,306,498       3,709,448       3,832,250      3,930,531    1,831,251
   Actual............................      3,264,855       3,583,456       3,785,633       3,876,383      3,919,311    1,936,192
   Variance..........................          2.96%           8.38%           2.05%           1.15%         -0.29%        5.73%

INDUSTRIAL
   Forecast..........................      8,725,107       8,651,994       8,541,865       8,359,181      8,515,235    4,206,599
   Actual............................      8,153,278       8,621,879       8,655,006       8,398,830      8,442,601    4,218,773
   Variance..........................         -6.55%          -0.35%           1.32%           0.47%         -0.85%        0.29%

MUNICIPAL
   Forecast..........................        340,331         320,744         348,259         356,847        379,566      270,009
   Actual............................        316,626         345,734         366,990         367,033        367,893      188,812
   Variance..........................         -6.97%           7.79%           5.38%           2.85%         -3.08%      -30.07%

TOTAL

   Forecast..........................     16,777,555      16,882,717      17,290,625      17,273,825     17,612,878    8,563,512
   Actual............................     16,334,904      17,085,670      17,552,227      17,413,663     17,434,003    8,592,529
   Variance..........................         -2.64%           1.20%           1.51%           0.81%         -1.02%        0.34%

(1) First six months

     Illinois Power's forecast understated actual electric energy sales in three of the five years. During the five-year period, there was no discernible trend in the annual forecast variance. Many factors can contribute to annual variances between actual electricity sales and the amount of sales forecasted in the preceding year, including weather conditions (I.E., if actual weather is significantly hotter or cooler than "normal" weather) and economic conditions.

CREDIT POLICY; BILLING; COLLECTIONS; RESTORATION OF SERVICE

     Illinois Power's policies and procedures pertaining to credit (including requirements for deposits from customers), billing, collections (including procedures for disconnection of service for non-payment) and restoration of service after disconnection, are subject to and controlled, to a material extent, by Illinois statutory requirements, rules and regulations of the ICC and Illinois Power's filed tariffs. These statutory provisions, ICC regulations and tariffs may change from time to time. In addition, to the extent permitted by statutory provisions and regulatory requirements, Illinois Power may change its policies and procedures and seek approval of new tariffs governing these activities from time to time. Therefore, there can be no assurance that the policies and procedures described in the next four subsections will not be changed during the period that Illinois Power is acting as Servicer, either as a result of changes in statutory laws or regulation or, to the extent permitted by law, by Illinois Power. Illinois
Power will agree, in each Grant Agreement and the Servicing Agreement, not to initiate any such changes which are likely to adversely affect Illinois
Power's ability to make timely recovery of amounts billed to Customers, except for any such changes required by applicable law. Under the Servicing Agreement, any such changes initiated by Illinois Power will also apply to the servicing by Illinois Power, as the Servicer, of the Intangible Transition Property.

     CREDIT POLICY. Under Illinois law, Illinois Power is generally required to provide service to all retail customers in its service area. Illinois Power's review of the credit history of a new applicant for electric service generally consists of a review to determine if the applicant has previously received service from Illinois Power and, if so, whether there are any delinquent billed amounts outstanding. Illinois Power relies on information provided by the applicant, and on Illinois Power's customer information system, to determine whether Illinois Power has previously served the customer and whether any delinquent billed amounts are outstanding. In accordance with ICC regulations, deposits may be required from certain applicants for service or existing customer accounts to protect Illinois Power against losses. Accounts from which deposits are most frequently obtained are new commercial and industrial customers (I.E., applicants with limited or no credit history), and residential customers with poor payment histories (as defined in ICC regulations). However, under its current policies and procedures, Illinois Power does not request a deposit from a residential customer after the first 24 months of service. The maximum allowable amount of the deposit is one-sixth of the projected annual billings to the customer for residential and small business applicants or customers, and one-third of projected annual billing for other non-residential customers. One-third of a requested deposit must be paid by the customer within 12 days and the balance within two billing periods. The deposit is refunded to a new customer after one year if the customer has not been disconnected for non-payment, and has not paid a bill after the due date more than three times during the year. The deposit is refunded to an existing customer after one year if the customer has not been disconnected for non-payment, and has not paid a bill after the due date more than five times during the year.

     BILLING PROCESS. Illinois Power generally bills each customer once every 27 to 33 days, with approximately an equal number of bills being distributed each "Servicer Business Day" (any day other than a Saturday, a Sunday or a day on which the Servicer's offices are not open for business). Those customers receiving both electric service and gas service from Illinois Power receive a combined bill for the charges incurred for both types of service during the Billing Period. Approximately 58% of Illinois Power's electric service customers also receive gas service from Illinois Power. For the year ending December 31, 1997, Illinois Power mailed out an average of 32,000 bills on each Servicer Business Day to customers in its various customer categories. Certain larger customer accounts are billed at or near the end of the calendar month.

     For accounts with potential billing errors, exception reports are generated for manual review. This review examines accounts that have abnormally high or low bills, potential meter-reading errors, and possible meter malfunctions.

     Illinois Power may change its billing policies and procedures from time to time. It is expected that any such changes would be designed to enhance Illinois Power's ability to make timely recovery of amounts billed to customers.

     COLLECTION PROCESS. Illinois Power receives approximately 71% of its total bill payments, by number of bills (both electric and gas), via the United States mail. Approximately 25% of such bill payments are received through third-party collection agents (such as currency exchanges, grocery stores, banks and similar entities which offer payment of utility bills as a convenience to their customers) and 4% are received electronically.

     Bills are processed and mailed to customers one day after the customer's meter is read. Bills are considered past due if not paid within 21 calendar days for residential accounts and within 14 calendar days for commercial and industrial accounts. Payment is considered timely if received by mail not more than two days after the due date. These payment periods are established by ICC regulations. In accordance with statutory requirements and regulations pertaining to procurement by governmental entities, certain federal, State, county and municipal customers are allowed 62 days to make net payment and, in addition, Illinois Power may be limited under Illinois law in its ability to impose late payment charges on such Customers. Customer payments are deposited in Illinois Power's bank accounts and posted to customer accounts within one day after receipt by Illinois Power and within two days after receipt by a third-party collection agent. Payments are considered collected when posted to the customer's account.

     Under Illinois law, Illinois Power must waive one late payment charge incurred by a residential customer during each twelve-month period. A reminder notice is mailed to the customer if payment has not been received on the account by two days after the due date of the most recent bill. If non-payment continues, a service disconnection notice may be sent to the customer through operation of a scoring system calculated by Illinois Power's customer information system. The scoring of an account for this purpose is based on factors including the age of the arrearage and the customer's years of service, non-sufficient funds payment history, and disconnection history. When dictated by the scoring system, a service disconnection notice is mailed to notify the customer of disconnection activity scheduled for seven days (ten calendar days) after the date of the notice. If the scoring system does not dictate initiation of a service disconnection notice, another reminder notice is included with the customer's next bill.

     Customers are entitled to enter into deferred payment arrangements in accordance with statutory requirements, ICC regulations and Illinois Power's filed tariffs. Such payment agreements allow the customer to make partial payments, or to extend an arrearage, during periods of financial hardship. Service disconnection is not implemented against a customer who has entered into and is abiding by a payment agreement. In addition, Illinois statutory law and ICC regulations prohibit electric utilities from disconnecting service under certain conditions, such as when the temperature is projected to be below 32 degrees Fahrenheit or on weekends and holidays. Illinois Power may also be subject to agreements with agencies administering the Low Income Home Energy Assistance Program which limit Illinois Power's ability to disconnect service to customers with respect to whom Illinois Power is receiving payment under that program.

     Illinois Power sends an unpaid final account to an external collection agency two days after the final bill due date. After 45 days with the collection agency, an unpaid account is returned to Illinois Power and held for 15 days for any possible delayed payments. An account is charged off as uncollectible if payment is not received by 63 days after the final bill due date. The account is then returned to a collection agency for a period of one year.

     Illinois Power may change its collection policies and procedures from time to time. It is expected that any such changes would be designed to enhance Illinois Power's ability to make timely recovery of amounts billed to customers.

     RESTORATION OF SERVICE. Before restoring service that has been disconnected for non-payment, Illinois Power has the right to require payment of all of the following charges: (a) the total amount owing on an account including any past-due balances, and a credit deposit, if requested; (b) any miscellaneous charges associated with the reconnection of service (I.E., reconnection charges and/or returned check charges); (c) any charges assessed for unusual costs incurred incidental to the disconnection or reconnection of service which have resulted from the customer's actions or negligence; and
(d) any unpaid amounts from other accounts in the name of the customer of record.

     Illinois Power may change its restoration of service policies and procedures from time to time. It is expected that any such changes would be designed to enhance Illinois Power's ability to make timely recovery of amounts billed to customers.

LOSS AND DELINQUENCY EXPERIENCE

     The following table sets forth information relating to Illinois Power's total billed electric revenues and net write-off experience for each Reporting Customer Class for the first six months of 1998 and each of the five preceding years. Such historical information is presented herein because Illinois Power' s actual experience with respect to net write-offs and delinquencies may affect the timing of IFC Payments. There can be no assurance that the future uncollectible experience in the aggregate or by Customer Class will be similar to the historical experience set forth below. In addition, to the extent that an ARES is providing consolidated billing for Illinois Power, there is no assurance that such an ARES will apply the same credit and collection policies to Customers as would be applied by Illinois Power, as the Servicer.

                                                    1993          1994          1995          1996         1997          1998
                                                    -----         -----         -----         -----        -----       --------
                                                                                                                     (1ST 6 MONTHS)
BILLED REVENUES ($000S):
Residential....................................    $442,611       $467,777      $497,669      $483,708     $490,035   $222,162
Commercial.....................................     255,764        296,795       318,731       316,341      327,466    151,359



Industrial.....................................     340,957        370,824       387,966       356,985     381,339    175,690
Municipal......................................      23,954         25,014        25,645        25,151      25,863     12,079
                                                   --------       --------      --------      --------    --------   --------
              Total............................  $1,063,286     $1,160,410    $1,229,919    $1,182,185  $1,224,703   $561,290


                                                    1993          1994          1995          1996         1997          1998
                                                    -----         -----         -----         -----        -----       --------
                                                                                                                     (1ST 6 MONTHS)
NET ELECTRIC UNCOLLECTIBLES( $000S):
Residential....................................     $2,973         $5,267        $4,111        $5,135      $4,425       2,253
Commercial.....................................        426            859           461           621         557         248
Industrial.....................................         49              0             0           345          45           0
Municipal......................................         60             65             0             0           0           0
                                                   --------       --------      --------      --------    --------   --------
              Total............................     $3,508         $6,191         $4,572       $6,101      $5,027       2,501


                                                    1993          1994          1995          1996         1997          1998
                                                    -----         -----         -----         -----        -----       --------
                                                                                                                     (1ST 6 MONTHS)
NET ELECTRIC UNCOLLECTIBLES AS A
PERCENTAGE OF BILLED REVENUE
Residential....................................      0.67%          1.13%        0.83%        1.06%         0.90%       1.01%
Commercial.....................................      0.17%          0.29%        0.14%        0.20%         0.17%       0.16%
Industrial.....................................      0.01%          0.00%        0.00%        0.10%         0.01%       0.00%
Municipal......................................      0.25%          0.26%        0.00%        0.00%         0.00%       0.00%
                                                   --------       --------      --------      --------    --------   --------
              Total............................      0.33%          0.53%        0.37%        0.52%          0.41%      0.45%

During the five-year period 1993 through 1997, Illinois Power's net electric uncollectible revenues and net electric uncollectible revenues as a percentage of billed revenues showed no discernible trend.

DELINQUENCIES

     The following table sets forth information relating to the delinquency experience of Illinois Power for the residential, commercial and industrial Reporting Customer Classes for the last six months of 1994, the years 1995 through 1997, and the first four months of 1988. This historical information is presented because Illinois Power's actual experience with respect to delinquent accounts may be indicative of the delinquency experience for billings of IFC Charges. There can be no assurance that the future delinquency experience in the aggregate or by Reporting Customer Class will be similar to the historical experience set forth below.

               RESIDENTIAL, COMMERCIAL, INDUSTRIAL DELINQUENCY DATA

                                      1994                 1995               1996              1997               1998
                                    --------            ----------          --------         ---------          ----------
                                   (JUN.-DEC.)                                                                  (JAN.-APR.)
RESIDENTIAL:

Not collected Within:
0-30 days                            71.55%               69.60%             70.09%            69.62%             69.26%
31-60 days                           21.90%               22.95%             23.80%            23.78%             22.46%
61-90 days                           14.40%               15.89%             16.63%            16.19%             15.24%

COMMERCIAL:

Not collected Within:
0-30 days                            61.32%               56.61%             56.81%            58.08%             59.08%
31-60 days                           13.67%               11.63%             12.77%            12.01%             12.91%
61-90 days                            6.71%                5.11%              5.44%             4.67%              5.70%

INDUSTRIAL:

Not collected Within:
0-30 days                            58.19%               49.96%             53.37%            42.10%             39.63%
31-60 days                           21.37%               12.04%             14.90%            11.31%              8.10%
61-90 days                           17.55%               10.01%             12.30%             8.69%              6.94%

AMOUNT ($)

RESIDENTIAL:

Total Amt. Billed              294,135,514           504,642,868        490,477,817      496,572,835        148,658,707
Collected Within:
0-30 days                       83,681,648           153,416,246        146,725,159      150,877,723         45,697,963
31-60 days                     146,033,799           235,398,357        227,033,944      227,633,841         69,572,878
61-90 days                      22,069,116            35,656,649         35,152,186       37,669,969         10,726,748

COMMERCIAL:

Total Amt. Billed              221,686,894           366,904,122        362,239,414      366,101,275        110,254,757
Collected Within:
0-30 days                       85,759,238           159,201,104        156,443,822      153,481,825         45,121,365
31-60 days                     105,616,868           165,015,765        159,542,278      168,649,748         50,896,220
61-90 days                      15,425,797            23,953,931         26,549,609       26,871,999          7,955,166

INDUSTRIAL:
Total Amt. Billed              269,362,403           425,420,064        415,788,855      447,190,755        122,456,875
Collected Within:
0-30 days                      112,630,037           212,867,509        193,883,080      258,936,387         73,926,391
31-60 days                      99,160,362           161,332,079        159,967,091      137,668,954         38,608,755
61-90 days                      10,302,459             8,650,908         10,810,301       11,724,623          1,421,795


During the four-year period shown above, Illinois Power's delinquency experience for electric billings showed no discernible trend.

YEAR 2000 ISSUES

     Illinois Power uses various software, systems and technology throughout its businesses that will be affected by the date change in the Year 2000, and any failure to address Year 2000 issues in a timely manner could result in a material operational or financial risk. Illinois Power's approach to addressing Year 2000 compliance issues is to upgrade or remediate software, systems and technology that are not Year 2000 ready and that are not otherwise being replaced in accordance with Illinois Power's business plans. Illinois Power is in the process of replacing certain of its financial, human resources, payroll, and customer service and billing software with new software that is Year 2000 ready. In other cases, Illinois Power is upgrading or remediating existing software to versions that are Year 2000 ready. Additionally, Illinois Power is upgrading or remediating certain software and engineering systems in its nuclear and fossil electricity generation facilities and in its electrical gas transmission and distribution facilities. Illinois Power is also in the process of evaluating whether Year 2000 compliance issues will affect any of its key suppliers. The total cost of remediating or upgrading software and engineering systems, that are not being replaced or upgraded in accordance with business plans, is currently estimated to be approximately $19 million. The schedule for the implementation of the Year 2000 ready software and systems contemplates that such efforts will be over 50% complete by the end of 1998 and that critical software and systems will be Year 2000 ready by the end of 1999.

                                   SERVICING

SERVICING PROCEDURES

                  The Servicer, on behalf of the Trust, will, among other things, manage, service and administer, and make collections in respect of, the Intangible Transition Property pursuant to the Servicing Agreement between the Servicer and the Grantee. The Servicer's duties will also include filing IFC Tariffs and revisions thereto with the ICC to provide for billing and collection of the IFC Charges and the corresponding adjustments in other charges billed to Customers, calculation and billing of all amounts based on the IFC Charges, receipt and posting of all IFC Payments, responding to inquiries of Customers and the ICC with respect to the Intangible Transition Property and the IFC Charges, accounting for collections and furnishing monthly, quarterly and annual statements to the Trust and the Indenture Trustee and taking action in connection with periodic revisions to the IFC Charges as described below. Pending deposit into the Collection Account, all IFC Payments received by the Servicer may be invested by the Servicer at its own risk and for its own benefit, and need not be segregated from other funds of the Servicer.

                  Each IFC Charge will be expressed as an amount per kilowatt-hour of electricity sold or delivered to the applicable Customer, regardless of whether the Customer purchases its electricity from Illinois Power or from another electricity provider. The Servicer expects the aggregate amount of the applicable IFC Charge to be separately identified on each Customer's bill with an aggregate amount (which includes the applicable IFC Charges) to be paid to the Servicer. Bills are sent to each Customer every 27 to 33 days.

                  Except as otherwise required by law with respect to taxes or similar governmental charges included in bills and invoices to Customers, to the extent that there is a shortfall in the amounts received by the Servicer from
(a) Customers it bills directly or (b) a third-party collection agent, including an ARES, such shortfall will be allocated by the Servicer, in accordance with the servicing standards set forth below, to the Trust and Illinois Power PRO RATA, based on the amount of the Customer's bills constituting IFC Charges and the amount constituting rates, other fees and charges not constituting IFC Charges owed to Illinois Power or any successor (including charges for services other than electric service, such as gas service, provided by Illinois Power), or to a third party (such as taxes billed on behalf of the State of Illinois or a municipality). If such amounts are billed and collected by Illinois Power for an ARES pursuant to a consolidated billing arrangement, the total charges due to the ARES will also be included in the proportional allocation of any partial payment. In the event that an ARES or another Utility provides consolidated billing to Customers for both the services provided by such ARES or other Utility and delivery services provided by Illinois Power, partial payments made to an ARES by such Customers are required by the Amendatory Act to be credited first to amounts due to Illinois Power's tariffed services (including IFC Charges collected on behalf of Noteholders), and the Servicer will allocate such payments between the Trust and Illinois Power as otherwise described above. The Servicer will be entitled to disconnect service to any Customer who fails to pay IFC Charges billed on behalf of the Trust in accordance with the ICC's regulations and other applicable law pertaining to disconnections, in the same manner as the Servicer may disconnect the Customer for failure to pay any charges for tariffed service billed thereby.

                  In addition, the Servicer will agree to advance its own funds in order to institute any action or proceeding necessary to compel performance by the ICC or the State of Illinois of any of their obligations or duties under the Funding Law, any Transitional Funding Order or any IFC Tariff, and to take such legal or administrative actions, including defending against or instituting and pursuing legal actions and appearing or testifying in hearings or similar proceedings, as may be reasonably necessary to block or overturn any attempts to cause a repeal, modification, reversal or supplement to the Amendatory Act, the Funding Law or the Transitional Funding Order or the rights of holders of Intangible Transition Property, by legislative enactment or otherwise, that would be adverse to the Grantee, the Trust or any Noteholders. The Servicer would be entitled to reimbursement of its expenses advanced by it in connection with such action or proceeding as an operating expense of the Trust in accordance with the priority of payments as described in "Security for the Notes -- Allocations; Payments."

SERVICING STANDARDS AND COVENANTS

                  The Servicing Agreement will require the Servicer, in servicing and administering the Intangible Transition Property, to employ or cause to be employed procedures and exercise the same care it customarily employs and exercises in servicing and administering bill collections for its own account.

                  Consistent with the foregoing, in addition to certain requirements described in "The Servicer -- Credit Policy; Billing; Collections; Restoration of Service" above, the Servicer may, in its own discretion, waive any late payment charge or any other fee or charge relating to delinquent payments, if any, and may waive, vary or modify any terms of payment of any amounts payable by a Customer, in each case, if such waiver or action (a) would be in accordance with the Servicer's customary practices or those of any Successor Servicer with respect to comparable assets that it services for itself, (b) would not materially adversely affect the Noteholders and (c) would comply with applicable law. In addition, the Servicer may write off any amounts that it deems uncollectible in accordance with its customary practices.

                  In the Servicing Agreement, the Servicer will covenant that, in servicing the Intangible Transition Property it will: (a) manage, service, administer and make collections in respect of the Intangible Transition Property with reasonable care and in accordance with applicable law, including all applicable guidelines of the ICC, using the same degree of care and diligence that the Servicer exercises with respect to bill collections for its own account; (b) follow customary standards, policies and procedures for the industry in performing its duties as Servicer; (c) use all reasonable efforts, consistent with its customary servicing procedures, to enforce, and maintain rights in respect of, the Intangible Transition Property; (d) comply with all laws applicable to and binding on it relating to the Intangible Transition Property; and (e) make all required submissions and provide all required notifications with the ICC with respect to adjustments to the IFC Charges as described below herein; provided, however, that any breach of the State Pledge that is being contested, or any subsequent invalidation of the Funding Law, any Transitional Funding Order, and/or the related IFC Tariff filed in connection therewith shall not act to excuse any breach of any covenant by the Servicer under the Servicing Agreement.

                  In addition, the Servicer will covenant that it will deduct and remit IFC Charges paid by Customers under any contracts which provide that such Customer is obligated thereunder to pay an amount equal to the amount of IFC Charges that would be billed if the services provided under such contract were services subject to Applicable Rates. See "Electric Industry Restructuring in Illinois -- Instrument Funding Charges."

                  The Servicer will indemnify, defend and hold harmless the Grantee, the Delaware Trustee, the Indenture Trustee and the Noteholders against any costs, expenses, losses, claims, damages and liabilities that may be imposed on, incurred by or asserted against any such person as a result of (a) the Servicer's willful misconduct, bad faith or gross negligence in the performance of its duties or observance of its covenants under the Servicing Agreement, or
(b) the Servicer's breach of any of its representations or warranties thereunder.

REMITTANCES TO COLLECTION ACCOUNT

                  Under the terms of the IFC Tariff filed in connection with each Transitional Funding Order, the Trust will begin to impose and collect the related IFC Charges concurrently with the issuance of the Notes of any Series (each, a "Series Issuance Date") and such right shall exist continuously thereafter in accordance with the related Transitional Funding Order. The IFC Charges shall be imposed and collected based upon the entire electricity consumption of Customers included in bills issued to Customers on and after the related Series Issuance Date, including that portion of the applicable Billing Period during which electric service was provided prior to such Series Issuance Date.

                  The Servicing Agreement provides, among other things, that the Servicer will collect the IFC Payments on behalf of the Trust, as assignee of the Grantee. The Servicer will remit to the Collection Account on the tenth day of each month, or if such day is not a Business Day, on the next Business Day (each such monthly date, a "Remittance Date"), all IFC Payments received by the Servicer during the immediately preceding Billing Period (the "Monthly IFC Amount") unless the Servicer fails to meet the Remittance Conditions, in which case the Servicer will, within two Servicer Business Days of receipt (each, a "Daily Remittance Date"), remit all IFC Payments to the Collection Account. For these purposes, an IFC Payment will be deemed to be received by the Servicer when it is posted by the Servicer to the customer's account. In accordance with the Servicer's procedures for processing customer payments, such posting occurs within one day after receipt if payment is received by Illinois Power, and within two days after receipt if payment is received by a third-party collection agent.

                  A "Billing Period" is a period created by dividing the calendar year into twelve consecutive periods of approximately twenty-one
(21) Servicer Business Days each, and represents the period during which the Servicer typically renders a bill for electric service to each of its customers.

                  The Servicing Agreement will require the Servicer to monitor Illinois Power's receipt of any lump-sum payments of transition charges under
Section 16-108(h) of the Funding Law, and, concurrently with such receipt, to set aside and allocate for the benefit of the Trust, as proceeds of the Intangible Transition Property, an amount equal to the product of (a) the IFC Charge which is then in effect for such Customer at the time of receipt and (b) the total number of kilowatt hours utilized to compute the amount of such lump-sum payment of transition charges. The Servicing Agreement will also require the Servicer to monitor Illinois Power's receipt of any revenues derived from condemnation proceedings, FERC stranded cost recoveries or any other amounts which reflect compensation for lost revenues which would otherwise have been attributable to Applicable Rates (collectively, "Lost Revenue Recoveries"), and, concurrently with the receipt thereof, to set aside and allocate for the benefit of the Trust, as proceeds of the Intangible Transition Property, an amount equal to the product of (a) the total dollar amount of such Lost Revenue Recoveries and (b) [a fraction, (1) the numerator of which equals the weighted average of the IFC Charges applicable to all classes of Customers the revenues from which are included in the calculation of such Lost Revenue Recoveries and
(2) the denominator of which equal the weighted average of the Applicable Rates charged to such Customers, with such weighted averages to be in each case calculated based on the respective IFC Charges and revenues applicable to such classes for the most recent calendar year then ended.]

NO SERVICER ADVANCES

                  The Servicer will not be obligated to, and consequently will not make any advances of interest or principal on the Notes.

SERVICING COMPENSATION

                  On each Payment Date, the Servicer will be entitled to receive an amount equal to one-fourth of the annual Servicing Fee specified in the related Prospectus Supplement. The Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Payment Dates) will be paid solely to the extent funds are available therefor as described under "Security for the Notes -- Allocations; Payments." The Servicing Fee will be paid prior to the payment of any amounts in respect of interest on and principal of the Notes. The Servicer will be entitled to retain as additional compensation net investment income on IFC Payments received by the Servicer prior to remittance thereof to the Collection Account and the portion of late fees, if any, paid by Customers relating to the IFC Payments.

ALTERNATIVE RETAIL ELECTRIC SUPPLIERS AND OTHER THIRD-PARTY COLLECTORS

                  Under Illinois Power's current practices, customers are allowed to pay their electricity bills indirectly through use of third-party collection agents, such as currency exchanges, grocery stores, banks and similar entities which offer payment of utility bills as a convenience to their customers. Unless otherwise provided in the related Prospectus Supplement, the ICC will approve procedures in each Transitional Funding Order that would (a) require any third party (including the collection agents described above and any ARES that is required to collect IFC Charges) who bills or collects IFC Charges on behalf of Customers to either (i) remit IFC Collections to the Servicer within seven days of receipt or (ii) pay such IFC Charges to the Servicer within fifteen days of billing by Illinois Power irrespective of whether payments have been received from the ultimate customer, (b) allow the Servicer, within ten days after a default by any such third-party in remitting IFC Collections, to give notice thereof to the defaulting entity and if it does not receive payment or other response initiating dispute resolution within five days thereafter, to assume or transfer to another third party that defaulting entity's billing and collection responsibilities, (c) grant the Servicer access to information on total monthly kilowatt usage by the applicable Customers not otherwise available to the Servicer to the extent reasonably required for the Servicer to calculate and, if applicable, bill the related IFC Charges owed by such Customers, and (d) allow the Servicer, pursuant to a tariff subject to applicable regulatory approval, to impose such other terms with respect to credit and collection policies as may be reasonably necessary to prevent the then current rating of the Notes from being withdrawn or downgraded. Unless otherwise provided in the related Prospectus Supplement, each IFC Tariff filed in connection with the related Transitional Funding Order will require a third-party collection agent, including any ARES, which assumes payment responsibilities under clause (a)(ii) above and which does not have investment-grade credit ratings (at least BBB- or the equivalent) to post a deposit or comparable security equal to one month's estimated IFC Collections collected by such third party collector.

                  In addition, unless otherwise provided in the related Prospectus Supplement, each Transitional Funding Order will provide that (a) a third party collector who is or otherwise becomes obligated to remit payments to Illinois Power on a more frequent basis than as set forth above, shall remit the IFC Charges at the same time as such other payments and (b) a third-party collector disputing payments shall pay the undisputed portion of its collections to Illinois Power and shall pay the disputed amount under protest pending a resolution of the matter, subject to refund with interest to the extent the third-party collector is successful in the dispute. Unless otherwise provided in the related Prospectus Supplement, such procedures will be described in each Transitional Funding Order and in the related IFC Tariff filed by Illinois Power under the Funding Law to authorize the imposition and collection of the related IFC Charges. Nonetheless, there can be no assurance that an ARES or other third-party collection agent will apply the same credit and collection policies and procedures to Customers as would be applied by Illinois Power. In addition, the Servicer will have no meaningful ability to control the collection procedures of third-party collection agents who simply forward payments on behalf of Customers and not pursuant to contractual arrangements with Illinois Power or pursuant to consolidated billing procedures. See "Risk Factors -- Potential Servicing Issues--Reliance on Alternative Retail Electric Suppliers."

SERVICER REPRESENTATIONS AND WARRANTIES

                  In the Servicing Agreement, the Servicer will make representations and warranties to the Grantee, which will be assigned to the Trust, to the effect, among other things, that: (a) the Servicer is a corporation duly organized and in good standing under the laws of the State of Illinois, with power and authority to own its properties and conduct its business as currently owned or conducted and to execute, deliver and carry out the terms of the Servicing Agreement; (b) the execution, delivery and carrying out of the Servicing Agreement have been duly authorized by the Servicer by all necessary corporate action; (c) the Servicing Agreement constitutes a legal, valid and binding obligation of the Servicer, enforceable against the Servicer in accordance with its terms subject to applicable insolvency, reorganization, moratorium, fraudulent transfer and other similar laws relating to or affecting creditors' rights generally from time to time in effect, and to general principles of equity; (d) the consummation of the transactions contemplated by the Servicing Agreement does not conflict with the Servicer's articles of incorporation or bylaws or any agreement to which the Servicer is a party or bound, result in the creation or imposition of any lien upon the Servicer's properties or violate any law or any order, rule or regulation applicable to the Servicer; (e) the Servicer has all licenses necessary for it to perform its obligations under the Servicing Agreement (except where the failure to have such licenses would not be reasonably likely to have a material adverse effect on the Servicer or an adverse effect on the Intangible Transition Property); (f) no governmental approvals, authorizations or filings are required for the Servicer to execute, deliver and perform its obligations under the Servicing Agreement except those which have previously been obtained or made, and those which the Servicer is required to make in the future; or other than the tariff filings required by the Funding Law (which the Servicer covenants to make in a timely fashion); and (g) except as disclosed in the Servicing Agreement, no court or administrative proceeding or investigation is pending or, to the Servicer's knowledge, threatened (i) asserting the invalidity of, or seeking to prevent the consummation of the transactions contemplated by, the Servicing Agreement or, (ii) seeking a determination that might materially and adversely affect the performance by the Servicer of its obligations thereunder, or (iii) relating to the Servicer which could reasonably be expected to adversely affect the federal or state income tax attributes of the Notes.

                  In the event of a breach by the Servicer of any of its representations and warranties described in the preceding paragraph, the Servicer will indemnify, defend and hold harmless the Grantee, the Trust, the Indenture Trustee, the Delaware Trustee and the Noteholders against any losses, claims, damages, liabilities and reasonable costs or expenses incurred as a result thereof.

STATEMENTS BY SERVICER

                  On or before each Remittance Date, the Servicer will prepare and furnish to the Grantee, the Trust, the Delaware Trustee, the Indenture Trustee and the Rating Agencies a statement for the applicable calendar month (the "Monthly Servicer's Certificate") setting forth the aggregate amount of IFC Payments remitted by the Servicer to the Collection Account. In addition, the Servicer will prepare, and the Indenture Trustee will furnish to the Noteholders on each Payment Date the quarterly Servicer's Certificate described under "Security for the Notes -- Reports to Noteholders."

EVIDENCE AS TO COMPLIANCE

                  The Servicing Agreement will provide that a firm of independent public accountants retained by the Servicer at the Servicer's expense will furnish to the Grantee, the Trust, the Indenture Trustee and the Rating Agencies on or before September 30 of each year, beginning September 30, 1999, a statement as to compliance by the Servicer during the preceding twelve months ended June 30 (or, in the case of the first such statement, the period from the Closing Date to June 30, 1999), with certain standards relating to the servicing of the Intangible Transition Property. This report (the "Annual Accountant's Report") shall state that such firm has performed certain procedures in connection with the Servicer's compliance with the servicing procedures of the Servicing Agreement, identifying the results of such procedures and including any exceptions noted. The Annual Accountant's Report will also indicate that the accounting firm providing such report is independent of the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

                  The Servicing Agreement will also provide for delivery to the Grantee, the Trust, the Indenture Trustee and the Rating Agencies, on or before September 30 of each year, commencing September 30, 1999, of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations in all material respects under the Servicing Agreement throughout the preceding twelve months ended June 30 (or in the case of the first such certificate, the period from the Closing Date to June 30, 1999) or, if there has been a default in the fulfillment of any such material obligation, describing each such default. The Servicer has agreed to give the Grantee, the Trust, the Indenture Trustee and the Rating Agencies notice of certain Servicer Defaults under the Servicing Agreement.

                  Copies of such statements and certificates may be obtained by Noteholders by a request in writing addressed to the Indenture Trustee.

CERTAIN MATTERS REGARDING THE SERVICER

                  The Servicing Agreement will provide that Illinois Power may not resign from its obligations and duties as Servicer thereunder, except upon
(a) either (i) a determination that Illinois Power's performance of such duties is no longer permissible under applicable law, disregarding any breach of the State Pledge that is being contested, or any subsequent invalidation of the Funding Law, any Transitional Funding Order and/or the related IFC Tariff filed in connection therewith or (ii) satisfaction of the Rating Agency Condition and (b) to the extent required under any Transitional Funding Order, the approval by the ICC of such resignation. No such resignation will become effective until a Successor Servicer has assumed Illinois Power's servicing obligations and duties under the Servicing Agreement.

                  The Servicing Agreement will further provide that neither the Servicer nor any of its directors, officers, employees, and agents will be under any liability to Grantee, the Indenture Trustee, the Trust, the Delaware Trustee, the Noteholders, or any other person, except as provided under the Servicing Agreement, for taking any action or for refraining from taking any action pursuant to the Servicing Agreement, or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. In addition, the Servicing Agreement will provide that the Servicer is under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under the Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability.

                  Under the circumstances specified in the Servicing Agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the properties and assets of the Servicer substantially as a whole or, with respect to its obligations as Servicer, which corporation or other entity in each of the foregoing cases assumes the obligations of the Servicer, will be the successor of the Servicer under the Servicing Agreement.

SERVICER DEFAULTS

                  "Servicer Defaults" under the Servicing Agreement will include, among other things, (a) any failure by the Servicer to make any required deposit into the Collection Account, which failure continues unremedied for three Servicer Business Days after written notice from the Grantee, the Trust or the Indenture Trustee is received by the Servicer or after discovery by the Servicer; (b) any failure by the Servicer or Illinois Power, as the case may be, duly to observe or perform in any material respect any other covenant or agreement in the Servicing Agreement, or any other Basic Document to which it is a party, which failure materially and adversely affects the rights of Noteholders and which continues unremedied for 30 days after the giving of notice of such failure (i) to the Servicer or Illinois Power, as the case may be, by the Grantee, the Trust or the Indenture Trustee or (ii) to the Servicer or Illinois Power, as the case may be, by holders of Notes evidencing not less than 25 percent in principal amount of the outstanding Notes of all Series; (c) any representation or warranty made by the Servicer in the Servicing Agreement shall prove to have been incorrect when made, which has a material adverse effect on the Grantee, the Trust or the Noteholders and which material adverse effect continues unremedied for a period of 60 days after the giving of notice to the Servicer by the Grantee, the Trust or the Indenture

Trustee; and (d) certain events of insolvency, or similar proceedings with respect to the Servicer or the Grantee and certain actions by the Servicer or the Grantee indicating its insolvency, reorganization pursuant to bankruptcy proceedings, or inability to pay its obligations.

RIGHTS UPON SERVICER DEFAULT

                  As long as a Servicer Default under the Servicing Agreement remains unremedied, either the Indenture Trustee or holders of Notes evidencing not less than 25 percent in principal amount of then outstanding Notes of all Series may by written notice terminate all the rights and obligations of the Servicer (other than the Servicer's indemnity obligation) under the Servicing Agreement, whereupon a Successor Servicer appointed by the Grantee, with the Trust's prior written consent, will succeed to all the responsibilities, duties and liabilities of the Servicer under the Servicing Agreement and will be entitled to compensation arrangements in accordance with the terms of the Servicing Agreement, which compensation may be higher in amount than the amount paid to the Servicer if the Successor Servicer is not able to bill IFC Charges together with charges for electric utility services provided to Customers. In addition, upon a Servicer Default, each of the following shall be entitled to apply to the ICC for sequestration and payment of revenues arising with respect to the Intangible Transition Property: (1) the Noteholders and the Indenture Trustee as beneficiary of any statutory lien permitted by the Funding Law; (2) the Grantee or its assignees; (3) the Trust; or (4) pledgees or transferees of the Intangible Transition Property. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicer Default other than such appointment has occurred, such trustee or official may have the power to prevent the Indenture Trustee or the Noteholders from effecting a transfer of servicing. See "Risk Factors -- Bankruptcy and Creditors' Rights Issues --Potential Bankruptcy of the Servicer." The Indenture Trustee may appoint, or petition the ICC or a court of competent jurisdiction for the appointment of, a successor servicer which satisfies criteria specified by the Rating Agencies if, within 30 days after notice of termination is given, the Grantee shall not have appointed a Successor Servicer. The Indenture Trustee may make such arrangements for compensation to be paid to any such Successor Servicer.

WAIVER OF PAST DEFAULTS

                  Noteholders holding at least a majority in principal amount of the then outstanding Notes of all Series, on behalf of all Noteholders, may waive any default by the Servicer in the performance of its obligations under the Servicing Agreement and its consequences, except a default in making any required deposits to the Collection Account in accordance with the Servicing Agreement. The Servicing Agreement provides that no such waiver will impair the Noteholders' rights with respect to subsequent defaults.

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SUCCESSOR SERVICER

                  If for any reason a third party assumes the role of the Servicer under the Servicing Agreement (in such role, the "Successor Servicer"), the Servicing Agreement will require the Servicer being replaced to cooperate with the Grantee, the Trust, the Delaware Trustee, the Indenture Trustee and the Successor Servicer in terminating such replaced Servicer's rights and responsibilities under the Servicing Agreement, including the transfer to the Successor Servicer of all cash amounts then held by the Servicer for remittance or subsequently acquired. The Servicing Agreement will provide that the Servicer shall be liable for all reasonable out-of-pocket costs and expenses (including attorneys' fees and expenses) incurred in transferring servicing responsibilities to the Successor Servicer. Any Successor Servicer must satisfy the requirements of the Act and any requirements of ICC regulations.

AMENDMENT

                  The Servicing Agreement may be amended by the parties thereto, without the consent of the Noteholders, but with five Business Days' prior written notice to the Rating Agencies and the consent of the Indenture Trustee, to cure any ambiguity, to correct or supplement any provision or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of that agreement or of modifying in any manner the rights of the Noteholders, provided that such action will not, as certified in a certificate of an officer of the Servicer delivered to the Indenture Trustee, the Grantee and the Delaware Trustee, adversely affect in any material respect the interest of any Noteholder. The Servicing Agreement may also be amended by the Servicer and Grantee with the consent of the Indenture Trustee and the holders of Notes evidencing at least a majority in principal amount of the then outstanding Notes of all Series and Classes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such agreement or of modifying in any manner the rights of the Noteholders; provided, however, that no such amendment may (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, IFC Collections or the timing of adjustments to IFC Charges or (b) reduce the aforesaid percentage of the Notes the holders of which are required to consent to any such amendment, without the consent of the holders of all the outstanding Notes.

TERMINATION

                  The obligations of the Servicer and Grantee pursuant to the Servicing Agreement will terminate upon the payment to the Indenture Trustee, and corresponding distribution to the Noteholders of all amounts required to be paid or distributed to them pursuant to the Servicing Agreement, the Notes and the Indenture.


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                        DESCRIPTION OF THE NOTES

GENERAL

                  The Trust will issue the Notes pursuant to the terms of an Indenture (the "Indenture")between the Trust and the Indenture Trustee. The particular terms of the Notes of any Series will be established in a supplement to the Indenture or a Trust issuance certificate and, in either case, the material terms thereof will be described in the related Prospectus Supplement. This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the terms and provisions of the Indenture and related supplements or Trust issuance certificates thereto, forms of which are filed as exhibits to the Registration Statement.

                  The Notes may be issued in one or more Series, any one or more of which may be comprised of one or more Classes. Classes of Notes may differ as to the interest rate and the timing, sequential order and amount of distributions of principal or interest, or both. Each Series of Notes may include one or more Classes of Notes that accrue interest at a variable rate based on the index described in the related Prospectus Supplement. Each such series will be secured by a Swap Agreement, in addition to the security provided under the Indenture. See " -- Floating Rate Notes" below. While the specific terms of only the Series of Notes (and the Classes of such Series (if any)) in respect of which this Prospectus is being delivered will be described in the related Prospectus Supplement, the terms of such Series and any Classes thereof will not be subject to prior review of or consent of the holders of outstanding Notes. All Notes of the same Series will be identical in all respects except for the denominations thereof, unless such Series is comprised of more than one Class, in which case all Notes of the same Class will be identical in all respects except for the denominations thereof.

                  All Notes issued under the Indenture will be payable solely from, and secured solely by, a pledge of and lien on the Intangible Transition Property and certain other funds as provided in the Indenture. See "Security for the Notes -- Pledge of Note Collateral." All Notes issued under the Indenture, irrespective of when issued, shall have a parity lien on the Note Collateral, although Floating Rate Notes shall also be secured by a Swap Agreement which relates solely to such series. See "-- Conditions of Issuance of Additional Series."

                  The Prospectus Supplement for a Series of Notes will describe, among other things, the following terms of such Series and, if applicable, the Classes thereof: (a) the designation of the Series and, if applicable, the Classes thereof, (b) the principal amount, (c) the annual rate at which interest accrues (the "Note Interest Rate"), or if the Trust has entered into a Swap Agreement with respect to such Series, the index on which a variable rate of interest will be based, (d) the dates on which payments of interest and principal are scheduled to occur (each such date, a "Payment Date"), (e) the scheduled maturity date (the "Expected Maturity Date") and the final termination date of the Series (the "Final Maturity Date"), (f) the initial Adjustment Date of, and the Reconciliation Period for, such

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Series, (g) the issuance date of the Series (the "Series Issuance Date"), (h)
the place or places for the payment of principal and interest, (i) the authorized denominations, (j) the provisions for optional redemption of such Series or Class by the Trust, (k) the Expected Amortization Schedule for principal of such Series and, if applicable, the Classes thereof, (l) the initial IFC Charges authorized in connection with the issuance of such Series by the related Transitional Funding Order, and the IFC Charges imposed as of the date of issuance of such Series, (m) the total dollar amount of Intangible Transition Property authorized by the related Transitional Funding Order, (n) any other terms of such Series and any Class thereof that are not inconsistent with the provisions of the Notes and that will not result in any Rating Agency reducing or withdrawing its then current rating of any outstanding Series or Class of Notes (the notification in writing by each Rating Agency to the Servicer, the Grantee, the Indenture Trustee and the Delaware Trustee that any action will not result in such a reduction or withdrawal is referred to herein as the "Rating Agency Condition"), (o) the identity of the Indenture Trustee, the Delaware Trustee and the Beneficiary Trustees, and (p) the terms of any Swap Agreement executed solely to permit the issuance of any Floating Rate Notes.

                  The Notes do not constitute a debt or liability of the State of Illinois or any political subdivision thereof and do not represent an interest in or obligation of Illinois Power or any of its affiliates. The Notes will not be guaranteed or insured by Illinois Power or any of its affiliates. Transitional Funding Orders authorizing issuance of the Notes do not constitute a pledge of the full faith and credit of the State of Illinois or of any of its political subdivisions. The issuance of the Notes under the Funding Law shall not directly, indirectly or contingently obligate the State of Illinois or any political subdivision thereof to levy or to pledge any form of taxation therefor or to make any appropriation for their payment.

INTEREST AND PRINCIPAL

                  Interest will accrue on the principal balance of a Class of Notes at the per annum rate either specified in or determined in the manner specified in the related Prospectus Supplement and will be payable on the Payment Dates specified in the related Prospectus Supplement. IFC Collections, including such amounts as are available in the Reserve Subaccount and the Overcollateralization Subaccount and, if necessary, the amounts available in the Capital Subaccount, will be used to make interest payments to the Noteholders of each Class on each Payment Date with respect thereto. See "Security for the Notes -- Allocations; Payments."

                  Principal of the Notes of each Class will be payable in the amounts and on the Payment Dates specified in the related Prospectus Supplement, but only to the extent that amounts in the Collection Account are available therefor, and subject to the other limitations described below. See "Security for the Notes -- Allocations; Payments." Each Prospectus Supplement will set forth the Expected Amortization Schedule for each Series of Notes and, if applicable, the Classes of such Series. On any Payment Date, unless an Event of Default has occurred and is continuing and the Notes have been declared due and payable, the Indenture Trustee will make payments on the Notes only until the outstanding

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principal balances thereof have been reduced to the principal balances specified in the applicable Expected Amortization Schedule for such Payment Date (each, a "Scheduled Payment"). Any IFC Collections in excess of amounts payable as (a) expenses of the Grantee, the Delaware Trustee and the Indenture Trustee, (b) payments of interest on and principal of the Notes,
(c) allocations to the Capital Subaccount, and (d) allocations to the Overcollateralization Subaccount (all as described herein under "Security for the Notes -- Allocations; Payments") will be retained by the Indenture Trustee in the Reserve Subaccount for payment on subsequent Payment Dates. However, if insufficient IFC Collections are received with respect to any Payment
Date, and amounts in the Collection Account are not sufficient to make up the shortfall, principal of any Class of Notes may be payable later than expected as described herein. See "Risk Factors -- Unusual Nature of the Intangible Transition Property" and "Risk Factors -- Nature of the Notes -- Uncertain Payment Amounts and Weighted Average Life." The entire unpaid principal amount of the Notes of all Series will be due and payable on the date on which an Event of Default (other than a breach by the State of Illinois of the State Pledge) has occurred and is continuing, if the Indenture Trustee or holders of not less than a majority in principal amount of the Notes of all Series then outstanding have declared the Notes to be immediately due and payable. See "Security for the Notes -- Events of Default; Rights Upon Event of Default."

                  Unless the context requires otherwise, all references in this Prospectus to principal of the Notes of a Series includes any premium that might be payable thereon if Notes of such Series are redeemed, as described in the related Prospectus Supplement.

PAYMENTS ON THE NOTES

                  The Indenture Trustee will pay on each Payment Date to the holders of each Class of Notes all principal and interest payable with respect thereto (other than Special Payments, as defined in the Indenture) or, in lieu of such interest, payments under any related Swap Agreement with respect to interest. Each such payment other than the final payment with respect to any Note will be made by the Indenture Trustee to the holders of record of the Notes of the applicable Class on the Record Date in respect of such Payment Date. The final payment on any Note, however, will be made only upon presentation and surrender of such Note at the office or agency of the Indenture Trustee specified in the notice given by the Indenture Trustee with respect to such final payment.

                  If interest on the Notes of any Series is not paid when due, such defaulted interest shall be paid (plus interest on such defaulted interest at the applicable Note Interest Rate to the extent lawful) to the persons who are Noteholders on a subsequent Special Record Date (as defined in the Indenture), which date shall be at least five Business Days prior to the Special Payment Date (as defined in the Indenture). The Trust shall fix or cause to be fixed any such Special Record Date and Special Payment Date, and, at least 20 days before any such Special Record Date, the Trust shall mail to each affected Noteholder a notice that states the Special Record Date, the Special Payment Date and the amount of defaulted interest (plus interest on such defaulted interest) to be paid.

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                  At such time, if any, as the Notes of any Class are issued in the form of Definitive Notes and not to DTC or its nominee, payments by the Indenture Trustee with respect to such Class on a Payment Date or a Special Payment Date will be made by check mailed to each holder of a Definitive Note of such Class of record on the applicable Record Date at its address appearing on the register maintained with respect to the Notes of such Series, or, upon application by a holder of any Class of Notes in the principal amount of $10,000,000 or more to the Indenture Trustee not later than the applicable Record Date, by wire transfer to an account maintained by the payee in New York, New York. The final payment for each Class of Notes, however, will be made only upon presentation and surrender of the Notes of such Class at the office or agency of the Indenture Trustee specified in the notice given by the Indenture Trustee of such final payment. The Indenture Trustee will mail such notice of the final payment to the Noteholders of such Class, specifying the date set for such final payment and the amount of such payment.

                  If any Special Payment Date or other date specified herein for distribution of any payments to Noteholders is not a Business Day, payments scheduled to be made on such Special Payment Date or other date may be made on the next succeeding Business Day and no interest shall accrue upon such payment during the intervening period. "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in New York, New York, Wilmington, Delaware, or Chicago, Illinois are, or DTC is, authorized or obligated by law, regulation or executive order to remain closed.

FLOATING RATE NOTES

                  If any Floating Rate Notes of any Class are offered, the Trust will enter into one or more swap agreements (each, a "Swap Agreement") with a counterparty (each, a "Swap Counterparty") identified and having the terms described in the related Prospectus Supplement. Generally, pursuant to a Swap Agreement, on each Payment Date, the Trust will be obligated to pay to the Swap Counterparty, solely from payments received with respect to such Class of Notes, an amount equal to the interest due on a notional amount equal to the principal amount of the Class of Notes outstanding as of the close of business on the preceding Payment Date, after giving effect to all payments of principal made to the Floating Rate Noteholders on such preceding Payment Date calculated at a fixed swap rate (which rate will be used to calculate IFC Payments), and the Swap Counterparty will be obligated to pay to the Trust an amount equal to the product of (a) the floating rate on the Floating Rate Notes and (b) the principal balance of the Floating Rate Notes as of the close of business on the preceding Payment Date after giving effect to all payments of principal made to the Floating Rate Noteholders on such preceding Payment Date. See "Risk Factors -- Nature of the Notes -- Additional Risks of Floating Rate Notes."

REGISTRATION AND TRANSFER OF THE NOTES

                  If so specified in the related Prospectus Supplement, one or more Classes of Notes will be issued in definitive form and will be transferable and exchangeable at the

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

office of the registrar identified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, no service charge will be made for any such registration or transfer of such Notes, but the owner may be required to pay a sum sufficient to cover any tax or other governmental charge.

                  Each Class of Notes will be issued in the minimum initial denominations set forth in the related Prospectus Supplement and, except as otherwise provided in the related Prospectus Supplement, in integral multiples thereof.

                  Payments of interest and principal will be made on each Payment Date to the Noteholders in whose names the Notes were registered on the related Record Date.

BOOK-ENTRY REGISTRATION

                  If so specified in the related Prospectus Supplement, one or more Classes of Notes initially may be Book-Entry Notes, which are initially represented by one or more Notes registered in the name of Cede, as nominee of DTC, or another securities depository, and are available only in the form of book-entries. Any Book-Entry Notes will initially be registered in the name of Cede, the nominee of DTC. Holders may also hold Notes of a Class through Centrale de Livraison de Valeurs Mobilieres S.A. ("CEDEL") or the Euroclear System ("Euroclear") (in Europe), if they are participants in such systems or indirectly through organizations that are participants in such systems.

                  Cede, as nominee for DTC, will hold the global Note or Notes. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective Depositaries (as defined herein) which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for CEDEL and Morgan Guaranty Trust Company of New York will act as depositary for Euroclear (in such capacities, the "Depositaries").

                  DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act, as amended. DTC was created to hold securities for its participating organizations, which are the Participants, and facilitate the settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of securities. Participants include underwriters, securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to Indirect Participants, which are others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

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                  Transfers between Participants will occur in accordance
with DTC rules. Transfers between CEDEL Participants (as defined herein) and Euroclear Participants (as defined herein) will occur in accordance with their respective rules and operating procedures.

                  Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary. Cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving notes in DTC, and making or receiving distributions in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

                  Because of time-zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent settlement processing and dated the Business Day following the DTC settlement date. Such credits or any transactions in such Notes settled during such processing will be reported to the relevant Euroclear or CEDEL Participant on such Business Day. Cash received in CEDEL or Euroclear as a result of sales of Notes by or through a CEDEL Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the Business Day following settlement in DTC.

                  Noteholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Notes may do so only through Participants and Indirect Participants. In addition, Noteholders will receive all payments of principal of and interest on the Notes from the Indenture Trustee through DTC and its Participants. Under a book-entry format, Noteholders will receive distributions after the related Payment Date, as the case may be, because, while payments are required to be forwarded to Cede, as nominee for DTC, on each such date, DTC will forward such distributions to its Participants, which thereafter will be required to forward them to Indirect Participants or holders of beneficial interests in the Notes. The Indenture Trustee, the Grantee, the Servicer and any paying agent, transfer agent or registrar may treat the registered holder in whose name any Note is registered (expected to be Cede) as the absolute owner thereof (whether or not such Note is overdue and notwithstanding any notice of ownership or writing thereon or any notice to the contrary) for the purpose of making payments and for all other purposes.

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                  Unless and until Definitive Notes (as defined below) are
issued, it is anticipated that the only "holder" of Book-Entry Notes of any Series will be Cede, as nominee of DTC. Noteholders will only be permitted to exercise their rights as Noteholders indirectly through Participants and DTC. All references herein to actions by Noteholders thus refer to actions taken by DTC upon instructions from its Participants, and all references herein to payments, notices, reports and statements to Noteholders refer to payments, notices, reports and statements to Cede, as the registered holder of the Notes, for distribution to the beneficial owners of the Notes in accordance with DTC procedures.

                  While any Book-Entry Notes of a Series are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Notes and is required to receive and transmit payments of principal of, and interest on, the Book-Entry Notes. Participants with whom Noteholders have accounts with respect to Book-Entry Notes are similarly required to make book-entry transfers and receive and transmit such payments on behalf of their respective Noteholders. Accordingly, although Noteholders will not possess physical Notes, the Rules provide a mechanism by which Noteholders will receive payments and will be able to transfer their interests.

                  Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of holders of beneficial interests in the Notes to pledge Notes to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Notes, may be limited due to the lack of a Definitive Note for such Notes.

                  DTC has advised the Indenture Trustee that it will take any action permitted to be taken by a Noteholder under the Indenture and the related Prospectus Supplement only at the direction of one or more Participants to whose account with DTC the Notes are credited. Additionally, DTC has advised the Indenture Trustee that it may take actions with respect to the Noteholders' Interest that might conflict with other of its actions with respect thereto.

                  CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of securities. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations

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

and certain other organizations and may include any underwriters, agents or dealers with respect to a Series of Notes offered hereby. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

                  Euroclear was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 29 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator"), under contract with Euroclear Clearance System S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

                  The Euroclear Operator is the Belgian branch of a New York banking corporation that is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

                  Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of Euroclear and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

                  Payments with respect to Notes held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant systems' rules and procedures, to the extent received by its Depositary. Such payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain United States Federal Income Tax

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

Considerations." CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Noteholder under the Indenture or the relevant Prospectus Supplement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

                  Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DEFINITIVE NOTES

                  Notes of a Class will be issued in registered form to Noteholders, or their nominees, rather than to DTC (such Notes being referred to herein as "Definitive Notes") only under the circumstances provided in the Indenture, which will include (a) the Administrator (initially, Illinois Power) advising the Indenture Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as nominee and depository with respect to the Book-Entry Notes of such Class and the Administrator being unable to locate a qualified successor, (b) the Administrator (with written notice to the Indenture Trustee), electing to terminate the book-entry system through DTC, or (c) after the occurrence of a Servicer Default, holders of Notes representing not less than 50 percent of the aggregate outstanding principal amount of the Notes of any Series maintained as Book-Entry Notes advising the Indenture Trustee, Administrator, the Trust and DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of Noteholders of such Series. Upon issuance of Definitive Notes of a Class, such Notes will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the Indenture Trustee with respect to transfers, notices and payments.

                  Upon surrender by DTC of the definitive securities representing the Notes and instructions for registration, the Indenture Trustee will issue the Notes in the form of Definitive Notes, and thereafter the Indenture Trustee will recognize the holders of such Definitive Notes as Noteholders under the Indenture.

                  Payment of principal of and interest on the Notes will be made by the Indenture Trustee directly to Noteholders in accordance with the procedures set forth herein and in the Indenture and the related Prospectus Supplement. Interest payments and principal payments will be made to Noteholders in whose names the Definitive Notes were registered at the close of business on the related Record Date. Payments will be made by check mailed to the address of such Noteholder as it appears on the register maintained by the Indenture Trustee or in such other manner as may be provided in the related Trust issuance certificate or supplement to the Indenture and except that with respect to Book-Entry Notes, payments will be made by wire transfer as described in the Indenture. The final payment on any Note (whether Definitive Notes or Notes registered in the name of

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Cede), however, will be made only upon presentation and surrender of such
Note on the final payment date at such office or agency as is specified in the notice of final payment to Noteholders. The Indenture Trustee will provide such notice to registered Noteholders not later than the fifth day prior to the month of the Final Payment Date.

                  Definitive Notes will be transferable and exchangeable at the offices of the transfer agent and registrar, which initially will be the Indenture Trustee. No service charge will be imposed for any registration of transfer or exchange, but the transfer agent and registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

OPTIONAL REDEMPTION

                  Pursuant to the terms of the Indenture, a Series of Notes may be redeemed on any Payment Date if, after giving effect to payments that would otherwise be made on such date, the outstanding principal balance of such Series of Notes has been reduced to less than five percent of the initial principal balance thereof. If specified in the Prospectus Supplement related to any Series or Class of Notes, the Indenture may also permit the redemption of such Series or Class of Notes in full on any Payment Date on or prior to December 31, 2004 using proceeds received from the refinancing of any other Series or Class of Notes, through the issuance of an additional Series of Notes (the "New Notes"). The New Notes will be payable solely out of the Intangible Transition Property and other Note Collateral. No redemption shall be permitted under the Indenture unless each Rating Agency with respect to any Notes that will remain outstanding after such redemption shall have affirmed the then current rating of all such outstanding Notes. Upon any redemption of any Series or Class of Notes, the Trust will have no further obligations under the Indenture with respect thereto. The Notes may be so redeemed upon payment of the outstanding principal amount of the Notes and accrued but unpaid interest thereon as of the date of redemption, together with all outstanding fees and expenses related thereto. Unless otherwise specified in the related Prospectus Supplement, notice of such redemption will be given by the Trust to the Indenture Trustee, the Rating Agencies and each holder of Notes to be redeemed, by first-class mail, postage prepaid, mailed not less than 25 days nor more than 50 days prior to the date of redemption.

CONDITIONS OF ISSUANCE OF ADDITIONAL SERIES

                  The issuance of any additional Series of Notes is subject to the following conditions, among others:

                  (a) appropriate documentation required by the Indenture and Trust Agreement, including supplements thereto, shall have been authorized, executed and delivered by all parties required to do so by the terms of the relevant documents;

                  (b) the Grantee shall have irrevocably assigned all of its right, title and interest in the Intangible Transition Property to the Trust and a filing required by

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         Section 18-107 of the Funding Law shall have been made with respect to such assignment;

                  (c) the Rating Agency Condition shall have been satisfied with respect to such issuance;

                  (d) Illinois Power shall have delivered to the Grantee, the Trust, the Delaware Trustee and the Indenture Trustee an opinion of independent tax counsel and/or a ruling from the IRS (as selected by, and in form and substance reasonably satisfactory to, Illinois Power) to the effect that, for federal income tax purposes, (i) such issuance, and the transfer of the Note proceeds to Illinois Power, will not result in gross income to the Grantee, the Trust or Illinois Power and
         (ii) such issuance will not adversely affect the characterization of the then outstanding Notes as obligations of Illinois Power;

                  (e) no Event of Default shall have occurred and be continuing under the Indenture;

                  (f) as of the date of issuance, the Trust shall have sufficient funds available to pay the purchase price for the Intangible Transition Property, as well as the costs of issuance of the Series of Notes (to the extent not payable from Note proceeds) and all conditions to the issuance of a new series of Notes shall have been satisfied or waived; and

                  (g) delivery by the Trust to the Indenture Trustee of certain certificates and opinions specified in the Indenture.

LIST OF NOTEHOLDERS

                  Upon written request of any Noteholder or group of Noteholders of any Series or of all outstanding Series of Notes evidencing not less than 10 percent of the aggregate outstanding principal amount of the Notes of such Series or all Series, as applicable, the Indenture Trustee will afford such Noteholder or Noteholders access during business hours to the current list of Noteholders of such Series or of all outstanding Series, as the case may be, for purposes of communicating with other Noteholders with respect to their rights under the Indenture.

                  The Indenture does not provide for any annual or other meetings of Noteholders.

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                          SECURITY FOR THE NOTES

GENERAL

                  The Notes issued under the Indenture are payable solely from and secured solely by a pledge of and lien of the Intangible Transition Property and the other Note Collateral as provided in the Indenture. See "Description of the Intangible Transition Property." As noted under the heading, "Description of the Notes," the Trust will issue the Notes pursuant to the terms of the Indenture. The particular terms of the Notes of any series will be established in a supplement to the Indenture or a Trust issuance certificate and material terms thereof will be described in the Prospectus Supplement for the related Series of Notes.

                  This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the terms and provisions of the Indenture and supplements or Trust issuance certificate related thereto, forms of which are filed as exhibits to the Registration Statement.

PLEDGE OF NOTE COLLATERAL

                  To secure the payment of principal of and interest on the Notes, the Indenture will grant to the Indenture Trustee a security interest in all of the Trust's right, title and interest in and to (a) all of the Intangible Transition Property and, to the fullest extent permitted by law, all proceeds thereof, (b) the Grant Agreements, Sale Agreements and Servicing Agreements, (c) the Collection Account and all amounts or investment property on deposit therein or credited thereto from time to time, (d) with respect to any Floating Rate Notes only, any Swap Agreement entered into with respect to the issuance of such Floating Rate Notes, (e) all rights to compel Illinois Power, as Servicer (or any successor) to file for and obtain adjustments to the IFC Charges in accordance with Section 18-104(d) of the Funding Law, the Transitional Funding Orders and all IFC Tariffs filed with the ICC in connection therewith, (f) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under the foregoing and (g) all proceeds in respect of any or all of the foregoing; provided, however, that (1) the cash transferred to the Trust by the Grantee which is not held in the Capital Subaccount, including cash that has been released to the Grantee or as it directs following retirement of all Series of Notes, (2) net investment earnings which have been released to the Trust by the Indenture Trustee pursuant to the terms of the Indenture,
(3) the Overcollateralization Amount that has been released to the Grantee or as it directs following retirement of all Series of Notes, and (4) amounts deposited with the Trust on any Series Issuance Date for payment of costs of issuance with respect to the related Series of Notes (together with any interest earnings thereon) will not be covered by the foregoing security interest. The foregoing assets to which the Trust, as assignee of Grantee, will grant the Trustee a security interest are referred to collectively as the "Note Collateral" herein.

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SECURITY INTEREST IN NOTE COLLATERAL

                  CREATION AND PERFECTION OF SECURITY INTEREST UNDER THE FUNDING LAW. Section 18-107 of the Funding Law provides that neither Intangible Transition Property, nor any right, title or interest in the Intangible Transition Property, shall constitute property in which a security interest may be created under the UCC nor shall any such rights be deemed proceeds of any property which is not Intangible Transition Property. Rather,
Section 18-107(c) of the Funding Law provides that a valid and enforceable security interest in Intangible Transition Property shall attach and be perfected only by the means set forth in that Section 18-107(c). Specifically, Section 18-107(c) provides that, to the extent that transitional funding instruments, such as the Notes, are purported to be secured by Intangible Transition Property, as specified in the applicable Transitional Funding Order, the lien of the transitional funding instruments shall attach automatically to such Intangible Transition Property from the time of issuance of the transitional funding instruments. Section 18-107(c) of the Funding Law provides that such lien shall be a valid and enforceable security interest in Intangible Transition Property, securing the transitional funding instruments, and shall be continuously perfected if, before the date of issuance of the applicable transitional funding instruments, or within no more than 10 days thereafter, a filing has been made by or on behalf of the holder with the Chief Clerk of the ICC stating that such transitional funding instruments have been issued.

                  The liens provided under Section 18-107(c) are enforceable against the electric utility, any assignee, grantee or issuer and all third parties, including judicial lien creditors. Moreover, a perfected lien in intangible transition property is a continuously perfected security interest in all then existing or thereafter arising revenues and proceeds arising with respect to such intangible transition property, whether or not the electric power and energy included in the calculation of such revenues and proceeds have been provided. The lien created by Section 18-107(c) is perfected and ranks prior to any other lien, including any judicial lien, which subsequently attaches to the intangible transition property, and to any other rights created by the Transitional Funding Order or any revenues or proceeds of the foregoing.

                  The relative priority of the lien created by Section 18-107(c) of the Funding Law is not defeated or adversely affected by (a) changes to the Transitional Funding Order or to the related instrument funding charges payable by any retail customer, class of retail customers or other person or group of persons obligated to pay such charges or (b) (subject to the tracing requirements of federal bankruptcy law) the commingling of revenues arising with respect to intangible transition property or grantee instruments with funds of the Utility or other funds of the assignee, issuer or grantee.

                  Section 18-107(c)(5) of the Funding Law provides that the ICC shall maintain segregated records which reflect the date and time of receipt of all filings made under Section 18-107(c). See "-- Filings Made With Respect to Intangible Transition Property."

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

                  RIGHT OF FORECLOSURE. Section 18-107(c)(4) of the Funding Law provides that, if an event of default occurs under the transitional funding instruments, the holders thereof or their authorized representatives, as secured parties, may foreclose or otherwise enforce the lien in the intangible transition property securing the transitional funding instruments, subject to the rights of any third parties holding prior security interests therein (perfected in the manner described in such subsection). Upon application by such holders or their authorized representatives, the ICC shall order the sequestration and payment to the holders or their authorized representatives of revenues arising with respect to the intangible transition property pledged to the holders. Section 18-107(c)(4) of the Funding Law provides that any such order shall remain in full force and effect notwithstanding any bankruptcy, reorganization or other insolvency proceedings with respect to the Utility, grantee, assignee or issuer. See "Risk Factors -- Bankruptcy and Creditors' Rights Issues -- Potential Bankruptcy of Illinois Power or the Grantee."

                  FILINGS MADE WITH RESPECT TO THE INTANGIBLE TRANSITION PROPERTY. Illinois Power, as Servicer, will pledge in the Servicing Agreement to file with the ICC on or before the date of issuance of any Series of Notes the filing required by Section 18-107(c)(1) to perfect the lien of the Indenture Trustee in the Intangible Transition Property. The Grantee will represent in the Sale Agreement, at the time of issuance of any Series of Notes, that no prior filing has been made under the terms of
Section 18-107 of the Funding Law with respect to such Intangible Transition Property, other than a filing which provides the Indenture Trustee with a first priority perfected security interest in such Intangible Transition Property on a parity basis with that securing any outstanding Notes, if any.

DESCRIPTION OF INDENTURE ACCOUNTS

                  COLLECTION ACCOUNT. Pursuant to the Indenture, a segregated identifiable account (the "Collection Account") will be established with an Eligible Institution. The Collection Account will be held by the Indenture Trustee for the benefit of the Noteholders and the Trust. The Collection Account will consist of four subaccounts: a general subaccount (the "General Subaccount"), a reserve subaccount (the "Reserve Subaccount"), a subaccount for the Overcollateralization Amount with respect to each Series of Notes (the "Overcollateralization Subaccount") and a capital subaccount (the "Capital Subaccount"). All amounts in the Collection Account not allocated to any other subaccount will be allocated to the General Subaccount. Unless the context indicates otherwise, references herein to the Collection Account include each of the subaccounts contained therein.

                  An "Eligible Institution" means (a) the corporate trust department of the Indenture Trustee or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), which (i) has either (A) a long-term unsecured debt rating of "AAA" by S&P and "A2" by Moody's or (B) a certificate of deposit rating of "A-l +" by S&P and "P-l" by Moody's, or any other long-term, short-term or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the Federal Deposit Insurance Corporation (the "FDIC").

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

                  Funds in the Collection Account may be invested in any of the following (subject to additional restrictions in the Indenture): (a) direct obligations of, or obligations fully and unconditionally guaranteed as to timely payment by, the United States of America, (b) demand deposits, time deposits, certificates of deposit or bankers' acceptances of Eligible Institutions which are described in clause (b) of the preceding paragraph,
(c) commercial paper (other than commercial paper issued by Illinois Power or any of its affiliates) having, at the time of investment or contractual commitment to invest, a rating in the highest rating category from each Rating Agency from which a rating is available, (d) money market funds which have the highest rating from each Rating Agency from which a rating is available, (e) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or certain agencies or instrumentalities thereof, entered into with certain depository institutions or trust companies, or (f) any other investment permitted by each Rating Agency (collectively, the "Eligible Investments"), in each case which mature on or before the Business Day preceding the next Payment Date. The Indenture Trustee will have access to the Collection Account for the purpose of making deposits in, and withdrawals from, the Collection Account in accordance with the Indenture.

                  The Servicer will remit to the Collection Account, on each Remittance Date, IFC Payments as described under "Servicing -- Remittances to Collection Account."

                  GENERAL SUBACCOUNT. The General Subaccount will hold all funds held in the Collection Account that are not held in the other three subaccounts. The Servicer will remit all IFC Payments to the General Subaccount. On each Payment Date, the Indenture Trustee will draw on amounts in the General Subaccount to pay expenses of the Trust and the Grantee and to pay interest and make Scheduled Payments on the Notes and to make other payments and transfers in accordance with the terms of the Indenture.

                  RESERVE SUBACCOUNT. IFC Collections available with respect to any Payment Date in excess of amounts necessary to (a) pay interest and make Scheduled Payments on the Notes (or, if the Notes have been declared due and payable, to pay the Notes in full), (b) pay all related fees and expenses of the Trust and the Grantee, including the Servicing Fee and any Administration Fee, (c) replenish the Capital Subaccount up to the Required Capital Level, and (d) fund and maintain the Overcollateralization Subaccount up to the Required Overcollateralization Level, will be allocated to the Reserve Subaccount.

                  OVERCOLLATERALIZATION SUBACCOUNT. Each Transitional Funding Order will provide that the Trust, as the assignee of the Intangible Transition Property created thereby, is entitled to collect an additional amount (for any Series, the "Overcollateralization Amount") specified in the related Prospectus Supplement which is intended to enhance the likelihood that payments on the Notes will be made in accordance with their Expected Amortization Schedules. Each Transitional Funding Order will permit the Servicer to set the IFC Charges at levels that are expected to produce IFC Collections in amounts that exceed the amounts expected to be required to pay interest and make Scheduled Payments on the Notes, and to pay all related fees and expenses of the Trust and the Grantee, including the

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

Servicing Fee and any Administration Fee, in order to collect the Overcollateralization Amount. The Overcollateralization Amount established in connection with each Series of Notes will be specified in the related Prospectus Supplement, but will not be less than 0.50 percent of the initial principal balance of such Series of Notes, and will be collected over the expected life of the Notes of such Series (I.E., over the period from the Series Issuance Date of the Notes of such Series through the latest Expected Maturity Date for any Note in such Series). The Overcollateralization Amount for all Series of Notes will be held in the Overcollateralization Subaccount. The amount required to be on deposit in the Overcollateralization Subaccount as of any Payment Date with respect to each Series, as specified in the schedule set forth in the related Prospectus Supplement, is referred to herein as the "Required Overcollateralization Level."

                  Amounts in the Overcollateralization Subaccount will be invested in Eligible Investments, and the Trust will be entitled to earnings thereon, subject to the limitations described under "-- Allocations; Payments." Amounts in the Overcollateralization Subaccount are intended to cover any shortfall in IFC Collections that might otherwise occur on any Payment Date or at the last Scheduled Maturity Date for any Series or Class of Notes. Any amounts remaining in the Overcollateralization Subaccount with respect to a particular Series of Notes in excess of the amounts required to pay such Series of Notes in full at the Final Maturity Date will be paid to the Grantee or as it directs.

                  CAPITAL SUBACCOUNT. Upon the issuance of each Series of Notes, the Trust will retain proceeds in an amount which will be at least equal to 0.50 percent of the initial principal amount of such Series of Notes, less $100,000 in the aggregate for all Series of Notes. Such amount (with respect to each Series, the "Required Capital Level") will be deposited into the Capital Subaccount.

ALLOCATIONS; PAYMENTS

                  On each Payment Date, the Indenture Trustee will apply, at the direction of the Servicer, all amounts on deposit in the Collection Account (including net earnings thereon), as of the most recent Remittance Date to pay the following amounts in the following priority:

                  (a) all amounts owed by the Trust to the Delaware Trustee and the Indenture Trustee will be paid to such persons;

                  (b) the Servicing Fee and all unpaid Servicing Fees from any prior Payment Dates will be paid to the Servicer;

                  (c)      the Administration Fee and all unpaid
Administration Fees (or any portions thereof), if any, from prior Payment Dates will be paid to the Administrator;

                  (d) so long as no Default or Event of Default has occurred or would be caused by such payment, all other accrued and unpaid Operating Expenses will be paid to

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


the persons entitled thereto, provided that the amount paid on each Payment Date pursuant to this clause (d) may not exceed $100,000;

                  (e) any overdue Quarterly Interest (together with, to the extent lawful, interest on such overdue Quarterly Interest at the applicable Note Interest Rate) and then Quarterly Interest with respect to each Series of Notes will be paid to the Noteholders together with any net payment due to a Swap Counterparty;

                  (f) principal on any Series of the Notes payable as a result of an Event of Default or on the Final Maturity Date for such Series of Notes will be paid to the Noteholders of the applicable Series;

                  (g) the Scheduled Payment for any Series of Notes based on priorities described in each Prospectus Supplement will be paid to the Noteholders of the applicable Series;

                  (h) unpaid Operating Expenses will be paid to the persons entitled thereto;

                  (i) the amount, if any, by which the Required Capital Level with respect to all outstanding Series of Notes exceeds the amount in the Capital Subaccount as of such Payment Date will be allocated to the Capital Subaccount;

                  (j) the amount, if any, by which the Required Overcollateralization Level with respect to all outstanding Series of Notes exceeds the amount in the Overcollateralization Subaccount as of such Payment Date will be allocated to the Overcollateralization Subaccount;

                  (k) funds up to the net earnings on amounts in the Collection Account for the prior quarter without cumulation will be released to the Trust;

                  (l) if any Series of Notes has been retired as of such Payment Date, the excess of the amount in the Overcollateralization Subaccount over the aggregate Required Overcollateralization Level with respect to all Series of Notes remaining outstanding will be released to the Grantee;

                  (m) if any Series of Notes has been retired as of such Payment Date, the excess of the amount in the Capital Subaccount over the aggregate Required Capital Level with respect to all Series of Notes remaining outstanding will be released to the Grantee;

                  (n) the balance, if any, will be allocated to the Reserve Subaccount for payment on subsequent Payment Dates; and

                  (o) following the repayment of all outstanding Series of Notes, the balance, if any, will be released to the Grantee.

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

                  If on any Payment Date funds on deposit in the General Subaccount are insufficient to make the transfers contemplated by clauses (a) through (g) above, the Indenture Trustee will (x) first, draw from amounts on deposit in the Reserve Subaccount, (y) second, draw from amounts on deposit in the Overcollateralization Subaccount, and (z) third, draw from amounts on deposit in the Capital Subaccount, up to the amount of such shortfall, in order to make the transfers described above. If amounts on deposit in the Capital Subaccount or the Overcollateralization Subaccount are used to pay such amounts or make such transfers, as the case may be, subsequent Adjustments shall take into account, among other things, such amounts and on subsequent Payment Dates the Capital Subaccount or the Overcollateralization Subaccount, as the case may be, will be replenished to the extent IFC Collections exceed amounts required to pay amounts having a higher priority of payment, as more fully described above. In addition, if on any Payment Date funds on deposit in the General Subaccount are insufficient to make the transfers described in clauses (i) and (j) above, the Indenture Trustee will draw from amounts on deposit in the Reserve Subaccount to make such transfers notwithstanding the fact that, on such Payment Date, the allocation contemplated by clause (h) above may not have been fully satisfied. If on any Payment Date when there is more than one Series of Notes outstanding, funds on deposit in the Collection Account are insufficient to make the transfers contemplated by clauses (e) and (f) above, such funds will be allocated among the various Series and Classes pro rata, as specified in the related Prospectus Supplement.

                  For purposes of the foregoing allocations:

                  "Administration Fee" means the fee payable each month to Illinois Power (or any successor Administrator) as the Administrator under the Administration Agreement between Illinois Power and the Grantee.

                  "Quarterly Interest" means, with respect to any Payment Date and any Series of Notes, the quarterly interest for such date and Series as specified in the related Prospectus Supplement.

                  Payments to the Noteholders of a Series will be made to such holders as specified in the related Prospectus Supplement.

STATE PLEDGE

                  The Funding Law provides: "The State [of Illinois] pledges to and agrees with the holders of any transitional funding instruments who may enter into contracts with an electric utility, grantee, assignee or issuer pursuant to this Article XVIII [I.E., the Funding Law] that the State will not in any way limit, alter, impair or reduce the value of intangible transition property created by, or instrument funding charges approved by, a transitional funding order so as to impair the terms of any contract made by such electric utility, grantee, assignee or issuer with such holders or in any way impair the rights and remedies of such holders until the pertinent grantee instruments or, if the related transitional funding order does not provide for the issuance of grantee instruments, the pertinent transitional funding

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

instruments and interest, premium and other fees, costs and charges related thereto, as the case may be, are fully paid and discharged. Electric utilities, grantees and issuers are authorized to include these pledges and agreements of the State in any contract with the holders of transitional funding instruments or with any assignees pursuant to this Article XVIII
[of the Funding Law] and any assignees are similarly authorized to include these pledges and agreements of the State in any contract with any issuer, holder or any other assignee. Nothing in this Article XVIII
[of the Funding Law] shall preclude the State of Illinois from requiring adjustments as may otherwise be allowed by law to the electric utility's base rates, transition charges, delivery services charges, or other charges for tariffed services, so long as any such adjustment does not directly affect or impair any instrument funding charges previously authorized by a transitional funding order issued by the [ICC]."

                  Each Transitional Funding Order will provide that the Noteholders and the Indenture Trustee for the benefit of the Noteholders shall be entitled to the benefit of the pledges and agreements of the State of Illinois set forth in Section 18-105(b) of the Funding Law and that each of Illinois Power, the Grantee and the Trust is authorized to include such pledges and agreements in any contract with the Noteholders, the Indenture Trustee or with any assignees pursuant to Section 18-105(b) of the Funding Law. The Grantee will include these pledges and agreements of the State of Illinois in each Sale Agreement to the Trust and the Trust, in turn, has included these pledges and agreements in the Indenture for the benefit of the Indenture Trustee and Noteholders.

REPORTS TO NOTEHOLDERS

                  On or prior to each Payment Date, Special Payment Date or any other date specified in the Indenture for payments with respect to any Class of Notes, the Indenture Trustee will deliver to the Noteholders of such Class a statement with respect to such payment to be made on such Payment Date, Special Payment Date or other date, as the case may be, setting forth the following information:

                  (a) the amount of the payment to Noteholders allocable to (i) principal and (ii) interest;

                  (b) the aggregate outstanding principal balance of the Notes, after giving effect to payments allocated to principal reported under (a) above; and

                  (c) the difference, if any, between the amount specified in (b) above and the principal amount scheduled to be outstanding on such date according to the Expected Amortization Schedule.

                  Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the Notes, the Indenture Trustee will mail to each person who at any time during such calendar year has been a Noteholder and received any payment thereon, a statement containing certain information for the purposes of such

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Noteholder's preparation of Federal and state income tax returns. See
"Certain United States Federal Income Tax Considerations."

SUPPLEMENTAL INDENTURES

                  The Trust and the Indenture Trustee may, from time to time, and without the consent of the Noteholders of any Series, enter into one or more agreements supplemental to the Indenture for various purposes described in the Indenture, including (1) to add to the covenants for the benefit of the Noteholders; (2) to cure any ambiguity or correct or supplement any provision in the Indenture or in any supplemental indenture which may be inconsistent with any other provision in the Indenture or in any supplemental indenture or to make any other provisions with respect to matters or questions arising under the Indenture; provided that any such action shall not adversely affect the interests of the Noteholders; (3) to evidence the succession of another person to the role of the Indenture Trustee in accordance with the terms of the Indenture; (4) to effect qualification under the Trust Indenture Act of 1939, as amended; or (5) to set forth the terms of any additional Series of Notes or to provide for the terms of any Swap Agreement.

                  In addition, the Trust and the Indenture Trustee may, with the consent of Noteholders holding not less than a majority of the aggregate outstanding principal amount of the Notes of all affected Series or Classes, enter into one or more indentures supplemental to the Indenture for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture. No such supplement, however, may, without the consent of each Noteholder of each Series or Class affected thereby, take certain actions enumerated in the Indenture, including (a) reduce in any manner the amount of, or delay the timing of, deposits or payments on any Note, (b) reduce the aforesaid percentage of the aggregate outstanding principal amount of the Notes the holders of which are required to consent to any such supplement, (c) modify the provisions in the Indenture relating to amendments with the consent of Noteholders to decrease any minimum percentage of Noteholders required to approve such amendments or (d) cause any material adverse federal income tax consequences to Illinois Power, the Grantee, the Trust, the Delaware Trustee, the Indenture Trustee or the then existing Noteholders. Promptly following the execution of any such supplement to the Indenture, the Indenture Trustee will furnish written notice of the substance of such amendment to each Noteholder.

                  Any supplement to the Indenture or Trust issuance certificate executed in connection with the issuance of one or more additional Series of Notes will not be considered an amendment to the Indenture.

CERTAIN COVENANTS OF THE DELAWARE TRUSTEE AND THE TRUST

                  The Trust may not consolidate with or merge into, or convert into, any other entity, unless (a) the entity formed by or surviving such consolidation or merger or conversion is organized under the laws of the United States, any state thereof or the District

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of Columbia, (b) such entity expressly assumes by an indenture supplemental to the Indenture the Trust's obligation to make due and punctual payments upon the Notes and the performance or observance of every agreement and covenant of the Trust under the Indenture, (c) no Default (as defined in the Indenture) or Event of Default will have occurred and be continuing immediately after such merger or consolidation or conversion, (d) the Rating Agency Condition will have been satisfied with respect to such transaction,
(e) Illinois Power shall have delivered to the Grantee, the Trust, the Delaware Trustee and the Indenture Trustee an opinion of independent tax counsel (as selected by, and in form and substance reasonably satisfactory to, Illinois Power, and which may be based on a ruling from the IRS) to the effect that, for federal income tax purposes, such consolidation or merger or conversion will not result in an adverse federal income tax consequence to Illinois Power, the Grantee, the Trust, the Delaware Trustee, the Indenture Trustee or the then existing Noteholders and such consolidation or merger complies with the Indenture, (f) the Trust shall have delivered to the Indenture Trustee an officer's certificate and an opinion of counsel, each stating that all conditions precedent therein in the Indenture provided for relating to such transaction have been complied with and (g) any action as is necessary to maintain the lien and security interest created by the Indenture and the Funding Law will have been taken.

                  The Trust may not sell, convey, exchange or transfer or otherwise dispose of any of the properties or assets of the Trust to any person or entity, unless (a) the person or entity acquiring the properties and assets (i) is a United States citizen or an entity organized under the laws of the United States, any state thereof or the District of Columbia,
(ii) expressly assumes by an indenture supplemental to the Indenture the Trust's obligation to make due and punctual payments upon the Notes and the performance or observance of every agreement and covenant of the Trust under the Notes, (iii) expressly agrees by such supplemental indenture that all right, title and interest so conveyed or transferred will be subject and subordinate to the rights of Noteholders, (iv) unless otherwise specified in the supplemental indenture referred to in clause (ii) above, expressly agrees to indemnify, defend and hold harmless the Delaware Trustee against and from any loss, liability or expense arising under or related to the Indenture and the Notes, and (v) expressly agrees by means of such supplemental indenture that such person (or if a group of persons, then one specified person) shall make all filings with the Commission (and any other appropriate person) required by the Exchange Act in connection with the Notes, (b) no Event of Default will have occurred and be continuing immediately after such transaction, (c) the Rating Agency Condition will have been satisfied with respect to such transaction, (d) Illinois Power shall have delivered to the Grantee, the Trust, the Delaware Trustee and the Indenture Trustee an opinion of independent tax counsel (as selected by, and in form and substance reasonably satisfactory to, Illinois Power, and which may be based on a ruling from the IRS) to the effect that such disposition will not result in a material adverse federal income tax consequence to Illinois Power, the Grantee, the Trust, the Delaware Trustee, the Indenture Trustee or the then existing Noteholders, (e) the Trust shall have delivered to the Indenture Trustee an officer's certificate and an opinion of counsel, each stating that such conveyance or transfer complies with the Indenture and all conditions precedent therein provided for

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relating to such transaction have been complied with and (f) any action as is necessary to maintain the lien and security interest created by the Indenture shall have been taken.

                  The Trust will not, among other things, for so long as any Notes are outstanding (a) except as expressly permitted by the Indenture, sell, transfer, exchange or otherwise dispose of any of the assets of the Trust, unless directed to do so by the Indenture Trustee, (b) claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld under the Code) or assert any claim against any present or former Noteholder because of the payment of taxes levied or assessed upon any part of the Intangible Transition Property and the other Note Collateral, (c) to the extent permitted by applicable law, terminate the existence of, or dissolve or liquidate in whole or in part, the Trust, (d) permit the validity or effectiveness of the Notes to be impaired, (e) permit the lien of the Indenture to be amended, hypothecated, subordinated, terminated or discharged or permit any person to be released from any covenants or obligations with respect to the Notes except as may be expressly permitted by the Indenture,
(f) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance, other than the lien and security interest granted under the Indenture, to be created on or extend to or otherwise arise upon or burden the Note Collateral or any part thereof or any interest therein or the proceeds thereof (other than tax liens arising by operation of law with respect to amounts not yet due) or (g) permit the lien granted under the Indenture not to constitute a valid first priority security interest in the Note Collateral.

                  The Trust may not engage in any business other than financing, purchasing, owning and managing the Intangible Transition Property and the other Note Collateral and the issuance of the Notes in the manner contemplated by the Notes, the Sale Agreements, the Servicing Agreement, the Trust Agreement, the Grant Agreements, or certain related documents (collectively, the "Basic Documents") and activities incidental thereto.

                  The Trust will not issue, incur, assume, guarantee or otherwise become liable for any indebtedness except for the Notes.

                  The Trust will not, except as contemplated by the Basic Documents, make any loan or advance or credit to, or guarantee, endorse or otherwise become contingently liable in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other person. The Trust will not, except as contemplated by the Basic Documents, make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty). The Trust will not, directly or indirectly, make payments to or distributions from the Collection Account except in accordance with the Basic Documents.

                  The Trust will not make any payments, distributions or dividends to any holder of beneficial interests in the Trust in respect of such beneficial interest for any calendar month unless no Event of Default shall have occurred and be continuing and any such

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payments do not cause the book value of the remaining equity in the Trust to decline below 0.50% of the initial principal amount of all Series of Notes issued and outstanding pursuant to the Indenture.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

                  An "Event of Default" with respect to any Series of Notes is defined in the Indenture as being: (a) a default for five days in the payment of any interest on any Note; (b) a default in the payment of the then unpaid principal of any Note on the Final Maturity Date; (c) a default in the payment of the optional redemption price for any Note on the optional redemption date therefor; (d) a default in the observance or performance of any covenant or agreement of the Trust made in the Indenture (other than a default under clauses (a) through (c) above) and the continuation of any such default for a period of 30 days after notice thereof is given to the Trust by the Indenture Trustee or to the Trust and the Indenture Trustee by the holders of at least 25 percent in principal amount of the Notes of such Series then outstanding; (e) any representation or warranty made by the Delaware Trustee in the Indenture on behalf of the Trust or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and such breach not having been cured within 30 days after notice thereof is given to the Trust by the Indenture Trustee or to the Trust and the Indenture Trustee by the holders of at least 25 percent in principal amount of the Notes of such Series then outstanding; (f) certain events of bankruptcy, insolvency, receivership or liquidation of the Trust; (g) a breach by the State of Illinois or any of its agencies (including the ICC), officers or employees of the State Pledge; or (h) any other event designated as such in a Trust issuance certificate or series supplement relating to such Series.

                  If an Event of Default (other than as specified in clause
(g) above) should occur and be continuing with respect to any Series of Notes, the Indenture Trustee or holders of not less than a majority in principal amount of the Notes of all Series then outstanding may declare the principal of the Notes of all Series to be immediately due and payable. Such declaration may, under certain circumstances set forth in the Indenture, be rescinded by the holders of a majority in principal amount of the Notes of all Series then outstanding. If an Event of Default as specified in clause
(g) above has occurred, then, as the sole and exclusive remedy for such breach, the Servicer shall be obligated to institute (and the Indenture Trustee, for the benefit of the Noteholders, shall be entitled and empowered to institute) any suits, actions or proceedings at law, in equity or otherwise, to enforce the State Pledge and to collect any monetary damages as a result of a breach thereof, and each of the Servicer and the Indenture Trustee may prosecute any such suit, action or proceeding to final judgment or decree. The Servicer would be required to advance its own funds in order to bring any such suits, actions or proceedings and, for so long as such legal actions were pending, the Servicer would, unless otherwise prohibited by applicable law or court or regulatory order in effect at such time, be required to bill and collect the IFC Charges, perform Adjustments and discharge its obligations under the Servicing Agreement. The Servicer would be entitled to reimbursement of its expenses

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advanced by it in connection with such legal or administrative action as an operating expense of the Trust under the Indenture.

                  If the Notes of all Series have been declared to be due and payable following an Event of Default, the Indenture Trustee may, in its discretion, either sell the Intangible Transition Property or elect to have the Trust maintain possession of the Intangible Transition Property and continue to apply IFC Collections as if there had been no declaration of acceleration. There is likely to be a limited market, if any, for the Intangible Transition Property following a foreclosure thereon, in light of the preceding default, the unique nature of the Intangible Transition Property as an asset and other factors discussed herein. In addition, the Indenture Trustee is prohibited from selling the Intangible Transition Property following an Event of Default with respect to any Series, other than a default in the payment of any principal or redemption price or a default for five days or more in the payment of any interest on any Note of any Series unless (a) the holders of all the outstanding Notes of all Series consent to such sale, (b) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on the outstanding Notes of all Series or (c) the Indenture Trustee determines that the proceeds of the Note Collateral would not be sufficient on an ongoing basis to make all payments on the Notes of all Series as such payments would have become due if the Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 66 2/3 percent of the aggregate outstanding amount of the Notes of all Series.

                  Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, if an Event of Default occurs and is continuing, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Notes at the request or direction of any of the holders of Notes of any Series if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of not less than a majority in principal amount of the outstanding Notes of all Series (or, if less than all Series or Classes are affected, the affected Series, Class or Classes) will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee and the holders of a majority in principal amount of the Notes of all Series then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all of the holders of the outstanding Notes of all Series or Classes affected thereby.

                  With respect to the Notes, no holder of any Note of any Series will have the right to institute any proceeding with respect to the Notes, unless (a) such holder previously has given to the Indenture Trustee written notice of a continuing Event of Default with respect to such Series,
(b) the holders of not less than 25 percent in principal amount of the outstanding Notes of all Series have made written request of the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee,
(c) such holder or holders have offered the Indenture Trustee satisfactory indemnity, (d) the Indenture Trustee has for

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60 days failed to institute such proceeding and (e) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the holders of a majority in principal amount of the outstanding Notes of all Series.

                  In addition, the Servicer will covenant that it will not prior to the date which is one year and one day after the termination of the Indenture, institute against the Grantee, the Trust or the Delaware Trustee any bankruptcy, reorganization or other proceeding under any Federal or state bankruptcy or similar law, subject to the right of the ICC to order sequestration and payment of revenues arising with respect to the Intangible Transition Property.

                  Neither the Delaware Trustee in its individual capacity nor the Indenture Trustee in its individual capacity, nor any holder of any ownership interest in the Trust, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the Notes of any Series or for the agreements of the Trust contained in the Indenture.

ACTIONS BY NOTEHOLDERS

                  Subject to certain exceptions, the holders of a majority of the aggregate outstanding amount of the Notes of all Series (or, if less than all Series or Classes are affected, the affected Series or Class or Classes) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred on the Indenture Trustee under the Indenture; provided that: (1) such direction shall not be in conflict with any rule of law or with the Indenture and would not involve the Indenture Trustee in personal liability or expense; (2) the Indenture Trustee shall not have determined that the action might materially adversely affect the rights of any Noteholder not consenting to such actions; (3) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee which is not inconsistent with such direction. In circumstances under which the Indenture Trustee is required to seek instructions from the holders of the Notes of any Class with respect to any such action or vote, the Indenture Trustee will take such action or vote for or against any proposal in proportion to the principal amount of the corresponding Class, as applicable, of Notes taking the corresponding position.

ANNUAL COMPLIANCE STATEMENT

                  The Trust will be required to file annually with the Indenture Trustee and the Rating Agencies a written statement as to the fulfillment of its obligations under the Notes.

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            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

                  The following discussion is a summary of certain United States federal income and estate tax considerations relevant to the purchase, ownership and disposition of the Notes by the beneficial owners thereof ("Noteholders"). The discussion is limited to Noteholders and, except as specifically addressed herein, does not address the tax consequences to subsequent purchasers of Notes. This summary does not purport to be a complete analysis of all the potential United States federal income and estate tax effects relating to the purchase, ownership and disposition of the Notes. There can be no assurance that the Internal Revenue Service (the "IRS") will take a similar view of such consequences. Further, the discussion does not address all aspects of taxation that might be relevant to particular purchasers in light of their individual circumstances (including the effect of any state, local, non-United States or other tax laws) or to certain types of purchasers (including dealers in securities, insurance companies, financial institutions and tax-exempt entities) subject to special treatment under United States federal tax law.

                  The discussion below is based on the Internal Revenue Code of 1986, as amended (the "Code"), administrative pronouncements, judicial decisions, existing, proposed and temporary United States Treasury Regulations, all in effect as of the date hereof, all of which are subject to change at any time, and any such change may be applied retroactively. Because individual circumstances may differ, each prospective purchaser of a Note is strongly urged to consult its own tax advisor with respect to its particular tax situation and the particular tax effects of any state, local, non-United States or other tax laws and possible changes in the tax laws. The discussion below assumes that the Notes are held as capital assets within the meaning of
Section 1221 of the Code.

                  PERSONS CONSIDERING THE PURCHASE OF NOTES SHOULD CONSULT THEIR TAX ADVISORS WITH REGARD TO THE APPLICATION OF THE UNITED STATES FEDERAL INCOME AND ESTATE TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES TO THEM ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR NON-UNITED STATES TAXING JURISDICTION.

                  With respect to each Series of Notes, Illinois Power expects to receive a ruling from the IRS to the effect that, among other things, (i) the Trust's issuance and sale of the Notes and the transfer of the Note proceeds to Illinois Power will not result in gross income to the Grantee, the Trust or Illinois Power and (ii) the Notes will constitute obligations of Illinois Power. For a given Series of Notes, however, Illinois Power may decide that, in lieu of obtaining a ruling from the IRS, Illinois Power will rely on an opinion from its tax counsel to the effect that, among other things, the Notes will constitute obligations of Illinois Power. The IRS ruling or the tax opinion will be discussed in the related Prospectus Supplement. The following discussion assumes that, based on such ruling or tax opinion, the Notes will constitute indebtedness of Illinois Power for federal income and estate tax purposes.

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

TAX CONSEQUENCES TO UNITED STATES NOTEHOLDERS

                  UNITED STATES NOTEHOLDER. As used herein, the term "United States Noteholder" means a Noteholder who or which is, for United States federal income tax purposes, (a) a citizen or resident of the United States,
(b) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any State thereof (including the District of Columbia) or (c) an estate or trust described in Section 7701(a)(30) of the Code. The term also includes certain Noteholders who are former citizens or residents of the United States whose income and gain from the Notes will be subject to United States taxation.

                  PAYMENTS OF INTEREST. Interest paid on a Note will generally be taxable to a United States Noteholder as ordinary interest income at the time it accrues or is received in accordance with the United States Noteholder's method of accounting for United States federal income tax purposes. The preceding sentence assumes that, in the case of Floating Rate Notes, the Floating Rate Notes will qualify as "variable rate debt instruments" as defined in Treasury Regulation Section 1.1275-5(a) and that interest on such Floating Rate Notes will be unconditionally payable, or will be constructively received under Section 451 of the Code, in cash or in property at least annually at a single "qualified floating rate" or "objective rate". If such assumption is incorrect with respect to a Floating Rate Note, the taxation of interest on such Floating Rate Note will be addressed in the related Prospectus Supplement.

                  ORIGINAL ISSUE DISCOUNT. Because it is expected that the stated principal amount of the Notes will not exceed the issue price of such Notes by more than a statutory DE MINIMIS amount (I.E., 0.25% of the principal amount of a Note multiplied by the weighted average maturity of such Note), the Notes should not be issued with "original issue discount." Any amount by which the issue price to the public of a Series or Class of Notes is less than the stated principal amount of the Notes by such DE MINIMIS amount will be taken into income by a United States Noteholder as gain from the retirement of a Note (as described below under "--Sale, Exchanges, Redemption or Retirement of the Notes"), in proportion to principal payments made on the Notes, subject to special rules for taxpayers making certain elections otherwise.

                  MARKET DISCOUNT AND PREMIUM. A Noteholder attempting to sell a Note in the secondary market should be aware that a subsequent Noteholder who purchases a Note at a discount might be subject to the "market discount" rules of the Code. Also, a subsequent Noteholder who purchases a Note at a premium may elect to amortize and deduct the premium over the remaining term of the Note in accordance with rules set forth in Section 171 of the Code.

                  SALE, EXCHANGES, REDEMPTION OR RETIREMENT OF THE NOTES. Upon the sale, exchange, redemption or retirement of a Note, a United States Noteholder will recognize taxable gain or loss equal to the difference between the amount realized on such sale, exchange, redemption or retirement (not including any amount attributable to accrued but

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unpaid interest) and such Noteholder's adjusted tax basis in the NOTE. To the extent the amount realized is attributable to accrued but unpaid interest, the amount recognized by the United States Noteholder will be treated as a payment of interest. See "-- Payments of Interest" above. A United States Noteholder's adjusted tax basis in a Note generally will equal the cost of the Note to such Noteholder, reduced by any principal payments received by such Noteholder.

                  Gain or loss recognized on the sale, exchange, redemption or retirement of a Note will be capital gain or loss. For non-corporate taxpayers, capital gain recognized on the disposition of an asset (including a Note) held for more than one year is subject to United States federal income tax at a maximum rate of 20% (recently enacted legislation eliminated the long-term capital gain tax rate differential between capital assets held for more than 18 months and capital assets held for more than one year but not more than 18 months). Capital gain on the disposition of an asset (including a Note) held for not more than one year is taxed at the rates applicable to ordinary income (I.E., up to 39.6%). The distinction between capital gain or loss and ordinary income or loss is relevant for purposes of, among other things, limitations on the deductibility of capital losses.

TAX CONSEQUENCES TO NON-UNITED STATES NOTEHOLDERS

                  Under present United States federal income and estate tax law, and subject to the discussion below concerning backup withholding:

                  (a) payments of principal and interest (including original issue discount, if any) on a Note by the Trust or any paying agent to a Noteholder that is not a United States Noteholder, as defined above (hereinafter, "Non-United States Noteholder"), will not be subject to withholding of United States federal income tax, provided that, in the case of interest, (i) such Noteholder does not own, actually or constructively, 10 percent or more of the total combined voting power of all classes of stock of Illinois Power entitled to vote, (ii) such Noteholder is not, for United States federal income tax purposes, a controlled foreign corporation related, directly or indirectly, to Illinois Power through stock ownership, (iii) such Noteholder is not a bank receiving interest described in Section 881(c)(3)(A) of the Code, and (iv) the certification requirements under Section 871(h) or Section 881(c) of the Code and Treasury Regulations thereunder (summarized below) are met;

                  (b) a Non-United States Noteholder will not be subject to United States federal income tax on gain recognized on the sale, exchange, redemption, retirement or other disposition of such Note, unless (i) such Noteholder is a non-resident alien individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain conditions are met or (ii) such gain is effectively connected with the conduct by such Noteholder of a trade or business in the United States; and

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

                  (c) a Note held by an individual who is not a citizen or resident (as defined for United States federal estate tax purposes) of the United States at the time of his death will not be subject to United States federal estate tax as a result of such individual's death, provided that, at the time of such individual's death, (i) the individual does not own, actually or constructively, 10 percent or more of the total combined voting power of all classes of stock of Illinois Power entitled to vote and (ii) payments with respect to such Note, if received at the time of the individual's death, would not have been effectively connected with the conduct by such individual of a trade or business in the United States.

                  Sections 871(h) and 881(c) of the Code and United States Treasury Regulations thereunder require that, in order to obtain the exemption from withholding tax described in paragraph (a) above, either (A) the beneficial owner of a Note must certify, under penalties of perjury, to the Trust or paying agent, as the case may be, that such owner is a Non-United States Noteholder and must provide such owner's name and address, or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution") and holds the Note on behalf of the beneficial owner thereof must certify, under penalties of perjury, to the Trust or paying agent, as the case may be, that such certificate has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and must furnish the payor with a copy thereof. A certificate described in this paragraph is effective only with respect to payments of interest made to the certifying Non-United States Noteholder after issuance of the certificate in the calendar year of its issuance and the two immediately succeeding calendar years. Under temporary United States Treasury Regulations, the foregoing certification may be provided by the beneficial owner of a Note on IRS Form W-8.

                  Notwithstanding the foregoing, interest described in
Section 871(h)(4) of the Code is subject to United States withholding tax at a 30% rate (or such lower rate as may be provided by an applicable treaty). In general, interest described in Section 871(h)(4) of the Code includes (subject to certain exceptions) any interest, the amount of which is determined by reference to receipts, sales or other cash flow of the issuer or a related person, any income or profits of the issuer or a related person, any change in the value of any property of the issuer or a related person or any dividends, partnership distribution or similar payments made by the issuer or a related person. Interest described in Section 871(h)(4) of the Code may include other types of contingent interest identified by the IRS in future Treasury Regulations. The Trust does not currently expect to issue Notes, the interest on which is described in Section 871(h)(4) of the Code. However, if such Notes are issued, the taxation of such Notes will be addressed in the related Prospectus Supplement.

                  On October 14, 1997, the IRS published in the Federal Register final Regulations (the "1997 Final Regulations") which affect the United States taxation of Non-United States Noteholders. As promulgated, the 1997 Final Regulations will be effective for payments after December 31, 1998, regardless of the issue date of the instrument with

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respect to which such payments are made, subject to certain transition rules.
The IRS thereafter announced its intention to amend the 1997 Final
Regulations to extend this date to December 31, 1999, subject to certain transition rules. The discussion under this heading and under "-- Backup Withholding and Information Reporting," below, is not intended to be a complete discussion of the provisions of the 1997 Final Regulations or the subsequent IRS announcement, and prospective purchasers of the Notes are urged to consult their tax advisors concerning the tax consequences of their acquiring, holding and disposing of the Notes in light of the 1997 Final Regulations.

                  The 1997 Final Regulations provide documentation procedures designed to simplify compliance by withholding agents. The 1997 Final Regulations generally do not affect the documentation rules described above, but add other certification options. Under one such option, a withholding agent will be allowed to rely on an intermediary withholding certificate furnished by a "qualified intermediary" (as defined below) on behalf of one or more beneficial owners (or other intermediaries) without having to obtain the beneficial owner certificate described above. "Qualified intermediaries" include: (a) foreign financial institutions or foreign clearing organizations (other than a United States branch or United States office of such institution or organization) or (b) foreign branches or offices of United States financial institutions or foreign branches or offices of United States clearing organizations, which, as to both (a) and (b), have entered into withholding agreements with the IRS. In addition to certain other requirements, qualified intermediaries must obtain withholding certificates, such as revised IRS Form W-8 (see below), from each beneficial owner. Under another option, an authorized foreign agent of a United States withholding agent will be permitted to act on behalf of the United States withholding agent, provided certain conditions are met.

                  For purposes of the certification requirements, the 1997 Final Regulations generally treat, as the beneficial owners of payments on a Note, those persons that, under United States tax principles, are the taxpayers with respect to such payments, rather than persons such as nominees or agents legally entitled to such payments. In the case of payments to an entity classified as a foreign partnership under United States tax principles, the partners, rather than the partnership, generally will be required to provide the required certifications to qualify for the withholding exemption described above. A payment to a United States partnership, however, is treated for these purposes as payment to a United States payee, even if the partnership has one or more foreign partners. The 1997 Final Regulations provide certain presumptions with respect to withholding for Noteholders not furnishing the required certifications to qualify for the withholding exemption described above. In addition, the 1997 Final Regulations will replace a number of current tax certification forms (including IRS Form W-8 and IRS Form 4224, discussed below) with a single, revised IRS Form W-8 (which, in certain circumstances, requires information in addition to that previously required). Under the 1997 Final Regulations, this Form W-8 will remain valid until the last day of the third calendar year following the year in which the certificate is signed. The 1997 Final Regulations contained detailed rules, which might be changed in light of the recent IRS announcement that the effective date will be postponed,

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

governing tax certifications during the transition period prior to and immediately following the effectiveness of the 1997 Final Regulations.

                  If a Non-United States Noteholder is engaged in a trade or business in the United States, and if interest on the Note, or gain recognized on the sale, exchange, redemption, retirement or other disposition of a Note, is effectively connected with the conduct of such trade or business, the Non-United States Noteholder, although exempt from withholding of United States income tax, will generally be subject to regular United States income tax on such interest or gain in the same manner as if it were a United States Noteholder. See "-- Tax Consequences to United States Noteholders" above. In lieu of the certificate described above, such a Noteholder must provide to the withholding agent a properly executed IRS Form 4224 (or successor form) in order to claim an exemption from withholding. In addition, if such Non-United States Noteholder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments. For purposes of the branch profits tax, interest on, and any gain recognized on the sale, exchange, redemption, retirement or other disposition of, a Note will be included in the effectively connected earnings and profits of such Non-United States Noteholder if such interest or gain is effectively connected with the conduct by the Non-United States Noteholder of a trade or business in the United States.

BACKUP WITHHOLDING AND INFORMATION REPORTING

                  Under current United States federal income tax law, a 31 % backup withholding tax and information reporting requirements apply to certain payments of principal and interest made to, and to the proceeds of sale before maturity by, certain Noteholders.

                  In the case of a non-corporate United States Noteholder, backup withholding will apply only if (a) such Noteholder fails to furnish its Taxpayer Identification Number ("TIN") (which, for an individual, is his or her Social Security number) to the payor in the manner required, (b) such Noteholder furnishes an incorrect TIN and the payor is so notified by the IRS, (c) the payor is notified by the IRS that such Noteholder has failed properly to report payments of interest or dividends or (d) under certain circumstances, such Noteholder fails to certify, under penalties of perjury, that it has furnished a correct TIN and has not been notified by the IRS that it is subject to backup withholding for failure to report interest or dividend payments. Backup withholding does not apply with respect to payments made to certain exempt recipients, such as a corporation (within the meaning of Section 7701(a) of the Code) and tax-exempt organizations. United States Noteholders should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption if applicable.

                  The amount of any backup withholding from a payment to a United States Noteholder will be allowed as a credit against such Noteholder's United States federal

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income tax liability and may entitle such Noteholder to a refund, provided that the required information is furnished to the IRS.

                  In the case of a Non-United States Noteholder, under currently applicable United States Treasury Regulations, backup withholding and information reporting will not apply to payments of principal or interest made by the Trust or any paying agent thereof on a Note (absent actual knowledge that the Noteholder is a United States Noteholder) if such Noteholder has provided the required certification under penalties of perjury that it is not a United States Noteholder (as defined above) or has otherwise established an exemption. If such Noteholder does not provide the required certification, such Noteholder may nevertheless avoid backup withholding or information reporting in the circumstances described below, but might be subject to withholding of United States federal income tax as described above under "-- Tax Consequences to Non-United States Noteholders."

                  Under currently applicable United States Treasury Regulations, if payments of principal or interest are collected outside the United States by a foreign office of a custodian, nominee or other agent acting on behalf of a beneficial owner of a Note, such custodian, nominee or other agent will not be required to apply backup withholding to such payments made to such beneficial owner, and generally will not be subject to information reporting requirements. However, if such custodian, nominee or other agent is a United States person, a controlled foreign corporation for United States tax purposes or a foreign person 50 % or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period, information reporting (but not backup withholding) will be required unless such custodian, nominee or other agent has in its records documentary evidence that the beneficial owner is not a United States Noteholder and certain other conditions are met or the beneficial owner otherwise establishes an exemption.

                  Under currently applicable United States Treasury Regulations, payments on the sale, exchange, redemption, retirement or other disposition of a Note made to or through a foreign office of a broker generally will not be subject to backup withholding, and generally will not be subject to information reporting requirements. Such payments, however, will be subject to information reporting (but not backup withholding) if the broker is, for United States federal income tax purposes, a United States person, a controlled foreign corporation or a foreign person 50% or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period, unless the broker has in its records documentary evidence that the beneficial owner is not a United States Noteholder and certain other conditions are met or the beneficial owner otherwise establishes an exemption. Payments made to or through the United States office of a broker will be subject to backup withholding and information reporting unless the Non-United States Noteholder certifies, under penalties of perjury, that it is not a United States person or otherwise establishes an exemption.

                  In general, the 1997 Final Regulations do not significantly alter the substantive backup withholding and information reporting requirements described above.

As under current law, backup withholding and information reporting will not apply to (i) payments to a Non-United States Noteholder of principal and interest and (ii) payments to a Non-United States Noteholder on the sale, exchange, redemption, retirement or other disposition of a Note, in each case if such Non-United States Noteholder provides the required certification to establish an exemption from the withholding of United States federal income tax or otherwise establishes an exemption. Similarly, even if a Non-United States Noteholder does not provide such certification or otherwise establish an exemption, unless the payor has actual knowledge that the payee is a United States Noteholder, backup withholding will not apply to (a) payments of interest made outside the United States to certain offshore accounts and
(b) payments on the sale, exchange, redemption, retirement or other disposition of a Note effected outside the United States. However, information reporting (but not backup withholding) will apply to (a) payments of interest made by a payor outside the United States and (b) payments on the sale, exchange, redemption, retirement or other disposition of a Note effected outside the United States if payment is made by a broker that is, for United States federal income tax purposes, (i) a United States person,
(ii) a controlled foreign corporation, (iii) a United States branch of a foreign bank or foreign insurance company, (iv) a foreign partnership controlled by United States persons or engaged in a United States trade or business or (v) a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, in each case unless such payor or broker has in its records documentary evidence that the beneficial owner is not a United States Noteholder and certain other conditions are met or the beneficial owner otherwise establishes an exemption (in which case neither information reporting nor backup withholding will apply). As noted above, the IRS has announced that the 1997 Final Regulations will be amended to be effective generally for payments after December 31, 1999, subject to certain transition rules.

                  Non-United States Noteholders should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if available. Any amounts withheld from a payment to a Non-United States Noteholder under the backup withholding rules will be allowed as a credit against such Noteholder's United States federal income tax liability and may entitle such Noteholder to a refund, provided that the required information is furnished to the IRS.

THE FOREGOING DISCUSSION IS FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTEHOLDER'S PARTICULAR SITUATION. PROSPECTIVE PURCHASERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE TAX CONSEQUENCES UNDER FEDERAL, STATE, LOCAL, NON-UNITED STATES AND OTHER TAX LAWS AND THE EFFECTS OF CHANGES IN SUCH LAWS.

                            ERISA CONSIDERATIONS

                  ERISA and/or Section 4975 of the Code impose certain requirements on employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and certain collective investment funds or insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that are subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and/or Section 4975 of the Code (collectively, "Plans"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of assets that are treated as "plan assets" of any Plan for purposes of applying Title I of ERISA and Section 4975 of the Code ("Plan Assets"). ERISA imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. Generally, any person who has discretionary authority or control respecting the management or disposition of Plan Assets, and any person who provides investment advice with respect to Plan Assets for a fee or other consideration, is a fiduciary with respect to such Plan Assets.

                  ERISA and Section 4975 of the Code prohibit a broad range of transactions involving Plan Assets and persons who have certain specified relationship to a Plan or its Plan Assets ("parties in interest" under ERISA and "disqualified persons" under the Code (collectively, "Parties in Interest")), unless a statutory or administrative exemption is available. Parties in Interest and Plan fiduciaries that participate in a prohibited transaction may be subject to penalties imposed under ERISA and/or excise taxes imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

                  Certain transactions involving the purchase, holding or transfer of the Notes might be deemed to constitute prohibited transactions under ERISA and/or Section 4975 of the Code if assets of the Trust were deemed to be Plan Assets. Regulations issued by the United States Department of Labor, set forth in 29 C.F.R. Section 2510.3-101 (the "Plan Asset Regulations"), provide rules regarding when assets of an entity, such as the Trust, would be treated as Plan Assets. Under those rules, the assets of the Trust would be treated as Plan Assets of a Plan for the purposes of ERISA and
Section 4975 of the Code only if the Plan acquires an equity interest in the Trust and none of the exceptions contained in the Plan Asset Regulations is applicable. An equity interest is defined under the Plan Asset Regulations as an interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is no authority directly on point, it is anticipated that the Notes should be treated as indebtedness under local law without any substantial equity features for purposes of the Plan Asset Regulations. Accordingly, the assets of the Trust should not be treated as Plan Assets.

                  Without regard to whether the Notes are treated as an equity interest for such purposes, the acquisition or holding of Notes by or on behalf of a Plan or with Plan Assets could be considered to give rise to a prohibited transaction if Illinois Power, the Trust, the Indenture Trustee, the Delaware Trustee, the Grantee, the Administrator, the Servicer, any Swap Counterparty, any Underwriter or any of their respective affiliates is or becomes a Party in Interest with respect to such Plan. In this event, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the fiduciary making the decision to acquire Notes. Included among these exemptions are Prohibited Transaction Class Exemption ("PTCE") 75-1, which exempts certain transactions involving Plans and certain broker-dealers, reporting dealers and banks, PTCE 90-1, which exempts certain transactions between insurance company separate accounts and Parties in Interest, PTCE 91-38, which exempts certain transactions between bank collective investment funds and Parties in Interest, PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager", PTCE 95-60, which exempts certain transactions between insurance company general accounts and Parties in Interest and PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager" (collectively, the "Exemptions"). Even if the conditions specified in one or more of the Exemptions are met, the scope of the relief provided by the Exemptions might or might not cover all acts which might be construed as prohibited transactions.

                  Nevertheless, a Plan generally should not purchase Notes if Illinois Power, the Indenture Trustee, the Delaware Trustee, the Grantee, the Administrator, the Servicer, any Swap Counterparty, any Underwriter or any of their respective affiliates either (a) has investment discretion with respect to the investment of assets of such Plan; (b) has authority or responsibility to give or regularly gives investment advice with respect to assets of such Plan for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of such Plan; or (c) is an employer maintaining or contributing to such Plan. A party that is described in clause (a) or (b) of the preceding sentence is a fiduciary under ERISA with respect to the Plan, and any such purchase might result in a "prohibited transaction" under ERISA or the Code for which no exemption may be available.

                  ANY FIDUCIARY OR OTHER PLAN INVESTOR CONSIDERING WHETHER TO PURCHASE ANY CLASS OR SERIES OF NOTES ON BEHALF OF OR WITH PLAN ASSETS OF ANY PLAN SHOULD CONSULT WITH ITS LEGAL ADVISORS.

                  Certain employee benefit plans, such as governmental plans (as defined in Section 3(31) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA), are not subject to the requirements of ERISA or
Section 4975 of the Code. Accordingly, except as provided in the applicable Prospectus Supplement, assets of such plans may be invested in the Notes of any Class or Series without regard to the ERISA considerations described herein, subject to the provisions of other applicable federal and state law. However, any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

                             USE OF PROCEEDS

                  The Trust will pay over the proceeds received from each sale of a Series of Notes (net of the expenses of issuance and amounts required to fund the Capital Subaccount) to the Grantee as the consideration for Grantee's assignment of its ownership rights in the Intangible Transition Property and Related Assets (as defined in the Basic Documents) to the Trust. The Grantee will declare distributions to its sole member, Illinois Power, in the amount of the proceeds received from the Trust net of the expenses of issuance and amounts required to fund the Capital Subaccount and thereby transfer such proceeds to Illinois Power in consideration for Illinois Power's request in each application for a Transitional Funding Order that the related Intangible Transition Property be granted to and vested in the Grantee.

                  Subject to the limitations on the use of proceeds described in "Description of the Intangible Transition Property -- Limitations on the Amounts of Transitional Funding Instruments, Intangible Transition Property and Instrument Funding Charges Which Can Be Authorized; Permitted Uses of Proceeds," and to market conditions, Illinois Power anticipates using the aggregate net proceeds which it receives from the Grantee to redeem, retire or refinance mortgage bonds and notes, together with certain premia anticipated in connection with such redemptions, to redeem preferred stock and securities, to repurchase common equity from its parent company, including commissions in connection with such repurchases, and to pay any transaction costs incurred in connection with such redemptions, retirements, refinancings and repurchases. Illinois Power's parent company will use the proceeds it receives from any repurchase of Illinois Power common equity to repurchase the parent company's publicly-traded common stock, including payment of commissions thereon.

                              PLAN OF DISTRIBUTION

                  The Notes of each Series may be sold to or through underwriters named in the related Prospectus Supplement (the "Underwriters") by a negotiated firm commitment underwriting and public reoffering by the Underwriters or such other underwriting arrangement as may be specified in the related Prospectus Supplement or may be offered or placed either directly or through agents. The Grantee and the Trust intend that Notes will be offered through such various methods from time to time and that offerings may be made concurrently through more than one of such methods or that an offering of a particular Series of Notes may be made through a combination of such methods.

                  The distribution of Notes may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

                  In connection with the sale of the Notes, Underwriters or agents may receive compensation in the form of discounts, concessions or commissions. Underwriters may sell Notes to certain dealers at prices less a concession. Underwriters may allow and such dealers may reallow a concession to certain other dealers. Underwriters, dealers and agents that participate in the distribution of the Notes of a Series may be deemed to be underwriters and any discounts or commissions received by them from the Trust and any profit on the resale of the Notes by them may be deemed to be underwriting discounts and commissions under the Securities Act. Any such Underwriters or agents will be identified, and any such compensation received from the Trust will be described in the related Prospectus Supplement.

                  Under agreements which may be entered into by the Grantee and the Trust, Underwriters and agents who participate in the distribution of the Notes may be entitled to indemnification by the Grantee and Illinois Power and against certain liabilities, including liabilities under the Securities Act.

                  The Underwriters may, from time to time, buy and sell Notes, but there can be no assurance that an active secondary market will develop and there is no assurance that any such market, if established, will continue.

                                  RATINGS

                  It is a condition of issuance of each Class of Notes that at the time of issuance such Class receive the rating indicated in the related Prospectus Supplement, which will be in one of the four highest categories, from at least one Rating Agency.

                  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. No person is obligated to maintain the rating on any Note, and, accordingly, there can be no assurance that the ratings assigned to any Class of Notes upon initial issuance will not be lowered or withdrawn by a Rating Agency at any time thereafter. If a rating of any Class of Notes is revised or withdrawn, the liquidity of such Class of Notes may be adversely affected. In general, ratings address credit risk and do not represent any assessment of the rate of principal payments on the Notes.

                                LEGAL MATTERS

                  Certain legal matters relating to the Notes will be passed upon by Schiff Hardin & Waite, Chicago, Illinois, counsel to Illinois Power, the Grantee and the Trust. Certain United States federal income tax consequences of the issuance of the Notes will be passed upon by Mayer Brown & Platt, Chicago, Illinois, tax counsel to Illinois Power, the Grantee and the Trust. Certain legal matters relating to the Notes will be passed upon by Richards, Layton & Finger, P.A., Wilmington, Delaware, Delaware counsel to the Trust and the Delaware Trustee, and by Brown & Wood LLP, New York, New York, counsel to the Underwriters.

                                   EXPERTS

                  The financial statements of Illinois Power Securitization Limited Liability Company as of September 11, 1998 and for the period from September 10, 1998 (date of inception) through September 11, 1998 included in this Prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

                        INDEX OF PRINCIPAL DEFINITIONS


DEFINED TERM                                                                                        DEFINED ON PAGE
------------                                                                                        ---------------
1997 Final Regulations..............................................................................134
Act.................................................................................................  1
Adjustment Date..................................................................................... 13
Adjustments......................................................................................... 13
Administrator.......................................................................................  5
Administration Agreement............................................................................  5
Administration Fee..................................................................................123
Amendatory Act...................................................................................... 50
Amendatory Tariff................................................................................... 14
Annual Accountant's Report..........................................................................102
Applicable Rates.................................................................................... 10
ARES................................................................................................ 28
Basic Documents.....................................................................................127
Beneficiary Trustee.................................................................................  6
Billing Period...................................................................................... 22
Book-Entry Notes.................................................................................... 27
Business Day........................................................................................109
Capital Subaccount..................................................................................119
Cede................................................................................................110
CEDEL...............................................................................................110
CEDEL Participants..................................................................................112
Class...............................................................................................  6
Code................................................................................................ 28
Collection Account..................................................................................119
Commission..........................................................................................(iv)
Cooperative.........................................................................................113
Customers...........................................................................................  9
Daily Remittance Date............................................................................... 22
Debt Service Billing Requirement.................................................................... 65
Debt Service Requirement............................................................................ 65
Definitive Notes....................................................................................114
Delaware Trustee....................................................................................  5
Depositaries........................................................................................110
Downgrade Event..................................................................................... 49
DTC.................................................................................................(v)
Eligible Institution................................................................................119
Eligible Investments................................................................................120
ERISA............................................................................................... 28
Euroclear...........................................................................................110
Euroclear Operator..................................................................................113
Euroclear Participants..............................................................................113

                                      144


Event of Default.................................................................................... 16
Exchange Act........................................................................................  4
Excluded Amounts.................................................................................... 10
Exemptions..........................................................................................140
Expected Amortization Schedule...................................................................... 16
Expected Maturity Date..............................................................................106
FDIC................................................................................................119
FERC................................................................................................ 37
Final Maturity Date................................................................................. 15
Financial Institution...............................................................................134
Floating Rate Notes.................................................................................  3
Funding Law.........................................................................................  2
General Subaccount.................................................................................. 18
Grant Agreement.....................................................................................  2
Grantee.............................................................................................  9
ICC.................................................................................................  5
IFC Charges.........................................................................................  9
IFC Collections.....................................................................................  6
IFC Customer Class.................................................................................. 85
IFC Payments........................................................................................ 12
IFC Tariff..........................................................................................  2
Illinois Power......................................................................................  1
Illinova............................................................................................  4
Indenture...........................................................................................106
Indenture Trustee...................................................................................  8
Indirect Participants............................................................................... 27
Initial Intangible Transition Property.............................................................. 67
Initial TFO......................................................................................... 62
Intangible Transition Property...................................................................... 13
IRS.................................................................................................131
Lost Revenue Recoveries............................................................................. 99
Monthly IFC Amount.................................................................................. 21
Monthly Servicer's Certificate......................................................................102
Moody's............................................................................................. 45
New Notes........................................................................................... 18
Non-United States Noteholder........................................................................133
Note Collateral.....................................................................................117
Note Interest Rate..................................................................................106
Noteholders.........................................................................................131
Notes...............................................................................................(i)
Operating Expenses.................................................................................. 22
Overcollateralization Amount........................................................................ 20
Overcollateralization Subaccount.................................................................... 18
Participants........................................................................................ 27
Parties in Interest.................................................................................139

                                      145


Payment Date........................................................................................ 14
Plan Asset Regulations..............................................................................139
Plan Assets.........................................................................................139
Plans...............................................................................................139
PTCE................................................................................................140
Quarterly Interest..................................................................................123
Rating Agency.......................................................................................  8
Rating Agency Condition............................................................................. 47
Record Date......................................................................................... 13
Registration Statement.............................................................................. 14
Remittance Conditions...............................................................................(i)
Remittance Date..................................................................................... 45
Remitted IFC Payments............................................................................... 21
Reporting Customer Class............................................................................ 84
Required Capital Level.............................................................................. 21
Required Overcollateralization Level................................................................ 20
Reserve Subaccount.................................................................................. 18
Rules...............................................................................................112
S&P................................................................................................. 45
Sale Agreement......................................................................................  2
Scheduled Payment................................................................................... 16
Securities Act......................................................................................(iv)
Series..............................................................................................  6
Series Issuance Date................................................................................ 21
Servicer............................................................................................  4
Servicer Business Day............................................................................... 22
Servicer Defaults...................................................................................103
Servicing Agreement.................................................................................  2
Servicing Fee....................................................................................... 26
Servicing Standard.................................................................................. 22
State Pledge........................................................................................ 14
Subsequent Intangible Transition Property........................................................... 67
Subsequent Transfer Date............................................................................ 67
Successor Servicer..................................................................................105
Swap Agreement......................................................................................  2
Swap Counterparty...................................................................................109
Terms and Conditions................................................................................113
Transitional Funding Order..........................................................................  1
Trust...............................................................................................  5
Trust Agreement.....................................................................................  5
UCC................................................................................................. 45
Underwriters........................................................................................141
United States Noteholder............................................................................132
Utilities...........................................................................................  1
Utility.............................................................................................  1

                                      146

                         INDEX TO FINANCIAL STATEMENTS





Financial Statements                                Page
-----------------------                           -------
Report of Independent Public Accountants            F-2
Statement of Operations                             F-3
Balance Sheet                                       F-4
Statement of Changes in Members' Equity             F-5
Statement of Cash Flows                             F-6
Notes to Financial Statements                       F-7

To the Member of Illinois Power
Securitization Limited Liability Company


September 15, 1998

                    REPORT OF INDEPENDENT ACCOUNTANTS

In our opinion, the accompanying balance sheet and the related statements of operations and changes in member's equity and of cash flows present fairly, in all material respects, the financial position of Illinois Power Securitization Limited Liability Company at September 11, 1998, and the results of its operations and its cash flows for the period from September 10, 1998 (date of inception) through September 11, 1998 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

                   ILLINOIS POWER SECURITIZATION
                     LIMITED LIABILITY COMPANY

                      STATEMENT OF OPERATIONS

 For the Period from September 10, 1998 (date of inception) to
 September 11, 1998


Revenues                                               $  --

Expenses                                               $  --
                                                      --------

Net Income (Loss)                                      $  --
                                                      --------
                                                      --------











The accompanying notes are an integral part of these financial statements.

                   ILLINOIS POWER SECURITIZATION
                     LIMITED LIABILITY COMPANY

                           BALANCE SHEET

                        September 11, 1998

                              Assets

Total Assets                                        $    --
                                                   ------------
                                                   ------------



                    Liabilities and Member's Equity

Member's Equity                                              $ 1,000
Less: Equity Contribution Due from Illinois Power Company     (1,000)
                                                             --------
     Total Liabilities and Member's Equity                   $  --
                                                             --------
                                                             --------





The accompanying notes are an integral part of these financial statements.

                    ILLINOIS POWER SECURITIZATION
                      LIMITED LIABILITY COMPANY

                STATEMENT OF CHANGES IN MEMBER'S EQUITY

   For the Period from September 10, 1998 (date of inception) to
   September 11, 1998


Member's Equity at Inception                                $   --

  Add: Contributed Equity                                     1,000
  Less: Equity Contribution Due from Illinois Power Company   1,000
                                                            --------
Member's Equity at End of Period                            $   --
                                                            --------
                                                            --------

The accompanying notes are an integral part of these financial statements.

                        ILLINOIS POWER SECURITIZATION
                          LIMITED LIABILITY COMPANY


                            STATEMENT OF CASH FLOWS

          For the Period from September 10, 1998 (date of inception) to September 11, 1998



Cash Flows from Operating Activities:
     Net Income (Loss)                                            $  --
                                                                  --------
          Net Cash Used in Operating Activities                   $  --
                                                                  --------


Cash Flows from Investing Activities:
     Equity Contribution in Illinois Power Special Purpose Trust  $  --
                                                                  --------
          Net Cash Used in Investing Activities                   $  --
                                                                  --------


Cash Flows from Financing Activities:
          Net Cash Provided by Financing Activities               $  --
                                                                  --------


Net Increase/(Decrease) in Cash                                   $  --
Cash at Inception                                                    --
                                                                  --------
Cash at End of Period                                             $  --
                                                                  --------
                                                                  --------

  The accompanying notes are an integral part of these financial statements.

                        ILLINOIS POWER SECURITIZATION
                          LIMITED LIABILITY COMPANY

                        NOTES TO FINANCIAL STATEMENTS



1.  BASIS OF PRESENTATION

    The financial statements include the accounts of Illinois Power Securitization Limited Liability Company (IPS), a special purpose
    Delaware limited liability company, whose sole member is Illinois Power Company (IP). IP, the principal subsidiary of Illinova Corporation (Illinova), is engaged in the production, purchase, transmission, distribution and sale of electricity to a diverse base of customers. IPS was formed on September 10, 1998, for the exclusive purposes of (i) initially owning the "intangible transition property" (described below),
    (ii) assigning all of its right, title and interest in the intangible transition property and the Intangible Transition Property Servicing Agreement (servicing agreement) to Illinois Power Special Purpose Trust (Trust) (described below) and (iii) entering into the servicing agreement with IP (the servicer) in respect to the intangible transition property. The Trust is a special purpose Delaware business trust which will issue Transitional Funding Trust Notes (Notes) secured by the intangible transition property to investors and will remit the proceeds to IPS in consideration for the transferring of its interest in the intangible transition property. IPS, in turn, will remit the net proceeds to IP in consideration for IP's actions in applying for and obtaining the Transitional Funding Order from the Illinois Commerce Commission (ICC) creating the intangible transition property in IPS. The Trust anticipates that the Notes will be issued sometime in the fourth quarter of 1998.

    IPS was organized solely to acquire, own, hold, administer, service or enter into agreements regarding the receipt and servicing of, intangible transition property, along with certain other related assets. The Trust will be organized with the sole purpose of limited business activities as are necessary or reasonably related to the issuance of the Notes. IPS and the Trust are structured and are to be operated in a manner such that even in the event of bankruptcy proceeds against IP, the assets of IPS and the Trust will not be consolidated into the bankruptcy estate of IP.

    The intangible transition property is the separate property right, as created under the Transition Funding Order issued by the ICC to IP on September 10, 1998, including, without limitation, the right, title and interest to impose and collect instrument funding charges (IFC). IFC's are non-bypassable, usage-based, per kilowatt-hour charges to be imposed on designated consumers of electricity.

                         ILLINOIS POWER SECURITIZATION
                           LIMITED LIABILITY COMPANY

                   NOTES TO FINANCIAL STATEMENTS (Continued)



2.  SUMMARY OF ACCOUNTING POLICIES

         (a)    GENERAL

                IPS follows the accrual method of accounting. IPS will pay its own operating expenses and liabilities from its own separate assets. Administrative and general expenses incurred by IP on behalf of IPS will be reimbursed by IPS in accordance with the Administration Agreement approved by the ICC.

         (b)    RESIDUAL INTEREST IN THE TRUST

                Certain proceeds derived from the sale of the Notes will be retained for the benefit of the Trust in a Capital Subaccount. IPS will have the residual interest in the Trust.

         (c)    INCOME TAXES

                As a limited liability company, the member intends for IPS to be treated as a partnership for tax purposes. Income and losses are passed through to the member and, accordingly, there is no provision for income taxes.

         (d)    Use of Estimates

                The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.  SIGNIFICANT AGREEMENTS AND RELATED PARTY TRANSACTIONS

    Notwithstanding the non-recourse nature of the transactions, IP (individually, as Servicer or otherwise) will be required under the transaction documents (i) to make certain representations and warranties with respect to, among other things, the validity of IPS and its assignees' title to the intangible transition property and (ii) to observe certain covenants for the benefit of IPS and its assignees. IP will also be required to indemnify IPS and its assignees against any breaches of such representations, warranties and covenants and to protect such parties against certain other losses, which result from actions or inactions of IP.

                         ILLINOIS POWER SECURITIZATION
                           LIMITED LIABILITY COMPANY

                   NOTES TO FINANCIAL STATEMENTS (Concluded)


IP will act as the initial servicer (in such capacity, together with any successor-in-interest, the "Servicer") for IPS under the transaction documents. IPS rights under the Servicing Agreement will be assigned to the Trust. The transaction documents will contain provisions allowing the Servicer to be replaced under limited circumstances. The Servicer will be paid a servicing fee in consideration for billing and collecting the IFCs on behalf of the Trust, calculating the reconciliation and true-up adjustments and performing related services. Such servicing fees shall be paid to the Servicer from the IFC collections.

                                    PART II

                      INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.          OTHER EXPENSES OF INSURANCE AND DISTRIBUTION.

                  Securities and Exchange Commission filing fee............................................... $295
                  Blue sky fees and expenses..................................................................   *
                  Printing and engraving expenses.............................................................   *
                  Accountants' fees and expenses..............................................................   *
                  Trustees' fees and expenses.................................................................   *
                  Legal fees and expenses.....................................................................   *
                  Rating Agency fees..........................................................................   *
                  Miscellaneous fees and expenses.............................................................   *
                                                                                                              ----
                                    Total....................................................................  $ *
                                                                                                              ----
                                                                                                              ----

-----------------
All of the fees, costs and expenses set forth above will be paid by the Trust. *To be provided by amendment.

ITEM 15.          INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Title 12, Section 3817 of the Delaware Code (the "Delaware Act") provides that subject to such standards and restrictions, if any, as are set forth in its governing instrument, a Delaware Business Trust may and has the power to indemnify and hold harmless any trustee or beneficial owner or other person from and against any and all claims and demands. The Delaware Act also provides that the absence of a provision for indemnity in the governing instrument of a business trust shall not be construed to deprive any trustee or beneficial owner or other person of any right to indemnity which is otherwise available to such person under the laws of the State of Delaware.

         Section 6.07 of the Indenture provides that the Trust shall indemnify the Indenture Trustee and its officers, directors, employees and agents against any loss, liability or expense incurred by it in connection with the administration of the trust and the performance of its duties under the Indenture, except for any loss, liability or expense incurred as a result of the Indenture Trustee's own willful misconduct, negligence or bad faith.

         Section 18-108 of the Delaware Limited Liability Company Act provides that subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may and has the power to indemnify and hold harmless any member or other person from and against any and all claims and demands whatsoever. Section 10.1 of the Limited Liability Company Agreement of the Grantee provides that the Grantee shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Grantee) by reason of the fact that he is or was a manager, officer, employee or agent of the Grantee, or is or was serving at the request of the Grantee as a manager, director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Grantee, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Under Section 8.75 of the Illinois Business Corporation Act of 1983 (the "BCA"), Illinois Power Company ("Illinois Power") is empowered, subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding to which such person is made a party or threatened to be made a party by reason of his being or having been a director, officer, employee or agent of Illinois Power, or serving or having served at the request of Illinois Power as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Section 8.75 of the BCA further provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested director, officer, employee or agent of Illinois Power who has ceased to serve in such capacity, and shall inure to the benefit of the heirs, executors and administrators of such a person.

         The By-Laws of Illinois Power provide, in substance, that Illinois Power shall indemnify any person against expense (including attorney's fees), judgments, fines and amount paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which such person is made a party or threatened to be made a party by reason of his being or having been a director, officer, employee, trustee or fiduciary of Illinois Power, or serving or having served at the request of Illinois Power in one or more of the foregoing capacities with another corporation, partnership, joint venture, trust or other enterprise. The indemnification is not exclusive of other rights and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his heirs, executors and administrators. In addition, Illinois Power's Amended and Restated Articles of Incorporation provide indemnification protection to the full extent permitted by the BCA and further provide that a director of Illinois Power shall not be personally liable to Illinois Power or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to Illinois Power or its shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 8.65 of the BCA or (iv) for any transaction from which the director derived an improper benefit.

         Illinois Power presently has an insurance policy which, among other things, includes liability insurance coverage for officers and directors under which officers and directors are covered against any "losses" arising from any claim or claims made against them by reason of any "wrongful act" in their respective capacities of directors or officers. "Loss" is specifically defined to exclude fines and penalties as well as matters deemed uninsurable under the law pursuant to which the insurance policy shall be construed. The policy also contains other specific exclusions, including illegally obtained personal profit or advantages, and dishonesty. The policy also provides for reimbursement to Illinois Power, subject to certain deductibles, for loss incurred by having indemnified officers or directors as authorized by state statute, Illinois Power's By-Laws or any other agreement.

         The indemnification provided by the Delaware Code, the Delaware Limited Liability Company Act, the Grantee's Limited Liability Company Agreement and the Indenture is not exclusive of any other rights to which the Delaware Trustee, the Indenture Trustee, the members and managers of the Grantee, the officers and directors of Illinois Power and any beneficial owner of the Trust may be entitled.


ITEM 16.          EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

         (a)      EXHIBITS.

                           EXHIBIT
                           NUMBER                             EXHIBIT DESCRIPTION
                          --------                            -------------------
                           *1.1                      Form of Underwriting Agreement.

                            3.1                      Certificate of Formation of the Registrant.

                            3.2                      Limited Liability Company Agreement of the
                                                     Registrant.

                            4.1                      Form of Trust Agreement.

                            4.2                      Form of Transitional Funding Trust Note.

                            4.3                      Form of Indenture.

                           *5.1                      Opinion of Schiff Hardin & Waite.

                           10.1                      Form of Sale Agreement.

                           10.2                      Form of Grant Agreement.

                           10.3                      Form of Servicing Agreement.

                           10.4                      Form of Administration Agreement.

                          *23.1                      Consent of Schiff Hardin & Waite (included in Exhibit
                                                     5.1).

                           23.2                      Consent of PricewaterhouseCoopers LLP.

                           25                        Form T-1.

                           99.1                      Application for Transitional Funding Order.

                           99.2                      Transitional Funding Order.

                  * To be filed by amendment.

ITEM 17.  UNDERTAKINGS.

         The Registrant, on behalf of the Illinois Power Special Purpose Trust (the "Trust") hereby undertakes as follows:

         (a)(1) To do, or, pursuant to the Administration Agreement to cause Illinois Power Company (the "Administrator") to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement); and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

         (3) To remove, or to cause the Administrator to remove, from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Trust's annual report pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934), with respect to the Trust that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities to be offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the Delaware Trustee, the Indenture Trustee, the managers and members of the Grantee and the directors and officers of the Administrator pursuant to the provisions described in
Item 15 above, or otherwise, the Registrant, the Grantee and the Administrator have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Delaware Trustee, Indenture Trustee, the managers or members of the Grantee, or the directors or officers of the Administrator in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of each issue.

         (d) That, for purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(i) or (4) or 497(h) under the Securities Act of 1933, as amended, shall be deemed to be part of this Registration Statement as of the time it was declared effective.

         (e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended, in accordance with the rules and regulations prescribed by the Commission under
Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Decatur, State of Illinois, on this 15th day of September, 1998.

                                      ILLINOIS POWER SECURITIZATION
                                      LIMITED LIABILITY COMPANY

                                      By:   ILLINOIS POWER COMPANY

                                               Its: Sole Member

                                               By: /S/ Robert A. Schultz
                                                  -------------------------

                                                  Robert A. Schultz, Vice
                                                  President-Finance

                                 EXHIBIT INDEX

                                                                                        SEQUENTIAL
         EXHIBIT                                                                            PAGE
         NUMBER                     EXHIBIT DESCRIPTION                                    NUMBER
         -------                    -------------------                                 -----------
        *1.1      Form of Underwriting Agreement.

         3.1      Certificate of Formation of the Registrant.

         3.2      Limited Liability Company Agreement of the Registrant.

         4.1      Form of Trust Agreement.

         4.2      Form of Transitional Funding Trust Note.

         4.3      Form of Indenture.

        *5.1      Opinion of Schiff Hardin & Waite.

        10.1      Form of Sale Agreement.

        10.2      Form of Grant Agreement.

        10.3      Form of Servicing Agreement.

        10.4      Form of Administration Agreement.

       *23.1      Consent of Schiff Hardin & Waite (included in Exhibit 5.1).

        23.2      Consent of PricewaterhouseCoopers LLP.

        25        Form T-1.

        99.1      Application for Transitional Funding Order.

        99.2      Transitional Funding Order.

*To be filed by amendment.